 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1996
                                                      REGISTRATION NO. 333-3222
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                      POST-EFFECTIVE AMENDMENT NO. 2
                                    TO THE

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                      DEAN WITTER SPECTRUM STRATEGIC L.P.
                      DEAN WITTER SPECTRUM TECHNICAL L.P.
                      DEAN WITTER SPECTRUM BALANCED L.P.
     (Exact name of registrants as specified in their Limited Partnership
                                  Agreements)

        DELAWARE                  6793                     13-3782225
                                                           13-3782231
(State of organization)    (Primary Standard               13-3782232
                               Industrial                (IRS Employer
                          Classification Code       Identification Numbers)
                                Number)

                      TWO WORLD TRADE CENTER, 62ND FLOOR
                           NEW YORK, NEW YORK 10048
                                (212) 392-5453
    (Address, including zip code and telephone number, including area code, of registrants' principal executive offices)

                                MARK J. HAWLEY
                        DEMETER MANAGEMENT CORPORATION
                      TWO WORLD TRADE CENTER, 62ND FLOOR
                           NEW YORK, NEW YORK 10048
                                (212) 392-8899
           (Name, address, including zip code and telephone number,
                  including area code, of agent for service)

                         COPIES OF COMMUNICATIONS TO:
        EDWIN L. LYON, ESQ.                  C. ROBERT PAUL, III, ESQ.
   CADWALADER, WICKERSHAM & TAFT             DEAN WITTER REYNOLDS INC.
  1333 NEW HAMPSHIRE AVENUE, N.W.               130 LIBERTY STREET
       WASHINGTON, D.C. 20036                NEW YORK, NEW YORK 10006
           (202) 862-2200                         (212) 392-7791

                                ---------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

  The Registrants hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

  Pursuant to Rule 429 of the Securities Act of 1933, the prospectus which is a part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by Registration Statement Nos. 33-80146 and 333-00494 previously filed by the Registrants. This Registration Statement, which relates to 27,569,346.328 Units of Limited Partnership Interest, constitutes Post-Effective Amendment No. 8 to Registration Statement No. 33-80146 and Post-Effective Amendment No. 4 to Registration Statement 333-00494.
================================================================================

                          DEAN WITTER SPECTRUM SERIES

                             CROSS REFERENCE SHEET

 ITEM                                                                    LOCATION IN
 NO.                   REGISTRATION ITEM                                 PROSPECTUS
 ----                  -----------------                                 -----------
  1.   Forepart of the Registration Statement and Outside
       Front Cover Page of Prospectus.................... Facing Page; Front Cover Pages.
  2.   Inside Front and Outside Back Cover Pages of
       Prospectus........................................ Inside Front Cover Page; Table of
  3.   Summary Information, Risk Factors, and Ratio of    Contents.
       Earnings to Fixed Charges......................... Summary of the Prospectus; The Spectrum
                                                          Series; Description of Charges to Each
                                                          Partnership; Risk Factors; Investment
                                                          Program, Use of Proceeds and Trading
                                                          Policies; The General Partner; The
                                                          Commodity Broker.
  4.   Use of Proceeds................................... Investment Program, Use of Proceeds and
                                                          Trading Policies
  5.   Determination of Offering Price................... Plan of Distribution.
  6.   Dilution.......................................... Not Applicable.
  7.   Selling Security Holders.......................... Not Applicable.
  8.   Plan of Distribution.............................. Plan of Distribution.
  9.   Description of Securities to be Registered........ The Limited Partnership Agreements.
 10.   Interests of Named Experts and Counsel............ Not Applicable.
 11.   Information with Respect to the Registrant
       (a) Description of Business....................... Summary of the Prospectus; Risk Factors;
                                                          The Spectrum Series; The Trading
                                                          Managers; The Futures, Options and
                                                          Forwards Markets; The Limited
                                                          Partnership Agreements.
       (b) Description of Property....................... Not Applicable.
       (c) Legal Proceedings............................. Certain Litigation; The Trading
                                                          Managers; The General Partner; The
                                                          Commodity Broker.
       (d) Market Price of and Dividends on the
           Registrant's Common Equity and Related
           Stockholder Matters........................... Risk Factors.
       (e) Financial Statements.......................... Independent Auditors' Report.
       (f) Selected Financial Data....................... Selected Financial Data.
       (g) Supplementary Financial Information........... Selected Financial Data.
       (h) Management's Discussion and Analysis of
           Financial Condition and Results of Operations. Management's Discussion and Analysis of
                                                          Financial Condition and Results of
                                                          Operations; The General Partner.
       (i) Disagreements with Accountants on Accounting
           and Financial Disclosure...................... Not Applicable.
       (j) Directors and Executive Officers.............. The General Partner.
       (k) Executive Compensation........................ Summary of the Prospectus; Conflicts of
                                                          Interest; Risk Factors; Fiduciary
                                                          Responsibility; The Trading Managers;
                                                          The General Partner; The Commodity
                                                          Broker.
       (l) Security Ownership of Certain Beneficial
           Owners and Management......................... Capitalization; The General Partner;
                                                          Appendix A-I, The Initial Trading
                                                          Managers; Independent Auditors' Reports.
       (m) Certain Relationships and Related
          Transactions................................... Summary of the Prospectus; Conflicts of
                                                          Interest; Fiduciary Responsibility;
                                                          Description of Charges to Each
                                                          Partnership; Risk Factors; The Trading
                                                          Managers; The General Partner; The
                                                          Commodity Broker.
 12.   Disclosure of Commission Position on
       Indemnification for Securities Act Liabilities.... Fiduciary Responsibility.

               SUBJECT TO COMPLETION, DATED OCTOBER 9, 1996
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                      DEAN WITTER SPECTRUM STRATEGIC L.P.
                      DEAN WITTER SPECTRUM TECHNICAL L.P.
                       DEAN WITTER SPECTRUM BALANCED L.P.

                                  ----------

                                   SUPPLEMENT
                                 TO PROSPECTUS
                              DATED APRIL 30, 1996

THIS SUPPLEMENT IS AN INTEGRAL PART OF, AND MUST BE READ TOGETHER WITH, THE PROSPECTUS DATED APRIL 30, 1996 (THE "PROSPECTUS"). ALL CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED HEREIN SHALL HAVE THE SAME MEANINGS AS USED IN THE PROSPECTUS. ALL PAGE AND SECTION REFERENCES HEREIN ARE TO THE PROSPECTUS, EXCEPT REFERENCES TO PAGES PRECEDED BY AN "S-", WHICH ARE TO THIS SUPPLEMENT.

THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY A PERSON WHO CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT. SEE "SUMMARY OF THE PROSPECTUS--INVESTMENT REQUIREMENTS" (PAGE 1), "RISK FACTORS" (PAGE 13), AND "CONFLICTS OF INTEREST" (PAGE 19).

  The Partnerships are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and are not subject to regulation thereunder.

  An investment in the Partnerships involves significant risks, including the following:
  . Futures interests trading is speculative and volatile. The Partnerships' trading has been volatile. Such volatility could result in an investor losing all or a substantial part of his investment.
  . The Partnerships are subject to substantial charges by the trading managers and DWR. Spectrum Strategic, Spectrum Technical and Spectrum Balanced must earn annual net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 8.25%, 8.25% and 1.75%, respectively, of their average annual Net Assets in order to avoid depletion or exhaustion of their assets. Investors should see "Break Even Analysis" on page S-1 for the effect of redemption charges which are not included in the above figures.

  . No secondary market for Units exists. Units may be redeemed monthly only after the end of the sixth month following the closing at which an investor first became a Limited Partner in the Spectrum Series. A Unit redeemed at or prior to the two year anniversary following the closing at which such Unit was issued may be subject to redemption charges. Certain market conditions may result in possible delays in, or inability to pay, redemptions.
  . Conflicts of interest between and among the General Partner, DWR, the trading managers, their affiliates, and each Partnership may adversely affect the trading performance of such Partnership. See "Conflicts in Interest" in the Prospectus.
  . Each Partnership's profitability is largely dependent on the collective performance of its trading managers.
  . While the General Partner does not intend to make any distributions, profits earned by a Partnership in any year will result in taxable income to investors.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF THE PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                                  ----------

                           DEAN WITTER REYNOLDS INC.

             THE DATE OF THIS SUPPLEMENT IS OCTOBER   , 1996.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Description of Charges to Each Partnership................................   S-1
Investment Program, Use of Proceeds and Trading Policies..................   S-2
The Spectrum Series.......................................................   S-2
Selected Financial Data...................................................   S-6
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   S-6
The General Partner.......................................................  S-11
 Description and Performance Information of Commodity Pools Operated by
  the General Partner.....................................................  S-11
The Trading Managers......................................................  S-18
 Dean Witter Spectrum Strategic L.P. .....................................  S-18
  1. Blenheim Investments, Inc. ..........................................  S-18
  2. A. Gary Shilling & Co., Inc. ........................................  S-19
  3. Willowbridge Associates Inc. ........................................  S-20
 Dean Witter Spectrum Technical L.P. .....................................  S-24
  1. Campbell & Company, Inc. ............................................  S-24
  2. Chesapeake Capital Corporation.......................................  S-26
  3. John W. Henry & Company, Inc. .......................................  S-29
 Dean Witter Spectrum Balanced L.P. ......................................  S-36
  RXR, Inc. ..............................................................  S-36
Certain Litigation........................................................  S-40
The Futures, Options and Forwards Markets.................................  S-40
Plan of Distribution......................................................  S-40
Potential Advantages......................................................  S-40
Dean Witter Spectrum Balanced L.P.
Dean Witter Spectrum Strategic L.P.
Dean Witter Spectrum Technical L.P.
 Independent Auditors' Report ............................................  S-44
 Statements of Financial Condition .......................................  S-45
 Statements of Operations ................................................  S-48
 Statements of Changes in Partners' Capital ..............................  S-51
 Statements of Cash Flows ................................................  S-53
 Notes to Financial Statements ...........................................  S-56
Demeter Management Corporation
 Independent Auditors' Report.............................................  S-61
 Statements of Financial Condition .......................................  S-62
 Notes to Statements of Financial Condition ..............................  S-63

   THE FOLLOWING INFORMATION SUPPLEMENTS, OR, IN CERTAIN INSTANCES, REPLACES PORTIONS OF, THE PROSPECTUS, AND ACCORDINGLY MUST BE READ AS AN INTEGRAL PART
                              OF THE PROSPECTUS.

                  DESCRIPTION OF CHARGES TO EACH PARTNERSHIP

  THE FOLLOWING SUPPLEMENTS THE INFORMATION UNDER "SUMMARY OF THE PROSPECTUS-- DESCRIPTION OF CHARGES TO EACH PARTNERSHIP" ON PAGES 5-7 AND "DESCRIPTION OF CHARGES TO EACH PARTNERSHIP" ON PAGES 23-28.

  Effective September 1, 1996, the flat-rate brokerage fee payable to the Commodity Broker was reduced to a rate of 33/48 of 1% of the Net Assets (an 8.25% annual rate) as of the first day of the month with regard to each of Spectrum Strategic and Spectrum Technical, and to a rate of 11/24 of 1% of the Net Assets (a 5.50% annual rate) as of the first day of the month with regard to Spectrum Balanced.

  THE FOLLOWING UPDATES THE BREAK EVEN INFORMATION UNDER "SUMMARY OF THE PROSPECTUS--THE DEAN WITTER SPECTRUM SERIES" ON PAGES 2-7, AND UPDATES AND REPLACES "DESCRIPTION OF CHARGES TO EACH PARTNERSHIP--3. BREAK EVEN ANALYSIS" ON PAGES 27-28 TO REFLECT A CURRENT SELLING PRICE AND REDUCED BROKERAGE FEES.

3. BREAK EVEN ANALYSIS

  Based upon the annual fees and expenses of Spectrum Strategic, Spectrum Technical and Spectrum Balanced that are in effect as of September 1, 1996, the Partnerships will be required to earn net trading profits (after taking into account estimated interest income) of 11.34%, 11.36% and 4.96%, respectively, per year of average annual Net Assets in order for a Limited Partner to break-even (earning profits sufficient to pay the redemption charge and to recoup its initial investment) upon redemption after one year.

  Based upon the selling price as of August 31, 1996, Spectrum Strategic, Spectrum Technical and Spectrum Balanced must earn net trading profits of $1.11, $1.28 and $.54 per Unit, respectively, in order for a Limited Partner to break even (earning profits sufficient to recoup its initial investment upon redemption of a Unit after one year after payment by the Partnership of its expenses and payment of the 3% redemption charge (as calculated below)).

                                                   SPECTRUM  SPECTRUM  SPECTRUM
                                                   STRATEGIC TECHNICAL BALANCED
                                                   --------- --------- --------
                                                       $         $        $
Selling Price per Unit (as of 8/31/96)(1).........    9.79     11.27    10.88
Management Fee(2).................................     .39       .45      .14
Brokerage Fee(3)..................................     .81       .93      .60
Less: Interest Income(4)..........................    (.39)     (.45)    (.54)
Redemption Fee(5).................................     .30       .35      .34
Incentive Fee(6)..................................     --        --       --
Amount of Trading Income Required for a Limited
 Partner to Recoup its
 Investment at the End of One Year................    1.11      1.28      .54
Percentage of Initial Selling Price...............   11.34%    11.36%    4.96%

-------
Notes

(1) Units of each Partnership are offered for sale at monthly closings held as of the last day of each month at a purchase price equal to 100% of the Net Asset Value of the Unit at the close of business as of the date of the closing.
(2) In the case of Spectrum Strategic and Spectrum Technical, monthly management fees are equal to 1/3 of 1% of the Net Assets allocated to each trading manager on the first day of each month (a 4% annual rate). In the case of Spectrum Balanced, the monthly management fee is equal to 5/48 of 1% of the Partnership's Net Assets on the first day of each month (a 1.25% annual rate).
(3) Effective September 1, 1996, the brokerage fee in the case of Spectrum Strategic and Spectrum Technical is a flat-rate monthly fee of 33/48 of 1% of the Net Assets (an 8.25% annual rate) as of the first day of the month. The brokerage fee in the case of Spectrum Balanced is a flat-rate monthly fee of 11/24 of 1% of the Net Assets (a 5.50% annual rate) as of the first day of the month. Such fee covers all brokerage commissions, transaction fees and costs (including "give up" and transfer fees) and ordinary administrative and continuing offering expenses. For purposes of the above table, brokerage fees were based on the new reduced rates.

(4) DWR credits each Partnership at month-end with interest income as if 80%, in the case of Spectrum Strategic and Spectrum Technical, and 100%, in the case of Spectrum Balanced, of such Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury Bills. Such rate was estimated based upon current rates of 5%.
(5) Units redeemed at the end of one year from the date of purchase are subject to a 3% redemption charge.
(6) Incentive fees are assumed to be zero because (i) interest income is greater than the redemption fee and (ii) each trading manager's trading profits equal expenses.

           INVESTMENT PROGRAM, USE OF PROCEEDS AND TRADING POLICIES

  THE FOLLOWING SUPPLEMENTS THE INFORMATION CONTAINED IN THE FIRST PARAGRAPH ON PAGE 29.

  The Partnerships may each trade up to 75 different types of futures interests, on both domestic and foreign markets, and may trade additional futures interests as determined by the trading managers. The Partnerships trade on the following foreign futures exchanges: the Deutsche Terminborse, the Hong Kong Futures Exchange Ltd., the International Petroleum Exchange of London, the London Commodity Exchange, the London International Financial Futures Exchange Ltd., the London Metals Exchange, the Marche a Terme International de France, the MEFF Renta Fija, the Montreal Exchange, the Sydney Futures Exchange, the Singapore International Monetary Exchange, the Tokyo International Futures Exchange and the Tokyo Stock Exchange. From time to time the Partnerships may trade on other foreign exchanges.

  THE FOLLOWING SUPPLEMENTS THE INFORMATION UNDER "SPECTRUM STRATEGIC," "SPECTRUM TECHNICAL," AND "SPECTRUM BALANCED" ON PAGES 31-32 AS REGARDS ASSETS MANAGED BY THE TRADING MANAGERS:

  As of July 31, 1996, Blenheim and Shilling & Co. were managing approximately $73.6 million and $20.2 million, respectively, of client assets pursuant to the trading strategies described in the Prospectus ("notional funds" excluded), while Willowbridge was managing approximately $212.0 million of assets pursuant to its XLIM trading program and approximately $246.8 million of client assets pursuant to its other programs ("notional funds" excluded).

  As of July 31, 1996, Campbell was managing approximately $355.3 million of client assets pursuant to its Financial, Metal & Energy Large Portfolio and approximately $427.6 million pursuant to all of its programs; Chesapeake was managing approximately $712.5 million of customer funds pursuant to its Diversified Program, approximately $27.2 million of client assets pursuant to its Financial and Metals Program, and approximately $758.6 million of client assets pursuant to all of its programs ("notional funds" excluded in all cases); and JWH was managing approximately $146.0 million of client assets pursuant to its Original Investment Program, approximately $922.7 million of client assets pursuant to its Financial and Metals Portfolio, and approximately $1.5 billion pursuant to all of its portfolios.

  As of July 31, 1996, RXR was managing approximately $192.5 million of client assets pursuant to its Balanced Portfolio, and approximately $206.3 million pursuant to all of its programs ("notional funds" excluded).

                              THE SPECTRUM SERIES

  THE FOLLOWING UPDATES AND REPLACES THE SECOND PARAGRAPH UNDER "THE SPECTRUM SERIES--THE CONTINUING OFFERING" ON PAGE 35.

  At the 23 Monthly Closings held by the General Partner and DWR through September 1, 1996, Spectrum Strategic had sold an additional 3,847,758.206 Units and received proceeds of $36,833,470; Spectrum Technical had sold an additional 7,230,602.131 Units and received proceeds of $51,194,483; and Spectrum Balanced had sold an additional 1,557,207.64 Units and received proceeds of $15,941,591. In connection with such Monthly Closings, the General Partner contributed an additional $347,000 to Spectrum Strategic, $553,000 to Spectrum Technical, and $90,000 to Spectrum Balanced. See "Capitalization." At the close of business on September 1, 1996, Spectrum Strategic had approximately 6,746 Limited Partners of record, Spectrum Technical had approximately 11,183 Limited Partners of record and Spectrum Balanced had approximately 3,100 Limited Partners of record. At the close of business on September 1, 1996, Spectrum Strategic had 7,183,383.651 unsold Units, Spectrum Technical had 11,410,442.747 unsold Units, and Spectrum Balanced had 5,585,566.425 unsold Units. The General Partner, in its discretion, may register and sell additional Units from time to time.

  THE FOLLOWING UPDATES AND REPLACES THE PERFORMANCE INFORMATION CONTAINED ON PAGES 36-38. THE FOOTNOTES ON PAGE 38 ARE AN INTEGRAL PART OF THE FOLLOWING TABLES.

PERFORMANCE RECORDS

  The Partnerships began trading on November 2, 1994. The performance summary of each such Partnership from the commencement of trading through August 31, 1996 is set forth in Tables I, II and III below. All performance information has been calculated on an accrual basis in accordance with generally accepted accounting principles.

                                ---------------

INVESTORS ARE CAUTIONED THAT THE INFORMATION SET FORTH IN EACH CAPSULE PERFORMANCE SUMMARY IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY SPECTRUM STRATEGIC, SPECTRUM TECHNICAL AND SPECTRUM BALANCED, RESPECTIVELY, IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT ANY PARTNERSHIP WILL MAKE ANY PROFITS AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM FUTURES INTEREST TRADING.

                                                                         TABLE I

                       PERFORMANCE OF SPECTRUM STRATEGIC

     Type of Pool: Publicly-Offered Fund
     Inception of Trading: November 2, 1994

     Aggregate Subscriptions: $46,553,511

     Current Capitalization: $41,499,528

     Current Net Asset Value per Unit: $9.79
     Worst Monthly % Drawdown (Month/Year): (10.29)%
     (February 1996)

     Worst Month-End Peak-to-Valley Drawdown: (15.60)% (6 months, February 1996-July 1996)

                                               MONTHLY PERFORMANCE
                                        --------------------------------------------
            MONTH                         1996             1995              1994
            -----                         ----             ----              ----
                                            %                %                %
            January                         3.71           (3.50)
            February                      (10.29)           1.45
            March                          (0.97)           7.86
            April                           6.08            0.00
            May                            (3.05)          (0.66)
            June                           (2.86)          (6.38)
            July                           (4.91)          (0.81)
            August                          1.14            4.00
            September                                      (0.39)
            October                                         0.30
            November                                        2.76             0.10
            December                                        6.24             0.00
            Compound Annual/Period        (11.48)          10.49             0.10
             Rate of Return             (8 months)                        (2 months)


                                                                        TABLE II

                       PERFORMANCE OF SPECTRUM TECHNICAL

     Type of Pool: Publicly-Offered Fund
     Inception of Trading: November 2, 1994

     Aggregate Subscriptions: $89,279,007

     Current Capitalization: $86,217,712

     Current Net Asset Value per Unit: $11.27
     Worst Monthly % Drawdown (Month/Year): (6.39)%
                (February 1996)

     Worst Month-End Peak-to-Valley Drawdown: (7.41)% (5 months, June 1995-
                October 1995)

                                               MONTHLY PERFORMANCE
                                        --------------------------------------------
            MONTH                         1996             1995              1994
            -----                         ----             ----              ----
                                            %                %                %
            January                        4.78            (1.84)
            February                      (6.39)            5.10
            March                          1.24            10.21
            April                          4.82             3.60
            May                           (3.84)            0.69
            June                           3.21            (1.12)
            July                          (4.80)           (2.44)
            August                        (0.35)           (0.63)
            September                                      (3.33)
            October                                        (0.09)
            November                                        0.93            (0.90)
            December                                        6.09            (1.31)
            Compound Annual/Period        (2.00)           17.59            (2.20)
             Rate of Return             (8 months)                        (2 months)

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       TABLE III

                        PERFORMANCE OF SPECTRUM BALANCED

           Type of Pool: Publicly-Offered Fund
           Inception of Trading: November 2, 1984

           Aggregate Subscriptions: $19,863,977

           Current Capitalization: $18,635,097
           Current Net Asset Value per Unit: $10.88
           Worst Monthly % Drawdown (Month/Year): (7.92)% (February
                       1996)
           Worst Month-End Peak-to-Valley Drawdown: (10.64)% (4 months,
                       February 1996-May 1996)

                                               MONTHLY PERFORMANCE
                                        --------------------------------------------
            MONTH                         1996             1995             1994
            -----                         ----             ----             ----
                                            %                %                %
            January                       0.41              1.32
            February                      (7.92)            4.62
            March                         (1.08)            2.88
            April                          1.27             2.15
            May                           (3.13)            4.38
            June                           0.46             0.79
            July                           0.83            (1.39)
            August                        (0.82)           (1.41)
            September                                       1.61
            October                                         0.26
            November                                        2.72           (0.50)
            December                                        2.99           (1.21)
            Compound Annual/Period        (9.86)           22.79           (1.70)
             Rate of Return             (8 months)                        (2 months)



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                            SELECTED FINANCIAL DATA

  The following are the results of operations of Spectrum Strategic, Spectrum Technical and Spectrum Balanced for the six months ended June 30, 1996 and 1995. Results of operations for the year ended December 31, 1995 and for the period from November 2, 1994 (commencement of operations) to December 31, 1994 appear under "Selected Financial Data" on pages 39-40. For the complete financial statements of all the Partnerships, see pages S-44 - S-60. For performance information with respect to each Partnership, see "The Spectrum Series--Performance Records" on pages S-3 - S-5.

                                                  DEAN WITTER SPECTRUM
                         ---------------------------------------------------------------------------
                             STRATEGIC L.P.            TECHNICAL L.P.            BALANCED L.P
                         ------------------------  ------------------------ ------------------------
                           FOR THE SIX MONTHS        FOR THE SIX MONTHS       FOR THE SIX MONTHS
                             ENDED JUNE 30,            ENDED JUNE 30,           ENDED JUNE 30,
                         ------------------------  ------------------------ ------------------------
                            1996         1995         1996         1995        1996         1995
                         -----------  -----------  -----------  ----------- -----------  -----------
                              $            $            $            $           $            $
                         (UNAUDITED)  (UNAUDITED)  (UNAUDITED)  (UNAUDITED) (UNAUDITED)  (UNAUDITED)
REVENUES
Trading Profit (Loss):
 Realized                    (65,275)     766,814    6,081,909    4,706,695  (1,190,031)     893,810
 Net change in
  unrealized                (902,079)    (407,543)    (586,355)     154,964    (226,960)     161,952
                         -----------  -----------  -----------  ----------- -----------  -----------
 Total Trading Results      (967,354)     359,271    5,495,554    4,861,659  (1,416,990)   1,055,762
Interest income (DWR)        720,784      343,248    1,374,738      470,963     401,024      152,706
                         -----------  -----------  -----------  ----------- -----------  -----------
 Total Revenues             (246,570)     702,519    6,870,292    5,332,622  (1,015,967)   1,208,468
                         -----------  -----------  -----------  ----------- -----------  -----------
EXPENSES
Brokerage commissions
 (DWR)                     1,584,267      716,675    3,055,877    1,015,387     494,446      170,162
Management fees              724,237      327,623    1,396,972      464,177     103,010       35,450
Incentive fees               396,899      238,386       12,659      600,504         --       111,283
                         -----------  -----------  -----------  ----------- -----------  -----------
 Total Expenses            2,705,403    1,282,684    4,465,508    2,080,068     597,456      316,895
                         -----------  -----------  -----------  ----------- -----------  -----------
NET INCOME (LOSS)         (2,951,973)    (580,165)   2,404,784    3,252,554  (1,613,423)     891,573
                         ===========  ===========  ===========  =========== ===========  ===========
Net Income (Loss)
 Allocation:
Limited Partners          (2,922,871)    (560,292)   2,379,896    3,226,771  (1,596,720)     874,955
General Partner              (29,102)     (19,873)      24,888       25,783     (16,703)      16,618
Net Income (Loss) per Unit:
Limited Partners                (.88)        (.18)         .38         1.69       (1.19)        1.69
General Partner                 (.88)        (.18)         .38         1.69       (1.19)        1.69
TOTAL ASSETS AT END OF
 PERIOD                   42,174,523   21,583,094   87,471,276   39,334,436  18,853,652    9,194,871
TOTAL NET ASSETS AT END
 OF PERIOD                41,356,862   21,261,455   85,989,148   38,862,078  18,397,602    9,123,235
NET ASSET VALUE PER
 UNIT AT END OF PERIOD
Limited Partners               10.18         9.83        11.88        11.47       10.88        11.52
General Partner                10.18         9.83        11.88        11.47       10.88        11.52

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

  THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION UNDER THE SUBCAPTION "RESULTS OF OPERATIONS" ON PAGES 41-44.

  Results of Operations. During the first six months of 1996, Spectrum Strategic posted a loss in Net Asset Value per Unit. Significant losses were recorded during February as a result of sharp and sudden price movement in many of the markets traded by Spectrum Strategic. As a result, losses were recorded in financial futures from trading global interest rate futures. In the currency markets, losses were recorded as the downward move in the value of the Japanese yen and most European currencies, which had resulted in significant gains during January, abruptly reversed. Additional losses were recorded during February in the energy markets due primarily from trading crude oil futures. Smaller losses were recorded in the soft commodities markets during the first quarter due to short-term choppy price movement. In March, gains were recorded from transactions involving the Australian dollar and Japanese yen. Additionally, gains were recorded in the agricultural markets from long corn futures positions as prices moved higher during the first quarter. Smaller gains were recorded from trading hog, soybean and wheat futures. While gains were experienced in the metals markets from trading silver futures during January, significant losses were recorded in the metals markets as both precious and base metals prices moved in a short-term volatile pattern throughout the second quarter. Additional losses were recorded in global financial futures trading as prices in these markets moved without consistent direction between April and June. Trading losses were also recorded in the energy markets as a result of losses in crude oil futures during May and June, as well as in natural and unleaded gas futures during April. A majority of these losses was offset by gains experienced during April from long corn and wheat futures positions as prices in these markets increased. Additional gains were recorded during April as the value of the German mark and Swiss franc moved lower relative to the U.S. dollar and other world currencies. Small currency gains were recorded in June from short positions in the Japanese yen. Losses in May from transactions involving the German mark offset a portion of overall currency gains for the second quarter. In soft commodities, trading gains in cocoa futures during April and May, and in sugar futures during May and June, more than offset losses experienced in cotton trading during May.

  During the first six months of 1996, Spectrum Technical posted a gain in Net Asset Value per Unit. Significant losses were recorded in the currency markets during February. These losses were recorded as a result of a sharp and sudden reversal in the downward move in the value of the Japanese yen and most European currencies, which proved profitable for Spectrum Technical in January. Trading gains recorded during March from transactions involving the Australian dollar and Japanese yen offset a portion of the overall losses experienced within this market sector during February. Additional losses were recorded in the financial futures markets as global interest rate futures prices reversed during February resulting in a give back of January's gains within this sector. In the energy markets, short-term volatile movement in gas and oil prices resulted in losses for Spectrum Technical during January and February. However, a portion of these losses was offset by gains in crude oil futures during March. Smaller losses were recorded in the agricultural, soft commodities and metals markets during the first quarter. Significant losses were recorded in the currency markets during April from short German mark and Swiss franc positions as the value of these currencies moved lower relative to the U.S. dollar and other world currencies. Additional currency gains were recorded from short Japanese yen positions as the value of the yen moved lower relative to the U.S. dollar during mid-May through June. Gains were also recorded in the energy markets during April and June from long crude oil and natural gas futures positions and in the metals markets during June from short copper futures positions as prices moved lower on news of significant losses by Sumitomo Corporation. Smaller gains were recorded from agricultural futures trading, particularly from long corn futures positions as prices moved higher in April and early May. A portion of overall gains for the second quarter was offset by losses in global interest rate and global stock index futures as prices moved in a short-term volatile pattern. Smaller losses were recorded in soft commodities as losses in coffee futures more than offset gains experienced in sugar futures.

  During the first six months of 1996, Spectrum Balanced posted a loss in Net Asset Value per Unit. Significant losses were recorded in the bond portion of the balanced portfolio from long positions in U.S. Treasury bond futures as prices moved dramatically lower during February and into March. Additional losses were recorded in the managed futures portion of the balanced portfolio in February as global interest rate futures also reversed their upward trend. Trading losses were also experienced in the managed futures portion of the portfolio in the currency markets during February as a sudden upward move occurred in the value of most European currencies relative to the U.S. dollar. A portion of these losses was offset by gains from short positions in the Japanese yen during January and March. Smaller losses were recorded in the managed futures portion of the portfolio from trading soft commodities, base metals and energy futures during the first quarter. Gains were recorded in the stock portion of the balanced portfolio as S&P 500 index futures prices moved higher during the first quarter. Significant losses were recorded in the managed futures portion of the balanced portfolio as a result of trendless movement in global interest rate futures prices during May and June. Additional losses were recorded in the bond portion of the balanced portfolio as U.S. Treasury bond futures prices moved lower during April and May. Losses were also recorded in the managed futures portion of the portfolio from trading in the currency markets as the value of the Japanese yen traded in a narrow range during May. Smaller losses were recorded as sugar, coffee and base metals futures prices moved without consistent direction during the second quarter. Trading gains recorded in the agricultural markets from long corn futures positions, as prices increased in April and early May, offset a portion of overall losses within the managed futures portion of the portfolio. Gains recorded during April from short German mark and Swiss franc positions, as the value of these currencies decreased relative to other world currencies, also helped to mitigate losses during the second quarter.

  To enhance the foregoing comparison of results of operations from year to year, prospective investors can examine, line by line, the Statement of Financial Condition and Statement of Operations on pages S-45 - S-50 for each of the Partnerships for the first half of 1996 versus the first half of 1995. Total trading results were unprofitable in the first half of 1996 versus profitable in the first half of 1995 for Spectrum Balanced. For Spectrum Strategic, total trading results were unprofitable for each of the first half of 1996 and the first half of 1995 (although profitable for the year ended December 31, 1995). For Spectrum Technical, total trading results were profitable for each of the first half of 1996 and the first half of 1995. While total trading results were greater on a gross basis for the first half of 1996, this was due primarily to the increased size of the Spectrum Technical versus the first half of 1995.

  Interest income to Spectrum Strategic and Spectrum Technical is derived from 80% of its assets earning interest at the prevailing rate paid on U.S. Treasury Bills. Spectrum Balanced earns interest at the same rate on 100% of its assets. The size of the assets and the fluctuation of interest rates affect the resulting interest income annual totals. Interest income for each of the Partnerships was greater in the first half of 1996 than the first half of 1995 due to the increasing size of each Partnership's asset base due to subscriptions far outweighing redemptions.

  With respect to expenses of the Partnerships, effective September 1, 1996, brokerage commissions to the Partnerships were reduced to an annual rate of 8.25% of assets for Spectrum Strategic and Spectrum Technical and to an annual rate of 5.50% for Spectrum Balanced. Management fees payable by the Partnerships are charged at an annual rate of 4% for Spectrum Strategic and Spectrum Technical, and 1.25% for Spectrum Balanced. Each of these fees for all of the Partnerships were greater in the first half of 1996 than the first half of 1995 because of the increasing asset size of each of the Partnerships. Incentive fees are charged on a monthly basis at 15% of each trading manager's net profits from each of the Partnerships. Incentive fees were greater in the first half of 1995 than the first half of 1996 for Spectrum Balanced and Spectrum Technical as a result of decreased monthly profitability of these Partnerships' trading managers during 1996. For Spectrum Strategic, incentive fees increased in the first half of 1996 due to increased monthly profitable performance by two of the Partnership's three trading managers.

  THE FOLLOWING UPDATES AND REPLACES THE INFORMATION UNDER THE SUBCAPTION "FINANCIAL INSTRUMENTS" ON PAGES 44-46.

  Financial Instruments. Each Partnership is a party to financial instruments with elements of off-balance sheet market and credit risk. The Partnerships trade futures, options, and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. In entering into these contracts there exists a risk to a Partnership (market risk) that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions held by the Partnership at the same time, and if the trading managers were unable to offset futures interests positions of the Partnership, the Partnership could lose all of its assets and the Limited Partners would realize a 100% loss. In addition to the trading managers' internal controls, each trading manager must be in compliance with the Trading Policies of the respective Partnerships. Such Trading Policies include standards for liquidity and leverage with which the Partnerships must comply. The trading managers and the General Partner monitor the Partnerships' trading activities to ensure compliance with the Trading Policies. See "Investment Program, Use of Proceeds and Trading Policies-- Trading Policies." The General Partner may (under the terms of each Management Agreement) require a trading manager to modify positions of the Partnership if the General Partner believes they violate the Partnership's Trading Policies.

  In addition to market risk, in entering into futures, options and forward contracts there is a credit risk to a Partnership that the counterparty on a contract will not be able to meet its obligations to the Partnership. The ultimate counterparty of a Partnership for futures contracts traded in the United States and most foreign exchanges on which the Partnership trades is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its members' customers, and, as such, should significantly reduce this credit risk. For example, a clearinghouse may cover a default by (i) drawing upon a defaulting member's mandatory contributions and/or non-defaulting members' contributions to a clearinghouse guarantee fund, established lines or letters of credit with banks, and/or the clearinghouse's surplus capital and other available assets of the exchange and clearinghouse, or (ii) assessing its members. In cases where a Partnership trades on a foreign exchange where the clearinghouse is not funded or guaranteed by the membership or where the exchange is a "principals' market" in which performance is the responsibility of the exchange member and not the exchange or a clearinghouse, or when a Partnership enters into off-exchange contracts with a counterparty, the sole recourse of the Partnership will be the clearinghouse, the exchange member or the off-exchange contract counterparty, as the case may be. For a list of the foreign exchanges on which the Partnerships currently trade, see "Investment Program, Use of Proceeds and Trading Policies" on page S-2. For an additional discussion of the credit risks relating to trading on foreign exchanges, see "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interest Markets--Special Risks Associated with Trading on Foreign Exchanges" on page 14.

  DWR, in its business as an international commodity broker and as a member of various futures exchanges, monitors the creditworthiness of the exchanges and clearing members of the foreign exchanges with which it does business for clients, including the Partnerships. DWR employees also from time to time serve on supervisory or management committees of such exchanges. If DWR believed that there were a problem with the creditworthiness of an exchange on which a Partnership deals, it would so advise the General Partner. With respect to exchanges of which DWR is not a member, DWR acts only through clearing brokers it has determined to be creditworthy. If DWR believed that a clearing broker with which it deals on behalf of clients were not creditworthy, it would terminate its relationship with such broker.

  While DWR monitors the creditworthiness and risks involved in dealing on the various exchanges (and their clearinghouses) and with other exchange members, there can be no assurance that an exchange (or its clearinghouse) or other exchange member will be able to meet its obligations to a Partnership. DWR has not undertaken to indemnify the Partnerships against any loss. Further, the law is unclear, particularly with respect to trading in various non-U.S. jurisdictions, as to whether DWR has any obligation to protect the Partnerships from any liability in the event that an exchange or its clearinghouse or another exchange member defaults on its obligations on trades effected for a Partnership.

  Although DWR monitors the creditworthiness of the foreign exchanges and clearing brokers with which it does business for clients, DWR does not have the capability to precisely quantify a Partnership's exposure to risks inherent in its trading activities on foreign exchanges, and, as a result, the risk is not monitored by DWR on an individual client basis (including the Partnerships). In this regard, DWR must clear its customer trades through one or more other clearing brokers on each exchange where DWR is not a clearing member. Such other clearing brokers calculate the net margin requirements of DWR in respect of the aggregate of all of DWR's customer positions carried in DWR's omnibus account with that clearing broker. Similarly, DWR calculates a net margin requirement for the exchange-traded futures positions of each of its customers, including the Partnerships. Neither DWR nor DWR's respective clearing brokers on each foreign futures exchange calculates the margin requirements of an individual customer, such as a Partnership, in respect of the customer's aggregate contract positions on any particular exchange.

  With respect to forward contract trading, the Partnerships trade with only those counterparties which the General Partner, together with DWR, have determined to be creditworthy. As set forth in the Partnerships' Trading Policies, in determining creditworthiness, the General Partner and DWR consult with the Corporate Credit Department of DWR. Currently, the Partnerships deal only with DWR as their counterparty on forward contracts.

  At June 30, 1996, open futures and forward contracts were:

                                               CONTRACT OR NOTIONAL AMOUNT
                                            ----------------------------------
                                             SPECTRUM   SPECTRUM    SPECTRUM
                                             BALANCED   STRATEGIC   TECHNICAL
                                            ---------- ----------- -----------
                                                $           $           $
     EXCHANGE TRADED CONTRACTS:
     Financial Futures
      Commitments to Purchase.............. 17,868,000  12,105,000  48,751,000
      Commitments to Sell.................. 10,786,000  51,681,000 211,955,000
      Options Written......................  4,738,000   1,692,000         --
     Commodity Futures
      Commitments to Purchase..............  2,192,000 103,453,000  53,209,000
      Commitments to Sell..................  1,735,000  15,129,000  37,859,000
      Options Written......................        --    3,342,000         --
     Foreign Futures
      Commitments to Purchase.............. 15,290,000  12,262,000 124,947,000
      Commitments to Sell.................. 18,650,000   4,063,000  79,555,000
     OFF EXCHANGE TRADED FORWARD CURRENCY
      CONTRACTS
      Commitments to Purchase.............. 11,032,000   7,111,000  22,639,000
      Commitments to Sell.................. 17,116,000   7,111,000  21,598,000

A portion of the amounts indicated as off-balance sheet risk in forward foreign currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

  The unrealized gains and losses on open contracts is reported as a component of "Equity in Commodity Futures Trading Accounts" on the Statements of Financial Condition and totaled, at June 30, 1996, $165,468 for Spectrum Balanced, $917,324 for Spectrum Strategic, and $3,500,193 for Spectrum Technical.

  For Spectrum Balanced, of the $165,468 net unrealized gain on open contracts at June 30, 1996, $215,815 related to exchange-traded futures contracts and $(50,347) related to off-exchange-traded forward currency contracts.

  For Spectrum Strategic, of the $917,324 net unrealized gain on open contracts at June 30, 1996, $917,324 related entirely to exchange-traded futures contracts.

  For Spectrum Technical, of the $3,500,195 net unrealized gain on open contracts at June 30, 1996, $3,597,517 related to exchange-traded futures contracts and $(97,324) related to off-exchange-traded forward currency contracts.

  The contract amounts in the above table represent the Partnerships' extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnerships' Statements of Financial Condition.

  Exchange-traded futures contracts held by the Partnerships at June 30, 1996 mature through December 1996 for Spectrum Balanced, March 1997 for Spectrum Strategic, and June 1997 for Spectrum Technical. Off-exchange-traded forward currency contracts held by the Partnerships at June 30, 1996 mature through July 1996 for Spectrum Balanced, July 1996 for Spectrum Strategic, and September 1996 for Spectrum Technical.

  The Partnerships also have credit risk because DWR acts as the futures commission merchant or the sole counterparty with respect to most of the Partnerships' assets. Exchange-traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. DWR, as the futures commission merchant for all of the Partnerships' exchange-traded futures and option contracts, is required, pursuant to regulations of the CFTC, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange-traded futures contracts, including an amount equal to the net unrealized gain on all open futures contracts, which funds totalled, at June 30, 1996, $39,789,617 in the case of Spectrum Strategic, $82,135,286 in the case of Spectrum Technical, and $18,369,610 in the case of Spectrum Balanced. With respect to the Partnerships' off-exchange-traded foreign currency forward contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded contracts, the Partnerships are at risk to the ability of DWR, the counterparty on all such contracts, to perform.

  For the six months ended June 30, 1996, the average fair value of financial instruments held for trading purposes was as follows:

                            SPECTRUM BALANCED      SPECTRUM STRATEGIC      SPECTRUM TECHNICAL
                          ---------------------- ----------------------- -----------------------
                            ASSETS   LIABILITIES   ASSETS    LIABILITIES   ASSETS    LIABILITIES
                          ---------- ----------- ----------- ----------- ----------- -----------
                              $           $           $           $           $           $
EXCHANGE-TRADED CON-
 TRACTS:
Financial Futures.......  17,836,000 11,585,000   48,025,000 39,880,000   67,263,000 142,296,000
Commodity Futures.......   4,028,000  1,084,000  132,768,000 10,239,000   56,827,000  18,077,000
Foreign Futures.........  17,087,000  6,620,000   56,332,000 18,641,000  103,809,000  57,216,000
OFF-EXCHANGE-TRADED FOR-
 WARD
 CURRENCY CONTRACTS.....  12,945,000 14,618,000    2,756,000  2,749,000   28,520,000  47,313,000

  Inflation has not been, and is not expected to be, a major factor in the Partnerships' operations.

                              THE GENERAL PARTNER

  THE FOLLOWING UPDATES THE INFORMATION UNDER "SUMMARY OF THE PROSPECTUS--THE DEAN WITTER SPECTRUM SERIES--THE GENERAL PARTNER" ON PAGE 3 AND UNDER "THE GENERAL PARTNER" ON PAGE 48.

  As of August 31, 1996, the General Partner had an aggregate of approximately $950 million in net assets under management. As of June 30, 1996, there were approximately 89,000 investors in the commodity pools managed by Demeter and, according to Managed Account Reports, as of December 31, 1995, Demeter was the biggest manager of public commodity pools in terms of assets under management, with Demeter's pools representing a significant portion of all public commodity pools.

  THE FOLLOWING UPDATES AND REPLACES THE INFORMATION AND TABLES UNDER "THE GENERAL PARTNER--DESCRIPTION AND PERFORMANCE INFORMATION OF COMMODITY POOLS OPERATED BY THE GENERAL PARTNER" ON PAGES 50-57, SOLELY WITH REGARD TO THOSE POOLS STILL IN OPERATION AS OF AUGUST 31, 1996. A PERFORMANCE CAPSULE FOR DEAN WITTER PRINCIPAL GUARANTEED FUND II L.P. ("PRINCIPAL GUARANTEED II"), WHICH IS NO LONGER IN OPERATION, IS INCLUDED TO REFLECT FINAL RESULTS NOT INCLUDED IN THE PROSPECTUS. SEE THE TABLES ON PAGES 52, 53, AND 55 AS TO DEAN WITTER REYNOLDS COMMODITY PARTNERS, DEAN WITTER CORNERSTONE FUND I, AND DEAN WITTER PRINCIPAL GUARANTEED FUND III L.P., RESPECTIVELY, WHICH ARE NO LONGER IN OPERATION. THE TERM "DRAWDOWN" AS USED IN THESE TABLES MEANS LOSSES EXPERIENCED BY THE POOL OVER THE SPECIFIED PERIOD.

  DESCRIPTION AND PERFORMANCE INFORMATION OF COMMODITY POOLS OPERATED BY THE GENERAL PARTNER. The following tables set forth summary information for the 14 publicly-offered commodity pools still operated as of August 31, 1996 by Demeter Management Corporation ("Demeter"), eight of which are single-advisor pools and six of which are multi-advisor pools, for which Demeter serves as general partner, as well as for Principal Guaranteed II, which was a multi-advisor pool. In the single-advisor pool context, Demeter performs general monitoring of the trading advisor and administrative services. Generally, in the multi-advisor pool context, in addition to providing general monitoring and administrative services, Demeter provides asset allocation strategies in the selection and replacement of trading advisors as well as in the allocation of assets to such advisors.

  Except as regards Principal Guaranteed II, all summary performance information is current as of August 31, 1996. In reviewing the following summary performance information, prospective investors should understand that
(i) such performance is calculated on the accrual basis in accordance with generally accepted accounting principles and is "net" of all fees and charges and (ii) a more complete presentation of the performance of the futures funds operated or managed by the General Partner and/or its affiliates is available without charge upon request to the General Partner.

  As the General Partner will provide no trading advisor or asset allocation services to the Partnerships, the past performance of other pools to which it provides trading advisor or asset allocation services is not necessarily indicative of how the Partnerships will perform. Furthermore, the fee structure and interest income arrangements, as well as other structural aspects, of the various commodity pools vary from the material terms of the Partnerships.

  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS AND MATERIAL DIFFERENCES EXIST BETWEEN THE COMMODITY POOLS SET FORTH BELOW AND THE PARTNERSHIPS. THERE CAN BE NO ASSURANCE THAT THE PARTNERSHIPS WILL PERFORM IN A MANNER COMPARABLE TO ANY OF THE COMMODITY POOLS DESCRIBED BELOW OR THAT THE PARTNERSHIPS WOULD HAVE DONE SO IN THE PAST. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME, AND IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY TRADING.

  THE FOOTNOTES ON PAGE 57 ARE AN INTEGRAL PART OF THE FOLLOWING PERFORMANCE TABLES.

                                ---------------

  Prospective investors should note that the performance records of the commodity pools operated by the General Partner are set forth in summary form herein. A more detailed presentation of such performation will be provided to any prospective investor upon request and without charge.

                                ---------------


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

 SUMMARY INFORMATION (BEGINNING JANUARY 1, 1991 EXCEPT AS INDICATED) REGARDING
                          COMMODITY POOLS OPERATED BY
                              THE GENERAL PARTNER

       A. PUBLICLY-OFFERED FUNDS WITHOUT "PRINCIPAL PROTECTION" FEATURES

  DEAN WITTER DIVERSIFIED FUTURES FUND L.P. ("Diversified I"). Diversified I initially was privately-offered but was publicly-offered in August 1995, and seeks long-term capital appreciation and portfolio diversification. Diversified I is managed by a single advisor who uses technically based trading systems to trade four distinct trading portfolios. Since the funds of Diversified I have not been managed by any of the trading managers for the Partnerships, and since its fee structure is different from the fees structures of the Partnerships', the performance of Diversified I is not indicative of the performance that may be realized by the Partnerships.

                                                ANNUAL/PERIOD RATE OF RETURN

Inception of trading:          April 1988     1996 Year-to-date return (8
Aggregate gross                               months):            (11.79)%
subscriptions:               $206,815,107     1995 Annual Return:       (4.56)%
                                              1994 Annual Return:        7.68 %
                                              1993 Annual Return:        6.65 %
Current capitalization: $156,868,985
                                              1992 Annual Return:       16.70 %
Current net asset value per unit: $826.04     1991 Annual Return:       23.85 %

Worst monthly return (May 1990):   (12.85)%

Worst month-end peak-to-valley drawdown
 (14 months, May 1995 to June
 1996):                       (24.86)%

  DEAN WITTER DIVERSIFIED FUTURES FUND II L.P. ("Diversified II"). Diversified II was publicly-offered and seeks long-term capital appreciation and portfolio diversification. Diversified II is managed by a single advisor who uses technically based trading systems to trade four distinct trading portfolios. Since the funds of Diversified II have not been managed by any of the trading managers of the Partnerships, and since its fee structure is different from the Partnerships', the performance of Diversified II is not indicative of the performance that may be realized by the Partnerships.

                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:        January 1989
Aggregate gross                               1996 Year-to-date return (8
subscriptions:                $13,210,576     months):            (14.20)%
                                              1995 Annual Return:       (2.90)%
                                              1994 Annual Return:        5.41 %
Current capitalization:  $11,656,707
                                              1993 Annual Return:        7.35 %
Current net asset value per                   1992 Annual Return:       17.99 %
unit:                      $2,174.81
                                              1991 Annual Return:       21.67 %
Worst monthly return (August
1989):                        (13.41)%

Worst month-end peak-to-valley drawdown
 (14 months, May 1995 to June
 1996):                       (25.62)%

  DEAN WITTER DIVERSIFIED FUTURES FUND III L.P. ("Diversified III"). Diversified III was publicly-offered and seeks long-term capital appreciation and portfolio diversification. Diversified III is managed by a single advisor who uses technically based trading systems to trade four distinct trading portfolios. Since the funds of Diversified III have not been managed by any of the trading managers for the Partnerships, and since its fee structure is different from the Partnerships', the performance of Diversified III is not indicative of the performance that may be realized by the Partnerships.

                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:       November 1990
Aggregate gross                               1996 Year-to-date return (8
subscriptions:               $126,815,755     months):            (13.45)%
                                              1995 Annual Return:       (4.02)%
                                              1994 Annual Return:        5.89 %
Current capitalization:  $77,568,622
                                              1993 Annual Return:        7.58 %
Current net asset value per                   1992 Annual Return:       15.79 %
unit:                      $1,369.08
                                              1991 Annual Return:       27.06 %
Worst monthly return (January
1992):                        (13.62)%

Worst month-end peak-to-valley drawdown
 (14 months, May 1995 to June
 1996):                       (27.00)%


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

  DEAN WITTER MULTI-MARKET PORTFOLIO, L.P. ("Multi-Market") was publicly-offered and seeks long-term capital appreciation and portfolio diversification. Multi-Market is currently managed by a single advisor who uses technically based trading systems to trade four distinct trading portfolios. The funds of Multi-Market were at one time managed by multiple advisors in a limited risk pool format. A portion of the funds of Multi-Market at that time were managed by a trading manager of Spectrum Strategic (Blenheim) pursuant to a trading program which will be used by Spectrum Strategic. However, since the funds of Multi-Market have not been managed by any of the trading managers for the Partnerships (other than Blenheim), and since its fee structure is different from the Partnerships', the performance of Multi-Market is not indicative of the performance that may be realized by the Partnerships.

                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:      September 1988
Aggregate gross                               1996 Year-to-date return (8
subscriptions:               $252,526,000     months):            (15.36)%
                                              1995 Annual Return:       (6.37)%
                                              1994 Annual Return:        2.66 %
Current capitalization:  $11,492,123
                                              1993 Annual Return:        8.65 %
Current net asset value per unit: $914.80     1992 Annual Return:       (7.75)%

Worst monthly return (February                1991 Annual Return:        1.82 %
1996):                             (13.26)%

Worst month-end peak-to-valley drawdown
 (14 months, May 1995 to June
 1996):                       (29.84)%

  DWFCM INTERNATIONAL ACCESS FUND L.P. ("IAF"). IAF was publicly-offered and seeks long term capital appreciation and portfolio diversification. IAF is managed by a single advisor using three distinct technically based trading systems. Since the funds of IAF have not been managed by any of the trading managers for the Partnerships, and since its fee structure is different than the fee structure of the Partnerships', the performance of IAF is not indicative of the performance that may be realized by the Partnerships.

                                                ANNUAL/PERIOD RATE OF RETURN

                                              1996 Year-to-date return (8
Inception of trading:          March 1994     months):             (7.60)%
                                              1995 Annual Return:       21.88 %
Aggregate gross
subscriptions:                $68,115,440     1994 Period Return (10
                                              months):             (7.32)%
Current capitalization:  $42,326,215

Current net asset value:   $1,043.67

Worst monthly return (January
1995):                        (12.87)%

Worst month-end peak-to-valley drawdown (7
 months, August 1994 to January
 1995):                       (22.84)%

  COLUMBIA FUTURES FUND ("Columbia"). Demeter became general partner and commodity pool operator of Columbia in February 1985. Columbia was publicly-offered, and initially used multiple advisors and currently uses a single advisor and seeks long term capital appreciation and portfolio diversification through participation in a diverse portfolio of over 40 global tangible and financial markets with multiple trading programs. A portion of the funds of Columbia are managed by a trading manager of Spectrum Technical (JWH) pursuant to a trading program (the Original Investment Program) which will be used by Spectrum Technical. However, since the funds of Columbia have not been managed by the trading managers of the Partnerships (other than JWH), and since its fee structure is different from the Partnerships', the performance of Columbia is not indicative of the performance that may be realized by the Partnerships.

                                                ANNUAL/PERIOD RATE OF RETURN

Inception of trading:           July 1983     1996 Year-to-date return (8
Aggregate gross                               months):             (4.59)%
subscriptions:                $29,276,299     1995 Annual Return:       28.21 %
                                              1994 Annual Return:       (5.75)%
                                              1993 Annual Return:       14.36 %
Current capitalization:   $6,863,318
                                              1992 Annual Return:        2.02 %
Current net asset value per                   1991 Annual Return:       11.70 %
unit:                      $1,849.81

Worst monthly return (April 1986): (17.54)%

Worst month-end peak-to-valley drawdown
 (27 months, July 1983 to September
 1985):                       (42.58)%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

  DEAN WITTER CORNERSTONE FUND II ("Cornerstone II"). Cornerstone II is publicly-offered and seeks long-term capital appreciation and portfolio diversification through participation in a broad range of futures and interbank markets, by using multiple technical trading advisors and a moderate degree of leverage. A portion of the funds of Cornerstone II have been managed by a trading manager of Spectrum Technical (JWH) pursuant to a trading program (the Original Investment Program) which will be used by Spectrum Technical. However, since the funds of Cornerstone II have not been managed by the trading managers of the Partnerships (other than JWH), and since its fee structure is different from the Partnerships', the performance of Cornerstone II is not indicative of the performance that may be realized by the Partnerships.

                                                                     ANNUAL/PERIOD RATE OF RETURN*
Inception of trading:                        January 1985          1996 Year-to-date return (8 months):   (7.45)%
Aggregate gross subscriptions:                $65,253,651          1995 Annual Return:                    26.50 %
Current capitalization:                       $25,968,585          1994 Annual Return:                    (8.93)%
Current net asset value per unit:               $2,619.73          1993 Annual Return:                     7.81 %
Worst monthly return (September 1989):            (11.74)%         1992 Annual Return:                    (1.34)%
Worst month-end peak-to-valley drawdown                            1991 Annual Return:                    10.98 %
 (16 months, July 1988 to October 1989):          (32.70)%

  DEAN WITTER CORNERSTONE FUND III ("Cornerstone III"). Cornerstone III is publicly-offered and seeks long-term capital appreciation and portfolio diversification. Cornerstone III is managed by multiple advisors using technically based trading systems and participates in a broad range of futures and interbank currency markets. Since the funds of Cornerstone III have not been managed by the trading managers of the Partnerships, and since its fee structure is different from the Partnerships', the performance of Cornerstone III is not indicative of the performance that may be realized by the Partnerships.

                                                                     ANNUAL/PERIOD RATE OF RETURN*
Inception of trading:                        January 1985          1996 Year-to-date return (8 months):  (13.81)%
Aggregate gross subscriptions:               $137,103,376          1995 Annual Return:                    27.50 %
Current capitalization:                       $36,116,722          1994 Annual Return:                   (10.04)%
Current net asset value per unit:               $2,162.12          1993 Annual Return:                    (4.78)%
Worst monthly return (February 1989):             (18.28)%         1992 Annual Return:                   (11.08)%
Worst month-end peak-to-valley drawdown (9                         1991 Annual Return:                     11.97%
 months, February 1989 to October 1989):          (32.35)%

  DEAN WITTER CORNERSTONE FUND IV ("Cornerstone IV"). Cornerstone IV is a publicly-offered specialty fund which trades a portfolio of outright currency positions (trading foreign currencies against the U.S. dollar) and crossrate currency positions (trading foreign currencies against another). Cornerstone IV uses multiple advisors who employ technically based trading systems. A portion of the funds of Cornerstone IV have been managed by a trading manager of Spectrum Technical (JWH) pursuant to a trading system which will not be used by Spectrum Technical. However, since the funds of Cornerstone IV have not been managed by the trading managers of the Partnerships (other than JWH), Cornerstone IV's trading is limited to currencies, and since its fee structure is different from the Partnerships', the performance of Cornerstone IV is not indicative of the performance that may be realized by the Partnerships.

                                                                     ANNUAL/PERIOD RATE OF RETURN*
Inception of trading:                            May 1987          1996 Year-to-date return (8 months):   (2.44)%
Aggregate gross subscriptions:               $167,515,692          1995 Annual Return:                    22.96 %
Current capitalization:                       $89,250,835          1994 Annual Return:                   (14.27)%
Current net asset value per unit:               $2,767.51          1993 Annual Return:                    (9.12)%
Worst monthly return (September 1989):            (21.04)%         1992 Annual Return:                    10.37 %
Worst month-end peak-to-valley drawdown (3                         1991 Annual Return:                    33.52 %
 months, July 1989 to September 1989):            (45.21)%

* Subscriptions for interests in Cornerstone II, Cornerstone III and Cornerstone IV included an up-front 7.625% of NAV selling commission and Continuing Offering Expense charge until sales to new investors were terminated on September 30, 1994. Because sales occurred throughout the year and, therefore, the amount of the NAV-based charge varied among investors, it was not practicable to include the up-front charge in determining the Cornerstone funds' Annual Returns for the years 1991 through 1994.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

  DEAN WITTER SELECT FUTURES FUND L.P. ("Select"). Select was publicly-offered and seeks long-term capital appreciation potential and portfolio diversification through a broad array of futures and foreign currency markets. Select is managed by three trading advisors who use technically-based aggressive trend following trading systems. Since the funds of Select have not been managed by the trading managers of the Partnerships, and since its fee structure is different from the Partnerships', the performance of Select is not indicative of the performance that may be realized by the Partnerships.

                                                              ANNUAL/PERIOD RATE OF RETURN
Inception of trading:                    August 1991     1996 Year-to-date return (8 months):     (12.86)%
Aggregate gross subscriptions:          $178,588,966     1995 Annual Return:                       23.62 %
Current capitalization:                 $136,513,268     1994 Annual Return:                       (5.12)%
Current net asset value per unit:          $1,624.40     1993 Annual Return:                       41.62 %
Worst monthly return (January 1992):          (13.72)%   1992 Annual Return:                      (14.45)%
Worst month-end peak-to-valley drawdown                  1991 Period Return (5 months):            31.19 %
 (15 months, June 1995 to August 1996):       (26.77)%

  DEAN WITTER GLOBAL PERSPECTIVE PORTFOLIO L.P. ("Global"). Global is publicly-offered and is a "multi-advisor" specialty fund designed to provide long-term capital appreciation potential and overall portfolio diversification in a diverse portfolio of foreign currencies, domestic and international interest rate and stock index futures, and metals. Global uses multiple trading advisors, two of whom use technically-based systems and a third who uses a combination of technical and discretionary methods in its trading strategy. Since the funds of Global have not been managed by the trading managers of the Partnerships, and since its fee structure is different from the Partnerships', the performance of Global is not indicative of the performance that may be realized by the Partnerships.

                                                                 ANNUAL/PERIOD RATE OF RETURN
Inception of trading:                         March 1992      1996 Year-to-date return (8 months):       (7.55)%
Aggregate gross subscriptions:               $67,424,535      1995 Annual Return:                        16.76 %
Current capitalization:                      $19,464,259      1994 Annual Return:                       (31.62)%
Current net asset value per unit:                $736.24      1993 Annual Return:                        (4.67)%
Worst monthly return (February 1996):             (8.55)%     1992 Period Return (10 months):             4.63 %
Worst month-end peak-to-valley drawdown
 (18 months, August 1993 to January 1995):       (40.90)%

  DEAN WITTER WORLD CURRENCY FUND L.P. ("World Currency"). World Currency was publicly-offered and is a specialty fund which trades a portfolio of outright currency positions (trading foreign currencies against the U.S. dollar) and crossrate currency positions (trading foreign currencies against another). World Currency uses multiple advisors who employ technically based trading systems. Since the funds of World Currency have not been managed by the trading managers for the Partnerships, World Currency's trading is limited to currencies, and its fee structure is different from the Partnerships', the performance of World Currency is not indicative of the performance that may be realized by the Partnerships.

                                                                    ANNUAL/PERIOD RATE OF RETURN
Inception of trading:                           April 1993     1996 Year-to-date return (8 months):    (1.41)%
Aggregate gross subscriptions:                $114,945,830     1995 Annual Return:                      2.02 %
Current capitalization:                        $25,777,018     1994 Annual Return:                    (25.13)%
Current net asset value per unit:                  $622.36     1993 Period Return (9 months):          (17.35)%
Worst monthly return (May 1995):                    (9.68)%
Worst month-end peak-to-valley drawdown
 (18 months, August 1993 to January 1995):         (46.04)%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

  DEAN WITTER PORTFOLIO STRATEGY FUND L.P. ("Portfolio Strategy"). Formerly Dean Witter Principal Secured Futures Fund, Portfolio Strategy is a limited risk pool which was publicly offered and seeks long-term capital appreciation and portfolio diversification and features a one-time principal assurance at the end of 5 1/2 years from the initial trading date. A portion of the funds of Portfolio Strategy is managed by a trading manager of Spectrum Technical (JWH) pursuant to a trading program (the Financials and Metals Program) which will be used by Spectrum Technical. However, since the funds of Portfolio Strategy have not been managed by the trading managers of the Partnerships (other than JWH), and since its fee structure is different from the Partnerships', the performance of Portfolio Strategy is not indicative of the performance that may be realized by the Partnerships.


                                                            ANNUAL/PERIOD RATE OF RETURN
Inception of trading:                   February 1991         1996 Year-to-date return (8 months):    0.74 %
Aggregate gross subscriptions:           $100,491,090         1995 Annual Return:                    25.37 %
Current capitalization:                   $73,373,993         1994 Annual Return:                    (5.41)%
Current net asset value per unit:           $1,712.08         1993 Annual Return:                    19.88 %
Worst monthly return (January 1992):          (14.40)%        1992 Annual Return:                    (6.37)%
Worst month-end peak-to-valley drawdown                       1991 Period Return (11 months):        27.68 %
 (4 months, January 1992 to April 1992):      (25.65)%

              B. PUBLIC FUNDS WITH "PRINCIPAL PROTECTION" FEATURES

  DEAN WITTER PRINCIPAL PLUS FUND L.P. ("Principal Plus"). Principal Plus is a limited risk pool which was publicly-offered and seeks long-term capital appreciation and portfolio diversification through a balanced portfolio program, which uses the futures markets for representative participation in stocks and bonds, along with a traditional managed future component, and features a one-time guarantee of principal plus a 4% compound annual return at the end of 5 1/2 years from the initial trading date. Principal Plus is a single advisor fund managed by RXR, a trading manager for Spectrum Balanced using a trading system that will be used by Spectrum Balanced. However, RXR will use a higher degree of leverage to trade the funds of Spectrum Balanced. Because of the differences in leverage, and since its fee structure is different from the Partnerships' (including Spectrum Balanced), the performance of Principal Plus is not indicative of the performance that may be realized by the Partnerships.

                                                            ANNUAL/PERIOD RATE OF RETURN
Inception of trading:                   February 1990               1996 Year-to-date return (8 months):      (12.27)%
Aggregate gross subscriptions:           $109,013,535               1995 Annual Return:                        17.98 %
Current capitalization:                   $51,892,148               1994 Annual Return:                        (8.61)%
Current net asset value per unit:           $1,370.52               1993 Annual Return:                        11.55 %
Worst monthly return (February 1996):          (7.48)%              1992 Annual Return:                         9.44 %
Worst month-end peak-to-valley drawdown                             1991 Annual Return:                        10.38 %
  (4 months, February 1996 to May 1996):      (13.08)%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

  DEAN WITTER PRINCIPAL GUARANTEED FUND II L.P. ("Principal Guaranteed II"). Principal Guaranteed II ceased trading commodity interest contracts effective April 20, 1995, and its assets earned short-term interest rates through its "Guaranteed Redemption Date" of March 31, 1996, when it terminated and remaining limited partners were paid the then-net asset value per unit of $1,056.55. Principal Guaranteed II was a limited risk pool which was publicly-offered and featured a one-time principal guarantee at the end of approximately 7 1/4 years from the initial trading date. A portion of the funds of Principal Guaranteed II were previously managed by a trading manager for Spectrum Strategic (Blenheim) pursuant to a trading program that will be used by Spectrum Strategic. However, since the funds of Principal Guaranteed II have not been managed by the trading managers of the Partnerships (other than Blenheim), and since its fee structure is different from the Partnerships', the performance of Principal Guaranteed II is not indicative of the performance that may be realized by the Partnerships.

                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:                            March 1989      1996 Period return (3 months):      1.00 %
Aggregate gross subscriptions:                 $162,203,303      1995 Annual Return:                 7.30 %
Ending capitalization:                           $5,216,266      1994 Annual Return:                (8.12)%
Ending net asset value per unit:             March 31, 1996      1993 Annual Return:                 9.74 %
                                                  $1,056.55      1992 Annual Return:                (4.54)%
Worst monthly return (January 1991):                 (5.62)%     1991 Annual Return:                 2.49 %
Worst month-end peak-to-valley drawdown
 (33 months, August 1989 to April 1992):            (14.69)%

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                             THE TRADING MANAGERS

DEAN WITTER SPECTRUM STRATEGIC L.P.

1. BLENHEIM INVESTMENTS, INC. (CURRENT ALLOCATION 32.28%)

  THE FOLLOWING UPDATE AND REPLACE THE PERFORMANCE CAPSULES RELATING TO THE GLOBAL MARKETS STRATEGY AND TANGIBLE ASSET STRATEGY OF BLENHEIM INVESTMENTS, INC. APPEARING ON PAGES 66-68. SEE THE CAPSULES ON PAGE 67 AS TO THE DIVERSIFIED FINANCIAL STRATEGY AND ENERGY ONLY STRATEGY PROGRAMS, WHICH ARE NO LONGER IN OPERATION, EFFECTIVE FEBRUARY 1995 AND JUNE 1993, RESPECTIVELY. THE TANGIBLE ASSET STRATEGY IS NO LONGER IN OPERATION AS OF JULY 1996. THE NOTES ON PAGE 68 ARE AN INTEGRAL PART OF THE FOLLOWING CAPSULES. THE TERM "DRAWDOWN" AS USED IN THESE CAPSULES MEANS LOSSES EXPERIENCED BY THE TRADING PROGRAM OVER THE SPECIFIED PERIOD.

                          BLENHEIM INVESTMENTS, INC.
                            GLOBAL MARKETS STRATEGY

  The following reflects the composite performance information of Blenheim Investments Inc.'s Global Market Strategy which trades a portion of the assets of Spectrum Strategic.

     Name of CTA: Blenheim Investments, Inc.
     Name of program: Global Markets Strategy
     Inception of trading by CTA: July 1987
     Inception of trading in program: July 1988

     Number of open accounts: 20

     Aggregate assets overall: $80.0 million (notional included); $73.6 million (notional excluded)

     Aggregate assets in program: $80.0 million (notional included); $73.6 million (notional excluded)

     Worst monthly drawdown: (17.76)%--(2/96)

     Worst peak-to-valley drawdown: (25.23)%--(2/96-7/96)

     1996 year-to-date return (7 months): (18.11)%
     1995 annual return: 24.89%
     1994 annual return: (10.58)%
     1993 annual return; 16.88%
     1992 annual return: 13.93%
     1991 annual return: 1.17%

  See "Supplementary Performance Information" on page 135 for pro forma annual (period) rates of return, prepared by the General Partner, for the period 1991 (or inception of trading) through November 1994 which, in certain cases, are lower than actual program results.


        SUMMARY OF OTHER PROGRAMS TRADED BY BLENHEIM INVESTMENTS, INC.

  The following summary performance information reflects the composite performance results of another program of Blenheim Investments, Inc. This program is no longer in operation, effective July 15, 1996.

     Name of CTA: Blenheim Investments, Inc.
     Name of program: Tangible Asset Strategy
     Inception of trading by CTA: July 1987
     Inception of trading in program: August 1994

     Number of open accounts: 0

     Aggregate assets overall: $80.0 million (notional included); $73.6 million (notional excluded)

     Aggregate assets in program: $0

     Worst monthly drawdown (notional included): (7.47)%--(6/96)

     Worst monthly drawdown (notional excluded): (22.62)%--(6/96)

     Worst month-end peak-to-valley drawdown (notional included): (8.02)%-- (5/96-6/96)

     Worst month-end peak-to-valley drawdown (notional excluded): (24.00)%-- (5/96-6/96)

     1996 year-to-date return (7 months) (notional included):
     (6.66)%

     1996 year-to-date return (7 months) (notional excluded):
     (20.59)%
     1995 period return (10 months): (0.92)%
     1994 annual return: 4.76%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

2. A. GARY SHILLING & CO., INC. (CURRENT ALLOCATION 28.41%)

  THE FOLLOWING UPDATE AND REPLACE THE PERFORMANCE CAPSULES RELATING TO A. GARY SHILLING & CO., INC. APPEARING ON PAGES 72-73. THE FOOTNOTES ON PAGE 73 ARE AN INTEGRAL PART OF THE FOLLOWING CAPSULES. THE TERM "DRAWDOWN" AS USED IN THESE CAPSULES MEANS LOSSES EXPERIENCED BY THE TRADING PROGRAM OVER THE SPECIFIED PERIOD.

                         A. GARY SHILLING & CO., INC.
                       THEMATIC FUTURES TRADING PROGRAM

  The following reflects the composite performance results of A. Gary Shilling & Co., Inc.'s Thematic Futures Trading Program, which trades a portion of the assets of Spectrum Strategic.

     Name of CTA: A. Gary Shilling & Co., Inc.
     Name of program: Thematic Futures Trading Program
     Inception of trading by CTA: July 1990
     Inception of trading in program: July 1990
     Number of open accounts: 10

     Aggregate assets overall: $38.4 million

     Aggregate assets in program: $20.2 million
     Worst monthly drawdown: (18.54)% -- (2/94)

     Worst month-end peak-to-valley drawdown: (50.2)% --
      (1/94-7/96)

     1996 year-to-date return (6 months): (12.90)%
               1995 annual
     return:       (7.61)%
               1994 annual
     return:      (38.10)%
               1993 annual
     return:      169.38 %
               1992 annual
     return:        5.91 %
               1991 annual
     return:       20.51 %

  See "Supplementary Performance Information" on page 135 for pro forma annual (period) rates of return, prepared by the General Partner, for the period 1991 (or inception of trading) through November 1994 which, in certain cases, are lower than actual program results.

       SUMMARY OF OTHER PROGRAMS TRADED BY A. GARY SHILLING & CO., INC.

  The following summary performance information reflects the composite performance results of another program currently traded by A. Gary Shilling & Co., Inc.

     Name of CTA: A. Gary Shilling & Co., Inc.
     Name of program: Thematic Investment Partners, L.P.
     Inception of trading by CTA: April 1990
     Inception of trading in program: April 1990
     Number of open accounts: 1

     Aggregate assets overall: $7.5 million

     Aggregate assets in program: $7.5 million
     Worst monthly drawdown: (20.3)%--(2/94)

     Worst month-end peak-to-valley drawdown: (52.1)%--(1/94-
     7/96)

     1996 year-to-date return (7 months): (8.05)%
     1995 annual return: (13.90)%
     1994 annual return: (40.14)%
     1993 annual return: 148.42%
     1992 annual return:  26.77%
     1991 annual return:  (3.10)%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

3. WILLOWBRIDGE ASSOCIATES INC. (CURRENT ALLOCATION 39.31%)

  THE FOLLOWING UPDATE AND REPLACE THE PERFORMANCE CAPSULES RELATING TO CURRENT TRADING PROGRAMS OF WILLOWBRIDGE ASSOCIATES INC. APPEARING ON PAGES 77-82. SEE THE CAPSULES ON PAGE 81 AS TO THE LIFFE II AND ATLAS PROGRAMS, WHICH ARE NO LONGER IN OPERATION. THE FOOTNOTES ON PAGES 81-82 ARE AN INTEGRAL PART OF THE FOLLOWING CAPSULES. THE TERM "DRAWDOWN" AS USED IN THESE CAPSULES MEANS LOSSES EXPERIENCED BY THE TRADING PROGRAM OVER THE SPECIFIED PERIOD.

                         WILLOWBRIDGE ASSOCIATES INC.

                                   XLIM
                             (EXCLUDING NOTIONAL)

  The following reflects the composite performance information of Willowbridge Associates Inc.'s XLIM trading program (client assets only), which trades a portion of the assets of Spectrum Strategic.

     Name of CTA: Willowbridge Associates Inc.

     Name of program: XLIM
     Inception of trading by CTA: January 1988
     Inception of trading in program: August 1988

     Number of open accounts: 28

     Aggregate assets overall (excluding notional): $458.7 million

     Aggregate assets overall (notional included): $535.7 million

     Aggregate assets in program (excluding notional): $212.0 million

     Aggregate assets in program (notional included): $258.7
      million
     Worst monthly drawdown: (13.74)%--(8/91)
     Worst month-end peak-to-valley drawdown: (29.10)%--
      (8/93-1/95)

     1996 year-to-date return (7 months): 4.33%
     1995 annual return: 34.99%

     1994 period return (5 months):* (19.68)%
     1993 annual return: 22.30%

     1992 period return (3 months):* 8.36%

     1991 period return (8 months):* 3.65%

*This trading program did not trade client accounts from (i) September 1, 1991 through September 30, 1992 and (ii) April 1, 1994 to October 31, 1994.

  See "Supplementary Performance Information" on page 135 for pro forma annual (period) rates of return, prepared by the General Partner, for the period 1991 (or inception of trading) through November 1994 which, in certain cases, are lower than actual program results.

       SUMMARY OF OTHER PROGRAMS TRADED BY WILLOWBRIDGE ASSOCIATES INC.

  The following summary performance information reflects the composite performance results of other programs currently traded by Willowbridge Associates Inc.

     Name of CTA: Willowbridge Associates Inc.
     Name of program: Vulcan (pursuant to the Fully-Funded
     Subset Method)
     Inception of trading by CTA: January 1988
     Inception of trading in program:  January 1988
     Number of open accounts: 18

     Aggregate assets overall (excluding notional): $458.7 million

     Aggregate assets overall (including notional): $535.7 million

     Aggregate assets in program (excluding notional): $19.4 million

     Aggregate assets in program (including notional): $22.3 million
     Worst monthly drawdown: (20.16)%--(1/91)
     Worst month-end peak-to-valley drawdown: (30.19)%--
     (11/90-5/91)

     1996 year-to-date return (7 months): (11.58)%
     1995 annual return: 57.62%
     1994 annual return: 14.67%
     1993 annual return: 33.97%
     1992 annual return: 19.30%
     1991 annual return: 19.78%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     Name of CTA: Willowbridge Associates Inc.
     Name of program: Titan (pursuant to the Fully-Funded
     Subset Method)
     Inception of trading by CTA: January 1988
     Inception of trading in program:  January 1988

     Number of open accounts: 10

     Aggregate assets overall (excluding notional): $458.7 million

     Aggregate assets overall (including notional): $535.7 million

     Aggregate assets in program (excluding notional): $16.7 million

     Aggregate assets overall (including notional): $18.1 million
     Worst monthly drawdown: (25.07)%--(7/91)
     Worst month-end peak-to-valley drawdown: (39.89)%--
     (10/90-8/91)

     1996 year-to-date return (7 months): (6.00)%
     1995 annual return: 68.10%
     1994 annual return: 10.06%
     1993 annual return: 23.28%
     1992 annual return: 32.16%
     1991 annual return: 24.11%

     Name of CTA: Willowbridge Associates Inc.
     Name of program: Rex
     Inception of trading by CTA: January 1988
     Inception of trading in program: March 1988
     Number of open accounts: 1

     Aggregate assets overall (excluding notional): $458.7 million

     Aggregate assets overall (including notional): $535.7 million

     Aggregate assets in program (excluding notional): $0.59 million

     Aggregate assets in program (including notional):  $0.59
     million
     Worst monthly drawdown: (25.19)%--(2/96)
     Worst month-end peak-to-valley drawdown: (76.19)%--
     (9/90-3/96)

     1996 year-to-date return (7 months): (23.38)%
     1995 annual return: (13.07)%
     1994 annual return: (12.49)%
     1993 annual return: (10.37)%
     1992 annual return: (18.54)%
     1991 annual return: (37.94)%


     Name of CTA: Willowbridge Associates Inc.
     Name of program: Argo (pursuant to the Fully-Funded
     Subset Method)
     Inception of trading by CTA: January 1988
     Inception of trading in program:  January 1988

     Number of open accounts: 67

     Aggregate assets overall (excluding notional): $458.7 million

     Aggregate assets overall (including notional): $535.7 million

     Aggregate assets in program (excluding notional): $118.7 million

     Aggregate assets in program (including notional): $135.6 million
     Worst monthly drawdown: (16.70)%--(2/96)
     Worst month-end peak-to-valley drawdown: (21.30)%--
     (11/90-2/91)

     1996 year-to-date return (7 months): (16.80)%
     1995 annual return: 59.52%
     1994 annual return: 20.28%
     1993 annual return: 17.10%
     1992 annual return: 22.09%
     1991 annual return: 36.30%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     Name of CTA: Willowbridge Associates Inc.
     Name of program: Siren (pursuant to the Fully-Funded
     Subset Method)
     Inception of trading by CTA: January 1988
     Inception of trading in program:  January 1991
     Number of open accounts: 12

     Aggregate assets overall (excluding notional): $458.7 million

     Aggregate assets overall (including notional): $535.7 million

     Aggregate assets in program (excluding notional): $15.0 million

     Aggregate assets in program (including notional): $17.0 million
     Worst monthly drawdown: (14.94)%--(1/91)
     Worst month-end peak-to-valley drawdown: (17.53)%--
     (7/93-10/93)

     1996 year-to-date return (7 months): (3.39)%
     1995 annual return: 25.12%
     1994 annual return: 37.88%
     1993 annual return: 9.45%
     1992 annual return: (1.39)%
     1991 annual return: 16.43%

     Name of CTA: Willowbridge Associates Inc.
     Name of program: MTech
     Inception of trading by CTA: January 1988
     Inception of trading in program: January 1991
     Number of open accounts: 1

     Aggregate assets overall (excluding notional): $458.7 million

     Aggregate assets overall (including notional): $535.7 million

     Aggregate assets in program (excluding notional): $10.5 million

     Aggregate assets in program (including notional): $10.5 million
     Worst monthly drawdown: (13.62)%--(1/94)
     Worst month-end peak-to-valley drawdown: (21.37)%--
     (8/93-2/94)

     1996 year-to-date return (7 months): 12.04%
     1995 annual return: 53.22%
     1994 annual return: 21.68%
     1993 annual return: 32.48%
     1992 annual return: 25.13%
     1991 annual return: 19.96%


     Name of CTA: Willowbridge Associates Inc.
     Name of program: CFM (pursuant to the Fully-Funded
     Subset Method)
     Inception of trading by CTA: January 1988
     Inception of trading in program:  January 1993
     Number of open accounts: 5

     Aggregate assets overall (excluding notional): $458.7 million

     Aggregate assets overall (including notional): $535.7 million

     Aggregate assets in program (excluding notional): $26.3 million

     Aggregate assets in program (including notional): $26.3 million Worst monthly drawdown: (16.92)%--(2/94)
     Worst month-end peak-to-valley drawdown: (29.04)%--
     (8/93-9/94)

     1996 year-to-date return (7 months): 0.22%
     1995 annual return: 24.52%
     1994 annual return: (10.51)%
     1993 annual return: 29.49%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     Name of CTA: Willowbridge Associates Inc.
     Name of program: Currency (pursuant to the Fully-Funded
     Subset Method)
     Inception of trading by CTA: January 1988
     Inception of trading in program: May 1991
     Number of open accounts: 5

     Aggregate assets overall (excluding notional): $458.7 million

     Aggregate assets overall (including notional): $535.7 million

     Aggregate assets in program (excluding notional): $6.5 million

     Aggregate assets in program (including notional): $11.5 million Worst monthly drawdown: (8.14)%--(2/96)
     Worst month-end peak-to-valley drawdown: (25.32)%--
     (7/93-8/94)

     1996 year-to-date return (7 months): (4.92)%
     1995 annual return: 28.55%
     1994 annual return: (10.26)%
     1993 annual return: (8.59)%
     1992 annual return: 16.96%
     1991 period return (8 months): 12.61%

     Name of CTA: Willowbridge Associates Inc.
     Name of program: Primary (pursuant to the Fully-Funded
     Subset Method)
     Inception of trading by CTA: January 1988
     Inception of trading in program: January 1993

     Number of open accounts: 12

     Aggregate assets overall (excluding notional): $458.7 million

     Aggregate assets overall (including notional): $535.7 million

     Aggregate assets in program (excluding notional): $33.2 million

     Aggregate assets in program (including notional): $35.3 million Worst monthly drawdown: (16.67)%--(2/96)

     Worst month-end peak-to-valley drawdown: (20.28)%--
     (5/96-7/96)

     1996 year-to-date return (7 months): (13.01)%
     1995 annual return: 56.76%
     1994 annual return: 22.70%
     1993 annual return: 16.79%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

DEAN WITTER SPECTRUM TECHNICAL L.P.

1. CAMPBELL & COMPANY, INC. (CURRENT ALLOCATION 20.47%)

  THE FOLLOWING UPDATE AND REPLACE THE PERFORMANCE CAPSULES RELATING TO CURRENT TRADING PROGRAMS OF CAMPBELL & COMPANY, INC. APPEARING ON PAGES 86-88. SEE THE CAPSULES ON PAGE 88 AS TO THE DIVERSIFIED PORTFOLIO AND GLOBAL FINANCIAL PORTFOLIO PROGRAMS, WHICH ARE NO LONGER IN OPERATION. THE FOOTNOTES ON PAGE 88 ARE AN INTEGRAL PART OF THE FOLLOWING CAPSULES. THE TERM "DRAWDOWN" AS USED IN THESE CAPSULES MEANS LOSSES EXPERIENCED OVER THE SPECIFIED PERIOD.

                           CAMPBELL & COMPANY, INC.
                   FINANCIAL, METAL & ENERGY LARGE PORTFOLIO

  The following reflects the composite performance information of Campbell & Company, Inc.'s Financial, Metal & Energy Large Portfolio, which trades a portion of the assets of Spectrum Technical.

     Name of CTA: Campbell & Company, Inc.
     Name of program: Financial, Metal & Energy Large
      Portfolio
     Inception of trading by CTA: January 1972
     Inception of trading in program: April 1983
     Number of open accounts: 4

     Aggregate assets overall: $427.6 million

     Aggregate assets in program: $355.3 million
     Worst monthly drawdown: (7.96)%--(7/91)
     Worst month-end peak-to-valley drawdown: (31.72)%--
      (7/93-1/95)

     1996 year-to-date return (7 months): 8.31%
     1995 annual return: 19.46%
     1994 annual return: (16.74)%
     1993 annual return: 4.68%
     1992 annual return: 13.47%
     1991 annual return: 31.12%

  See "Supplementary Performance Information" on page 136 for pro forma annual (period) rates of return, prepared by the General Partner, for the period 1991 (or inception of trading) through November 1994 which, in certain cases, are lower than actual program results.

         SUMMARY OF OTHER PROGRAMS TRADED BY CAMPBELL & COMPANY, INC.

  The following summary performance information reflects the composite performance results of other programs currently traded by Campbell & Company, Inc.

     Name of CTA: Campbell & Company, Inc.
     Name of program: Financial, Metal & Energy Small
     Portfolio
     Inception of trading by CTA: January 1972
     Inception of trading in program: February 1995

     Number of open accounts: 48

     Aggregate assets overall : $427.6 million

     Aggregate assets in program: $37.3 million
     Worst monthly drawdown: (5.78)%--(9/95)
     Worst month-end peak-to-valley drawdown: (6.50)%--(4/95-
     7/95)

     1996 year-to-date return (7 months): 7.72%
     1995 period return (11 months): 20.34%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     Name of CTA: Campbell & Company, Inc.
     Name of program: Global Diversified Portfolio
     Inception of trading by CTA: January 1972
     Inception of trading in program: February 1986
     Number of open accounts: 12

     Aggregate assets overall: $427.6 million

     Aggregate assets in program: $22.5 million
     Worst monthly drawdown: (8.54)%--(7/91)
     Worst month-end peak-to-valley drawdown: (26.05)%--
     (7/93-2/94)

     1996 year-to-date return (7 months): 1.66%
     1995 annual return: 6.52%
     1994 annual return: 9.61%
     1993 annual return: 2.39%
     1992 annual return: 7.68%
     1991 annual return: 14.86%

     Name of CTA: Campbell & Company, Inc.
     Name of program: Foreign Exchange Portfolio
     Inception of trading by CTA: January 1972
     Inception of trading in program: November 1990
     Number of open accounts: 1

     Aggregate assets overall: $427.6 million

     Aggregate assets in program: $3.1 million
     Worst monthly drawdown: (17.01)%--(7/91)
     Worst month-end peak-to-valley drawdown: (44.73)%--
     (7/93-1/95)

     1996 year-to-date return (7 months): 10.17%
     1995 annual return: 26.36%
     1994 annual return: (21.19)%
     1993 annual return: (8.49)%
     1992 annual return: 17.67%
     1991 annual return: 21.23%

     Name of CTA: Campbell & Company, Inc.

     Name of program: Interest Rates, Stock Indices &
     Commodities Portfolio

     Inception of trading by CTA: January 1972

     Inception of trading in program: February 1996

     Number of open accounts: 1

     Aggregate assets overall: $427.6 million

     Aggregate assets in program: $9.4 million

     Worst monthly drawdown: (5.56)%--(2/96)

     Worst month-end peak-to-valley drawdown: (5.56)%--(2/96)

     1996 year-to-date return (6 months): (0.96)%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

2. CHESAPEAKE CAPITAL CORPORATION (CURRENT ALLOCATION 38.51%)

  THE FOLLOWING UPDATE AND REPLACE THE PERFORMANCE CAPSULES RELATING TO CURRENT TRADING PROGRAMS OF CHESAPEAKE CAPITAL CORPORATION ("CHESAPEAKE") APPEARING ON PAGES 92-94. SEE THE CAPSULES ON PAGE 94 AS TO THE FOREIGN FINANCIALS PROGRAM AND PACIFIC RIM PROGRAM, WHICH ARE NO LONGER IN OPERATION. THE NOTES ON PAGES 95-96 ARE AN INTEGRAL PART OF THE FOLLOWING CAPSULES.

                        CHESAPEAKE CAPITAL CORPORATION
                         FINANCIALS AND METALS PROGRAM

  The following reflects the composite performance information of Chesapeake's Financial and Metals Program, which trades a portion of the assets of Spectrum Technical.

     Name of CTA: Chesapeake Capital Corporation
     Name of program: Financials and Metals Program
     Inception of trading by CTA: February 1988
     Inception of trading in program: March 1992

     Number of open accounts: 7

     Aggregate assets overall (excluding notional): $758.6 million

     Aggregate assets overall (including notional): $928.5 million

     Aggregate assets in program (excluding notional): $27.2 million

     Aggregate assets in program (including notional): $31.3 million

     Largest monthly drawdown:* (7.86)%--(7/96)

     Largest month-end peak-to-valley drawdown:** (10.36)%--
      (1/94-2/94)

     1996 year-to-date return (7 months): (4.93)%
     1995 annual return: 12.61%
     1994 annual return: 3.22%
     1993 annual return: 68.53%
     1992 period return (10 months): 24.19%

 * "Largest monthly drawdown" is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity (including notional equity) in the program and includes the month and year of such drawdown. A small number of accounts managed by Chesapeake have experienced monthly drawdowns which are materially larger than the largest composite monthly drawdown. These variances result from such factors as small account size, intra-month account opening or closing, significant intra-month additions or withdrawals and investment restrictions imposed by the client. Small account sizes refers to accounts of $1,000,000 trading level or less, which is substantially below the minimum account size now required by Chesapeake for new accounts.

** "Largest peak-to-valley drawdown" is the largest calendar month to calendar month loss experienced by the program on a composite basis (regardless of whether it is continuous) expressed as a percentage of total equity (including notional equity) in the program and includes the month(s) and year(s) in which it occurred. For example, a largest peak-to-valley drawdown of (16.62)% (1/92-5/92) means that the peak-to-valley drawdown lasted from January 1992 to May 1992 and resulted in a 16.62% drawdown. A small number of accounts managed by Chesapeake have experienced peak-to-valley drawdowns which are materially larger than the largest composite peak-to-valley drawdown. These variances result from such factors as small account size, intra-month account opening or closing, significant intra-month additions or withdrawals and investment restrictions imposed by the client.

  See "Supplementary Performance Information" on page 136 for pro forma annual (period) rates of return, prepared by the General Partner, for the period 1991 (or inception of trading) through November 1994 which, in certain cases, are lower than actual program results.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         CHESAPEAKE CAPITAL CORPORATION
                              DIVERSIFIED PROGRAM

  The following reflects the composite performance information of Chesapeake's Diversified Program, which trades a portion of the assets of Spectrum Technical. The performance of the program from February 1988 (inception) through December 1990, while profitable, includes the program's two largest drawdowns, the larger of which occurred during the period August 1989 through October 1989 and was (20.58)%.

     Name of CTA: Chesapeake Capital Corporation
     Name of program: Diversified Program
     Inception of trading by CTA: February 1988
     Inception of trading in program: February 1988
     Number of open accounts: 63

     Aggregate assets overall (excluding notional): $758.6 million

     Aggregate assets overall (including notional): $928.5 million

     Aggregate assets in program (excluding notional): $712.5 million

     Aggregate assets in program (including notional): $878.4 million

     Largest monthly drawdown:* (10.98)%--(1/92)

     Largest month-end peak-to-valley drawdown:** (16.62)%--
      (1/92-5/92)

     1996 year-to-date return (7 months): (0.01)%
     1995 annual return: 14.09%
     1994 annual return: 15.87%
     1993 annual return: 61.82%
     1992 annual return:  1.81%
     1991 annual return: 12.51%

 * "Largest monthly drawdown" is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity (including notional equity) in the program and includes the month and year of such drawdown. A small number of accounts managed by Chesapeake have experienced monthly drawdowns which are materially larger than the largest composite monthly drawdown. These variances result from such factors as small account size, intra-month account opening or closing, significant intra-month additions or withdrawals and investment restrictions imposed by the client. Small account sizes refers to accounts of $1,000,000 trading level or less, which is substantially below the minimum account size now required by Chesapeake for new accounts.

** "Largest peak-to-valley drawdown" is the largest calendar month to calendar month loss experienced by the program on a composite basis (regardless of whether it is continuous) expressed as a percentage of total equity (including notional equity) in the program and includes the month(s) and year(s) in which it occurred. For example, a largest peak-to-valley drawdown of (16.62)% (1/92-5/92) means that the peak-to-valley drawdown lasted from January 1992 to May 1992 and resulted in a 16.62% drawdown. A small number of accounts managed by Chesapeake have experienced peak-to-valley drawdowns which are materially larger than the largest composite peak-to-valley drawdown. These variances result from such factors as small account size, intra-month account opening or closing, significant intra-month additions or withdrawals and investment restrictions imposed by the client.

  See "Supplementary Performance Information" on page 136 for pro forma annual (period) rates of return, prepared by the General Partner, for the period 1991 (or inception of trading) through November 1994 which, in certain cases, are lower than actual program results.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

       SUMMARY OF OTHER PROGRAMS TRADED BY CHESAPEAKE CAPITAL CORPORATION

  The following summary performance information reflects the composite performance results of another program currently traded by Chesapeake.

     Name of CTA: Chesapeake Capital Corporation
     Name of program: Diversified 2XL Program
     Inception of trading by CTA: February 1988
     Inception of trading in program: April 1994
     Number of open accounts: 4

     Aggregate assets overall (excluding notional): $758.6 million

     Aggregate assets overall (including notional): $928.5 million

     Aggregate assets in program: $ 18.8 million

     Largest monthly drawdown:* (9.38)%--(2/96)

     Largest month-end peak-to-valley drawdown:** (15.07)%--(1/95-2/95)

     1996 year-to-date return (7 months): (8.39)%
     1995 annual return: 18.77%
     1994 period return (9 months): 26.88%

 * "Largest monthly drawdown" is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity (including notional equity) in the program and includes the month and year of such drawdown. A small number of accounts managed by Chesapeake have experienced monthly drawdowns which are materially larger than the largest composite monthly drawdown. These variances result from such factors as small account size, intra-month account opening or closing, significant intra-month additions or withdrawals and investment restrictions imposed by the client. Small account sizes refers to accounts of $1,000,000 trading level or less, which is substantially below the minimum account size now required by Chesapeake for new accounts.

** "Largest peak-to-valley drawdown" is the largest calendar month to calendar month loss experienced by the program on a composite basis (regardless of whether it is continuous) expressed as a percentage of total equity (including notional equity) in the program and includes the month(s) and year(s) in which it occurred. For example, a largest peak-to-valley drawdown of (16.62)% (1/92-5/92) means that the peak-to-valley drawdown lasted from January 1992 to May 1992 and resulted in a 16.62% drawdown. A small number of accounts managed by Chesapeake have experienced peak-to-valley drawdowns which are materially larger than the largest composite peak-to-valley drawdown. These variances result from such factors as small account size, intra-month account opening or closing, significant intra-month additions or withdrawals and investment restrictions imposed by the client.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

3. JOHN W. HENRY & COMPANY, INC. (CURRENT ALLOCATION 41.02%)

  THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION RELATING TO JOHN W. HENRY & COMPANY, INC. ("JWH") BEGINNING ON PAGE 97.

  Mr. John A.F. Ford is the director of marketing at JWH and is responsible for the development and implementation of strategic marketing and communications programs. He joined JWH in May 1996 from J.P. Morgan where he had been vice president and head of corporate communications for the firm's European operations, responsible for public relations, advertising, and marketing from February 1994 to October 1995. He was previously in similar position with J.P. Morgan at the Euroclear Operations Centre in Brussels from January 1992 to February 1994. From October 1995 to May 1996 he undertook a number of consultancy projects while relocating to the United States. Prior to joining J.P. Morgan, Mr. Ford was managing director of the European headquarters of Gavin Anderson & Co. (UK), an international corporate and investor relations consultancy, from February 1987 to December 1991. Mr. Ford has also been involved in advising the Chicago Mercantile Exchange on marketing its services to European institutions and advising the International Petroleum Exchange in London on similar issues. He also helped market Mercury Asset Management to major institutions and pension funds.

  Ms. Wendy B. Goodyear is director of the office of the chairman. She is responsible for managing and coordinating projects involving Mr. Henry. Ms. Goodyear joined JWH in October 1995 as director of marketing, responsible for the development and implementation of strategic marketing and communications programs. Prior to her employment at JWH, Ms. Goodyear was a vice president at Citibank where she held several positions, including product development manager for the depository receipt business and marketing manager for the pension business. Prior to joining Citibank in May 1993, Ms. Goodyear was employed at Bankers Trust Company from 1985 where she held positions of increasing responsibility in both the private bank and pension businesses. Ms. Goodyear received a B.A. in History from the University of Virginia and an M.B.A. from the Stern School of Business at New York University.

  Mr. Julius A. Staniewicz is the senior strategist in JWH's Product Development Department. He will also be President of JWH Asset Management, Inc. upon NFA registration. Prior to joining JWH in March of 1992, Mr. Staniewicz was employed with Shearson Lehman Brothers as a financial consultant starting in April 1991. Prior to that, beginning in 1990, Mr. Staniewicz was a vice president of Phoenix Asset Management, a commodity pool operator and introducing broker, where he helped develop futures funds for syndication and institutional investors. From 1986 to 1989, Mr. Staniewicz worked in the managed futures department at Prudential-Bache Securities, Inc., lastly as an assistant vice president and co-director of managed futures. In this capacity, Mr. Staniewicz oversaw all aspects of forming and offering futures funds, including the selection and monitoring of CTAs. Mr. Staniewicz received a B.A. in Economics from Cornell University.

  JWH was named as a co-defendant in certain purported class actions described in greater detail under "Certain Litigation" on page S-40. The actions essentially allege that JWH aided and abetted or directly participated with DWR in the subject matter of those actions and seek unspecified amounts of damages. JWH believes the allegations against it in such actions are without merit, it intends to contest those actions vigorously and is convinced that it will be shown to have acted properly and in the best interest of investors.

  THE FOLLOWING UPDATE AND REPLACE THE PERFORMANCE CAPSULES RELATING TO CURRENT TRADING PROGRAMS OF JWH APPEARING ON PAGES 104-113. PERFORMANCE CAPSULES FOR THE INTERRATE PROGRAM AND YEN FINANCIAL PORTFOLIO ACCOUNTS 7, 13 AND 15, ALL OF WHICH HAVE CLOSED, ARE ALSO INCLUDED TO REFLECT FINAL RESULTS NOT INCLUDED IN THE PROSPECTUS. SEE THE CAPSULES ON PAGES 106-113 AS TO FORMER YEN FINANCIAL PORTFOLIO ACCOUNTS 2, 3, 4, 5, 6, 9, 10, 11, 12, 16, 18, 20, 21,
22, 24, AND 25, THE INTERRATE PROGRAM, THE KT DIVERSIFIED PROGRAM, AND THE ACCOUNTS OPERATED BY JWH INVESTMENTS, INC., WHICH ARE NO LONGER IN OPERATION. THE FOOTNOTES ON PAGES 114-117 ARE AN INTEGRAL PART OF THE FOLLOWING CAPSULES. THE TERM "DRAWDOWN" AS USED IN THESE CAPSULES MEANS LOSSES EXPERIENCED BY THE TRADING PROGRAM OVER THE SPECIFIED PERIOD.

                         JOHN W. HENRY & COMPANY, INC.
                         FINANCIAL AND METALS PORTFOLIO

  The following reflects the composite performance information of John W. Henry & Company, Inc.'s Financial and Metals Portfolio, which trades a portion of the assets of Spectrum Technical.

     Name of CTA: John W. Henry & Company, Inc.
     Name of program: Financial and Metals Portfolio*
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: October 1984

     Number of open accounts: 70

     Aggregate assets overall: $1.5 billion

     Aggregate assets in program: $922.7 million
     Worst monthly drawdown: (18.0)%--(1/92)
     Worst month-end peak-to-valley drawdown: (39.5)%--
      (12/91-5/92)

     1996 year-to-date return (7 months): 2.4%
     1995 annual return: 38.5%
     1994 annual return: (5.3)%
     1993 annual return: 46.8%
     1992 annual return: (10.9)%
     1991 annual return: 61.9%

*Please see additional notes for the Financial and Metals Portfolio on page
114.

                         JOHN W. HENRY & COMPANY, INC.
                          ORIGINAL INVESTMENT PROGRAM

  The following reflects the composite performance information of John W. Henry & Company, Inc.'s Original Investment Program, which trades a portion of the assets of Spectrum Technical.

     Name of CTA: John W. Henry & Company, Inc.
     Name of program: Original Investment Program*
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: October 1982

     Number of open accounts: 26

     Aggregate assets overall: $1.5 billion

     Aggregate assets in program (including notional funds): $168.7 million

     Aggregate assets in program (excluding notional
      funds): $146.0 million
     Worst monthly drawdown: (14.1)%--(10/94)
     Worst month-end peak-to-valley drawdown: (26.2)%--(6/94-
      10/94)

     1996 year-to-date return (7 months): (1.2)%
     1995 annual return: 53.2%
     1994 annual return: (5.7)%
     1993 annual return: 40.6%
     1992 annual return: 10.9%
     1991 annual return: 5.4%

*Please see additional notes for the Original Investment Program on page 115.

  See "Supplementary Performance Information" on page 136 for pro forma annual (period) rates of return, prepared by the General Partner, for the period 1991 (or inception of trading) through November 1994 which, in certain cases, are lower than actual program results.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

       SUMMARY OF OTHER PROGRAMS TRADED BY JOHN W. HENRY & COMPANY, INC.

  The following summary performance information reflects the composite performance results of other programs currently traded (with the exception of Accounts 7, 13, and 15) by John W. Henry & Company, Inc.

     Name of CTA: John W. Henry & Company, Inc.
     Name of program: Global Diversified Portfolio
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: June 1988

     Number of open accounts: 16

     Aggregate assets overall: $1.5 billion

     Aggregate assets in program: $124.7 million


     Worst monthly drawdown: (16.8)%--(7/91)
     Worst month-end peak-to-valley drawdown: (29.1)%--(12/91-5/92)

     1996 year-to-date return (7 months): (8.8)%
     1995 annual return: 19.6%*
     1994 annual return: 10.1%
     1993 annual return: 59.8%
     1992 annual return: (12.6)%
     1991 annual return: 40.4%

     *Please see additional note for the Global Diversified Portfolio on page 116.

     Name of CTA: John W. Henry & Company, Inc.
     Name of program: The World Financial Perspective
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: April 1987
     Number of open accounts: 5

     Aggregate assets overall: $1.5 billion

     Aggregate assets in program: $14.8 million
     Worst monthly drawdown: (21.6)%--(1/92)
     Worst month-end peak-to-valley drawdown: (32.0)%--(12/91-10/92)

     1996 year-to-date return (7 months): 8.5%
     1995 annual return: 32.2%
     1994 annual return: (15.2)%
     1993 annual return: 13.7%
     1992 annual return: (23.2)%
     1991 annual return: 14.6%

     Name of CTA:  John W. Henry & Company, Inc.
     Name of program: Delivered Yen Denominated Financial and Metals Profile Inception of client trading by CTA: October 1982
     Inception of client trading in program: October 1995
     Number of open accounts: 1

     Aggregate assets overall: $1.5 billion

     Aggregate assets in program: (Yen)930.6 million
     Worst monthly drawdown*: (3.2)%--(2/96)
     Worst month-end peak-to-valley drawdown*: (3.7)%--(1/96-5/96)

     1996 year-to-date return (7 months): (1.9)%
     1995 period return (3 months): 0.2%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     Name of CTA:  John W. Henry & Company, Inc.
     Name of program: Yen Financial Portfolio
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: January 1992
     Number of open accounts: 7

     Aggregate assets overall: $1.5 billion

     Aggregate assets in program: $36.5 million
     Worst monthly drawdown for any single account: (14.4)%--(2/92)

     Worst month-end peak-to-valley drawdown: (32.1)%--(4/95-6/96)

                                   ACCOUNT 1

  The account below commenced trading on January 14, 1992 and as of July 31, 1996 was profitable. Assets under management are $5,549,861 as of July 31, 1996. The largest drawdown since inception was (30.5)% from April 1995 through July 1996. The largest monthly drawdown was (14.4)% in February 1992.

     1996 year-to-date return (7 months): (19.8)%
     1995 annual return:  20.6%
     1994 annual return: (13.0)%
     1993 annual return:  76.4%
     1992 annual return:  20.01%

                                   ACCOUNT 7

  The account below commenced trading on December 31, 1992 and closed profitably in March 1996. The largest drawdown since inception was (15.8)% from December 1993 through January 1995. The largest monthly drawdown was (4.9)% in July 1995.

     1996 period return (3 months): (4.1)%
     1995 annual return:   31.4%
     1994 annual
     return:             (14.1)%
     1993 annual return:   69.2%

     1992 period return (1
     month):   0.1%

                                   ACCOUNT 8

  The account below commenced trading on January 4, 1993 and as of July 31, 1996 was profitable. Assets under management are $966,726 as of July 31, 1996. The largest monthly drawdown since inception was (29.0)% from April 1995 through July 1996. The largest monthly drawdown was (6.9)% in July 1995.

     1996 period return (7 months): (18.7)%
     1995 annual return: 21.0%

     1994 annual return:(8.8)%

     1993 annual return: 71.4%

                                   ACCOUNT 13

  The account below commenced trading on March 11, 1994 and closed profitably on April 1, 1996. The largest drawdown since inception was (18.5)% from April 1995 through April 1996. The largest monthly drawdown was (6.2)% in July 1995.

     1996 period return (4
     months):               (6.3)%
     1995 annual return:    18.5%
     1994 period return (10
     months): (10.1)%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                   ACCOUNT 14

  The account below commenced trading on January 18, 1994 and as of July 31, 1996 was profitable. Assets under management are $835,294 as of July 31, 1996. The largest drawdown since inception was (26.6)% from April 1995 through July 1996. The largest monthly drawdown was (6.0)% in July 1995.

     1996 period return (7 months): (17.1)%
     1995 annual return: 22.4%
     1994 annual return: (7.5)%

                                   ACCOUNT 15

  The account below commenced trading on December 1, 1994 and closed profitably in April 1996. The largest drawdown since inception was (21.1)% from April 1995 through April 1996. The largest monthly drawdown was (6.6)% in July 1995.

     1996 period return (4 months): (7.8)%
     1995 annual return: 18.3%
     1994 period return (1 month): 0.2%

                                   ACCOUNT 17

  The account below commenced trading on June 3, 1994 and as of July 31, 1996 was profitable. Assets under management are $20,962,451 as of July 31, 1996. The largest drawdown since inception was (22.3)% from April 1995 through July 1996. The largest monthly drawdown was (6.5)% in July 1995.

     1996 period return (7 months): (14.1)%
     1995 annual return: 24.2%
     1994 period return (6 months): (1.6)%

                                   ACCOUNT 19

  The account below commenced trading on August 31, 1994 and as of July 31, 1996 was profitable. Assets under management are $4,657,931 as of July 31, 1996. The largest drawdown since inception was (30.4)% from April 1995 through July 1996. The largest monthly drawdown was (7.1)% in July 1995.

     1996 period return (7 months): (17.0)%
     1995 annual return: 21.1%
     1994 period return (5 months): (4.3)%

                                   ACCOUNT 23

  The account below commenced trading on January 5, 1995 and as of July 31, 1996 was unprofitable. Assets under management are $2,028,892 as of July 31, 1996. The largest drawdown since inception was (35.5)% from May 1995 through July 1996. The largest monthly drawdown was (7.5)% in July 1995.

     1996 period return (7 months): (21.5)%
     1995 annual return: 13.2%

                                   ACCOUNT 26

  The yen denominated account below commenced trading on March 4, 1994 and as of July 31, 1996 was profitable. Assets under management are (Yen)164,339,028 as of July 31, 1996. The largest drawdown since inception was (15.9)% from February 1996 through July 1996. The largest monthly drawdown was (6.7)% in July 1996.

     1996 period return (7 months):  (12.9)%
     1995 annual return: 28.1%
     1994 period return (10 months): (11.2)%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     Name of CTA: John W. Henry & Company, Inc.
     Name of program: International Foreign Exchange Program
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: August 1986
     Number of open accounts: 7

     Aggregate assets overall: $1.5 billion

     Aggregate assets in program: $72.0 million
     Worst monthly drawdown: (12.0)%--(1/92)
     Worst month-end peak-to-valley drawdown: (24.1)%--(12/91-4/92)

     1996 year-to-date return (7 months): 1.3%

     1995 annual return: 16.9%
     1994 annual return: (6.3)%
     1993 annual return: (4.5)%
     1992 annual return: 4.5%
     1991 annual return: 38.7%

     Name of CTA:  John W. Henry & Company, Inc.
     Name of program: G-7 Currency Portfolio
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: February 1991
     Number of open accounts: 8

     Aggregate assets overall: $1.5 billion

     Aggregate assets in program: $109.6 million
     Worst monthly drawdown: (10.7)%--(1/92)
     Worst month-end peak-to-valley drawdown: (19.5%)%--(7/93-1/95)

     1996 year-to-date return (7 months): 0.1%
     1995 annual return: 32.2%*
     1994 annual return: (4.9)%
     1993 annual return: (6.3)%
     1992 annual return: 14.6%
     1991 annual return: 48.5%

     Please see additional note for the G-7 Currency Portfolio on page 116.

     Name of CTA: John W. Henry & Company, Inc.
     Name of program: InterRate(TM)
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: December 1988

     Number of open accounts: 0

     Aggregate assets overall: $1.5 billion

     Aggregate assets in program: $17.9 million
     Worst monthly drawdown: (9.7)%--(9/92)
     Worst month-end peak-to-valley drawdown: (17.8)%--(8/92-2/94)

     1996 period (7 months): 5.8%
     1995 annual return: 5.2%
     1994 annual return: 3.4%
     1993 annual return: (5.4)%
     1992 annual return: (0.7)%
     1991 annual return: 8.7%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     Name of CTA: John W. Henry & Company, Inc.
     Name of program: International Currency and Bond Portfolio
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: January 1993
     Number of open accounts: 1

     Aggregate assets overall: $1.5 billion
     Aggregate assets in program: $2.0 million
     Worst monthly drawdown: (6.7)%--(7/94)
     Worst month-end peak-to-valley drawdown: (20.1)%--(6/94-1/95)

     1996 year-to-date return (7 months): (3.5)%*
     1995 annual return: 36.5%*
     1994 annual return: (2.3)%
     1993 annual return: 14.8%

     *Please see additional note for the International Currency and Bond Portfolio on page 116.

     Name of CTA: John W. Henry & Company, Inc.
     Name of program: Global Financial Portfolio
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: June 1994

     Number of open accounts: 3

     Aggregate assets overall: $1.5 billion

     Aggregate assets in program: $55.2 million
     Worst monthly drawdown: (17.4)%--(11/94)
     Worst month-end peak-to-valley drawdown: (46.0)%--(6/94-1/95)

     1996 year-to-date return (7 months): 0.7%*
     1995 annual return: 86.2%*
     1994 annual return: (37.7)%

     *Please see additional notes for the Global Financial Portfolio on page
     116.

     Name of CTA: John W. Henry & Company, Inc.

     Name of program: Worldwide Bond Program

     Inception of client trading by CTA: October 1982

     Inception of client trading in program: July 1996

     Number of open accounts: 2

     Aggregate assets overall: $1.5 billion

     Aggregate assets in program: $9.2 million

     Worst monthly drawdown: none

     Worst month-end peak-to-valley drawdown: none

     1996 period return (1 month): 1.4%

     Name of CTA: John W. Henry & Company, Inc.

     Name of program: Dollar Program

     Inception of client trading by CTA: October 1982

     Inception of client trading in program: July 1996

     Number of open accounts: 2

     Aggregate assets overall: $1.5 billion

     Aggregate assets in program: $9.0 million

     Worst monthly drawdown: (1.2)%--(7/96)

     Worst month-end peak-to-valley drawdown: (1.2)%--(7/96)

     1996 period return (1 month): (1.2)%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

DEAN WITTER SPECTRUM BALANCED L.P.

RXR, INC. (CURRENT ALLOCATION 100%)

  THE FOLLOWING UPDATE AND REPLACE THE PERFORMANCE CAPSULES RELATING TO CURRENT TRADING PROGRAMS OF RXR, INC. APPEARING ON PAGES 124-126. SEE CAPSULES A-2, B-1, B-2, C-3, C-4, C-5, AND C-6 ON PAGES 125, 129, 131, 132, AND 133 AS
TO PROGRAMS WHICH ARE NO LONGER IN OPERATION. THE NOTES ON PAGES 128 AND 133-135 ARE AN INTEGRAL PART OF THE FOLLOWING CAPSULES. THE TERM "DRAWDOWN" AS USED IN THESE CAPSULES MEANS LOSSES EXPERIENCED BY THE TRADING PROGRAM OVER THE SPECIFIED PERIOD.

                                  CAPSULE A-1
                                   RXR, INC.
                          BALANCED PORTFOLIO PROGRAM

     Name of CTA: RXR and RXR Capital
     Name of program: Balanced Portfolio Program
     Inception of trading by CTA: March 1983
     Inception of trading in program: September 1986

     Aggregate assets overall (excluding notional): $206.3 million

     Aggregate assets overall (including notional):  $218.9 million

     Aggregate assets in program:  $119.3 million

     Number of open accounts: 9
     Worst monthly drawdown: (4.80)% (2/96)

     Worst month-end peak-to-valley drawdown: (7.83)% (1/94-12/94)

     1996 year-to-date return (7 months): (4.35)%
     1995 annual return: 18.90%
     1994 annual return: (7.83)%
     1993 annual return: 11.01%
     1992 annual return: 9.81%
     1991 annual return: 11.71%

  See "Supplementary Performance Information" on page 136 for pro forma annual (period) rates of return, prepared by the General Partner, for the period 1991 (or inception of trading) through November 1994 which, in certain cases, are lower than actual program results.

                                  CAPSULE A-3
                                   RXR, INC.
                          BALANCED PORTFOLIO PROGRAM

     Name of CTA: RXR and RXR Capital
     Name of program: Balanced Portfolio Program
     Inception of trading of CTA: March 1983
     Inception of trading in program: November 1993
     Number of open accounts: 0 (account closed in May 1996)

     Aggregate assets overall (excluding notional): $206.3 million

     Aggregate assets overall (including notional): $218.9 million Aggregate assets in program: $0
     Worst monthly drawdown: (6.00)%--(2/96)
     Worst month-end peak-to-valley drawdown: (12.05)%--(1/94-12/94) 1996 period return (5 months): (4.69)%
     1995 annual return: 27.43%
     1994 annual return: (12.01)%
     1993 period return (2 months): 1.53%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                  CAPSULE A-4
                                   RXR, INC.
                           BALANCED PORTFOLIO PROGRAM

     Name of CTA: RXR and RXR Capital
     Name of program: Balanced Portfolio Program
     Inception of trading of CTA: March 1983
     Inception of trading in program: February 1994
     Number of open accounts: 1

     Aggregate assets overall (excluding notional): $206.3 million

     Aggregate assets overall (including notional): $218.9 million

     Aggregate assets in program: $10.1 million
     Worst monthly drawdown: B: (4.79)%--(2/96)
     Worst monthly drawdown: C: (5.02)%--(2/96)
     Worst month-end peak-to-valley drawdown: B: (6.84)%--(4/94-11/94) Worst month-end peak-to-valley drawdown: C: (9.88)%--(4/94-12/94)

     1996 year-to-date return (7 months): A: 2.62%, B: (2.78)%, C: (5.27)%

     1995 annual return: A: 5.99%, B: 22.70%, C: 15.85%
     1994 annual return: A: 3.83%, B: (5.44)%, C: (8.97)%

                                  CAPSULE A-5
                                   RXR, INC.
                           BALANCED PORTFOLIO PROGRAM

     Name of CTA: RXR and RXR Capital
     Name of program: Balanced Portfolio Program
     Inception of trading by CTA: March 1983
     Inception of trading in program: March 1994
     Number of open accounts: 1

     Aggregate assets overall (excluding notional): $206.3 million

     Aggregate assets overall (including notional): $218.9 million

     Aggregate assets in program: $44.4 million
     Worst monthly drawdown: (4.29)%-(2/96)

     Worst month-end peak-to-valley drawdown: (6.52)%-(4/94-11/94)

     1996 year-to-date return (7 months): (2.23)%
     1995 annual return: 15.35%
     1994 annual return: (5.73)%

                                  CAPSULE A-6
                                   RXR, INC.
                           BALANCED PORTFOLIO PROGRAM

     Name of CTA: RXR and RXR Capital
     Name of program: Balanced Portfolio Program
     Inception of trading by CTA: March 1983
     Inception of trading in program: November 1994
     Number of open accounts: 1

     Aggregate assets overall (excluding notional): $206.3 million

     Aggregate assets overall (including notional): $218.9 million

     Aggregate assets in program: $18.7 million
     Worst monthly drawdown: (7.94)%-(2/96)

     Worst month-end peak-to-valley drawdown: (10.64)%-(2/96-5/96)

     1996 year-to-date return (7 months): (9.10)%
     1995 annual return: 22.82%
     1994 period return (2 months): (1.75)%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                  CAPSULE B-3
                        EQUITY YIELD ENHANCEMENT PROGRAM

     Name of CTA: RXR and RXR Capital
     Name of program: Equity Yield Enhancement Program (EYE)
     Inception of trading by CTA: March 1983
     Inception of trading in program: September 1992
     Number of open accounts: 1

     Aggregate assets overall (excluding notional): $206.3 million

     Aggregate assets overall (including notional): $218.9 million

     Aggregate assets in program: $13.4 million

     Largest monthly drawdown: B: (4.84)%--(8/95)

     Largest monthly drawdown: C: (3.41)%--(11/95)

     Worst month-end peak-to-valley drawdown: B: (4.84)%--
     (8/95)

     Worst month-end peak-to-valley drawdown: C: (32.09)%--
     (10/92-5/96)

     1996 year-to-date return (7 months): A: 6.53%, B: 4.14%,
     C: (2.73)%
     1995 annual return : A: 39.32%, B: 17.26%, C: (16.66)%
     1994 annual return: A: 3.89%, B: 1.95%, C: (2.53)%
     1993 annual return: A: 12.93%, B: 6.24%, C: (6.22)%
     1992 period return (4 months): A: 5.43%, B: 1.49%, C:
     (3.84)%
     A = Underlying portfolio rate of return, B = Combined A+C rate of return, and C = the CTA's rate of return.

                                  CAPSULE C-1
                          DIVERSIFIED TRADING PROGRAM

     Name of CTA: RXR and RXR Capital
     Name of program: Diversified Trading Program
     Inception of trading by CTA: March 1983
     Inception of trading in program: March 1983

     Number of open accounts: 7

     Aggregate assets overall (excluding notional): $206.3 million

     Aggregate assets overall (including notional): $218.9 million

     Aggregate assets in program (excluding notional): $7.1 million

     Aggregate assets in program (including notional): $7.1 million

     Worst monthly drawdown: (18.15)%--(1/91)

     Worst month-end peak-to-valley drawdown: (24.20)%--
     (1/91-5/91)

     1996 year-to-date return (7 months): (7.21%)
     1995 annual return: 20.93%
     1994 annual return: (20.41)%
     1993 annual return: 13.37%
     1992 annual return: 11.29%
     1991 annual return: 8.59%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                  CAPSULE C-2
                      FINANCIAL TRADING PROGRAM COMPOSITE
                                (Including JGB)

     Name of CTA: RXR and RXR Capital
     Name of program: Financial Trading Program (Including JGB)
     Inception of trading by CTA: March 1983
     Inception of trading in program: January 1991
     Number of open accounts: 1

     Aggregate assets overall (excluding notional): $206.3 million

     Aggregate assets overall (including notional): $218.9 million

     Aggregate assets in program: $3.9 million
     Worst monthly drawdown: (12.68)%--(4/92)
     Worst month-end peak-to-valley drawdown: (26.39)%--(4/94-1/95)

     1996 year-to-date return (7 months): (5.54)%
     1995 annual return: 17.24%
     1994 annual return: (22.24)%
     1993 annual return:  20.64%
     1992 annual return:  14.63%
     1991 annual return:  18.47%

                                  CAPSULE C-7*
                      DIVERSIFIED TRADING PROGRAM ACCOUNT

     Name of Advisor: RXR and RXR Capital
     Name of program: Diversified Trading Program
     Inception of trading by CTA: March 1983
     Inception of trading in program: May 1996

     Aggregate assets overall (excluding notional): $206.3 million

     Aggregate assets overall (including notional): $218.9 million

     Total assets in program: $386,125 (actual funds)

                          $1,986,125 (nominal funds)

     Worst monthly drawdown: May 1996 (0.68)%

     Worst month-end peak-to-valley drawdown: (0.80)%--(5/96-6/96)

     1996 period return (3 months): (0.69)%


* Capsule C-7 sets forth the actual performance record of an account that commenced trading in May 1996. Due to client-imposed restrictions, this account is traded with less leverage than other accounts that are also managed pursuant to the Diversified Trading Program. The notes to Capsules C-5 and C-6 on pages 134-135 are also applicable to Capsule C-7 and should be read in conjunction with Capsule C-7.



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                            CERTAIN LITIGATION

  At any given time, DWR is involved in numerous legal actions, some of which seek significant damages. On January 16, 1992, DWR, without admitting or denying liability, consented to findings in an administrative proceeding brought by the SEC that it failed to keep accurate records with respect to customer orders relating to the primary distribution of securities of government sponsored enterprises ("GSEs"). In that proceeding, DWR was censured, paid a civil money penalty of $100,000, and was ordered to cease and desist from any future violations of Section 17(a) of the 1934 Act and Rules 17a-3 and 17a-4 thereunder in connection with the primary distribution of securities of GSEs.

  On May 16, 1996, an NASD arbitration panel awarded damages and costs against DWR and one of its account executives in the amount of approximately $1.1 million, including punitive damages, to three customers who alleged, among other things, fraud and misrepresentation in connection with their individually managed futures accounts (not commodity pools).

  On September 6, 10, and 20, 1996, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter Management Corporation, Dean Witter Futures and Currency Management Inc., Dean Witter, Discover & Co. (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. Also, on September 18 and 20, 1996 similar purported class actions were filed in the Supreme Court of the State of New York, New York County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. Generally, these complaints allege, among other things, that the defendants committed fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties, including the Partnerships, could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

  During the five years preceding the date of this Prospectus, there have been (other than as described above) no material criminal, civil or administrative actions pending, on appeal or concluded against DWR, Demeter or any of their principals which DWR or Demeter believes would be material to an investor's decision to invest in the Partnership.


                   THE FUTURES, OPTIONS AND FORWARDS MARKETS

  THE FOLLOWING SUPPLEMENTS THE INFORMATION UNDER "THE FUTURES, OPTIONS AND FORWARDS MARKETS" ON PAGE 142.

  Since 1974, the market in futures interests has undergone dramatic changes. According to statistics provided by the Futures Industry Association, in 1974 the futures markets were divided 82% in agricultural products, 15% in metals, 2% in currencies, and 1% in lumber and energy products; by 1995, the markets were divided 54% in interest rates, 12% in agriculturals, 11% in stock indices, 9% in currencies, 8% in metals, and 6% in energy products. By 1995, over $21 billion was invested in managed futures interests.

                              PLAN OF DISTRIBUTION

  THE FOLLOWING SUPPLEMENTS THE INFORMATION UNDER "SUMMARY OF THE PROSPECTUS-- THE OFFERING--NO SELLING COMMISSIONS OR CHARGES FOR ORGANIZATIONAL OR OFFERING EXPENSES" ON PAGE 10 AND IN THE FIFTH PARAGRAPH UNDER "PLAN OF DISTRIBUTION" ON PAGE 150.

  By reason of the reduced flat-rate brokerage fees payable to the Commodity Broker effective September 1, 1996, the continuing compensation payable by DWR to its employees will increase from up to 72% to up to 76% of the brokerage fees attributable to outstanding Units sold by such employees.

                             POTENTIAL ADVANTAGES

  THE FOLLOWING SUPPLEMENTS AND REPLACES THE INFORMATION UNDER "POTENTIAL ADVANTAGES--INVESTMENT DIVERSIFICATION" ON PAGE 161.

  Investment Diversification. An investor who is not prepared to make a significant investment or spend substantial time trading various futures interests nevertheless may participate in these markets through an investment in a Partnership, thereby obtaining diversification from investments in stocks, bonds, and real estate. The General Partner believes, on the basis of the past experience of the Partnerships, that the profit potential of a Partnership does not depend upon favorable general economic conditions, and that a Partnership is as likely to be profitable during periods of declining stock, bond, and real estate markets as at any other time; conversely, a Partnership may be unprofitable (as well as profitable) during periods of general favorable economic conditions.

  The table below is an empirical example of how different assets can react to business cycles. In each case, the asset class is represented by a recognized industry index for that asset.

               ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

                           BONDS                       MANAGED
              STOCKS   (SALOMON CORP. INT'L STOCKS FUTURES (BARCLAY
             (S&P 500)  BOND INDEX)   (EAFE INDEX)    CTA INDEX)
             --------- -------------- ------------ ----------------
       1981    -5.0%        -1.2%         -1.0%          23.9%
       1982    21.6%        42.5%         -0.9%          16.7%
       1983    22.5%         6.3%         24.6%          23.8%
       1984     6.2%        16.8%          7.9%           8.7%
       1985    31.7%        30.1%         56.7%          25.5%
       1986    18.6%        19.9%         70.0%           3.8%
       1987     5.2%        -0.2%         24.9%          57.3%
       1988    16.5%        10.7%         28.6%          21.8%
       1989    31.6%        16.2%         10.8%           1.8%
       1990    -3.1%         6.8%        -23.2%          21.0%
       1991    30.4%        19.9%         12.5%           3.7%
       1992     7.6%         9.4%        -11.8%          -0.9%
       1993    10.1%        13.2%         32.9%          10.4%
       1994     1.3%        -5.8%          8.1%          -0.7%
       1995    37.5%        27.2%         11.5%          13.7%

  Performance data for stocks, bonds and international stocks is provided by Thomson Investment Software, Rockville, MD. Managed futures performance data is represented by the Barclay CTA Index, Fairfield, IA.

  THE PERFORMANCE INFORMATION OF THE ASSET CLASSES ABOVE DOES NOT REFLECT THE EFFECT OF FEES IDENTICAL TO THOSE TO BE PAID BY THE PARTNERSHIPS, INCLUDING MANAGEMENT, INCENTIVE AND BROKERAGE FEES. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. PLEASE NOTE THAT WHILE THE BARCLAY CTA INDEX REFLECTS RESULTS NET OF ACTUAL FEES AND EXPENSES, IT INCLUDES ACCOUNTS WITH TRADING ADVISORS AND FEE STRUCTURES THAT DIFFER FROM PUBLIC MANAGED FUTURES FUNDS (SUCH AS THE DEAN WITTER SPECTRUM SERIES). ACCORDINGLY, WHILE THE BARCLAY CTA INDEX IS BELIEVED TO BE REPRESENTATIVE OF MANAGED FUTURES IN GENERAL, THE PERFORMANCE OF PUBLIC MANAGED FUTURE FUNDS AS A SUBCLASS MAY DIFFER. SEE "THE SPECTRUM SERIES--PERFORMANCE RECORDS" ON PAGES S-2-S-4, AND "THE TRADING MANAGERS" ON PAGES 58-136 AND S-18-S-39, FOR PERFORMANCE INFORMATION ABOUT THE PARTNERSHIPS AND THE TRADING MANAGERS.

                                ---------------

  Over time, managed futures investments have demonstrated that they have the potential to perform independently of traditional markets such as stocks and bonds. The factors that influence the stock and bond markets can affect the futures markets in different ways and to varying degrees.

                                     [ART]

Notes to "Managed Futures vs. Stocks" Table:

  Managed futures investments can serve to diversify a portfolio and smooth overall portfolio volatility. Several academic studies, such as the late John Lintner's of Harvard University, indicate that the nature of the futures markets traded, combined with the ability to profit in rising or declining markets as well as in bull or bear market cycles, have contributed to the non-correlated nature of returns experienced by managed futures investments.

  The chart above illustrates the performance of managed futures against that of stocks from 1981 through 1995, using the recognized market indices of each asset. Stocks are represented by the S&P 500 Index, Thomson Investment Software, Rockville, MD; managed futures are represented by the Barclay CTA Index, Barclay Trading Group, Fairfield, IA. Each bar represents the asset class performance derived from successive 12-month hypothetical holding periods or windows. (A 12-month holding period is defined as a period of 12 consecutive months, i.e., from January 1989 to December 1989; the next would be from February 1989 to January 1990, etc.)

  By overlaying returns, investors can see the potential benefits of a diversified portfolio that includes both traditional asset classes as well as assets that are non-traditional and non-correlated. There are many times when both the managed futures and stock indices showed positive performance. Obviously, though, there is no investment that only appreciates. There are 19 periods when managed futures showed negative returns, while stocks experienced 26 periods of negative returns during the studied time frame. While not a guarantee of future results, this chart provides clear indication of the non-correlated aspect of managed futures. This non-correlation enables investors with managed futures to potentially lower the overall volatility of their portfolios.

  THE PERFORMANCE INFORMATION OF THE ASSET CLASSES ABOVE DOES NOT REFLECT THE EFFECT OF FEES IDENTICAL TO THOSE TO BE PAID BY THE PARTNERSHIPS, INCLUDING MANAGEMENT, INCENTIVE AND BROKERAGE FEES. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. PLEASE NOTE THAT WHILE THE BARCLAY CTA INDEX REFLECTS RESULTS NET OF ACTUAL FEES AND EXPENSES, IT INCLUDES ACCOUNTS WITH TRADING ADVISORS AND FEE STRUCTURES THAT DIFFER FROM PUBLIC MANAGED FUTURES FUNDS (SUCH AS THE DEAN WITTER SPECTRUM SERIES). ACCORDINGLY, WHILE THE BARCLAY CTA INDEX IS BELIEVED TO BE REPRESENTATIVE OF MANAGED FUTURES IN GENERAL, THE PERFORMANCE OF PUBLIC MANAGED FUTURE FUNDS AS A SUBCLASS MAY DIFFER. SEE "THE SPECTRUM SERIES-- PERFORMANCE RECORDS" ON PAGES S-3-S-5, AND "THE TRADING MANAGERS" ON PAGES 58-136 AND S-18-S-39, FOR PERFORMANCE INFORMATION ABOUT THE PARTNERSHIPS AND THE TRADING MANAGERS.

                                ---------------

  Each Partnership's combined benefits of aggressive growth potential (with commensurate risk) and diversification can potentially reduce overall portfolio volatility while maximizing profits. By combining asset classes, investors strive to create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. While past performance is no guarantee of future results, a managed futures investment such as the Partnerships may profit (with commensurate risk) in sustained futures interests market moves, regardless of their direction, a potential enhancement to an investor's overall portfolio.

  The trading managers' speculative trading techniques will be the primary factors in the Partnerships' future success or failure. Investors should note that there are always two parties to a futures interests contract; consequently, for any gain achieved by one party on a futures interests contract, a corresponding loss is suffered by the other. Therefore, due to the nature of futures interests trading, only 50% of futures interests held by all market participants can experience gain at any one time, without reference to brokerage commissions and other costs of trading, which may reduce or eliminate any gain that would otherwise be achieved.

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
Dean Witter Spectrum Balanced L.P.
Dean Witter Spectrum Strategic L.P.
Dean Witter Spectrum Technical L.P.:

We have audited the accompanying statements of financial condition of Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Technical L.P. (the "Partnerships"), as of December 31, 1995 and 1994 and the related statements of operations, changes in partners' capital, and cash flows for the year ended December 31, 1995 and for the period from November 2, 1994 (commencement of operations) to December 31, 1994. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Technical L.P., as of December 31, 1995 and 1994 and the results of their operations and their cash flows for the year ended December 31, 1995 and for the period from November 2, 1994 (commencement of operations) to December 31, 1994 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

February 21, 1996
New York, New York

                       DEAN WITTER SPECTRUM BALANCED L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                                              DECEMBER 31,
                                              JUNE 30,    --------------------
                                                1996         1995      1994
                                             -----------  ---------- ---------
                                                  $           $          $
                                             (UNAUDITED)
ASSETS
Equity in Commodity futures trading
 accounts:
 Cash                                        18,153,795   13,409,068 3,260,143
 Net unrealized gain on open contracts          165,468      392,428    18,804
 Net option premiums received                  (120,200)         --        --
                                             ----------   ---------- ---------
  Total Trading Equity                       18,199,063   13,801,496 3,278,947
Subscriptions receivable                        579,455    1,061,057   522,720
Interest receivable (DWR)                        75,134       61,129    16,204
                                             ----------   ---------- ---------
  Total Assets                               18,853,652   14,923,682 3,817,871
                                             ==========   ========== =========
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                             346,795       38,746       --
Accrued brokerage commissions (DWR)              90,418       66,673    16,573
Accrued management fees                          18,837       13,890     3,453
Incentive fees payable                              --        49,873       --
                                             ----------   ---------- ---------
  Total Liabilities                             456,050      169,182    20,026
                                             ----------   ---------- ---------
PARTNERS' CAPITAL
Limited Partners (1,673,582.146,
 1,209,758.681 and 376,514.897 Units,
 respectively)                               18,204,494   14,604,689 3,701,277
General Partner (17,752.928, 12,409.369 and
 9,823.400 Units, respectively)                 193,108      149,811    96,568
                                             ----------   ---------- ---------
  Total Partners' Capital                    18,397,602   14,754,500 3,797,845
                                             ----------   ---------- ---------
  Total Liabilities and Partners' Capital    18,853,652   14,923,682 3,817,871
                                             ==========   ========== =========
NET ASSET VALUE PER UNIT                          10.88        12.07      9.83
                                             ==========   ========== =========



   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM STRATEGIC L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                            DECEMBER 31,
                             JUNE 30,   ----------------------
                               1996        1995        1994
                            ----------- ----------  ----------
                                 $          $           $
                            (UNAUDITED)
 ASSETS
 Equity in Commodity
 futures trading accounts:
  Cash                      38,872,293  29,593,927   9,649,168
  Net unrealized gain on
   open contracts              917,324   1,819,403     367,611
  Net option premiums
   received                     30,832     (19,873)    (46,457)
                            ----------  ----------  ----------
   Total Trading Equity     39,820,449  31,393,457   9,970,322
 Subscriptions receivable    2,224,620   1,547,750   2,036,646
 Interest receivable (DWR)     129,454     108,075      35,804
                            ----------  ----------  ----------
   Total Assets             42,174,523  33,049,282  12,042,772
                            ==========  ==========  ==========
 LIABILITIES AND PARTNERS' CAPITAL
 LIABILITIES
 Redemptions payable           385,260      77,310         --
 Accrued brokerage
  commissions (DWR)            296,746     212,825      72,060
 Accrued management fees       135,655      97,291      32,942
 Incentive fees payable            --      198,924      18,841
                            ----------  ----------  ----------
   Total Liabilities           817,661     586,350     123,843
                            ----------  ----------  ----------
 PARTNERS' CAPITAL
 Limited Partners
  (4,021,226.369,
  2,905,719.741 and
  1,178,097.030 Units,
  respectively)             40,935,627  32,132,595  11,971,839
 General Partner
  (41,379.149, 29,872.079
  and 12,697.303 Units,
  respectively)                421,235     330,337     127,090
                            ----------  ----------  ----------
   Total Partners' Capital  41,356,862  32,462,932  11,918,929
                            ----------  ----------  ----------
   Total Liabilities and
    Partners' Capital       42,174,523  33,049,282  12,042,772
                            ==========  ==========  ==========
 NET ASSET VALUE PER UNIT        10.18       11.06       10.01
                            ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM TECHNICAL L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                                          DECEMBER 31,
                                           JUNE 30,   ---------------------
                                             1996        1995         1994
                                          ----------- ---------- --------------
                                               $          $          $
                                          (UNAUDITED)
ASSETS
Equity in Commodity futures trading
 accounts:
 Cash                                     78,537,769  52,705,410 11,829,496
 Net unrealized gain on open contracts     3,500,193   4,086,548    724,455
                                          ----------  ---------- ----------
  Total Trading Equity                    82,037,962  56,791,958 12,553,951
Subscriptions receivable                   5,170,213   3,091,196  2,484,249
Interest receivable (DWR)                    263,101     192,688     46,478
                                          ----------  ---------- ----------
  Total Assets                            87,471,276  60,075,842 15,084,678
                                          ==========  ========== ==========
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                          643,870     184,326        --
Accrued brokerage commissions (DWR)          575,275     387,839     91,924
Accrued management fees                      262,983     177,298     42,022
Incentive fees payable                           --          --      19,678
                                          ----------  ---------- ----------
  Total Liabilities                        1,482,128     749,463    153,624
                                          ----------  ---------- ----------
PARTNERS' CAPITAL
Limited Partners (7,162,981.544,
 5,105,307.329 and 1,509,924.871 Units,
 respectively)                            85,124,376  58,726,495 14,771,789
General Partner (72,768,158, 52,150.079
 and 16,279.549 Units, respectively)         864,772     599,884    159,265
                                          ----------  ---------- ----------
  Total Partners' Capital                 85,989,148  59,326,379 14,931,054
                                          ----------  ---------- ----------
  Total Liabilities and Partners' Capital 87,471,276  60,075,842 15,084,678
                                          ==========  ========== ==========
NET ASSET VALUE PER UNIT                       11.88       11.50       9.78
                                          ==========  ========== ==========


   The accompanying notes are an integral part of these financial statements.

                       DEAN WITTER SPECTRUM BALANCED L.P.

                            STATEMENTS OF OPERATIONS

                                                                      FOR THE
                                                                    PERIOD FROM
                          FOR THE SIX MONTHS     FOR THE YEAR    NOVEMBER 2, 1994
                            ENDED JUNE 30,          ENDED          (COMMENCEMENT
                        ------------------------ DECEMBER 31,    OF OPERATIONS) TO
                           1996         1995         1995        DECEMBER 31, 1994
                        -----------  ----------- ------------    -----------------
                             $            $           $                  $
                        (UNAUDITED)  (UNAUDITED)
REVENUES
Trading Profit (Loss):
 Realized               (1,190,031)     893,810    1,508,581          (61,916)
 Net change in
  unrealized              (226,960)     161,952      373,624           18,804
                        ----------    ---------   ---------           -------
  Total Trading Results (1,416,991)   1,055,762    1,882,205          (43,112)
Interest income (DWR)      401,024      152,706      447,608           25,896
                        ----------    ---------   ---------           -------
  Total Revenues        (1,015,967)   1,208,468    2,329,813          (17,216)
                        ----------    ---------   ---------           -------
EXPENSES
Brokerage commissions
 (DWR)                     494,446      170,162      503,995           29,040
Management fees            103,010       35,450      104,999            6,050
Incentive fees                 --       111,283      161,155              --
                        ----------    ---------   ---------           -------
  Total Expenses           597,456      316,895      770,149           35,090
                        ----------    ---------   ---------           -------
NET INCOME (LOSS)       (1,613,423)     891,573    1,559,664          (52,306)
                        ==========    =========        =========      =======
Net Income (Loss)
 Allocation:
Limited Partners        (1,596,720)     874,955    1,536,421          (50,640)
General Partner            (16,703)      16,618        23,243          (1,666)
Net Income (Loss) per
 Unit:
Limited Partners             (1.19)        1.69           2.24           (.17)
General Partner              (1.19)        1.69           2.24           (.17)



   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM STRATEGIC L.P.

                            STATEMENTS OF OPERATIONS

                                                                  FOR THE
                                                                PERIOD FROM
                                                              NOVEMBER 2, 1994
                                                               (COMMENCEMENT
                          FOR THE SIX MONTHS     FOR THE YEAR  OF OPERATIONS)
                            ENDED JUNE 30,          ENDED            TO
                        ------------------------ DECEMBER 31,   DECEMBER 31,
                           1996         1995         1995           1994
                        -----------  ----------- ------------ ----------------
                             $            $           $              $
                        (UNAUDITED)  (UNAUDITED)
REVENUES
Trading Profit (Loss):
 Realized                  (65,275)     766,814   3,408,036       (221,731)
 Net change in
  unrealized              (902,079)    (407,543)  1,451,792        367,611
                        ----------    ---------   ---------       --------
  Total Trading Results   (967,354)     359,271   4,859,828        145,880
Interest income (DWR)      720,784      343,248     887,226         55,127
                        ----------    ---------   ---------       --------
  Total Revenues          (246,570)     702,519   5,747,054        201,007
                        ----------    ---------   ---------       --------
EXPENSES
Brokerage commissions
 (DWR)                   1,584,267      716,675   1,802,579        121,039
Management fees            724,237      327,623     824,036         55,333
Incentive fees             396,899      238,386     437,310         18,841
                        ----------    ---------   ---------       --------
  Total Expenses         2,705,403    1,282,684   3,063,925        195,213
                        ----------    ---------   ---------       --------
NET INCOME (LOSS)       (2,951,973)    (580,165)  2,683,129          5,794
                        ==========    =========   =========       ========
Net Income (Loss)
 Allocation:
Limited Partners        (2,922,871)    (560,292)  2,659,882          5,704
General Partner            (29,102)     (19,873)     23,247             90
Net Income (Loss) per Unit:
Limited Partners              (.88)        (.18)       1.05            .01
General Partner               (.88)        (.18)       1.05            .01





   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM TECHNICAL L.P.

                            STATEMENTS OF OPERATIONS

                                                                  FOR THE
                                                                PERIOD FROM
                                                             NOVEMBER 2, 1994
                          FOR THE SIX MONTHS      FOR THE      (COMMENCEMENT
                            ENDED JUNE 30,       YEAR ENDED  OF OPERATIONS) TO
                        ----------------------- DECEMBER 31,   DECEMBER 31,
                           1996        1995         1995           1994
                        ----------- ----------- ------------ -----------------
                             $           $           $               $
                        (UNAUDITED) (UNAUDITED)
REVENUES
Trading Profit (Loss):
 Realized                6,081,909   4,706,695   4,446,595       (786,137)
 Net change in
  unrealized              (586,355)    154,964   3,362,093        724,455
                         ---------   ---------   ---------       --------
  Total Trading Results  5,495,554   4,861,659   7,808,688        (61,682)
Interest income (DWR)    1,374,738     470,963   1,430,845         67,617
                         ---------   ---------   ---------       --------
  Total Revenues         6,870,292   5,332,622   9,239,533          5,935
                         ---------   ---------   ---------       --------
EXPENSES
Brokerage commissions
 (DWR)                   3,055,877   1,015,387   3,003,934        149,907
Management fees          1,396,972     464,177   1,373,227         68,529
Incentive fees              12,659     600,504     600,504         19,678
                         ---------   ---------   ---------       --------
  Total Expenses         4,465,508   2,080,068   4,977,665        238,114
                         ---------   ---------   ---------       --------
NET INCOME (LOSS)        2,404,784   3,252,554   4,261,868       (232,179)
                         =========   =========   =========       ========
Net Income (Loss)
 Allocation:
 Limited Partners        2,379,896   3,226,771   4,226,249       (229,460)
 General Partner            24,888      25,783      35,619         (2,719)
Net Income (Loss) per
 Unit:
 Limited Partners              .38        1.69        1.72           (.22)
 General Partner               .38        1.69        1.72           (.22)



   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER SPECTRUM SERIES

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

FOR THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED), THE YEAR ENDED DECEMBER 31,
   1995, AND THE PERIOD FROMNOVEMBER 2, 1994 (COMMENCEMENT OF OPERATIONS) TO
                               DECEMBER 31, 1994

                       UNITS OF
                      PARTNERSHIP    LIMITED    GENERAL
                       INTEREST      PARTNERS   PARTNER    TOTAL
                     -------------  ----------  -------  ----------
                                        $          $         $

DEAN WITTER SPECTRUM BALANCED L.P.
Partners' Capital,
November 2, 1994             2.000          10       10          20
Initial Offering       249,337.719   2,395,153   98,224   2,493,377
Continuous Offering    136,998.578   1,356,754      --    1,356,754
Net Loss                       --      (50,640)  (1,666)    (52,306)
                     -------------  ----------  -------  ----------
Partners' Capital,
December 31, 1994      386,338.297   3,701,277   96,568   3,797,845
Continuous Offering    856,935.520   9,609,381   30,000   9,639,381
Net Income                     --    1,536,421   23,243   1,559,664
Redemptions            (21,105.767)   (242,390)     --     (242,390)
                     -------------  ----------  -------  ----------
Partners' Capital,
December 31, 1995    1,222,168.050  14,604,689  149,811  14,754,500
Continuous Offering    520,786.541   5,763,236   60,000   5,823,236
Net Loss                       --   (1,596,720) (16,703) (1,613,423)
Redemptions            (51,619.517)   (566,711)     --     (566,711)
                     -------------  ----------  -------  ----------
Partners' Capital,
June 30, 1996        1,691,335.074  18,204,494  193,108  18,397,602
                     =============  ==========  =======  ==========

DEAN WITTER SPECTRUM STRATEGIC L.P.
Partners' Capital,
November 2, 1994             2.000          10       10          20
Initial Offering       671,717.229   6,617,182   99,990   6,717,172
Continuous Offering    519,075.104   5,168,943   27,000   5,195,943
Net Income                     --        5,704       90       5,794
                     -------------  ----------  -------  ----------
Partners' Capital,
December 31, 1994    1,190,794.333  11,791,839  127,090  11,918,929
Continuous Offering  1,880,517.736  19,071,379  180,000  19,251,379
Net Income                     --    2,659,882   23,247   2,683,129
Redemptions           (135,720.249) (1,390,505)     --   (1,390,505)
                     -------------  ----------  -------  ----------
Partners' Capital,
December 31, 1995    2,935,591.820  32,132,595  330,337  32,462,932
Continuous Offering  1,247,524.887  12,991,881  120,000  13,111,881
Net Loss                       --   (2,922,871) (29,102) (2,951,973)
Redemptions           (120,511.189) (1,265,978)     --   (1,265,978)
                     -------------  ----------  -------  ----------
Partners' Capital,
June 30, 1996        4,062,605.518  40,935,627  421,235  41,356,862
                     =============  ==========  =======  ==========



   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER SPECTRUM SERIES

            STATEMENTS OF CHANGES IN PARTNERS' CAPITAL--(CONCLUDED)
FOR THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED), THE YEAR ENDED DECEMBER 31,
   1995, AND THE PERIOD FROM NOVEMBER 2, 1994 (COMMENCEMENT OF OPERATIONS) TO
                               DECEMBER 31, 1994

                                           UNITS OF
                                          PARTNERSHIP    LIMITED    GENERAL
                                           INTEREST      PARTNERS   PARTNER    TOTAL
                                         -------------  ----------  -------  ----------
                                                            $          $         $
DEAN WITTER SPECTRUM TECHNICAL L.P.
Partners' Capital,
November 2, 1994                                 2.000          10       10          20
Initial Offering                           795,200.117   7,838,027  113,974   7,952,001
Continuous Offering                        731,002.303   7,163,212   48,000   7,211,212
Net Loss                                           --     (229,460)  (2,719)   (232,179)
                                         -------------  ----------  -------  ----------
Partners' Capital,
December 31, 1994                        1,526,204.420  14,771,789  159,265  14,931,054
Continuous Offering                      3,799,373.914  41,608,374  405,000  42,013,374
Net Income                                         --    4,226,249   35,619   4,261,868
Redemptions                               (168,120.926) (1,879,917)     --   (1,879,917)
                                         -------------  ----------  -------  ----------
Partners' Capital,
December 31, 1995                        5,157,457.408  58,726,495  599,884  59,326,379
Continuous Offering                      2,257,056.773  26,109,899  240,000  26,349,899
Net Income                                         --    2,379,896   24,888   2,404,784
Redemptions                               (178,764.479) (2,091,914)     --   (2,091,914)
                                         -------------  ----------  -------  ----------
Partners' Capital,
June 30, 1996                            7,235,749.702  85,124,376  864,772  85,989,148
                                         =============  ==========  =======  ==========



   The accompanying notes are an integral part of these financial statements.

                       DEAN WITTER SPECTRUM BALANCED L.P.

                            STATEMENTS OF CASH FLOWS

                                                                        FOR THE
                                                                      PERIOD FROM
                                                                   NOVEMBER 2, 1994
                            FOR THE SIX MONTHS          FOR THE      (COMMENCEMENT
                              ENDED JUNE 30,           YEAR ENDED  OF OPERATIONS) TO
                          -------------------------   DECEMBER 31,   DECEMBER 31,
                             1996          1995           1995           1994
                          -----------   -----------   ------------ -----------------
                               $             $             $               $
                          (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES
Net income (loss)          (1,613,423)     891,573      1,559,664        (52,306)
Noncash item included in
 net income (loss):
 Net change in
  unrealized                  226,960     (161,952)      (373,624)       (18,804)
(Increase) decrease in
 operating assets:
 Net option premiums          120,200          --             --             --
 Interest receivable
  (DWR)                       (14,005)     (19,237)       (44,925)       (16,204)
Increase (decrease) in
 operating liabilities:
 Accrued brokerage
  commissions (DWR)            23,745       23,375         50,100         16,573
 Accrued management fees        4,947        4,869         10,437          3,453
 Incentive fees payable       (49,873)       4,934         49,873            --
                          -----------   ----------     ----------      ---------
Net cash provided by
 (used for) operating
 activities                (1,301,449)     743,562      1,251,525        (67,288)
                          -----------   ----------     ----------      ---------
CASH FLOWS FROM
 FINANCING ACTIVITIES
Increase in redemptions
 payable                      308,049       18,432         38,746            --
Redemptions of units         (566,711)     (62,580)      (242,390)           --
(Increase) decrease in
 subscriptions
 receivable                   481,602     (565,909)      (538,337)      (522,720)
Offering of units           5,823,236    4,496,397      9,639,381      3,850,131
                          -----------   ----------     ----------      ---------
Net cash provided by
 financing activities       6,046,176    3,886,340      8,897,400      3,327,411
                          -----------   ----------     ----------      ---------
Net increase in cash        4,744,727    4,629,902     10,148,925      3,260,123
Balance at beginning of
 period                    13,409,068    3,260,143      3,260,143             20
                          -----------   ----------     ----------      ---------
Balance at end of period   18,153,795    7,890,045     13,409,068      3,260,143
                          ===========   ==========     ==========      =========


   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM STRATEGIC L.P.

                            STATEMENTS OF CASH FLOWS

                                                                      FOR THE
                                                                    PERIOD FROM
                                                                 NOVEMBER 2, 1994
                            FOR THE SIX MONTHS        FOR THE      (COMMENCEMENT
                              ENDED  JUNE 30,        YEAR ENDED  OF OPERATIONS) TO
                          ------------------------  DECEMBER 31,   DECEMBER 31,
                             1996         1995          1995           1994
                          -----------  -----------  ------------ -----------------
                               $            $            $               $
                          (UNAUDITED)  (UNAUDITED)
CASH FLOWS FROM OPERAT-
 ING ACTIVITIES
Net income (loss)         (2,951,973)    (580,165)    2,683,129          5,794
Noncash item included in
 net income (loss):
 Net change in
  unrealized                 902,079      407,543    (1,451,792)      (367,611)
(Increase) decrease in
 operating assets:
 Net option premiums         (50,705)    (101,422)      (26,584)        46,457
 Interest receivable
  (DWR)                      (21,379)     (37,580)      (72,271)       (35,804)
Increase (decrease) in
 operating liabilities:
 Accrued brokerage com-
  missions (DWR)              83,921       83,928       140,765         72,060
 Accrued management fees      38,364       38,367        64,349         32,942
 Incentive fees payable     (198,924)     (18,841)      180,083         18,841
                          ----------   ----------    ----------     ----------
Net cash provided by
 (used for) operating
 activities               (2,198,617)    (208,170)    1,517,679       (227,321)
                          ----------   ----------    ----------     ----------
CASH FLOWS FROM FINANC-
 ING ACTIVITIES
(Increase) decrease in
 subscriptions receiv-
 able                       (676,870)     706,137       488,896     (2,036,646)
Offering of units         13,111,881   10,359,788    19,251,379     11,913,115
Increase in redemptions
 payable                     307,950       94,342        77,310            --
Redemptions of units      (1,265,978)    (437,097)   (1,390,505)           --
                          ----------   ----------    ----------     ----------
Net cash provided by fi-
 nancing activities       11,476,983   10,723,170    18,427,080      9,876,469
                          ----------   ----------    ----------     ----------
Net increase in cash       9,278,366   10,515,000    19,944,759      9,649,148
Balance at beginning of
 period                   29,593,927    9,649,168     9,649,168             20
                          ----------   ----------    ----------     ----------
Balance at end of period  38,872,293   20,164,168    29,593,927      9,649,168
                          ==========   ==========    ==========     ==========


   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM TECHNICAL L.P.

                            STATEMENTS OF CASH FLOWS

                                                                      FOR THE
                                                                    PERIOD FROM
                                                                  NOVEMBER 2, 1994
                             FOR THE SIX MONTHS        FOR THE    (COMMENCEMENT OF
                               ENDED JUNE 30,         YEAR ENDED   OPERATIONS) TO
                           ------------------------  DECEMBER 31,   DECEMBER 31,
                              1996         1995          1995           1994
                           -----------  -----------  ------------ ----------------
                                $            $            $              $
                           (UNAUDITED)  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)           2,404,784    3,252,554     4,261,868       (232,179)
Noncash item included in net income
 (loss):
 Net change in
  unrealized                  586,355    (154,964)    (3,362,093)      (724,455)
(Increase) decrease in
 operating assets:
 Interest receivable
  (DWR)                      (70,413)     (64,383)     (146,210)       (46,478)
 Net option premiums              --      (69,748)           --             --
Increase (decrease) in
 operating liabilities:
 Accrued brokerage
  commissions (DWR)           187,436      164,722       295,915         91,924
 Accrued management fees       85,685       75,302       135,276         42,022
 Incentive fees payable           --       (19,678)      (19,678)        19,678
                           ----------   ----------    ----------     ----------
Net cash provided by
 (used for) operating
 activities                 3,193,847    3,183,805     1,165,078       (849,488)
                           ----------   ----------    ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES
(Increase) decrease in
 subscriptions receivable  (2,079,017)  (1,677,662)     (606,947)    (2,484,249)
Offering of units          26,349,899   21,121,375    42,013,374     15,163,213
Increase in redemptions
 payable                      459,544       98,388       184,326            --
Redemptions of units       (2,091,914)    (442,905)   (1,879,917)           --
                           ----------   ----------    ----------     ----------
Net cash provided by
 financing activities      22,638,512   19,099,196    39,710,836     12,678,964
                           ----------   ----------    ----------     ----------
Net increase in cash       25,832,359   22,283,001    40,875,914     11,829,476
Balance at beginning of
 period                    52,705,410   11,829,496    11,829,496             20
                           ----------   ----------    ----------     ----------
Balance at end of period   78,537,769   34,112,497    52,705,410     11,829,496
                           ==========   ==========    ==========     ==========




   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER SPECTRUM SERIES

                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION WITH RESPECT TO 1996 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION--Dean Witter Spectrum Balanced L.P. ("Spectrum Balanced"), Dean Witter Spectrum Strategic L.P. ("Spectrum Strategic") and Dean Witter Spectrum Technical L.P. ("Spectrum Technical") (individually, a "Partnership," and collectively, the "Partnerships") are limited partnerships organized to engage in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, and other commodities interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals. The general partner for each Partnership is Demeter Management Corporation (the "General Partner"). The commodity broker is Dean Witter Reynolds Inc. ("DWR"). Both DWR and the General Partner are wholly-owned subsidiaries of Dean Witter, Discover & Co.

The General Partner is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by the General and Limited Partners based upon their proportional ownership interests.

BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

REVENUE RECOGNITION--Commodity futures contracts and forward contracts on foreign currencies are open commitments until settlement date. They are valued at market and the resulting unrealized gains and losses are reflected in income. Monthly, DWR pays each Partnership interest income based upon 80% of its average daily Net Assets for the month in the case of Spectrum Strategic and Spectrum Technical and 100% in the case of Spectrum Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury Bills. For purposes of such interest payments, Net Assets do not include monies due the Partnership on forward contracts and other commodity interests, but not actually received.

NET INCOME (LOSS) PER UNIT--Net income (loss) per Unit is computed using the weighted average number of Units outstanding during the period.

EQUITY IN COMMODITY FUTURES TRADING ACCOUNTS--The Partnerships' assets "Equity in Commodity futures trading accounts" consist of cash on deposit at DWR to be used as margin for trading and the net asset or liability related to unrealized gains or losses on open contracts and the net option premiums paid and/or received. The asset or liability related to the unrealized gains or losses on forward contracts is presented as a net amount because each Partnership has a master netting agreement with DWR.

BROKERAGE AND RELATED TRANSACTION FEES AND COSTS--Brokerage fees for Spectrum Balanced are accrued at a monthly rate of 1/2 of 1% of the Net Assets as of the first day of each month.

Brokerage fees for Spectrum Strategic and Spectrum Technical are accrued at a monthly rate of 35/48 of 1% of the Net Assets as of the first day of each month.

Such fees will cover all brokerage commissions, transaction fees and costs and ordinary administrative and continuing offering expenses.

OPERATING EXPENSES--The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses, including legal, auditing, accounting, filing fees and other related expenses, are borne by DWR through the brokerage fees paid by each Partnership.

INCOME TAXES--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

DISTRIBUTIONS--Distributions, other than on redemption of Units, are made on a pro-rata basis at the sole discretion of the General Partner. No distributions have been made to date.

CONTINUING OFFERING--Units of each Partnership are offered for sale at monthly closings, at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of the month. No selling commissions or charges related to the continuing offering of Units will be paid by the Limited Partners or the Partnership. DWR will pay all such costs.

REDEMPTIONS--Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day that is six months after the closing at which a person becomes a limited partner, upon five business days' advance notice by redemption form to the General Partner. Thereafter, Units may be redeemed as of the end of any month upon five business days' advance notice by redemption form to the General Partner. However, any Units redeemed at or prior to the end of the twelfth, eighteenth, or twenty-fourth full months following the closing at which such person first becomes a limited partner, may be assessed a redemption charge equal to 3%, 2% or 1%, respectively, of the Net Asset Value per Unit on the date of such redemption. Redemptions must be made in whole Units, in a minimum amount of 50 Units, unless a Limited Partner is redeeming his entire interest in a Partnership.

EXCHANGES--On the last day of the first month which occurs more than six months after a person first becomes a Limited Partner in any of the Partnerships, and the end of each month thereafter, Limited Partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreement) without paying additional charges.

DISSOLUTION OF THE PARTNERSHIP--Each Partnership will terminate on December 31, 2035 regardless of its financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

2. RELATED PARTY TRANSACTIONS

Each Partnership pays brokerage commissions to DWR as described in Note 1. Each Partnership's cash is on deposit with DWR in commodity trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in
Note 1. Each Partnership is authorized to issue and sell Units at monthly closings at a price per Unit equal to 100% of the Net Asset Value of a Unit of such Partnership as of the close of business on the date of such monthly closing.

3. TRADING MANAGERS

The General Partner, on behalf of each Partnership, retains certain commodity trading managers to make all trading decisions for the Partnerships. The trading managers for each Partnership are as follows:

Dean Witter Spectrum Balanced L.P.
 RXR, Inc.

Dean Witter Spectrum Strategic L.P.
 Blenheim Investments, Inc.
 A. Gary Shilling & Co., Inc.
 Willowbridge Associates Inc.

Dean Witter Spectrum Technical L.P.
 Campbell & Company, Inc.
 Chesapeake Capital Corporation
 John W. Henry & Company, Inc.

Compensation to the trading managers by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE--The management fee is accrued at the rate of 5/48 of 1% of the Net Assets on the first day of each month (a 1.25% annual rate) to Spectrum Balanced.

The management fee is accrued at the rate of 1/3 of 1% per month of the Net Assets allocated to each trading manager on the first day of each month (a 4% annual rate) to Spectrum Strategic and Spectrum Technical.

INCENTIVE FEE--Each Partnership will pay a monthly incentive fee equal to 15% of the "Trading Profits," as defined in the Limited Partnership Agreement, experienced with respect to each trading manager's allocated Net Assets as of the end of each calendar month. When trading losses are incurred, no incentive fee will be paid in subsequent months until all such losses are recovered.

4. FINANCIAL INSTRUMENTS

The Partnerships trade futures, financial instruments and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility. At June 30, 1996, and December 31, 1995 and 1994, open contracts were:

                                             SPECTRUM BALANCED
                                      --------------------------------
                                                CONTRACT OR
                                              NOTIONAL AMOUNT
                                      --------------------------------
                                         1996        1995      1994
                                      ----------- ---------- ---------
                                           $          $          $
EXCHANGE-TRADED CONTRACTS:            (UNAUDITED)
Financial Futures:
 Commitment to Purchase               17,868,000  10,185,000 4,023,000
 Commitment to Sell                   10,786,000   1,286,000 3,560,000
 Options Written                       4,738,000         --        --
Commodity Futures:
 Commitment to Purchase                2,192,000   4,769,000    90,000
 Commitment to Sell                    1,735,000   1,109,000   553,000
Foreign Futures:
 Commitment to Purchase               15,290,000  16,671,000   152,000
 Commitment to Sell                   18,650,000      73,000 1,553,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY
 CONTRACTS:
 Commitment to Purchase               11,032,000   6,993,000       --
 Commitment to Sell                   17,116,000   6,806,000       --

                                             SPECTRUM STRATEGIC
                                      ---------------------------------
                                                 CONTRACT OR
                                               NOTIONAL AMOUNT
                                      ---------------------------------
                                         1996        1995       1994
                                      ----------- ----------- ---------
                                           $           $          $
EXCHANGE-TRADED CONTRACTS:            (UNAUDITED)
Financial Futures:
 Commitment to Purchase                12,105,000 112,590,000 6,158,000
 Commitment to Sell                    51,681,000  27,712,000 4,498,000
 Options Written                        1,692,000   9,865,000 1,920,000
Commodity Futures:
 Commitment to Purchase               103,453,000 142,365,000 6,924,000
 Commitment to Sell                    15,129,000  20,701,000 1,700,000
 Options Written                        3,342,000   8,762,000 1,717,000
Foreign Futures:
 Commitment to Purchase                12,262,000  88,628,000 9,775,000
 Commitment to Sell                     4,063,000  17,287,000 9,015,000
 Options Written                              --      200,000   615,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY
 CONTRACTS:
 Commitment to Purchase                 7,111,000     242,000       --
 Commitment to Sell                     7,111,000     242,000       --

                                              SPECTRUM TECHNICAL
                                      ----------------------------------
                                                 CONTRACT OR
                                               NOTIONAL AMOUNT
                                      ----------------------------------
                                         1996        1995        1994
                                      ----------- ----------- ----------
                                           $           $          $
EXCHANGE-TRADED CONTRACTS:            (UNAUDITED)
Financial Futures:
 Commitment to Purchase                48,751,000 107,671,000  6,075,000
 Commitment to Sell                   211,955,000  20,387,000 46,321,000
Commodity Futures:
 Commitment to Purchase                53,209,000  51,165,000  6,525,000
 Commitment to Sell                    37,859,000  15,282,000  9,668,000
Foreign Futures:
 Commitment to Purchase               124,947,000 136,327,000  8,336,000
 Commitment to Sell                    79,555,000   8,149,000 22,397,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY
 CONTRACTS:
 Commitment to Purchase                22,639,000   7,035,000 50,320,000
 Commitment to Sell                    21,598,000  44,415,000 11,158,000

A portion of the amounts indicated as off-balance-sheet risk in forward foreign currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

The unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled at June 30, 1996, and December 31, 1995 and 1994, respectively, $165,468, $392,428 and $18,804 for Spectrum Balanced, $917,324, $1,819,403 and
$367,611 for Spectrum Strategic, and $3,500,193, $4,086,548 and $724,455 for
Spectrum Technical.

For Spectrum Balanced, of the $165,468 net unrealized gain on open contracts at June 30, 1996, $215,815 related to exchange-traded futures contracts and ($50,347) related to off-exchange-traded forward currency contracts. Of the $392,428 net unrealized gain on open contracts at December 31, 1995, $428,893 related to exchange-traded futures contracts and ($36,465) related to off-exchange-traded forward currency contracts. Of the $18,804 net unrealized gain on open contracts at December 31, 1994, $20,929 related to exchange-traded futures contracts and ($2,125) related to off-exchange-traded forward currency contracts.

For Spectrum Strategic, of the $917,324 net unrealized gain on open contracts at June 30, 1996, $917,324 related entirely to exchange-traded futures contracts. Of the $1,819,403 net unrealized gain on open contracts at December 31, 1995, $1,819,403 related entirely to exchange-traded futures and option contracts. Of the $367,611 net unrealized gain on open contracts at December 31, 1994, $407,249 related to exchange-traded futures and option contracts and ($39,638) related to off-exchange-traded forward currency contracts.

For Spectrum Technical, of the $3,500,193 net unrealized gain on open contracts at June 30, 1996, $3,597,517 related to exchange-traded futures contracts and ($97,324) related to off-exchange-traded forward currency contracts. Of the $4,086,548 net unrealized gain on open contracts at December 31, 1995, $4,164,279 related to exchange-traded futures and option contracts and ($77,731) related to off-exchange-traded forward currency contracts. Of the $724,455 net unrealized gain on open contracts at December 31, 1994, $815,157 related to exchange-traded futures contracts and ($90,702) related to off-exchange-traded forward currency contracts.

The contract amounts in the above table represent the Partnerships' extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnerships' Statements of Financial Condition.

Exchange-traded contracts and off-exchange-traded forward currency contracts held by the Partnerships at June 30, 1996, and December 1995 and 1994 mature as follows:

                                    1996          1995          1994
                               -------------- ------------- -------------
 SPECTRUM BALANCED
 Exchange-Traded Contracts     December 1996    June 1996    March 1995
 Off-Exchange-Traded Forward
  Currency Contracts             July 1996    January 1996  November 1995
 SPECTRUM STRATEGIC
 Exchange-Traded Contracts       March 1997   December 1996 December 1995
 Off-Exchange-Traded Forward
  Currency Contracts             July 1996    January 1996   April 1995
 SPECTRUM TECHNICAL
 Exchange-Traded Contracts       June 1997    December 1996 December 1995
 Off-Exchange-Traded Forward
  Currency Contracts           September 1996 January 1996   March 1995

The Partnerships also have credit risk because DWR acts as the futures commission merchant or is the sole counterparty with respect to most of the Partnerships' assets. Exchange-traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. DWR, as the futures commission merchant for all of the Partnerships' exchange-traded futures contracts, is required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange-traded futures contracts, including an amount equal to the net unrealized gain on all open futures contracts, which funds totaled at June 30, 1996, and December 31, 1995 and 1994, respectively, $18,369,610, $13,837,961 and $3,281,072 for Spectrum Balanced, $39,789,617, $31,413,330 and $10,056,417
for Spectrum Strategic, and $82,135,286, $56,869,689 and $12,644,653 for
Spectrum Technical. With respect to the Partnerships' off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of DWR, the counterparty on all of such contracts, to perform.

For the six months ended June 30, 1996 and for the year ended December 31, 1995, the average fair value of financial instruments held for trading purposes was as follows:

                                           SPECTRUM BALANCED
                             ----------------------------------------------
                               FOR THE SIX MONTHS      FOR THE YEAR ENDED
                               ENDED JUNE 30, 1996     DECEMBER 31, 1995
                             ----------------------- ----------------------
                               ASSETS    LIABILITIES   ASSETS   LIABILITIES
                             ----------- ----------- ---------- -----------
                                  $           $          $           $
EXCHANGE-TRADED CONTRACTS:
Financial Futures             17,836,000  11,585,000 10,315,000  1,410,000
Commodity Futures              4,028,000   1,084,000  2,419,000    649,000
Foreign Futures               17,087,000   6,620,000  6,285,000  1,934,000
OFF-EXCHANGE-TRADED FORWARD
 CURRENCY CONTRACTS           12,945,000  14,618,000  4,014,000  4,079,000
                                           SPECTRUM STRATEGIC
                             ----------------------------------------------
                               FOR THE SIX MONTHS      FOR THE YEAR ENDED
                               ENDED JUNE 30, 1996     DECEMBER 31, 1995
                             ----------------------- ----------------------
                               ASSETS    LIABILITIES   ASSETS   LIABILITIES
                             ----------- ----------- ---------- -----------
                                  $           $          $           $
EXCHANGE-TRADED CONTRACTS:
Financial Futures             48,025,000  39,880,000 28,704,000 16,932,000
Commodity Futures            132,768,000  10,239,000 51,920,000 11,250,000
Foreign Futures               56,332,000  18,641,000 31,941,000 11,889,000
OFF-EXCHANGE-TRADED FORWARD
 CURRENCY CONTRACTS            2,756,000   2,749,000     71,000     48,000
                                           SPECTRUM TECHNICAL
                             ----------------------------------------------
                               FOR THE SIX MONTHS      FOR THE YEAR ENDED
                               ENDED JUNE 30, 1996     DECEMBER 31, 1995
                             ----------------------- ----------------------
                               ASSETS    LIABILITIES   ASSETS   LIABILITIES
                             ----------- ----------- ---------- -----------
                                  $           $          $           $
EXCHANGE-TRADED CONTRACTS:
Financial Futures             67,263,000 142,296,000 45,660,000 26,140,000
Commodity Futures             56,827,000  18,077,000 19,938,000 11,023,000
Foreign Futures              103,809,000  57,216,000 50,015,000 19,011,000
OFF-EXCHANGE-TRADED FORWARD
 CURRENCY CONTRACTS           28,520,000  47,313,000 21,986,000 18,280,000

5. SUBSEQUENT EVENT

Effective September 1, 1996, brokerage fees were reduced to 33/48 of 1% of the Net Assets (an 8.25% annual rate) as of the first day of the month with regard to each of Spectrum Strategic and Spectrum Technical, and 11/24 of 1% of the Net Assets (a 5.50% annual rate) as of the first day of the month with regard to Spectrum Balanced.

6. UNAUDITED INTERIM INFORMATION

The unaudited financial statements included herein and the related financial information in the footnotes include, in the opinion of management, all adjustments (including normal and recurring adjustments) necessary for a fair presentation of the financial position at June 30, 1996.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (a wholly-owned subsidiary of Dean Witter, Discover & Co.) (the "Company") as of December 31, 1995 and 1994. These statements of financial condition are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation as of December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

New York, New York
March 1, 1996

(Except for Note 1, for which the date is March 31, 1996.)

                         DEMETER MANAGEMENT CORPORATION
            (WHOLLY-OWNED SUBSIDIARY OF DEAN WITTER, DISCOVER & CO.)

                       STATEMENTS OF FINANCIAL CONDITION

                                     ASSETS

                                                            DECEMBER 31,
                                          JUNE 30,    -------------------------
                                            1996          1995         1994
                                        ------------  ------------  -----------

                                             $             $             $
                                        (UNAUDITED)
Investments in affiliated partnerships
 (Note 2).............................    16,549,236    17,788,814   12,833,311
Income taxes receivable...............       153,137           --           --
Receivable from affiliated partner-
 ship.................................         1,095         1,154        1,268
                                        ------------  ------------  -----------
    TOTAL ASSETS......................    16,703,468    17,789,968   12,834,579
                                        ============  ============  ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
  Payable to Parent (Note 3)..........    15,043,753    15,314,134   11,630,183
  Accrued expenses....................        25,554        32,579       20,079
                                        ------------  ------------  -----------
    TOTAL LIABILITIES.................    15,069,307    15,346,713   11,650,262
                                        ------------  ------------  -----------
STOCKHOLDER'S EQUITY:
  Common stock, no par value:
    Authorized 1,000 shares;
    Issued and outstanding 100 shares
    at stated value of $500 per share.        50,000        50,000       50,000
  Additional paid-in capital..........   111,170,000   111,170,000   98,170,000
  Retained earnings...................     1,484,161     2,293,255    1,034,317
                                        ------------  ------------  -----------
                                         112,704,161   113,513,255   99,254,317
  Less: Notes receivable from Parent    (111,070,000) (111,070,000) (98,070,000)
   (Note 4)                             ------------  ------------  -----------
    TOTAL STOCKHOLDER'S EQUITY........     1,634,161     2,443,255    1,184,317
                                        ------------  ------------  -----------
    TOTAL LIABILITIES AND
    STOCKHOLDER'S EQUITY..............    16,703,468    17,789,968   12,834,579
                                        ============  ============  ===========


   The accompanying notes are an integral part of these financial statements.

                         DEMETER MANAGEMENT CORPORATION
            (WHOLLY-OWNED SUBSIDIARY OF DEAN WITTER, DISCOVER & CO.)

                   NOTES TO STATEMENTS OF FINANCIAL CONDITION
                (INFORMATION WITH RESPECT TO 1996 IS UNAUDITED)

1.BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

  Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Dean Witter, Discover & Co. (the "Parent"), which was formerly a wholly-owned subsidiary of Sears, Roebuck and Co. ("Sears").

  Demeter manages the following commodity pools as their sole general partner:
Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership ("DWDFF"), Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio, L.P. (formerly, Dean Witter Principal Guaranteed Fund L.P. ("DWPGF")), Dean Witter Principal Guaranteed Fund II L.P. ("DWPGFII"), Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P. (formerly Dean Witter Principal Secured Futures Fund L.P.), Dean Witter Select Futures Fund L.P. ("DWSFF"), Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Balanced Portfolio Account I L.P., Dean Witter Institutional Account II L.P., DWFCM International Access Fund L.P., Dean Witter Anchor Institutional Balanced Portfolio Account I L.P., Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., DWR Chesapeake L.P. and DWR Institutional Balanced Portfolio Account III L.P.

  In November of 1995, Demeter entered into a limited partnership agreement as General Partner in DWR/JWH Futures Fund L.P. ("JWH"), a commodity pool which offered units to investors in an initial private offering period ending January 31, 1996 and began trading on February 1, 1996. Demeter's initial investment in JWH was $75,000.

  Management terminated DWPGFII as of March 31, 1996. DWPGFII was liquidated and holders of units as of March 31, 1996 received a final distribution equal to the net asset value per unit on that date multiplied by their respective number of units.

  Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

  The results of operations of Demeter are included in the consolidated federal income tax return of the Parent. Income tax expense is calculated on a separate company basis.

  Demeter reopened DWDFF for additional investment and on June 29, 1995 DWDFF registered with the Securities and Exchange Commission 75,000 units which were offered to investors for a limited time in a public offering.

  BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

2.INVESTMENTS IN AFFILIATED PARTNERSHIPS

  The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, one percent of the aggregate capital contributed to the partnership by all partners.

  The total assets and partners' capital of all the funds managed by Demeter at June 30, 1996, December 31, 1995 and December 31, 1994 were as follows:

                                                             DECEMBER 31,
                                           JUNE 30,    -------------------------
                                             1996          1995         1994
                                         ------------- ------------- -----------
                                               $             $            $
                                          (UNAUDITED)
   Total assets......................... 1,007,299,365 1,091,082,360 907,037,211
   Total liabilities....................    25,029,889    20,934,451  22,472,852
   Total partners' capital..............   982,269,476 1,070,147,909 884,564,359


  Demeter's investments in the above limited partnerships are carried at market value with changes in such market value reflected currently in operations.

3.PAYABLE TO PARENT

  The payable to Parent is primarily for amounts due for the purchase of partnership investments and income tax payments made by the Parent on behalf of Demeter.

4.NET WORTH REQUIREMENT

  At June 30, 1996, December 31, 1995 and December 31, 1994, Demeter held non-interest bearing notes from the Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $111,070,000, $111,070,000 and $98,070,000, respectively.

  The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

  In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from the Parent are included in net worth for purposes of this calculation.

5.SUBSEQUENT EVENTS (UNAUDITED)

  Management determined to reopen DWSFF for additional investment and on August 13, 1996, registered with the Securities and Exchange Commission 60,000 Units to be offered to investors for a limited time in a public offering.

  On September 6, 10, and 20, 1996, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by Dean Witter Reynolds Inc. ("DWR"). Named defendants include DWR, Demeter Management Corporation, Dean Witter Futures and Currency Management Inc., Dean Witter, Discover & Co. (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. Also, on September 18 and 20, 1996 similar purported class actions were filed in the Supreme Court of the State of New York, New York County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. Generally, these complaints allege, among other things, that the defendants committed fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition of any of the Dean Witter Parties.

6. UNAUDITED INTERIM INFORMATION

  The unaudited financial statement included herein and the related financial information in the footnotes include in the opinion of management, all adjustments (including normal and recurring adjustments) measuring for a fair presentation of the financial position at June 30, 1996.

                      DEAN WITTER SPECTRUM STRATEGIC L.P.
                      DEAN WITTER SPECTRUM TECHNICAL L.P.
                       DEAN WITTER SPECTRUM BALANCED L.P.

                 SUPPLEMENT TO PROSPECTUS DATED APRIL 30, 1996

  The Prospectus dated April 30, 1996 is supplemented by a Supplement dated October , 1996. The Supplement is an integral part of, and must be read together with, the Prospectus.

October  , 1996

                          DEAN WITTER SPECTRUM SERIES
            12,500,000 UNITS OF DEAN WITTER SPECTRUM STRATEGIC L.P. 18,000,000 UNITS OF DEAN WITTER SPECTRUM TECHNICAL L.P.
             8,000,000 UNITS OF DEAN WITTER SPECTRUM BALANCED L.P.

                                ---------------
  The Dean Witter Spectrum Series (the "Spectrum Series") are three commodity pool limited partnerships formed under the laws of the State of Delaware engaged primarily in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, and other commodity interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals, as more fully described herein (hereinafter referred to collectively as "futures interests"). The three partnerships that comprise the Spectrum Series are Dean Witter Spectrum Strategic L.P. ("Spectrum Strategic"), Dean Witter Spectrum Technical L.P. ("Spectrum Technical"), and Dean Witter Spectrum Balanced L.P. ("Spectrum Balanced") (individually, a "Partnership," and collectively, the "Partnerships"). Demeter Management Corporation, is the general partner of each Partnership (the "General Partner"). In the future, the Spectrum Series may be expanded to include newly organized limited partnerships.

THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY A PERSON WHO CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT. SEE "SUMMARY OF THE PROSPECTUS--INVESTMENT
REQUIREMENTS" (PAGE 1), "RISK FACTORS" (PAGE 13), AND "CONFLICTS OF INTEREST" (PAGE 19).

  The Partnerships are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and are not subject to regulation thereunder.

  An investment in the Partnerships involves significant risks, including the following:
  . Futures interests trading is speculative and volatile, and an investor could lose all or a substantial part of his investment.
  . Substantial charges to each of Spectrum Strategic, Spectrum Technical and
    Spectrum Balanced by the trading managers and DWR (in order to avoid depletion or exhaustion of its assets, each Partnership must earn annual trading profits (after taking into account estimated interest income based upon current rates of 5%) of 8.75%, 8.78% and 2.24%, respectively, of its annual average "Net Assets" (as defined herein)). Investors should see "Break Even Analysis" on page 27 for the effect of redemption charges which are not included in the above figures.
  . No secondary market for Units exists. Units may be redeemed monthly only after the end of the sixth month following the closing at which an investor first became a Limited Partner in the Spectrum Series. A Unit redeemed at or prior to the two year anniversary following the closing at which such Unit was issued may be subject to redemption charges. Certain market conditions may result in possible delays in, or inability to pay, redemptions.
  . Conflicts of interest between and among the General Partner, DWR, the trading managers, their affiliates, and each Partnership may adversely affect the trading performance of such Partnership. See "Conflicts of Interest."
  . Each Partnership's profitability is largely dependent on the collective performance of its trading managers.
  . While the General Partner does not intend to make any distributions, profits earned by a Partnership in any year will result in taxable income to investors.

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
                                            PRICE TO THE   SELLING   PROCEEDS TO THE
                                               PUBLIC    COMMISSIONS  PARTNERSHIPS
------------------------------------------------------------------------------------
Per Unit...................................  $  (1)(2)    (1)(2)(3)     (1)(2)(3)
------------------------------------------------------------------------------------
12,500,000 Units of Spectrum Strategic.....  $  (1)(2)    (1)(2)(3)    $(1)(2)(3)
------------------------------------------------------------------------------------
18,000,000 Units of Spectrum Technical.....  $  (1)(2)    (1)(2)(3)    $(1)(2)(3)
------------------------------------------------------------------------------------
8,000,000 Units of Spectrum Balanced.......  $  (1)(2)    (1)(2)(3)    $(1)(2)(3)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

Cover page continued and notes to the above table on Page i

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                           DEAN WITTER REYNOLDS INC.

                THE DATE OF THIS PROSPECTUS IS APRIL 30, 1996.

  The Partnerships are soliciting subscriptions for up to approximately 8,239,715, 13,380,498 and 5,957,339 unsold Units of Spectrum Strategic, Spectrum Technical, and Spectrum Balanced respectively, on a continuing basis (the "Continuing Offering"). During the Continuing Offering, Units of each Partnership are being offered for sale at monthly closings to be held as of the last day of each month ("Monthly Closings") at a purchase price per Unit equal to 100% of the "Net Asset Value" (assets less liabilities, divided by number of Units) of the Partnership that sells the Unit. An amount equal to 100% of the Net Asset Value of each Unit sold at a Monthly Closing will be delivered to the Partnership which sold the Unit. The minimum initial subscription for most subscribers is $5,000 or $2,000 in the case of an Individual Retirement Account. The $5,000 minimum subscription may be satisfied by purchasing Units of one or more Partnerships, except that the minimum subscription for any one Partnership is $1,000. The minimum subscription per Partnership for subscribers who already own Units and desire to make additional investments in any Partnership is $500. See "Investment Requirements."

  As of February 29, 1996, Spectrum Strategic had Net Assets of $34,194,063 and the Net Asset Value of a Unit thereof was $10.29; Spectrum Technical had Net Assets of $66,561,872 and the Net Asset Value of a Unit thereof was $11.28; and Spectrum Balanced had Net Assets of $15,767,701 and the Net Asset Value of a Unit thereof was $11.16.

  Subject to certain limitations, the Partnerships will allow their Limited Partners to shift their investments among the Partnerships by permitting a Limited Partner to redeem Units in a Partnership and, with the proceeds of such redemption, purchase Units of one or more other Partnerships at a price equal to the Net Asset Value thereof (hereafter referred to as a "Series Exchange"). See "Exchange Privilege."

Notes to table on front cover page:

(1) During the Continuing Offering, Units of each Partnership will be offered for sale at Monthly Closings at a purchase price per Unit equal to 100% of the Net Asset Value of a Unit of such Partnership as of the close of business on the date of the applicable Monthly Closing. The minimum initial subscription for most subscribers is $5,000 or $2,000 in the case of an Individual Retirement Account. The $5,000 minimum subscription may be satisfied by purchasing Units of one or more Partnerships, except that the minimum subscription for any one Partnership is $1,000. The minimum subscription per Partnership for subscribers who already own Units and desire to make additional investments in any Partnership is $500.

  No underwriting compensation or selling commissions will be paid out of the proceeds of any Monthly Closing. However, except as provided below, employees of DWR will receive from DWR (payable solely from its own funds) gross sales credit equal to 3% of the Net Asset Value per Unit as of the applicable closing for each Unit sold by them and issued at such closing. Commencing with (i) the seventh month after the closing at which a Unit of Spectrum Strategic and Spectrum Technical is issued, (ii) the tenth month after the closing at which a Unit of Spectrum Balanced is issued, or (iii) the first month after any Unit is issued pursuant to a Non-Series Exchange (as defined below) and continuing until such Partnership terminates, an employee of DWR who sold such Unit and who is properly registered with the Commodity Futures Trading Commission ("CFTC") and has passed the Series 3 or Series 31 examination or was "grandfathered" as an associated person qualified to do commodity brokerage also will receive from DWR (payable solely from its own funds) gross sales credit of up to 72% of the brokerage fees which have been received by DWR from the Partnership each month that are attributable to such outstanding Unit. Such continuing compensation is to be paid in recognition of the employee's continuing services to the Limited Partners. For a description of all such continuing services, see "Plan of Distribution." The Selling Agreement among DWR and the Partnerships provides that such compensation may only be paid by DWR as long as such services are provided. Such continuing compensation paid by DWR may be deemed to be underwriting compensation. No person will receive the continuing compensation described above who is not a DWR employee at the time of receipt of payment.

  DWR will not pay to its employees the 3% gross sales credit described above with respect to Units purchased pursuant to a Series Exchange or by an eligible subscriber with the proceeds of a redemption of all or a portion of such subscriber's interest in any other commodity pool for which the General Partner serves as the general partner and commodity pool operator (a "Non-Series Exchange"). In order to be eligible to purchase Units pursuant to a Non-Series Exchange, an investor must purchase Units with the proceeds of a redemption from another commodity pool for which the General Partner serves as the general partner and commodity pool operator on the date of the Monthly Closing as of which the redemption from such other commodity pool becomes effective. Such employees will receive gross sales credits with respect to brokerage fees which are charged to a Partnership which are comparable to the gross sales credit which was received by such employees with respect to such other commodity pools.

  DWR, with the approval of the General Partner, may appoint as its agent to make offers and sales of Units any additional selling agent ("Additional Seller") which is a member of the National Association of Securities Dealers, Inc. ("NASD") or, under certain conditions, a foreign person as described under "Plan of Distribution." DWR may compensate any Additional Seller for each Unit sold by it by paying such Additional Seller a selling commission, payable by DWR solely from its own funds, not to exceed 3% of the Net Asset Value of such Unit. Additional Sellers who are properly registered with the CFTC may receive from DWR continuing compensation for providing to Limited Partners the continuing services

                                      (i)
  referred to above. Such continuing compensation paid by DWR may be up to 35% of the brokerage fees attributable to outstanding Units sold by such Additional Sellers and received by DWR as commodity broker for each Partnership. Additional Sellers may pay all or a portion of such continuing compensation to their employees who have sold Units and provide continuing services to Limited Partners if such employees are properly registered with the CFTC. Such continuing compensation paid by DWR may be deemed to be underwriting compensation. See "Plan of Distribution."

  No part of the compensation described above will be paid by a Partnership and, accordingly, Net Assets will not be reduced as a result of such compensation. DWR has agreed to indemnify any Additional Seller against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. DWR will be indemnified by each Partnership against certain civil liabilities.

(2) Subscriptions received during the Continuing Offering and not immediately rejected by the General Partner will be held in escrow by Chemical Bank (the "Escrow Agent"), and invested solely in the Escrow Agent's interest-bearing money market account. Interest will be earned on subscription funds from the day of deposit of such funds with the Escrow Agent to the day that such funds are either accepted or rejected by the General Partner will be credited to the subscribers' customer accounts with DWR. Any subscription received by DWR on the last five business days of a month and not rejected may be held in escrow until the second Monthly Closing immediately following receipt of such subscription. The General Partner will determine to accept or reject a subscription generally within 10 days of the receipt of a complete and executed Subscription and Exchange Agreement and Power of Attorney. See "Plan of Distribution."

(3) DWR paid all of the costs incurred in connection with the organization of the Partnerships and the initial offering of Units. Pursuant to the Selling Agreement among DWR, the General Partner and the Partnerships, DWR pays all of the costs incurred in connection with the Continuing Offering. Such costs will include legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses incurred in connection with the offering of Units. The Partnerships will not reimburse DWR for any such organizational and offering costs, and while DWR may recoup such costs from brokerage fees paid by the Partnerships, the Partnerships will not be liable for any such costs at any time. Investments by subscribers are not subject to any upfront fees, commissions or expenses and, therefore, 100% of the proceeds of the Continuous Offering are available for investment in each Partnership. The number of units sold of each Partnership will have no effect on the Net Asset Value per Unit of such Partnership.

                                ---------------

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.

                                ---------------

  The Partnerships are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith file, or will file, reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at the SEC's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices described above at prescribed rates.

  The Partnerships have filed with the SEC, in Washington, D.C., a Registration Statement on Form S-1 under the Securities Act of 1933 with respect to the Units offered hereby. This Prospectus does not contain all the information included in the Registration Statement, certain items of which are omitted in accordance with the Rules and Regulations of the SEC. For further information about the Partnerships and the Units offered hereby, reference is made to the Registration Statement and the exhibits thereto.

  The Partnerships must furnish all Limited Partners annual and monthly reports complying with CFTC requirements. The annual reports will contain audited, and the monthly reports unaudited, financial information. The audited financial statements will be examined and reported upon by independent certified public accountants.

                                      (ii)

                           RISK DISCLOSURE STATEMENT

  YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

  FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING AT PAGE 23 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 27.

  THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT BEGINNING AT PAGE 13.

  YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                                     (iii)

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Risk Disclosure Statement.................................................  iii
Summary of the Prospectus.................................................    1
 Investment Requirements..................................................    1
 Additional Information...................................................    2
 The Dean Witter Spectrum Series..........................................    2
 The Offering.............................................................    9
Risk Factors..............................................................   13
 Risks Relating to Futures Interests Trading and the Futures Interests
  Markets.................................................................   13
 Risks Relating to the Partnerships and the Offering of Units.............   15
 Risks Relating to the Trading Managers...................................   16
 Taxation Risks...........................................................   18
Conflicts of Interest.....................................................   19
 Relationship of the General Partner to the Commodity Broker..............   19
 Accounts of Affiliates of the General Partner............................   20
 Management of Other Accounts by the Trading
  Managers................................................................   20
 Customer Agreement with DWR..............................................   21
 Other Commodity Pools....................................................   21
Fiduciary Responsibility..................................................   21
Description of Charges to Each Partnership................................   23
 1. Trading Managers......................................................   24
 2. Commodity Broker......................................................   26
 3. Break Even Analysis...................................................   27
Investment Program, Use of Proceeds and Trading Policies..................   29
 Differences Among the Spectrum Series....................................   30
 Spectrum Strategic.......................................................   31
 Spectrum Technical.......................................................   31
 Spectrum Balanced........................................................   32
 New Partnerships.........................................................   33
 Trading Policies.........................................................   33
The Spectrum Series.......................................................   35
Selected Financial Data...................................................   39
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   41
Capitalization............................................................   47
The General Partner.......................................................   48
 Directors and Officers of the General Partner............................   49
 Description and Performance Information of Commodity Pools Operated by
  the General Partner.....................................................   50
The Trading Managers......................................................   58
 Introduction.............................................................   58
 General Description of Trading Approaches................................   58
 Dean Witter Spectrum Strategic L.P. .....................................   60
  Blenheim Investments, Inc. .............................................   60
  A. Gary Shilling & Co., Inc. ...........................................   69
  Willowbridge Associates Inc. ...........................................   74
 Dean Witter Spectrum Technical L.P. .....................................   83
  Campbell & Company, Inc. ...............................................   83
  Chesapeake Capital Corporation..........................................   89
  John W. Henry & Co., Inc. ..............................................   97
 Dean Witter Spectrum Balanced L.P. ......................................  118
  RXR, Inc. ..............................................................  118
 Supplementary Performance Information....................................  135
The Management Agreements.................................................  137
 Term.....................................................................  137
 Liability and Indemnification............................................  137
 Obligations to a Partnership.............................................  137

                                                                          PAGE
                                                                          ----
Exchange Privilege......................................................   138
Redemptions.............................................................   138
The Commodity Broker....................................................   141
 Description of the Commodity Broker....................................   141
 Brokerage Arrangements.................................................   141
The Futures, Options and Forwards Markets...............................   142
 Futures Contracts......................................................   142
 Forward Contracts......................................................   142
 Options on Futures.....................................................   142
 Hedgers and Speculators................................................   143
 Commodity Exchanges....................................................   143
 Speculative Position Limits............................................   144
 Daily Limits...........................................................   144
 Regulations............................................................   144
 Margins................................................................   145
The Limited Partnership Agreements......................................   146
 Nature of the Partnerships.............................................   146
 Management of Partnership Affairs......................................   146
 Sharing of Profits and Losses..........................................   147
 Restrictions on Transfers or Assignments...............................   147
 Amendments; Meetings...................................................   148
 Reports to Limited Partners............................................   149
Plan of Distribution....................................................   150
Subscription Procedure..................................................   151
Purchases by Employee Benefit Plans--ERISA Considerations...............   153
Material Federal Income Tax Considerations..............................   154
 Introduction...........................................................   154
 Partnership Status.....................................................   154
 Partnership Taxation...................................................   155
 Cash Distributions and Redemptions.....................................   155
 Gain or Loss on Trading Activity.......................................   155
 Taxation of Limited Partners...........................................   157
 Tax Audits.............................................................   160
State and Local Income Tax Aspects......................................   161
Potential Advantages....................................................   161
Legal Matters...........................................................   162
Experts.................................................................   162
Additional Information..................................................   162
Glossary................................................................   163
 Certain Terms and Definitions..........................................   163
 Blue Sky Glossary......................................................   164
Dean Witter Spectrum Balanced L.P.
Dean Witter Spectrum Strategic L.P.
Dean Witter Spectrum Technical L.P. ....................................  F- 1
 Independent Auditors' Report
 Statements of Financial Condition
 Statements of Operations
 Statements of Changes in Partners' Capital
 Statements of Cash Flows
 Notes to Financial Statements..........................................  F-13
Demeter Management Corporation..........................................  F-18
 Independent Auditors' Report
 Statements of Financial Condition
 Notes to Statements of Financial Condition.............................  F-20
  (certain information relating to the financial condition of Demeter
  Management Corporation's parent is contained in "The General Partner")
Exhibit A--Form of Limited Partnership Agreement........................  A- 1
 Annex--Request for Redemption..........................................  A-19
Exhibit B--Specimen Form of Subscription and Exchange Agreement and
 Power of Attorney......................................................  B- 1

                                      (iv)

                           SUMMARY OF THE PROSPECTUS

                 THE DATE OF THIS PROSPECTUS IS APRIL 30, 1996.

  The following is a summary of this Prospectus. This Prospectus contains more detailed information, and this summary is qualified in its entirety by the information appearing elsewhere herein.

                            INVESTMENT REQUIREMENTS

  The minimum investment for most subscribers is $5,000, except that the minimum investment is: (a) $2,000 in the case of an Individual Retirement Account ("IRA"); or (b) for eligible subscribers who, pursuant to an Exchange Agreement and Power of Attorney, redeem units of limited partnership interest in any other commodity pool for which the General Partner serves as the general partner and commodity pool operator and use the proceeds of such redemption (less any applicable redemption charges) to purchase Units (each of such purchases are hereinafter referred to as a "Non-Series Exchange"), the lesser of (i) $5,000 (or $2,000 in the case of IRAs), (ii) the proceeds from the sale of five units (or two units in the case of IRAs), or (iii) the proceeds from the redemption of such subscriber's entire interest in such other commodity pool. In order to be eligible to purchase Units pursuant to a Non-Series Exchange, an investor must purchase Units at the Monthly Closing (as defined below) held as of the date on which the redemption from the other commodity pool becomes effective. The specified minimum investment may be for Units of Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., or Dean Witter Spectrum Balanced L.P., or any combination of the foregoing, except that the minimum subscription (other than in the case of a Non-Series Exchange) for any of the three Partnerships is $1,000. In the case of a Non-Series Exchange, the minimum subscription for any Partnership is one Unit. See "Purchases by Employee Benefit Plans--ERISA Considerations" and "Subscription Procedure" for special requirements applicable to purchases by IRAs and other employee benefit plans. The minimum subscription per Partnership for subscribers who already own Units and desire to make an additional investment in any Partnership is $500.

  Subscribers should be aware that there are minimum net worth and/or annual income suitability standards which must be met in order to subscribe for Units. Each subscriber must represent and warrant in a Subscription Agreement and Power of Attorney that such subscriber has received this Prospectus and that such subscriber meets the applicable State minimum financial suitability standard set forth in the Subscription and Exchange Agreement and Power of Attorney (the "Subscription Agreement") (which may require a greater minimum investment), and may be required to provide additional information regarding the subscriber's background and investment history. Dean Witter Reynolds Inc. and its account executives have a duty to determine that this is a suitable investment for the subscriber. Unless otherwise specified in the Subscription Agreement under "State Suitability Requirements," a subscriber must have either: (a) a net worth of at least $75,000 (exclusive of home, furnishings, and automobiles), or (b) a net worth of at least $30,000 (exclusive of home, furnishings, and automobiles) and an annual income of at least $30,000.

  Certain jurisdictions impose more restrictive suitability and/or minimum investment requirements than those set forth above, including requirements for a higher net worth, a higher annual income, or both. A list of such jurisdictions and the restrictions imposed is included in the Subscription Agreement under the heading "State Suitability Requirements." A specimen form of the Subscription Agreement is annexed hereto as Exhibit B. Separate execution copies of the Subscription Agreement can be obtained from a local Dean Witter Reynolds Inc. branch office.

  All subscriptions for Units are irrevocable by subscribers, and the General Partner may, in its sole discretion, reject any subscription in whole or in part. There are significant restrictions on the ability of a Limited Partner to redeem Units, and although the Limited Partnership Agreement of each Partnership permits the transfer of Units subject to certain conditions, there is no public market for the Units and none is likely to develop. Therefore, a purchaser of Units must be able to bear the economic risks of an investment in the Partnership for a significant period of time. See "The Limited Partnership Agreements--Restrictions on Transfers or Assignments" and "Redemptions."

                             ADDITIONAL INFORMATION

  In addition to this Prospectus, a sales brochure and introductory letters prepared by DWR may be delivered with this Prospectus or may be obtained from a DWR account executive or by writing to Dean Witter Reynolds Inc., Two World Trade Center, 62nd Floor, New York, New York, 10048.

                        THE DEAN WITTER SPECTRUM SERIES

  The Dean Witter Spectrum Series (the "Spectrum Series") consists of three Delaware limited partnerships, each formed to engage primarily in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, and other commodities interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals, (hereinafter referred to collectively as "futures interests"). The Spectrum Series consists of Dean Witter Spectrum Strategic L.P. ("Spectrum Strategic"), Dean Witter Spectrum Technical L.P. ("Spectrum Technical"), and Dean Witter Spectrum Balanced L.P. ("Spectrum Balanced") (individually, a "Partnership," and collectively, the "Partnerships"). Each Partnership was organized as a limited partnership on April 29, 1994 under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"). The offices of each Partnership are located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899. The taxable year for each Partnership is the calendar year. A Partnership will terminate upon the first to occur of the following: (a) December 31, 2035; (b) an election of Limited Partners owning more than 50% of its outstanding Units;
(c) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner unless a new general partner has been elected; (d) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (e) a decline in the Net Asset Value of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (f) a decline in the Partnership's aggregate Net Assets as of the close of business (as determined by the General Partner) on any day to or below $250,000; (g) a determination by the General Partner upon 60 days' notice to the Limited Partners to terminate the Partnership; or (h) a determination by the General Partner to terminate the Partnership following a Special Redemption Date. See "The Limited Partnership Agreements--Term of the Partnerships."

  Units of each Partnership are publicly offered for sale on a continuous basis to investors at Monthly Closings. See "Subscription Procedure."

  In the future, the Spectrum Series may be expanded to include newly organized limited partnerships.

  Each Partnership trades pursuant to the trading systems, methods and strategies utilized by the trading managers retained by the General Partner for such Partnership, as described more fully in "Differences Among the Spectrum Series" and "The Trading Managers." Although the General Partner believes that each Partnership offers its Limited Partners a different trading approach and, correspondingly, a different potential rate of return on their investment, all speculative trading of futures interests is inherently risky and there can be no assurance that a Partnership can achieve a desired rate of return or effectively reduce the risk arising from an investment in such Partnership.

  Based on the annual fees and expenses of Spectrum Strategic, Spectrum Technical and Spectrum Balanced, each Partnership must earn annual trading profits (after taking into account estimated interest income based upon current rates of 5%) of 8.75%, 8.78% and 2.24%, respectively, of such Partnership's annual average Net Assets in order to avoid depletion or exhaustion of its assets. Investors should see "Break Even Analysis" on page 27 for the effect of redemption charges which are not included in the above figures. See "Description of Charges to Each Partnership." By reason of the foregoing, investors should consider an investment in the Partnerships as a long-term investment.

DEAN WITTER SPECTRUM STRATEGIC L.P.

  Spectrum Strategic seeks as its investment objective to generate long term capital appreciation and portfolio diversification through speculative trading of futures interests by trading managers who employ discretionary trading approaches in making trading decisions. The trading managers for Spectrum Strategic will be Blenheim Investments, Inc. ("Blenheim"), A. Gary Shilling & Co., Inc. ("Shilling & Co.") and Willowbridge Associates Inc. ("Willowbridge"). See "The Trading Managers--Dean Witter Spectrum Strategic L.P." for information regarding the trading managers, their trading approaches and past performance.

DEAN WITTER SPECTRUM TECHNICAL L.P.

  Spectrum Technical seeks as its investment objective to generate long term capital appreciation and portfolio diversification through speculative trading of futures interests by trading managers who use technically-based trend following trading systems. The trading managers for Spectrum Technical will be Campbell & Company, Inc. ("Campbell"), Chesapeake Capital Corporation ("Chesapeake") and John W. Henry & Co., Inc. ("JWH"). See "The Trading Managers--Dean Witter Spectrum Technical L.P." for information regarding the trading managers, their trading approaches and past performance.

DEAN WITTER SPECTRUM BALANCED L.P.

  Spectrum Balanced seeks as its objective long term capital appreciation and portfolio diversification through speculative trading of futures interests by its trading manager employing a balanced portfolio program which uses the futures markets for representative participation in stocks and bonds, along with a traditional managed futures component. The trading manager for Spectrum Balanced is RXR, Inc. ("RXR"). See "The Trading Managers--Dean Witter Spectrum Balanced L.P." for information regarding the trading manager, its trading approach and past performance.

THE GENERAL PARTNER

  The general partner and commodity pool operator of each Partnership is Demeter Management Corporation ("Demeter" or the "General Partner"), a Delaware corporation. The General Partner and Dean Witter Reynolds Inc. ("DWR"), the selling agent and commodity broker for the Partnerships, are each wholly-owned subsidiaries of Dean Witter, Discover & Co. ("DWD"). See "Conflicts of Interest," "The General Partner" and "The Commodity Broker." Each trading manager makes all trading decisions in respect of the funds of the Partnership allocated to such trading manager, except that the General Partner may override the instructions of a trading manager and make trading decisions under certain circumstances. See "The Management Agreements." The Partnerships' and the General Partner's main business office is located at Two World Trade Center, 62nd floor, New York, New York 10048, telephone (212) 392-5453.

  Demeter is or has been the general partner and commodity pool operator for twenty-four other commodity pools, three of which have terminated and Demeter had, in the aggregate, $1,000.7 million of assets under management as of February 29, 1996. See "Description and Performance Information of Commodity Pools Operated by the General Partner" for information regarding certain of such commodity pools and the past performance thereof.

THE COMMODITY BROKER

  The principal commodity broker for each Partnership is Dean Witter Reynolds Inc. (in such capacity, the "Commodity Broker"). The Commodity Broker is a wholly-owned subsidiary of DWD and currently acts as commodity broker for all of the commodity pools for which the General Partner acts as general partner and commodity pool operator, as well as for other commodity pools. The General Partner believes that the fees payable to DWR by the Partnerships are competitive with those paid by other public commodity pools, although they may be higher than those paid by certain other customers of DWR. See "Conflicts of Interest," "Description of Charges to Each Partnership," and "The Commodity Broker."

RISK FACTORS

  As a general matter, an investment in the Partnerships is speculative and involves substantial risk, including the risk of loss of a Limited Partner's entire investment. Risks of an investment in the Partnerships include:

 Risks Relating to Futures Interests Trading

    . Futures interests trading is speculative and volatile and an investor may lose all or a substantial part of his investment.

    . Futures interests trading is highly leveraged and relatively small price movements can result in significant losses to a Partnership.

    . Futures interests trading may be illiquid and in certain situations prevent a Partnership from limiting its loss on an unfavorable position.

    . Trading in forward contracts may subject a Partnership to losses if a counterparty is unable to meet its obligations.

    . Trading on foreign exchanges may result in a Partnership having less regulatory protection available. In addition, a Partnership may suffer losses due to exchange rate changes.

    . Trading in futures options can be extremely expensive if market volatility is incorrectly predicted.

    . The Partnerships have credit risk because DWR is the sole counterparty with respect to most of the Partnerships' assets.

    . Speculative position limits may result in a Partnership having to liquidate profitable positions.

 Risks Relating to the Partnerships and the Offering of Units

    . There has been concern raised in recent years over the potentially misleading character of the performance records included in commodity pool prospectuses, since certain public commodity pools have significantly underperformed the historical performance records of their selected trading managers included in their prospectuses. New commodity pools often are offered following periods of successful trading by an advisor. Investors should therefore be aware that the Partnerships have limited operating history, and the past performance of the trading managers or other commodity pools for which the General Partner serves as the general partner and commodity pool operator, does not assure similar results by the Partnerships in the future.

    . Substantial charges to each Partnership regardless of whether a Partnership realizes profits.

    . Restricted investment liquidity in the Units, absence of a secondary market, ability to assign or transfer restricted, redemptions limited to monthly after the end of the sixth month after a Limited Partner first became a partner in any Partnership, and Units redeemed within twenty-four months of their purchase may be subject to redemption charges.

    . Significant actual and potential conflicts of interest exist involving the General Partner, the trading managers, and DWR.

    . Limited Partners do not participate in the management of the Partnerships or in the conduct of their business.

 Risks Related to the Trading Managers

    . Past results are not necessarily indicative of future results.

    . A Partnership will not be profitable unless the trading managers for the Partnership are collectively successful with their trading strategies.

    . Factors outside the control of a trading manager may reduce the profitability of a trading strategy or require an alteration in the strategy.

    . A Management Agreement may not be renewed, may be renewed on less favorable terms to the Partnership, or may be terminated by a trading manager such that the trading manager will no longer be available to the Partnership.

    . Assets may be reallocated from a trading manager to an additional trading manager who may subsequently incur trading losses.

    . Substantial increase in assets to a trading manager may adversely affect its performance.

 Taxation Risks

    . If the tax laws and/or certain facts and circumstances change, a Partnership may be taxed as a corporation.

    . While the General Partner does not intend to make any distributions, profits earned in any year will result in taxable income to investors.

    . Deductibility of certain of a Partnership's expenses may be limited.

    . A Partnership's tax return may be audited by the Internal Revenue
     Service.

  Only the General Partner will be liable for a Partnership's obligations (including margin calls) to the extent that the Partnership's assets, including amounts contributed by the Limited Partners and amounts paid to Limited Partners upon redemptions, distributions or otherwise (together with interest thereon), are insufficient to meet those obligations. See "Risk Disclosure Statement," "Risk Factors," "Conflicts of Interest," "Description of Charges to Each Partnership," and "The Limited Partnership Agreements--Nature of the Partnerships."

CONFLICTS OF INTEREST

  Significant actual and potential conflicts of interest exist in the structure and operation of the Partnerships, principally arising from the affiliation between the General Partner and DWR, and the trading of other accounts of, or managed by, the General Partner, DWR, the trading managers and their affiliates. Such conflicts include the fact that the commodity brokerage arrangements were not agreed upon in arm's-length negotiations due to the affiliation between the General Partner and DWR; that employees of DWR and Additional Sellers, if any, will receive a portion of the brokerage fees paid by the Partnerships and thereby have a disincentive to advise Limited Partners to redeem Units; that the General Partner and DWR may have conflicting demands in respect of other commodity pools; that the trading managers and DWR, and individuals associated with the General Partner, the trading managers and DWR, may trade futures interests for their own accounts, which trading may compete with a Partnership for positions; that trading by the trading managers for their own accounts and for other customers could result in application of position limits to restrict a Partnership's trading; that under the customer agreement with DWR, DWR may close out positions and take certain other actions with regard to a Partnership's accounts without the Partnership's consent; and that other commodity pools managed by the General Partner may compete with the Partnerships. See "Conflicts of Interest," "The General Partner," "The Commodity Broker," and "The Trading Managers."

DESCRIPTION OF CHARGES TO EACH PARTNERSHIP

  Each Partnership is subject to substantial charges which are summarized below and described in detail under "Description of Charges to Each Partnership." See also "Risk Factors--Risks Relating to the Partnerships and the Offering of Units--Substantial Charges to Each Partnership," "Investment Program, Use of Proceeds and Trading Policies," "The Commodity Broker," and "The Management Agreements."

                      DEAN WITTER SPECTRUM STRATEGIC L.P.

FORM OF COMPENSATION              AMOUNT OF COMPENSATION

Monthly Management Fee to         1/3 of 1% of the Net Assets allocated to
Trading Managers................  each trading manager on the first day of each month (a 4% annual rate).

Monthly Incentive Fee to          15% of the Trading Profits experienced with
Trading Managers................  respect to each trading manager's allocated
                                  Net Assets as of the end of each calendar month.

Brokerage Fee to Commodity        A flat-rate monthly fee of 35/48 of 1% of
Broker..........................  the Net Assets (an 8.75% annual rate) as of the first day of the month. Such fee will cover all brokerage commissions, transaction fees and costs (including "give up" and transfer fees) and ordinary administrative and continuing offering expenses.

FORM OF COMPENSATION              AMOUNT OF COMPENSATION

Financial benefit to Commodity
Broker from interest earned on
the Partnership's assets in
excess of the interest paid to
the Partnership and from
compensating balance treatment
in connection with its
designation of a bank or banks
in which the Partnership's
assets are deposited............
                                  The aggregate of (i) the flat-rate brokerage fee payable by the Partnership, as described above, and (ii) net excess interest and compensating balance benefits to the Commodity Broker (after crediting the Partnership with interest) will not exceed 14% annually of the Partnership's average month-end Net Assets during a calendar year.

                      DEAN WITTER SPECTRUM TECHNICAL L.P.

FORM OF COMPENSATION                         AMOUNT OF COMPENSATION
Monthly Management Fee to Trading
Managers...................................  1/3 of 1% of the Net Assets allocated to each trading manager on the first day of each month (a 4% annual
                                             rate).
Monthly Incentive Fee to Trading Managers..  15% of the Trading Profits experienced with respect to each trading manager's allocated Net Assets as of the
                                             end of each calendar month.
Brokerage Fee to Commodity Broker..........  A flat-rate monthly fee of 35/48 of 1% of the Net
                                             Assets (an 8.75% annual rate) as of the first day of
                                             the month. Such fee will cover all brokerage
                                             commissions, transaction fees and costs (including
                                             "give up" and transfer fees) and ordinary
                                             administrative and continuing offering expenses.
Financial benefit to Commodity Broker from
interest earned on the Partnership's assets
in excess of the interest paid to the
Partnership and from compensating balance
treatment in connection with its
designation of a bank or banks in which the
Partnership's assets are deposited.........
                                             The aggregate of (i) the flat-rate brokerage fee
                                             payable by the Partnership, as described above, and
                                             (ii) net excess interest and compensating balance
                                             benefits to the Commodity Broker (after crediting the
                                             Partnership with interest) will not exceed 14% annually
                                             of the Partnership's average month-end Net Assets
                                             during a calendar year.

                       DEAN WITTER SPECTRUM BALANCED L.P.

FORM OF COMPENSATION              AMOUNT OF COMPENSATION

Monthly Management Fee to         5/48 of 1% of the Net Assets on the first
Trading Manager.................  day of each month (a 1.25% annual rate).

Monthly Incentive Fee to          15% of the Trading Profits experienced with
Trading Manager.................  respect to Net Assets as of the end of each calendar month.

FORM OF COMPENSATION              AMOUNT OF COMPENSATION

Brokerage Fee to Commodity        A flat-rate monthly fee of 1/2 of 1% of the
Broker..........................  Net Assets (a 6% annual rate) as of the first day of the month. Such fee will cover all brokerage commissions, transaction fees and costs (including "give up" and transfer fees) and ordinary administrative and continuing offering expenses.

Financial benefit to Commodity
Broker from interest earned on
the Partnership's assets in
excess of the interest paid to
the Partnership and from
compensating balance treatment
in connection with its
designation of a bank or banks
in which the Partnership's
assets are deposited............
                                  The aggregate of (i) the flat-rate brokerage fee payable by the Partnership, as described above, and (ii) net excess interest and compensating balance benefits to the Commodity Broker (after crediting the Partnership with interest) will not exceed 14% annually of the Partnership's average month-end Net Assets during a calendar year.

  The management, incentive, and brokerage fees may not be increased unless Limited Partners of a Partnership are given prior notice thereof and an opportunity to redeem their Units, and are subject to additional limits as described under "Description of Charges to Each Partnership."

  Based on the annual fees and expenses for the period November 1994 through February 1996 of Spectrum Strategic, Spectrum Technical and Spectrum Balanced described above, each Partnership must earn annual trading profits (after taking into account estimated interest income based upon current rates of 5%) of 8.75%, 8.78%, and 2.24%, respectively, of such Partnership's annual average Net Assets in order to avoid depletion or exhaustion of its assets. Investors should read the following paragraph for the effect of redemption charges which are not included in the above figures.

  Based on the fees and expenses of Spectrum Strategic, Spectrum Technical and Spectrum Balanced, in order for a Limited Partner to break-even (earning profits sufficient to pay the redemption charge and recoup its initial investment) upon redemption after one year, Spectrum Strategic, Spectrum Technical and Spectrum Balanced must earn trading profits (after taking into account estimated interest income based upon current rates of 5%) of $1.22, $1.34 and $.60 per Unit. Such amounts expressed as a percentage of the selling price of a Unit of Spectrum Strategic, Spectrum Technical and Spectrum Balanced (as of February 29, 1996) equals 11.86%, 11.88% and 5.38%, respectively, of such Partnership's annual average Net Assets. This assumes that each trading manager's gross profits equal expenses, such that no incentive fees are earned by the trading manager. See "Description of Charges to Each Partnership--Break Even Analysis."

EXCHANGE PRIVILEGES

  If certain conditions are satisfied, a Limited Partner can redeem his Units in a Partnership as of the last day of any calendar month and, with the proceeds of such redemption, purchase Units of one or more other Partnerships (hereafter referred to as a "Series Exchange") at a price per Unit equal to 100% of the Net Asset Value thereof. A Series Exchange will be effected for a Limited Partner only if each of the following conditions is satisfied immediately prior to the Series Exchange: (i) the Partnership redeeming Units has assets sufficient to discharge its liabilities and redeem Units; (ii) the sixth month has elapsed after such person first became a Limited Partner in the Spectrum Series; (iii) the General Partner has received a properly completed Subscription Agreement at least 5 days prior to the date on which such Series Exchange is to be effective; (iv) a minimum of 50 Units must be exchanged unless a Limited Partner is liquidating his entire interest in a Partnership; and (v) the Partnership issuing Units has a sufficient number of Units registered and qualified for sale under federal and applicable state securities laws pursuant to a current Prospectus. While the General Partner currently intends to maintain a sufficient number of Units registered to effect Series Exchanges, the General Partner shall not have any obligation to have Units registered. There can be no assurance that any or a sufficient number of Units will be available for sale when a Series Exchange is requested. If Units are not registered or qualified for sale under either federal or applicable state law or pursuant to a current Prospectus, the General Partner will not be able to effect the Series Exchange for a Limited Partner.

REDEMPTION OF UNITS

  A Limited Partner may require each Partnership to redeem all or part of his Units, effective as of the last day of any month, at 100% of the Net Asset Value thereof on such date. Redemptions by a Limited Partner will only be permitted as of, but not before the sixth month-end following the closing at which such person first became a Limited Partner in the Spectrum Series. However, any Unit acquired by a subscriber which is redeemed at or prior to the end of the twelfth, eighteenth, or twenty-fourth month following the closing at which such Unit was issued will be assessed a redemption charge equal to 3%, 2%, or 1%, respectively, of the Net Asset Value of the Unit redeemed on the date of such redemption. The foregoing charges will be paid to DWR.

  A Limited Partner who purchases Units in a Non-Series Exchange will not be subject to the foregoing redemption charges under the circumstances described herein. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which are not subject to a redemption charge is determined by dividing (a) the dollar amount received upon redeeming an interest in another commodity pool and used to purchase Units by (b) the total investment in the Partnerships. For example, a limited partner who receives $5,000 upon redeeming all or a part of his interest in a commodity pool operated by the General Partner and invests $10,000 in the Partnerships will not be subject to a redemption charge on 50% of his Units. Redemptions of Units will be deemed to be in the order in which they were purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing. Limited Partners who redeem Units and have either paid a redemption charge with respect to such Units, or have held such Units for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of Units, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange. Such subscribers remain subject to the minimum purchase and suitability requirements. See "Redemptions" and "Subscription Procedures." An investor who purchases $500,000 or more of Units will not be subject to the redemption charges described above. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to the redemption charges described above with respect to the Units exchanged. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges.

  In addition to the information and reports described below under "The Limited Partnership Agreements-- Reports to Limited Partners," the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under Securities and Exchange Commission rules and policies for commodity pools and similar investment vehicles.

  Redemptions must be made in whole Units, with a minimum of 50 Units required for each redemption, unless a Limited Partner is redeeming his entire interest in a Partnership. The right to obtain redemptions is contingent upon the redeeming Partnership having assets sufficient to discharge its liabilities as of the end of the applicable month and the General Partner's timely receipt of a properly executed Request for Redemption. A Partnership may be forced to liquidate open positions to satisfy redemptions in the event it does not have sufficient cash on hand. See "Redemptions" and "Subscription Procedure."

DISTRIBUTIONS

  Each Partnership will make distributions, if any, at the sole discretion of the General Partner (it is currently the intention of the General Partner not to make distributions). Distributions may be made by credit to a Limited Partner's customer account with DWR. It is possible that no distributions will be made in some years in which a Partnership has taxable profits, realized or unrealized. However, a Limited Partner of such Partnership will nevertheless be required to take his share of such profits into income for federal tax purposes. See "Material Federal Income Tax Considerations."

TRANSFERABILITY OF UNITS

  The assignability or transferability of Units of each Partnership is limited by the applicable Limited Partnership Agreement and no assignee or transferee may become a substituted limited partner without the consent of the General Partner, which consent the General Partner may withhold in its sole discretion. See "The Limited Partnership Agreements--Restrictions on Transfers or Assignments."

                                  THE OFFERING

SECURITIES OFFERED

  10,000,000 Units were initially registered by the Partnerships in September 1994. The Partnerships registered an additional 20,000,000 Units in January 1996, allocated among the Partnerships as follows: Spectrum Strategic 6,000,000; Spectrum Technical 9,000,000; and Spectrum Balanced 5,000,000. As of March 1, 1996, 10,922,447.419 Units had been sold to the public during the Partnerships' initial offering and the Continuing Offering, leaving 19,077,552.581 unsold Units, which have been allocated among the Partnerships as follows: Spectrum Strategic 5,739,715.390; Spectrum Technical 8,380,498.433; and Spectrum Balanced 4,957,338.758. The Partnerships have now registered an additional 8,500,000 Units for sale in the Continuing Offering. The 8,500,000 Units have been allocated among the Partnerships as follows: Spectrum Strategic 2,500,000; Spectrum Technical 5,000,000; and Spectrum Balanced 1,000,000. Aggregated with the unsold Units at March 1, 1996, the Partnerships are offering approximately 8,239,715 Units of Spectrum Strategic, 13,380,498 Units of Spectrum Technical, and 5,957,339 Units of Spectrum Balanced. The General Partner, in its discretion, may register and sell additional Units from time to time.

SUBSCRIPTION PROCEDURE

  The minimum subscription for most subscribers is $5,000, except the minimum subscription is: (a) $2,000 in the case of an IRA; or (b) for subscribers effecting a Non-Series Exchange, the lesser of (i) $5,000 ($2,000 in the case of IRAs), (ii) the proceeds from the redemption of five units (two units in the case of IRAs), or (iii) the proceeds of the redemption of such subscriber's entire interest in any other commodity pool for which the General Partner serves as general partner and commodity pool operator. A subscriber whose subscription is accepted by the General Partner at a closing and who desires to make an additional investment in the Partnerships may subscribe for Units at a subsequent closing with a minimum investment in any Partnership of $500. See "Investment Requirements," "Plan of Distribution," and "Subscription Procedure."

  In order to purchase Units, a subscriber must complete, execute, and deliver an execution copy of the Subscription Agreement to DWR. In the Subscription Agreement, a subscriber will authorize the General Partner and DWR to transfer the subscription amount from the subscriber's customer account with DWR to the Partnerships' Escrow Account. In connection with any closing, a subscriber whose Subscription Agreement is received by DWR and whose subscription is not immediately rejected, must have the appropriate amount in his customer account with DWR on the first business day following the date that his Subscription Agreement is received by DWR and DWR will debit the customer account and transfer such funds to the Escrow Account with the Escrow Agent on that date. In the case of an Exchange, a subscriber will authorize the General Partner to redeem all or a portion of such subscriber's interest in another commodity pool for which the General Partner serves as general partner and commodity pool operator (subject to the terms of the applicable limited partnership agreement) and use the proceeds of such redemption (less any applicable redemption charges) to purchase Units in the Partnerships.

  At each Monthly Closing, each Partnership will issue to each subscriber whose subscription is accepted the appropriate number of whole and fractions of Units as may be determined by dividing the subscription amount for such Partnership by the net asset value of a Unit of such Partnership. See "Investment Requirements" and "Subscription Procedure."

PLAN OF DISTRIBUTION

  The Units are being offered and sold by each Partnership through DWR (the "Continuing Offering"). Pursuant to the Selling Agreement among the Partnerships, the General Partner, and DWR, DWR will use its best efforts to sell Units, but DWR has not made any commitment to offer and sell a specific amount of Units or to purchase Units in any Partnership. See "Plan of Distribution." The General Partner, in its sole discretion, may reject a subscription in whole or in part at any time prior to acceptance. The Partnership will sell Units at monthly closings to be held as of the last day of each month (each a "Monthly Closing"). Units of each Partnership will be sold at a price per Unit equal to 100% of the Net Asset Value of a Unit of such Partnership as of the close of business on the date of the Monthly Closing. The Net Asset Value of a Unit of one Partnership is not related to any other Partnership and depends entirely on the Net Assets and the total number of Units of that Partnership outstanding.

  During the Continuing Offering, all subscriptions received and not rejected by the General Partner will be held by Chemical Bank, New York, New York (the "Escrow Agent"), until subsequently accepted or rejected by the General Partner at a Monthly Closing. If a subscription is accepted by the General Partner, the Escrow Agent will promptly pay to the appropriate Partnership the accepted subscription funds and pay to DWR any interest earned on such subscription funds, and DWR will credit the subscriber's customer account with DWR with such interest. If a subscription is rejected by the General Partner, the Escrow Agent will promptly pay to DWR the rejected subscription funds and any interest earned thereon, and DWR will credit the subscriber's customer account with DWR with such amounts. Interest will be earned on subscription funds from the day of deposit of such funds with the Escrow Agent to the day that such funds are either paid to the appropriate Partnerships in the case of accepted subscriptions or paid to DWR in the case of rejected subscriptions.

  Employees of DWR and certain Additional Sellers, if any, will receive compensation from DWR, and not from the Partnerships, out of the brokerage fees paid to DWR by the Partnerships. Such continuing compensation is in consideration of certain additional services provided to Limited Partners by such persons on a continuing basis and may be deemed to be additional underwriting compensation. See "Plan of Distribution."

NO SELLING COMMISSIONS OR CHARGES FOR ORGANIZATIONAL OR OFFERING EXPENSES

  In connection with the offering of Units by each Partnership pursuant to this Prospectus, no selling commissions or organizational or Continuing Offering expenses will be paid by the Limited Partners or the Partnership; DWR paid all costs incurred in connection with the organization of the Partnerships and the initial offering of Units. The Partnerships will not reimburse DWR for any portion of the costs so incurred, and will not be liable for any such costs at any time (although DWR may recoup such costs from brokerage fees paid by the Partnerships). Except as otherwise provided herein, employees of DWR will receive from DWR (solely from its own funds) gross sales credit equal to 3% of the Net Asset Value per Unit as of the applicable closing for each Unit sold by them and issued at such closing, and, if properly registered with the CFTC, also will receive from DWR (solely from its own funds) gross sales credit of up to 72% of the brokerage fees which have been received by DWR from the Partnership each month beginning, (i) in the case of Spectrum Strategic and Spectrum Technical, with the seventh month after the closing at which such Unit was issued, (ii) in the case of Spectrum Balanced, with the tenth month after the closing at which such Unit was issued, or (iii) in the case a Unit purchased pursuant to a Non-Series Exchange, the first month after the closing at which such Unit was issued, that are attributable to each outstanding Unit sold by them, as described in Note (1) to the table on the front cover page of this Prospectus. See "Plan of Distribution." DWR's employees may have a conflict of interest in rendering advice to Limited Partners as to when and whether to redeem Units because of their interest in receiving certain continuing compensation for ongoing services rendered to holders of outstanding Units.

USE OF PROCEEDS

  The entire proceeds of this offering, together with the General Partner's capital contribution to each Partnership, will be divided among the Partnerships based on the number of Units sold by each Partnership and the Net Asset Value of each Unit sold, and deposited in each Partnership's futures trading accounts with DWR and used to trade futures interests. See "Investment Program, Use of Proceeds and Trading Policies."

INTEREST ON PARTNERSHIP ASSETS

  Each Partnership's assets are deposited with DWR and are held in separate customer segregated funds accounts established by DWR for each trading manager. DWR credits each Partnership at month-end with interest income as if 80%, in the case of Spectrum Strategic and Spectrum Technical, and 100%, in the case of Spectrum Balanced, of such Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury Bills. For purposes of such interest payments, Net Assets do not include monies due the Partnerships on or with respect to forward contracts and other futures interests but not actually received by it from banks, brokers, dealers and other persons. Each Partnership's assets held by DWR may be used as margin solely for such Partnership's trading. The Partnerships' funds will either be invested together with other customer segregated funds or will be held in non-interest-bearing bank accounts. In either case, the Partnerships will be credited with interest at the rate earned by DWR on its U.S. Treasury Bill investments with customer segregated funds (as if 80% of their respective assets were invested in U.S. Treasury Bills in the case of Spectrum Strategic and Spectrum Technical, and 100% in the case of Spectrum Balanced); DWR will retain any interest earned in excess of the interest paid to the Partnerships. To the extent that the assets of the Partnerships are held in non-interest-bearing bank accounts, DWR or its affiliates would benefit from compensating balance treatment in connection with its designation of a bank or banks in which the Partnerships' assets are deposited (i.e., DWR or its affiliates will receive favorable loan rates from such bank or banks by reason of such deposits). It is not possible to quantify compensating balance benefits at present; however, while it is anticipated that such benefits will exceed the interest required to be credited to each Partnership, it is estimated that they should not exceed 4% of each Partnership's annual average Net Assets after such credits. To the extent such benefits to DWR or its affiliates exceed the interest DWR is obligated to credit to the Partnerships, they will not be shared with the Partnerships. Notwithstanding the foregoing, the aggregate of
(i) the flat-rate brokerage fees payable by a Partnership, and (ii) the net excess interest and compensating balance benefits to DWR or its affiliates (after crediting the Partnership with interest as described above) shall not exceed 14% annually of the Partnership's average month-end Net Assets during each calendar year. See "Investment Program, Use of Proceeds, and Trading Policies ."

SUITABILITY STANDARDS

  Each investor (or person entitled to exercise control over assets of such investor's account under an Individual Retirement Account or other employee benefit plan) must represent and warrant in the Subscription Agreement that such investor and/or other person has received this Prospectus and satisfies certain suitability and/or investment requirements described under "Investment Requirements."

TAX CONSIDERATIONS

  In the opinion of the General Partner's tax counsel, the Partnerships will be classified as partnerships for federal income tax purposes and not as associations taxable as corporations. Accordingly, the Partnerships will not be subject to federal income tax. Each Limited Partner in computing his federal income tax liability for a taxable year will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction or credit for the taxable year of the Partnership ending within or with the taxable year of the Limited Partner, regardless of whether such Limited Partner has received any distributions from the Partnership. Such items of Partnership gain or loss retain their character (e.g., capital or ordinary) when allocated to the Limited Partners. Moreover, all such allocations will increase or decrease each Limited Partner's tax basis in his Units. The allocation provisions are designed to reconcile tax allocations to economic allocations; however, no assurance can be given that the Internal Revenue Service will not challenge such allocation, especially in light of recently issued final regulations. See "Material Federal Income Tax Considerations."

  Taxes payable by partners with respect to a Partnership's profits may exceed the amount of such Partnership distributions, if any, for a taxable year. Based upon the contemplated activities of the Partnerships, the General Partner has been advised by its legal counsel that, in such counsel's opinion, expenses incurred by the Partnerships should not be subject to the limitations on the deductibility of certain miscellaneous itemized expenses, except to the extent that the Internal Revenue Service promulgates regulations that so provide.

  Cash distributions by a Partnership and amounts received or deemed received upon the partial or complete redemption of a Limited Partner's Units that do not exceed the Limited Partner's aggregate basis in his Units are not taxable. However, to the extent cash distributions and amounts received or deemed received upon the partial redemption of a Limited Partner's Units exceed a Limited Partner's aggregate tax basis in his Units, the excess will be taxable to the Limited Partner as though it were gain on the sale of his Units. Loss will generally be recognized on a redemption of Units only if a Limited Partner redeems all of his Units in a Partnership and, following the complete redemption, such Limited Partner has remaining tax-basis in the Partnership. In such case, the Limited Partner will recognize loss to the extent of the remaining basis. Subject to an exception for certain types of Partnership assets, such gain or loss (assuming that the Units constitute capital assets) will be either short-term capital gain or loss or long-term capital gain or loss, depending upon the length of time that Units were held prior to the distribution or redemption. See "Material Federal Income Tax Considerations."

  The General Partner has been advised that, in the opinion of its counsel, a Limited Partner who is a nonresidential alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate (a "Foreign Limited Partner") should not be engaged in a trade or business in the United States, and should not be subject to United States federal income tax, solely because such Foreign Limited Partner is a limited partner in a Partnership. In the event a Partnership's activities should in the future not fall within certain safe harbors from U.S. trade or business status, there is a risk that all of a Foreign Limited Partner's distributive share of income of the Partnership would be treated as effectively connected with the conduct of a trade or business in the United States. In that event, the Foreign Limited Partner would be taxed at regular rates applicable to U.S. taxpayers and, if a foreign corporation, could be subject to a 30% branch profits tax. See "Material Federal Income Tax Considerations." Tax exempt Limited Partners, see "Purchases by Employee Benefit Plan--ERISA Considerations."

                                  RISK FACTORS

  In addition to the Risk Disclosure Statements appearing at the beginning of this Prospectus, prospective purchasers should consider the following risks before subscribing for Units.

RISKS RELATING TO FUTURES INTERESTS TRADING AND THE FUTURES INTERESTS MARKETS

  Futures Interests Trading Is Volatile. Futures interests prices are highly volatile. Price movements of futures interests are influenced by, among other things: changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events and policies; and changes in interest rates.

  Each Partnership is also subject to the risk of failure of any of the exchanges on which it trades or of their clearinghouses, if any. In addition, under certain circumstances, such as the inability of a customer of a Partnership's commodity broker or the commodity broker itself to satisfy substantial deficiencies in such customer's account, a Partnership may be subject to a risk of loss of its funds on deposit with such commodity broker. See "The Futures, Options and Forwards Markets."

  Futures Interests Trading Is Highly Leveraged. Because of the low margin deposits normally required in trading futures interests (typically between 2 and 15% of the value of the contract purchased or sold), an extremely high degree of leverage is typical of a futures trading account. As a result, a relatively small price movement in a futures interests contract may result in immediate and substantial losses to the investor. For example, if at the time of purchase 10% of the price of a contract is deposited as margin, a 10% decrease in the price of the contract would, if the contract is then closed out, result in a total loss of the margin deposit before any deduction for brokerage commissions. A decrease of more than 10% would result in a loss of more than the total margin deposit. See "The Futures, Options and Forwards Markets--Margins" and "The Limited Partnership Agreements--Nature of the Partnerships."

  Futures Interests Trading May Be Illiquid. Most United States futures exchanges limit fluctuations in certain futures interests prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." Pursuant to such regulations, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular futures interests has increased or decreased by an amount equal to the daily limit, positions in the futures interests can be neither taken nor liquidated unless traders are willing to effect trades at or within the limit. Prices in various futures interests have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent each Partnership from promptly liquidating its unfavorable positions and subject it to substantial losses. While daily limits may reduce or effectively eliminate the liquidity of a particular market, they do not limit ultimate losses, and may in fact substantially increase losses because a daily limit may prevent the liquidation of unfavorable positions. There is no limitation on daily price moves in trading currency forward contracts.

  In addition, each Partnership may not be able to execute trades at favorable prices if little trading in the futures interests involved is taking place. Under certain circumstances, a Partnership may be required to accept or make delivery of the underlying commodity if the position cannot be liquidated prior to its expiration date. It also is possible that an exchange or the CFTC might suspend trading in a particular contract, order immediate liquidation and settlement of a particular contract, or order that trading in a particular contract be conducted for liquidation only. During periods in October 1987, for example, trading in certain stock index futures was too illiquid for markets to function efficiently and was at one point actually suspended. See "The Futures, Options and Forwards Markets." The principals who deal in the forward contract markets are not required to continue to make markets in the forward contracts they trade. There have been periods during which certain participants in forward markets have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the price at which they are prepared to buy and that at which they are prepared to sell.

  Special Risks Associated with Forward Trading. The Partnerships trade in forward contracts, principally currency forward contracts. A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at a specified date in the future at a specified price and, therefore, is similar to a futures contract. However, forward contracts are not traded on exchanges and, as a consequence, investors in forward contracts are not afforded the regulatory protections of such exchanges or the CFTC; rather, banks and dealers act as principals in such markets. Neither the CFTC nor banking authorities regulate trading in forward contracts on currencies, and foreign banks may not be regulated by any United States governmental agency.

  Generally, when a trading manager for a Partnership instructs the Partnership to either sell or buy a particular currency, DWR will do back-to-back principal trades in order to carry out such instructions. DWR, as principal, will arrange bank lines of credit and contract with a United States or foreign bank or dealer to make or take future delivery of a specified quantity of currency at a negotiated price. DWR, again as principal, will in turn contract with the Partnership to make or take future delivery of the same specified quantity of currency at the same price. DWR will not attempt to profit from any mark-up or spread on the trade with the Partnership.

  Because performance of forward contracts are not guaranteed by any exchange or clearinghouse, a Partnership will be subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the principals or agents with or through which the Partnership trade, including DWR. Any such failure or refusal, whether due to insolvency, bankruptcy or other causes, could subject the Partnership to substantial losses. The Partnerships and DWR will trade forward contracts only with banks, brokers, dealers and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy.

  The CFTC has published for comment in the United States Federal Register a statement concerning its jurisdiction over transactions in the foreign currency markets, including transactions of the type which may be engaged in by the Partnerships. In the future, the CFTC might assert that forward contracts of the type entered into by the Partnerships constitute unauthorized futures contracts subject to the CFTC's jurisdiction and attempt to prohibit the Partnerships from participating in transactions in such contracts. If the Partnerships were restricted in their ability to trade in the currency markets, the activities of certain trading managers could be materially affected.

  Special Risks Associated with Trading on Foreign Exchanges. The Partnerships trade in futures, forward and option contracts on exchanges located outside the United States where CFTC regulations do not apply. Some foreign exchanges, in contrast to domestic exchanges, are "principals' markets" in which performance with respect to a contract is the responsibility only of the individual member with whom the trader has entered into a contract and not of the exchange or clearinghouse, if any. In the case of trading on such foreign exchanges, a Partnership will be subject to the risk of the inability of, or refusal by, the counterparty to perform with respect to such contracts.

  Trading on foreign exchanges may involve certain other risks not applicable to trading on United States exchanges, such as the risks of exchange controls, expropriation, burdensome or confiscatory taxation, moratoriums, or political or diplomatic events. In addition, certain of these foreign markets are newly formed and may lack personnel experienced in floor trading as well as in monitoring floor traders for compliance with exchange rules.

  Furthermore, as the Partnerships determine their respective Net Assets in United States dollars, with respect to trading on foreign markets the Partnerships will be subject to the risk of fluctuation in the exchange rate between the local currency and dollars. Unless a Partnership hedges itself against fluctuations in exchange rates between the United States dollar and the currencies in which trading is done on such foreign exchanges, any profits which the Partnership might realize in such trading could be eliminated as a result of adverse changes in exchange rates, and the Partnership could even incur losses as a result of any such changes. See "The Futures, Options and Forwards Markets."

  Special Risks Associated with Trading of Futures Options. Options on futures contracts and options on physical commodities are traded on United States commodity exchanges and may be traded by the Partnerships on certain foreign exchanges. Each such option is a right, purchased for a certain price, to either buy or sell the underlying futures contract or physical commodity during a certain period of time for a fixed price. Such trading involves risks substantially similar to those involved in trading futures contracts in that options are speculative and highly leveraged. Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted. The purchaser of an option is subject to the risk of losing the entire purchase price of the option. The writer of an option is subject to the risk of loss resulting from the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option. See "The Futures, Options and Forwards Markets."

  The Partnerships Have Credit Risk to DWR. The Partnerships have credit risk because the sole counterparty with respect to most of the Partnerships' assets is DWR. Exchange traded futures contracts are marked to market on a daily basis, with variations in value credited or charged to a Partnership's account on a daily basis. DWR, as futures commission merchant for each Partnership's exchange traded futures contracts, is required, pursuant to CFTC regulations, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange traded futures contracts, including an amount equal to the net unrealized gain on all open futures contracts. With respect to a Partnership's off-exchange traded foreign currency forward contracts, there are no daily settlements of variations in value.

  Possible Effects of Speculative Position Limits. The CFTC and United States futures exchanges have established limits referred to as "speculative position limits" or "position limits" on the maximum net long or net short futures interests position which any person or group of persons may own, hold or control in particular futures interests.

  All futures interests accounts owned, controlled or managed by each trading manager may be combined for position limit purposes, to the extent they may be applicable. The trading managers are the trading managers for other commodity pools and/or numerous individual accounts and will in the future manage additional accounts. In this connection, each Management Agreement provides that if speculative position limits are exceeded by a trading manager or any of its principals or affiliates in the opinion of independent counsel (who must be other than counsel to the Partnerships) or in the opinion of the CFTC or any regulatory body, exchange, or board, such trading manager will promptly liquidate positions in all of its accounts, including the Partnership's account, as nearly as possible in proportion to their respective equities to the extent necessary to comply with applicable position limits. While each trading manager believes that established position limits, where applicable, will not adversely affect its contemplated trading for a Partnership, it is possible that, from time to time, the trading system or instructions of a trading manager to a Partnership may have to be modified and that positions held by such Partnership may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect the operations and profitability of a Partnership. See "Conflicts of Interest." Speculative position limits are not applicable to forward contract trading, although the principals with which DWR or a Partnership may deal in the forward markets may limit the positions available to DWR or the Partnership as a consequence of credit considerations.

RISKS RELATING TO THE PARTNERSHIPS AND THE OFFERING OF UNITS

  Past Results Not Necessarily Indicative of Future Performance. There has been substantial regulatory concern in recent years over the potentially misleading character of the performance records included in commodity pool prospectuses. In fact, several academic studies have reached the conclusion that public commodity pools typically significantly underperform the prior performance records included in their prospectuses.

  The trading managers' selections were made with the benefit of hindsight, and consequently include only trading managers who have performed well to date. Prospective investors must consider the uncertain significance of past performance in determining whether or not to invest in the Partnerships, and should not place any substantial degree of reliance on the trading managers' records to date. It should not be assumed that trading decisions made by the trading managers in the future will be profitable or will result in performance for the Partnerships comparable to such trading managers' past performance.

  Neither the past performance results of the Partnerships or the trading managers (see "The Trading Managers") nor the past performance results of the other commodity pools sponsored by the General Partner (see "The General Partner--Description and Performance Information of Commodity Pools Operated by the General Partner"), are necessarily indicative of the future performance of the Partnerships.

  Substantial Charges to Each Partnership. Each Partnership incurs substantial charges from payment of the flat-rate brokerage fee to DWR and the management and incentive fees to its trading managers. Based on the fees and expenses charged to them, Spectrum Strategic, Spectrum Technical and Spectrum Balanced will be required to earn annual gross profits (after taking into account estimated interest income) of 8.75%, 8.78% and 2.24%, respectively, of such Partnership's annual average Net Assets in order to avoid depletion or exhaustion of its assets. Investors should see "Break Even Analysis" on page 27 for the effect of redemption charges which are not included in the above figures. Each Partnership will be required to earn gross profits in excess of such amounts before realizing any net profits. See "Description of Charges to Each Partnership."

  Restricted Investment Liquidity in the Units. The Units cannot be assigned or transferred except on the terms and conditions set forth in each Limited Partnership Agreement, and there is and will be no public market for the Units. See "The Limited Partnership Agreements--Restrictions on Transfers or Assignments." Limited Partners of a Partnership may require such Partnership to redeem all or part of their Units as of the last day of any month at the Net Asset Value thereof. However, Limited Partners may only redeem Units as of, but not before the sixth month-end following the closing at which such person first became a Limited Partner in the Spectrum Series. Furthermore, redemptions may only be made in whole Units, in a minimum amount of 50 Units, unless a Limited Partner is redeeming his entire interest in a Partnership. Redemptions of Units are subject to redemption charges through the end of the twenty-fourth month following the closing at which such Unit was issued. The foregoing redemption charges will not apply under the circumstances outlined herein with respect to Limited Partners who purchased Units in a Series Exchange or a Non-Series Exchange. Units purchased pursuant to a Series Exchange will not be subject to the six-month limitation on redemptions described above. An investor who purchases $500,000 or more of Units will not be subject to the redemption charges described above. The right to obtain payment on redemption is contingent upon (a) the Partnership having assets sufficient to discharge its liabilities on the effective date of the redemption, and (b) the timely receipt by the General Partner of a Request for Redemption in the form annexed to the Limited Partnership Agreement. All liabilities of the Partnerships are accrued daily and are reflected in the daily Net Asset Value of the Partnerships. See "Redemptions." Under certain circumstances (including, but not limited to, a Partnership's inability to liquidate or a delay in liquidating positions or the default or delay in payments due a Partnership from dealers, brokers, banks, or other persons), a Partnership may delay payment to Limited Partners requesting redemptions of the proportionate part of the redemption requests represented by the sums which are the subject of any such default or delay. See "Redemptions."

  Conflicts of Interest in the Partnerships' Structure. DWR and the General Partner have been instrumental in the organization of the Partnerships and may be deemed "promoters" of the Partnerships within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "1933 Act"). See "Conflicts of Interest."

  Limited Partners Will Not Participate in Management. Purchasers of Units will not be entitled to participate in the management of a Partnership or in the conduct of its business. See "The Limited Partnership Agreements--Management of Partnership Affairs." However, each Limited Partnership Agreement provides that certain actions may be taken upon the affirmative vote of Limited Partners owning more than 50% of the Units then owned by Limited Partners. See "The Limited Partnership Agreements--Amendments; Meetings."

  Reliance on the General Partner. A Limited Partner is relying on the ability of the General Partner to select successfully the trading managers for each Partnership. The selection by the General Partner of the initial trading managers for each Partnership involved numerous considerations. The General Partner evaluated the performance record of each trading manager and determined which trading managers were suitable for a Partnership's overall trading approach, trading policies and investment objectives. The General Partner reviewed other aspects of each trading manager (including the prospective trading manager's trading system, experience, volatility of trading, futures interests traded, amount of management and incentive fees normally charged, reputation of the trading manager and its personnel and amount of funds under management) and made certain subjective judgments in retaining trading managers for each Partnership. Although the General Partner carefully weighed the above factors in making its selections, other factors not considered by the General Partner may also be important. In the future, the General Partner may be required to retain additional trading managers for each Partnership and similar judgments will have to be made from time to time. See "Differences Among the Spectrum Series."

  Limited Operating History. The Partnerships have been trading only since November 1994 and, accordingly, have only a limited history of operations. While they have realized a net gain through February 1996, no assurance can be made as to future performance. See "Performance Record of the Partnerships."

RISKS RELATING TO THE TRADING MANAGERS

  Reliance on the Trading Managers. Under each Management Agreement, each trading manager has exclusive responsibility for making trading decisions with respect to the Net Assets of a Partnership allocated to it, except in certain limited situations. No assurance can be given that the respective trading systems and strategies utilized by the trading managers will prove successful under all or any market conditions.

  Influences on Trading Strategies. Any factor which may lessen the prospect of major trends in the future (for example, increased governmental control of, or participation in, the currency markets) may reduce the trading managers' ability to trade profitably in the future. Any factor which would make it more difficult to execute timely trades, such as a significant lessening of liquidity in a particular market, would also be detrimental to profitability. As a result of these factors and the general volatility of the futures interests markets, investors should view their investment as long term (at least 2 years) in order to permit the strategies of the trading managers to function over time. Further, trading managers may alter their strategies from time to time in an attempt to better evaluate market movements. As a result of such periodic modifications, it is possible that the trading strategies used by the trading managers in the future may be different from those presently in use. Further, the total amount of funds being managed by each trading manager may be substantially increased by the addition of a Partnerships' account. There appears to be a tendency for the rates of return achieved by commodity trading advisors to diminish as equity under management increases. None of the trading managers has agreed to limit the amount of additional equity which it may manage. There can be no assurance whatsoever as to the effect such increased equity will have on performance. Moreover, somewhat different trading strategies may be required for accounts of differing sizes or trading objectives. See "The Trading Managers." In addition, the General Partner has agreed with RXR, the trading manager for Spectrum Balanced, to use two times the leverage that RXR would generally use for its Balanced Portfolio Program. In the past, RXR has traded the Balanced Portfolio Program primarily for accounts where all of the principal of such accounts or a specific rate of return was guaranteed as of a specified date. In these types of accounts in order to provide for their guaranteed return, a substantial portion of the assets are invested in long-term government obligations and are unavailable for futures interests trading. In the case of Spectrum Balanced, however, all of its assets will be available for futures interests trading. The General Partner and RXR believe that employing a higher degree of leverage is appropriate given the structural differences between Spectrum Balanced and the Balanced Portfolio Program's other accounts. The increased size of positions that result from such enhanced leveraging are consistent with the size of positions in managed futures funds which do not feature a guaranteed principal or rate of return component. While increasing the degree of leverage used for an account generally results in the performance for such account being more volatile which could, depending on performance, increase the gain or loss by the account. As illustrative of the effect of the increased leverage to be employed by Spectrum Balanced, below are the five largest losses sustained in any one month in RXR's Balanced Portfolio prior to the inception of trading by Spectrum Balanced. (The first number is RXR's actual rate of return for the month; the second number is a pro forma rate of return prepared by the General Partner which shows the effect of the increased leverage employed by Spectrum Balanced): January 1991 (3.47)%, (7.69)%; February 1994 (1.81)%, (4.19)%; May 1991 (1.98)%, (4.55)%;
September 1993 (0.96)%, (2.98)%; and April 1992 (0.90)%, (2.76)%). The General
Partner believes that Spectrum Balanced's trading performance with the enhanced leverage will not be as volatile as most managed futures fund accounts. The General Partner and Blenheim, one of the trading managers for Spectrum Strategic, have agreed that Blenheim may leverage the funds of Spectrum Strategic allocated to it differently than its standard account using Blenheim's Global Markets Strategy. Under the Global Market Strategy, Blenheim determines the amount of futures interest positions to be purchased for an account based, in part, on the designated account size in that account. Blenheim may trade the funds of Spectrum Strategic allocated to it as if it contained more funds than the actual equity in the account. This practice will cause an increase in the positions held in the account and a greater degree of volatility. Blenheim may also, but is less likely to, use a lesser degree of leverage than its standard account. Blenheim has to date used its standard leverage for the account of Spectrum Strategic. The ability of Blenheim to increase the leverage of the account of Spectrum Strategic could, depending on Blenheim's performance, result in increased gain or loss by Spectrum Strategic. The table and footnotes on page 65, "Comparison of RORs Based on Variations in Leverage," provides examples of the effect on an account's rate of return by increasing or decreasing the leverage used to trade the account. For example, the following are the five largest losses sustained in any one month by Blenheim using the trading strategy that Blenheim employs for Spectrum Strategic (the first number is the actual rate of return; the second number is what the rate of return would have been had Blenheim traded the account at a level of 1.5 times the standard leverage): February 1996 (17.57)%, (26.35)%; August 1994 (8.53)%, (12.79)%; June 1992 (8.45)%, (12.68)%; March 1994 (8.33)%,
(12.49)%; and July 1992 (8.30)%, (12.45)%.

  Term of Management Agreements. The Management Agreement with each trading manager will continue in effect for three years and thereafter will be renewed automatically for additional one year terms unless one party thereto upon written notice timely given notifies the other party of its intention not to renew. In addition, each Management Agreement is terminable by the Partnership at any time without penalty on prior written notice timely given and may be terminated by either party in certain other circumstances. See "The Management Agreements." Upon the expiration or termination of a Management Agreement, the General

Partner may be unable to enter into arrangements with the trading manager or another trading manager which is substantially similar to the Management Agreements described in this Prospectus.

  The Effect of Multiple Trading Managers. The trading managers for a Partnership will make trading decisions independent of each other. Thus, there is the possibility that a Partnership could hold opposite positions in the same or similar futures interests contracts at or about the same time or during the same period of time. The General Partner has not prepared combined composite performance records of the trading managers for each Partnership which analyze if this has in the past or might in the future occur. There is also the possibility that trading managers for one or more Partnerships may from time to time enter identical orders and, therefore compete for the same trades. This competition could prevent the orders from being executed at a desired price. The performance record of each trading manager does not reflect the impact that such factors may have on the overall performance of a Partnership.

  Unequal Apportionment of a Partnership's Assets among Trading Managers. While the initial allocation of the assets of each Partnership will be as set forth in "Investment Program, Use of Proceeds and Trading Policies," the General Partner may, in the future, allocate a Partnership's assets among its trading managers, or the trading systems of a trading manager in different proportions. Unequal apportionment of a Partnership's assets among its trading managers or their systems will result in the performance of a trading manager having a greater or lesser influence, as the case may be, on the performance of the Partnership as a whole. Further, a trading manager could incur losses of such magnitude that the Partnership is unable to meet margin calls from the Net Assets allocated to that trading manager. If this occurs, the General Partner is authorized under each Management Agreement to reapportion funds among the trading managers for each Partnership and may be required to reallocate funds from more successful trading managers. This could adversely affect the performance of such trading managers and the Partnership.

  New Trading Managers May be Added. The General Partner, in the future, may designate additional trading managers to manage the funds of a Partnership and may reapportion funds among the trading managers for each Partnership or among a particular trading manager's trading systems. There is no maximum limit on the amount of funds which may be allocated to a trading manager. A portion of the Net Assets of each Partnership may in the future be subject to management by trading managers and/or trading systems that have not yet been chosen by the General Partner. Such additional trading managers and/or trading systems would be selected without prior notice to, or approval from, Limited Partners, who will not have the opportunity to review the performance record of newly appointed trading managers prior to their appointment or the performance record of such systems prior to their implementation.

TAXATION RISKS

  Possibility of Taxation as a Corporation. The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that under current United States federal income tax (hereinafter "federal income tax") laws and regulations, each Partnership will be classified as a partnership and not as an association taxable as a corporation. That status has not been confirmed by a ruling from, and such advice is not binding upon, the United States Internal Revenue Service (the "Internal Revenue Service"). No such ruling has been or will be requested. The facts and authorities relied upon by counsel in their opinion may change in the future. If a Partnership were taxed as a corporation for federal income tax purposes, income or loss of such Partnership would not be passed through to Partners and the Partnership would be subject to tax on its income at the rates of tax applicable to corporations, without any deductions for distributions to the Partners. In addition, all or a portion of distributions made to the Partners could be taxable as dividends or capital gains. See "Material Federal Income Tax Considerations."

  Partner's Tax Liability May Exceed Distributions. If a Partnership realizes profit for a taxable year, such profit will be taxable to the Partners in accordance with their distributive shares of Partnership profit, whether or not the profit actually has been distributed to its Partners. Accordingly, taxes payable by Partners with respect to Partnership profit may exceed the amount of Partnership distributions, if any, for a taxable year. Further, a Partnership may sustain losses offsetting such profit in a succeeding taxable year, so that Partners may never receive the profit on which they were taxed in the prior year. See "Material Federal Income Tax Considerations."

  Possible Limitation on Deduction of Certain Expenses. The deductibility of certain miscellaneous itemized deductions is limited to the extent such expenses exceed 2% of the adjusted gross income of an individual, trust or estate. In addition, certain of an individual's itemized deductions are reduced by an amount equal to the lesser of (i) 3% of such individual's adjusted gross income over a certain threshold amount and (ii)

80% of such itemized deductions. Based upon the activities of the Partnerships, the General Partner has been advised by its legal counsel that various expenses incurred by the Partnerships should not be subject to these limitations except to the extent that the Internal Revenue Service promulgates regulations that so provide. See "Material Federal Income Tax Considerations."

  Possibility of Tax Audit. There can be no assurance that the Partnerships' tax returns will not be audited by the Internal Revenue Service or that adjustments to such returns will not be made as a result of such audits. If an audit results in an adjustment, Limited Partners may be required to file amended returns (which may themselves also be audited) and to pay back taxes plus interest and/or penalties that may then be due. See "Material Federal Income Tax Considerations."

  THE FOREGOING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF ALL OF THE RISKS INVOLVED IN THIS OFFERING. POTENTIAL INVESTORS SHOULD READ THIS PROSPECTUS IN ITS ENTIRETY BEFORE DETERMINING WHETHER TO INVEST IN THE UNITS.

                             CONFLICTS OF INTEREST

RELATIONSHIP OF THE GENERAL PARTNER TO THE COMMODITY BROKER

  The General Partner is a wholly-owned subsidiary of Dean Witter, Discover & Co., ("DWD") a principal subsidiary of which, DWR, acts as the commodity broker for each Partnership pursuant to a Customer Agreement. In such capacity, DWR receives brokerage fees for futures interests transactions effected for each Partnership pursuant to the instructions of its trading managers. Because the General Partner is an affiliate of DWR, there has been no arm's-length negotiation of the flat-rate brokerage fees charged to each Partnership. Moreover, because of such relationship the General Partner has a disincentive to replace DWR as the commodity broker. Most customers of DWR who maintain commodity trading accounts with over $1,000,000 pay commissions at negotiated rates which are substantially less than the rate which will be paid by each Partnership. Seven of the 24 currently active commodity pools for which Demeter acts as general partner are charged flat-rate asset-based brokerage fees, fourteen of such commodity pools are charged brokerage fees on a roundturn brokerage commission basis (i.e., a charge for entering and exiting each futures interest transaction) and such fees are subject to a monthly asset-based cap, and three are charged on a roundturn brokerage commission basis without a monthly asset-based cap. See "The Commodity Broker" and "Fiduciary Responsibility."

  The General Partner selected the trading managers and will participate in the selection of any new trading managers for the Partnerships. However, because the selection of trading managers who engage in a high volume of trades will increase the costs to DWR of serving as commodity broker for the Partnership, without DWR's receipt of an offsetting increase in revenue, the General Partner has an incentive to select trading managers who engage in a low volume of trades.

  In addition, the Partnerships, DWR, and the General Partner are affiliated entities and are represented by a single counsel. As a consequence of the foregoing, there is an absence of arm's-length negotiation with respect to some of the terms of this offering.

  While each Customer Agreement is nonexclusive, so that each Partnership has the right to seek lower commission rates from other brokers at any time, the General Partner believes that the Customer Agreement and other arrangements between each Partnership and DWR are fair, reasonable and competitive, and represent the best price and services available, considering the matters discussed in this paragraph, and in the immediately following paragraph. In addition to DWR's cost of executing futures interests trades for the Partnership, DWR is subject to the risk and expense of organizing the Partnership and offering the Units, and the General Partner, an affiliate of DWR, will provide ongoing services to the Partnership, which include administering the redemption and Exchanges of Units, and the General Partner has financial obligations as the general partner of the Partnership. A significant portion of the brokerage fees paid to DWR by each Partnership will be paid by DWR to its employees and certain Additional Sellers, if any, for providing continuing assistance to Limited Partners to whom they have sold Units. Such DWR employees and Additional Sellers, if any, who provide continuing advice to Limited Partners as to when and whether to make additional investments or redeem or Exchange Units may have a conflict of interest by reason of their receipt of a portion of the brokerage fees paid to DWR by the Partnerships.

  The General Partner will review the brokerage arrangements at least annually to ensure that they are fair, reasonable and competitive, and that they represent the best price and services available, taking into consideration the size and trading activity of each Partnership and the services provided, and costs, expenses, and risk borne, by DWR and the General Partner. See "The Commodity Broker" and "Fiduciary Responsibility."

  Each Partnership may trade currency forward contracts through affiliates of the General Partner (all of the Partnerships' forward trading will initially be done through DWR). The General Partner has a conflict of interest in selecting its affiliates as the parties with which the Partnerships will execute their forward trades and selecting other entities which might be able to make a better price or superior execution available to the Partnerships. The General Partner will review the Partnerships' forward trading arrangements on an annual basis in an attempt to determine whether such arrangements are competitive with those of other comparable pools in light of the circumstances. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Special Risks Associated with Forward Trading" and "The Futures, Options, and Forwards Markets."

  DWR and the General Partner may, from time to time, be subject to conflicting demands in respect of their obligations to the Partnerships and other commodity pools. Also, certain pools may generate larger brokerage commissions to DWR, resulting in increased payments to DWR employees. Since DWR employees may receive greater compensation from the sale of units of one pool over another, such employees are subject to a conflict of interest in providing advice to Limited Partners.

ACCOUNTS OF AFFILIATES OF THE GENERAL PARTNER

  While the General Partner does not trade futures interests for its own account (other than indirectly as a consequence of its position as general partner of commodity pools), certain of the officers, directors and employees of the General Partner and DWR, and their affiliates, and their officers, directors and employees may from time to time trade futures interests for their own proprietary accounts. The records of such trading will not be available to Limited Partners. In addition, DWR is a large futures commission merchant, handling substantial customer business in physical commodities and futures interests, and is a clearing member of all of the major commodity exchanges in the United States. Thus, DWR may effect transactions for the account of a Partnership in which the other parties to the transactions are DWR's employees, customers or correspondents. Such persons might also compete with a Partnership in bidding on purchases or sales of contracts without knowing that such Partnership is also bidding. It is possible that transactions for the officers, directors, affiliates, employees, customers and correspondents of DWR or the General Partner might be effected when similar trades for one or more Partnerships are not executed or are executed at less favorable prices.

  The Limited Partnership Agreements provide that, except as described therein or in this Prospectus, no person may receive, directly or indirectly, any advisory, management or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnerships. No commodity broker for the Partnerships may pay, directly or indirectly, rebates or "give ups" to the General Partner or any trading manager, and such prohibitions may not be circumvented by any reciprocal business arrangements.

MANAGEMENT OF OTHER ACCOUNTS BY THE TRADING MANAGERS

  Each Management Agreement allows the trading manager to manage commodity accounts in addition to the Partnership's account and to engage in other activities which may be unrelated to futures interests trading. Each trading manager and its principals and affiliates may be trading their own proprietary accounts, advising accounts for other commodity pools and/or individual customers and operating other commodity pools and will continue such activities in the future. Some trading managers may also operate more than one trading system in their management of accounts, some of which systems may not be used in trading for the Partnerships. Such other trading systems have in the past and may in the future experience significantly different performance results than the systems used in trading for the Partnerships. A trading manager may have a conflict of interest in rendering advice because its compensation for managing some other accounts may exceed its compensation for managing the Partnership's account, and therefore may provide an incentive to favor such other accounts. Moreover, if a trading manager makes trading decisions for such accounts and the Partnership's account at or about the same time, the Partnership may be competing with such other accounts for the same or similar positions. While the records of the trading manager's own account and accounts managed by it will not be made available to Limited Partners, each Management Agreement permits the General Partner access to such records in order to determine that the Partnership's account is traded fairly. Each Management Agreement also provides that the trading manager will deal with the Partnership in a fiduciary capacity to the extent recognized by applicable law and will not enter into transactions where it knowingly or deliberately favors itself or another client over the Partnership.

CUSTOMER AGREEMENT WITH DWR

  Each Partnership has opened a separate trading account with DWR for each of its trading managers pursuant to its Customer Agreement with DWR. Under the Customer Agreement, all funds, futures interests and securities positions and credits carried for the Partnership are held as security for such Partnership's obligations to DWR; the margins required to initiate or maintain open positions will be as from time to time established by DWR; and DWR may close out positions, purchase commodities or cancel orders at any time it deems necessary for its protection, without the consent of the Partnership. Each Partnership also has agreed to indemnify and defend DWR, its stockholders, employees, officers, directors and affiliates against certain liabilities incurred by them by reason of acting as such Partnership's commodity broker. DWR, the General Partner or the Limited Partners of the Partnership by majority vote may terminate the brokerage relationship and close the Partnership's commodity account at DWR at any time upon 60 days' notice. If so terminated, the Partnership would have to negotiate a new customer agreement with a commodity broker upon terms and conditions, including brokerage commission rates, which cannot now be determined.

OTHER COMMODITY POOLS

  The General Partner is or has been the general partner for twenty-five other commodity pools. DWR is the commodity broker for several other commodity pools. Each may in the future establish and/or be the general partner or commodity broker for additional commodity pools, and any such pool may be said to be in competition with the Partnerships in that any one or more of such pools might compete with the Partnerships for the execution of trades.

                            FIDUCIARY RESPONSIBILITY

  Investors should be aware that the General Partner has a fiduciary duty under the Partnership Act to the Limited Partners of each Partnership to exercise good faith and fairness in all dealings affecting such Partnership. The General Partner's fiduciary duty to the Limited Partners under each Limited Partnership Agreement is in accordance with the fiduciary duty owed to limited partners by a general partner under Delaware law. The Limited Partnership Agreements prohibit the Limited Partners from limiting, by any means, the fiduciary duty of the General Partner owed to the Limited Partners under statutory or common law. In the event that a Limited Partner believes that the General Partner has violated its responsibility, such Limited Partner may seek legal relief for himself and all other similarly situated Limited Partners or on behalf of the Partnership under the Partnership Act, the CEAct, applicable federal and state securities laws and other applicable laws to recover damages from, or to require an accounting by, the General Partner. The trading managers for each Partnership have a fiduciary duty under applicable law to that Partnership.

  The Limited Partnership Agreements, the Customer Agreements, the Selling Agreement and the Management Agreements generally provide that the General Partner, DWR, the trading managers and their "affiliates" (as defined in each Limited Partnership Agreement) shall not be liable to a Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct, or activity undertaken by or on behalf of the Partnership which the General Partner, DWR or the trading manager, as applicable, determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity of or by the General Partner, DWR, the trading manager or their affiliates, as applicable, constituted misconduct or negligence.

  Under the Limited Partnership Agreements, the Customer Agreements, the Selling Agreement, and the Management Agreements, each Partnership has generally agreed to indemnify, defend, and hold harmless the General Partner, DWR, the trading managers for such Partnership, and their affiliates from and against any loss, liability, damage, cost or expense (including attorneys' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from actions or omissions concerning the business or activities undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), provided that (1) the General Partner, DWR, the trading manager, as applicable, has determined, in good faith, that the act, omission, conduct or activity giving rise to the claim for indemnification was in or not opposed to the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence or a breach of a representation or warranty. Payment of any indemnity to such person by the Partnership would reduce the Net Assets of the Partnership. The General Partner will not carry insurance covering such potential losses and the Partnerships will carry no liability insurance covering such potential losses or indemnification exposure.

  Notwithstanding the foregoing, in any action brought by a Limited Partner in the right of a Partnership, the General Partner may only be indemnified to the extent and subject to the conditions specified in the Partnership Act (which presently permits indemnification of any partner to the extent provided in the Limited Partnership Agreement, as described in the immediately preceding paragraph). Also, no indemnification of the General Partner, DWR, the trading managers, any Additional Sellers, or their affiliates by a Partnership shall be permitted for losses resulting from liabilities incurred for violation of federal or state securities laws. The General Partner, DWR, the trading managers, any Additional Sellers and such affiliates generally shall be indemnified for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that either: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim they were offered or sold Units, with respect to indemnification for securities laws violations, before seeking court approval for indemnification. Note that, with respect to indemnification for liabilities arising under the 1933 Act for directors, officers or controlling persons of a Partnership or the General Partner, it is the opinion of the SEC that such indemnification is against public policy, as expressed in the 1933 Act, and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant (such as DWR) and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the CEAct will be determined by the CFTC on a case-by-case basis.

                   DESCRIPTION OF CHARGES TO EACH PARTNERSHIP

  Each Partnership is subject to substantial charges, all of which are described below. Note that the flat-rate brokerage fees charged to a Partnership and the net excess interest and compensating balance benefits (after crediting the Partnership with interest) to DWR are subject to a cap of 14% of the Partnership's month-end Net Assets (as defined in "Redemptions" on page 139) for the calendar year (extraordinary expenses are not subject to any cap).

                      DEAN WITTER SPECTRUM STRATEGIC L.P.


            ENTITY                FORM OF COMPENSATION       AMOUNT OF COMPENSATION
            ------                --------------------       ----------------------
 Trading Managers...........  Monthly Management Fee.       1/3 of 1% of the Net As-
                                                            sets allocated to each
                                                            trading manager on the
                                                            first day of each month
                                                            (a 4% annual rate).
                              Monthly Incentive Fee.        15% of the Trading Prof-
                                                            its experienced with re-
                                                            spect to each trading
                                                            manager's allocated Net
                                                            Assets as of the end of
                                                            each calendar month.
 DWR (as Commodity
  Broker)...................  Brokerage Fees.               A flat-rate monthly fee
                                                            of 35/48 of 1% of the
                                                            Net Assets (an 8.75% an-
                                                            nual rate) of Spectrum
                                                            Strategic as of the
                                                            first day of each month.
                                                            Such fee will cover all
                                                            brokerage commissions,
                                                            transaction fees and
                                                            costs (including "give
                                                            up" and transfer fees)
                                                            and ordinary administra-
                                                            tive and continuing of-
                                                            fering expenses.
                              Financial benefit to DWR      The aggregate of (i) the
                              from interest earned on the   flat-rate brokerage fee
                              Partnership's assets in ex-   payable by the Partner-
                              cess of the interest paid to  ship, as described
                              the Partnership and from      above, and (ii) net ex-
                              compensating balance treat-   cess interest and com-
                              ment in connection with its   pensating balance bene-
                              designation of a bank or      fits to DWR (after cred-
                              banks in which the Partner-   iting the Partnership
                              ship's assets are deposited.  with interest) will not
                                                            exceed 14% annually of
                                                            the Partnership's aver-
                                                            age month-end Net Assets
                                                            during a calendar year.

                      DEAN WITTER SPECTRUM TECHNICAL L.P.


            ENTITY                FORM OF COMPENSATION       AMOUNT OF COMPENSATION
            ------                --------------------       ----------------------
 Trading Managers...........  Monthly Management Fee.       1/3 of 1% of the Net As-
                                                            sets allocated to each
                                                            trading manager on the
                                                            first day of each month
                                                            (a 4% annual rate).
                              Monthly Incentive Fee.        15% of the Trading Prof-
                                                            its experienced with re-
                                                            spect to each trading
                                                            manager's allocated Net
                                                            Assets as of the end of
                                                            each calendar month.
 DWR (as Commodity
  Broker)...................  Brokerage Fees.               A flat-rate monthly fee
                                                            of 35/48 of 1% of the
                                                            Net Assets (an 8.75% an-
                                                            nual rate) of Spectrum
                                                            Technical as of the
                                                            first day of each month.
                                                            Such fee will cover all
                                                            brokerage commissions,
                                                            transaction fees and
                                                            costs (including "give
                                                            up" and transfer fees)
                                                            and ordinary administra-
                                                            tive and continuing of-
                                                            fering expenses.

            ENTITY                FORM OF COMPENSATION       AMOUNT OF COMPENSATION
            ------                --------------------       ----------------------
                              Financial benefit to DWR      The aggregate of (i) the
                              from interest earned on the   flat-rate brokerage fee
                              Partnership's assets in ex-   payable by the Partner-
                              cess of the interest paid to  ship, as described
                              the Partnership and from      above, and (ii) net ex-
                              compensating balance treat-   cess interest and com-
                              ment in connection with its   pensating balance bene-
                              designation of a bank or      fits to DWR (after cred-
                              banks in which the Partner-   iting the Partnership
                              ship's assets are deposited.  with interest) will not
                                                            exceed 14% annually of
                                                            the Partnership's aver-
                                                            age month-end Net Assets
                                                            during a calendar year.

                       DEAN WITTER SPECTRUM BALANCED L.P.

            ENTITY                FORM OF COMPENSATION       AMOUNT OF COMPENSATION
            ------                --------------------       ----------------------
 Trading Manager............  Monthly Management Fee.       5/48 of 1% of Net Assets
                                                            of Spectrum Balanced on
                                                            the first day of each
                                                            month (a 1.25% annual
                                                            rate).
                              Monthly Incentive Fee.        15% of the Trading Prof-
                                                            its experienced with re-
                                                            spect to Net Assets as
                                                            of the end of each cal-
                                                            endar month.
 DWR (as Commodity Broker)..  Brokerage Fees.               A flat-rate monthly fee
                                                            of 1/2 of 1% of the Net
                                                            Assets (a 6% annual
                                                            rate) of Spectrum Bal-
                                                            anced as of the first
                                                            day of each month. Such
                                                            fee will cover all bro-
                                                            kerage commissions,
                                                            transaction fees and
                                                            costs (including "give
                                                            up" and transfer fees)
                                                            and ordinary administra-
                                                            tive and continuing of-
                                                            fering expenses.
                              Financial benefit to DWR      The aggregate of (i) the
                              from interest earned on the   flat-rate brokerage fee
                              Partnership's assets in ex-   payable by the Partner-
                              cess of the interest paid to  ship, as described
                              the Partnership and from      above, and (ii) net ex-
                              compensating balance treat-   cess interest and com-
                              ment in connection with its   pensating balance bene-
                              designation of a bank or      fits to DWR (after cred-
                              banks in which the Partner-   iting the Partnership
                              ship's assets are deposited.  with interest) will not
                                                            exceed 14% annually of
                                                            the Partnership's aver-
                                                            age month-end Net Assets
                                                            during a calendar year.

1.  TRADING MANAGERS

  Each Partnership pays its trading managers a monthly management fee, whether or not the assets of the Partnership as a whole or the assets allocated to such trading manager are profitable, and will pay its trading managers a monthly incentive fee if Trading Profits are earned on such trading manager's allocated Net Assets.

  (a) Monthly Management Fee. Each of Spectrum Strategic and Spectrum Technical pays each of its trading managers a monthly management fee equal to 1/3 of 1% (a 4% annual rate) of such Partnership's Net Assets allocated to such trading manager as of the first day of each month. Spectrum Balanced pays its trading manager a monthly management fee equal to 5/48 of 1% (a 1.25% annual rate) of its Net Assets as of the first day of each month. For the year ended December 31, 1995, Spectrum Strategic, Spectrum Technical and Spectrum Balanced paid aggregate management fees of $824,036, $1,373,227 and $161,155, respectively.

  For example, if the Net Assets of Spectrum Strategic or Spectrum Technical equaled $9,000,000 as of the first day of each month during the fiscal year, such Partnership's trading managers would receive an aggregate monthly management fee for the year of $360,000 ( 1/3 of 1% of $9,000,000 per month, or $30,000, times 12). The management fee would be divided among such trading managers based on the portion of such $9,000,000 allocated to each trading manager at the beginning of each month. If the Net Assets of Spectrum Balanced equaled $9,000,000 as of the first day of each month during the fiscal year, the trading manager of the

Partnership would receive an aggregate monthly management fee for the year of $112,500 ( 5/48 of 1% of $9,000,000 per month, or $9,375, times 12).

  If during any month after a Partnership commenced trading operations (including the month in which such Partnership commenced such operations), such Partnership does not conduct business operations or suspends trading or, as a result of an act or failure to act by a trading manager or managers, is otherwise unable to utilize the trading advice of such trading manager(s) on any of the trading days of that period for any reason, the management fee described above will be prorated based on the ratio by which the number of trading days in the month which such Partnership's account managed by the trading manager(s) engaged in trading operations or utilized the trading advice of the trading manager(s) bears to the total number of trading days in the month. If a Management Agreement is terminated on a date other than the end of a calendar month, the management fee described above will be determined as if such date were the end of a month, but such fee will be prorated based on the ratio by which the number of trading days in the month through the date of termination bears to the total number of trading days in the month.

  (b) Incentive Fee. Each Partnership pays a monthly incentive fee equal to 15% of Trading Profits experienced with respect to each of its trading manager's allocated Net Assets as of the end of each calendar month. "Trading Profits" is defined to mean net futures interests trading profits (realized and unrealized) earned on the trading manager's allocated Net Assets, decreased by monthly management fees and brokerage fees which are chargeable to the trading manager's allocated Net Assets; with such trading profits and items of decrease determined from the end of the last calendar month in which an incentive fee was earned by the trading manager. Extraordinary expenses of the Partnership, if any, will not be deducted in determining Trading Profits. No incentive fees will be paid on interest earned by the Partnership. For the year ended December 31, 1995, Spectrum Strategic, Spectrum Technical and Spectrum Balanced paid aggregate incentive fees of $437,310, $600,504 and $104,999, respectively.

  If any payment of incentive fees is made to a trading manager on account of Trading Profits with respect to its allocated Net Assets and the trading manager thereafter fails to earn Trading Profits or experiences losses for any subsequent calendar month, the trading manager will be entitled to retain such amounts of incentive fees previously paid to the trading manager in respect of such Trading Profits. However, no subsequent incentive fees will be payable to the trading manager for subsequent calendar months until the Partnership has again earned Trading Profits with respect to that trading manager's allocated Net Assets; provided, however, that if a trading manager's allocated Net Assets are reduced or increased because of redemptions, additions or reallocations which occur at the end of or subsequent to a month in which the trading manager experiences a futures interests trading loss with respect to its allocated Net Assets, the trading loss which must be recovered before the Net Assets allocated to the trading manager will be deemed to experience Trading Profits will be equal to the amount determined by (x) dividing such trading manager's allocated Net Assets after such increase or decrease by such trading manager's allocated Net Assets immediately before such increase or decrease and (y) multiplying that fraction by the amount of the unrecovered futures interests trading loss experienced in the month prior to such increase or decrease. In the event that the Partnership experiences a futures interests trading loss in more than one month without the payment of an intervening incentive fee and such trading manager's allocated Net Assets are increased or reduced in more than one such month because of redemptions, additions or reallocations, then an adjustment to the trading loss for each such month will be made in accordance with the formula described above and such increased or reduced amount of futures interests trading loss will be carried forward and used to offset subsequent futures interests trading profits.

  Thus, for example, if a trading manager earned Trading Profits of $1,000,000 with respect to its allocated Net Assets for the month ended March 31, the trading manager would receive an incentive fee of $150,000 for that period. If, however, the trading manager experiences realized and/or unrealized trading losses, or fees offset trading profits, so as to result in a $250,000 loss with respect to its allocated Net Assets for the month ended April 30, no incentive fee will be paid to the trading manager for that period. If the trading manager is to earn an incentive fee for the month ended May 31, the trading manager will have to earn Trading Profits exceeding $250,000 for that period, since the incentive fee is payable based upon Trading Profits measured from the last calendar month as of which an incentive fee was paid (i.e., March 31), and not from the immediately preceding calendar month. For the calendar month ended May 31, Trading Profits would be equal to the amount of profits in excess of $250,000. The trading manager would receive an incentive fee for such month equal to 15% of such Trading Profits. (The foregoing examples assume no redemptions or reallocations or additional purchases of Units during the periods in question, which would require adjustments as described above.)

  Because incentive fees are determined and paid separately for each trading manager, Spectrum Strategic and/or Spectrum Technical may be required to pay an incentive fee to one or two trading managers in any given month in spite of losses or a lack of Trading Profits experienced by the Partnership as a whole.

2.  COMMODITY BROKER

  (a) Brokerage Fees. Commodity brokerage fees for futures interests trades are typically paid on the completion or liquidation of a trade and are referred to as "roundturn commissions," which cover both the initial purchase (or sale) of a futures interests and the subsequent offsetting sale (or purchase). However, pursuant to the Customer Agreements with DWR, each Partnership will not pay commodity brokerage commissions on a per-trade basis, but rather at a monthly flat-rate. Spectrum Strategic and Spectrum Technical each pays to DWR a monthly flat-rate fee of 35/48 of 1% of such Partnership's Net Assets as of the first day of each month (an 8.75% annual rate). Spectrum Balanced pays to DWR a monthly flat-rate fee of 1/2 of 1% of such Partnership's Net Assets as of the first day of each month (a 6% annual rate). For the year ended December 31, 1995, Spectrum Strategic, Spectrum Technical and Spectrum Balanced paid brokerage fees of $1,802,579, $3,003,934 and $503,995, respectively. DWR will receive such brokerage fees, irrespective of the number of trades executed on the Partnership's behalf.

  DWR pays, from the flat-rate brokerage fees received by it, all costs of executing trades by the Partnerships, including floor brokerage fees, clearinghouse fees, NFA fees, "give up" or transfer fees, any costs associated with taking delivery of futures interests, fees for execution of forward contract transactions, the execution of cash transactions relating to the exchange of futures for physicals ("EFP") transactions, and the use of DWR's institutional and overnight execution facilities. DWR also pays from the flat-rate brokerage fee received from each Partnership, the ordinary administrative and continuing offering expenses of the Partnership. Ordinary administrative expenses include legal, accounting and auditing expenses, printing and mailing expenses, and filing fees incurred in preparing reports, notices and tax information to Limited Partners and regulatory bodies. Continuing offering expenses include the cost of legal, accounting and auditing fees, printing costs, solicitation and marketing costs and other related fees and expenses.

  Such payments to DWR are compensation, in part, for the risks of organizing the Partnerships and conducting the initial and continuing offerings. Specifically, DWR paid all of the costs incurred in connection with the organization of the Partnerships and the initial offering of Units, and will pay the costs of the Continuing Offering. The Partnerships will not reimburse DWR for any such organization and initial and continuing offering costs, and while DWR may recoup such costs from the brokerage fees paid by each Partnership, the Partnerships will not be liable for any such costs at any time. Additionally, the General Partner, an affiliate of DWR, will provide ongoing services to the Partnerships, which include evaluating, retaining, monitoring and terminating trading managers for the Partnerships and administering the redemption and Exchange of Units. Such fee also enables DWR to compensate its employees or Additional Sellers who provide continuing services to Limited Partners to whom they have sold Units. See "The Commodity Broker--Brokerage Arrangements" and "Plan of Distribution."

  While each Partnership will be paying a flat-rate brokerage fee, rather than "roundturn commissions" on each trade, it is estimated, based upon the trading managers' historical trading, that such flat-rate brokerage fees would translate into roundturn commissions ranging from approximately $37-45 for Spectrum Balanced, $40-49 for Spectrum Strategic, and $45-55 for Spectrum Technical. NO REPRESENTATION OR WARRANTY IS MADE AS TO THE ACCURACY OF THE FOREGOING ESTIMATES, AS THEY ARE TOTALLY DEPENDENT ON THE NUMBER OF TRANSACTIONS EFFECTED BY THE TRADING MANAGERS FOR THE RESPECTIVE PARTNERSHIPS.

  (b) Financial Benefits. DWR benefits from the interest credit arrangements and possible compensating balance treatment in connection with its designation of a bank or banks in which the Partnerships' assets are deposited. See "Investment Program, Use of Proceeds and Trading Policies."

  No increase in any of the management, incentive or brokerage fees payable by a Partnership may take effect until the first business day following a Redemption Date, provided that: (i) notice of such increase is mailed to each Limited Partner in such Partnership at least five business days prior to the last date on which a "Request for Redemption" must be received by the General Partner with respect to the applicable Redemption

Date; (ii) such notice describes the redemption and voting rights of Limited Partners; and (iii) Limited Partners redeeming Units at the first Redemption Date following such notice will not be subject to any redemption charges. Notwithstanding the foregoing, each Partnership's expenses are subject to the following limits: (a) the aggregate of (i) the management fees payable by the Partnership, and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions, transaction fees and costs, incentive fees, legal and accounting fees and expenses, and extraordinary expenses), shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the monthly incentive fee payable by the Partnership shall not exceed 15% of the Partnership's Trading Profits, provided that such incentive fee may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are limited below the 6% of Net Assets annual limit thereon (i.e., if such fees and expenses are limited to 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) if the Partnership were to pay roundturn brokerage commissions, the brokerage commissions (excluding transaction fees and costs) payable by the Partnership to DWR or any other commodity broker for the Partnership shall not exceed 80% of DWR's or such other commodity broker's published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions (or fees) payable by the Partnership to DWR or any other commodity broker for the Partnership, (ii) the transaction fees and costs payable by the Partnership, and (iii) the net excess interest and compensating balance benefits to DWR or any other commodity broker for the Partnership (after crediting the Partnership with interest) shall not exceed 14% annually of the Partnership's average month-end Net Assets during such calendar year, and the General Partner or an affiliate thereof will pay any fees and expenses in excess of such limits.

  The foregoing fees and expenses may equal a significant percentage of the annual average Net Assets of each Partnership. Based on the foregoing fees and expenses, Spectrum Strategic, Spectrum Technical and Spectrum Balanced will be required to earn annual trading profits (after taking into account estimated interest income based upon current rates of 5%) of 8.75%, 8.78% and 2.24%, respectively, of such Partnership's annual average Net Assets in order to avoid depletion or exhaustion of the assets of the Partnership. Investors should see "Break Even Analysis" below for the effect of redemption charges which are not included in the above figures.

3. BREAK EVEN ANALYSIS

  Based upon the annual fees and expenses of Spectrum Strategic, Spectrum Technical and Spectrum Balanced, the Partnerships will be required to earn trading profits (after taking into account estimated interest income) of 11.86%, 11.88% and 5.38%, respectively, per year of annual average annual Net Assets in order for a Limited Partner to break-even (earning profits sufficient to pay the redemption charge and to recoup its initial investment) upon redemption after one year.

  Based upon the selling price as of February 29, 1996, Spectrum Strategic, Spectrum Technical and Spectrum Balanced must earn net trading profits of $1.22, $1.34 and $.60 per Unit, respectively, in order for a Limited Partner to break-even (earning profits sufficient to recoup its initial investment upon redemption of a Unit after one year after payment by the Partnership of its expenses and payment of the 3% redemption charge (as calculated below)).

                                                   SPECTRUM  SPECTRUM  SPECTRUM
                                                   STRATEGIC TECHNICAL BALANCED
                                                   --------- --------- --------
                                                       $         $        $
Selling Price per Unit (as of 2/29/96)(1).........   10.29     11.28    11.16
Management Fee(2).................................     .41       .45      .14
Brokerage Fee(3)..................................     .90       .99      .67
Less Interest Income(4)...........................    (.41)     (.45)    (.56)
Redemption Fee(5).................................     .32       .35      .35
Incentive Fee(6)..................................     --        --       --
Amount of Trading Income Required for a Limited
 Partner to Recoup its
 Investment at the End of One Year................    1.22      1.34      .60
Percentage of Initial Selling Price...............   11.86%    11.88%    5.38%

-------
Notes

(1) Units of each Partnership are offered for sale at monthly closings to be held as of the last day of each month at a purchase price equal to 100% of the Net Asset Value of the Unit.
(2) In the case of Spectrum Strategic and Spectrum Technical, monthly management fees are equal to 1/3 of 1% of the Net Assets allocated to each trading manager on the first day of each month (a 4% annual rate).

   In the case of Spectrum Balanced, the monthly management fee is equal to 5/48 of 1% of the Partnership's Net Assets on the first day of each month (a 1.25% annual rate).
(3) The brokerage fee in the case of Spectrum Strategic and Spectrum Technical is a flat-rate monthly fee of 35/48 of 1% of Net Assets (an 8.75% annual rate) as of the first day of the month. The brokerage fee in the case of Spectrum Balanced is a flat-rate monthly fee of 1/2 of 1% of Net Assets (a 6% annual rate) as of the first day of the month. Such fee will cover all brokerage commissions, transaction fees and costs (including "give up" and transfer fees) and ordinary administrative and continuing offering expenses.
(4) DWR credits each Partnership at month-end with interest income as if 80%, in the case of Spectrum Strategic and Spectrum Technical, and 100%, in the case of Spectrum Balanced, of such Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury Bills. Such rate was estimated based upon current rates of 5%.
(5) Units redeemed at the end of one year from the date of purchase are subject to a 3% redemption charge.
(6) Incentive fees are assumed to be zero because (i) interest income is greater than the redemption fee and (ii) each trading manager's trading profits equal expenses.

  The General Partner will furnish to each Limited Partner a monthly statement describing the performance of each of the Partnerships and setting forth, among other things, aggregate management and incentive fees, and brokerage fees, and extraordinary expenses, if any, incurred or accrued by the Partnerships during the month and certain other information concerning the Net Asset Value of a Unit of each Partnership. See "The Limited Partnerships Agreements--Reports to Limited Partners."

            INVESTMENT PROGRAM, USE OF PROCEEDS AND TRADING POLICIES

  The Spectrum Series consists of three Delaware limited partnerships, each formed to engage primarily in the speculative trading of futures and forward contacts, options on futures contracts and on physical commodities, and other commodity interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals (collectively, "futures interests"). The entire proceeds of this offering received by each Partnership from the sale of its Units and the capital contribution of the General Partner to each Partnership will be deposited in separate commodity trading accounts established by DWR for each of the trading managers. The proceeds received by each Partnership at Monthly Closings, together with the continuing capital contributions of the General Partner to such Partnership will also be deposited in such trading accounts. All of the funds in a Partnership's trading accounts will be used to engage in futures interests trading pursuant to instructions provided by the trading managers. The General Partner anticipates that each Partnership's margin commitments with respect to its U.S. commodity futures positions will range between 10% and 40% of the Net Assets of a Partnership, although in certain circumstances, a Partnership's margin levels could deviate substantially from that range. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Futures Interests Trading is Highly Leveraged." The Partnerships trade on various United States futures exchanges and such trading will be subject to CFTC regulation and the rules of the applicable exchanges. The Partnership's assets deposited with DWR will be segregated in accordance with Section 4d(2) of the CEAct and CFTC regulations. The Partnerships' trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the applicable exchange. From time to time in connection with foreign currency contracts and foreign futures and options contracts, the Partnership's assets may be deposited in accounts with non-United States banks and foreign brokers which are segregated on the books of such banks or brokers for the benefit of DWR customers. All such non-United States banks and foreign brokers will be qualified depositories pursuant to relevant CFTC Advisories. Such non-United States banks will be subject to the local bank regulatory authorities and the foreign brokers will be members of the exchanges on which the futures and option trades are to be executed and will be subject to the regulatory authorities in the jurisdictions in which they operate. The protections provided by such foreign regulatory authorities may differ significantly from those provided by United States regulators. See "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Interests Markets--Special Risks Associated with Forward Trading" and "-- Special Risks Associated with Trading on Foreign Exchanges."

  The trading managers for Spectrum Strategic are currently allocated the net proceeds received by such Partnership at each of its Monthly Closings in the following proportions:

                                                                            %
                                                                          ------
      Blenheim Investments, Inc. ........................................ 33 1/3
      A. Gary Shilling & Co., Inc........................................ 33 1/3
      Willowbridge Associates Inc........................................ 33 1/3

  In the future, the proceeds from each of the Monthly Closings attributable to Spectrum Strategic may be allocated to its trading managers in such proportions as the General Partner, in its sole discretion, shall determine.

  The trading managers for Spectrum Technical are currently allocated the net proceeds received by such Partnership at each of its Monthly Closings in the following proportions:

                                                                              %
                                                                             ---
      Campbell & Company, Inc...............................................  20
      Chesapeake Capital Corporation
        Diversified Program.................................................  20
        Financials and Metals Program.......................................  20
      John W. Henry & Co., Inc.
        Original Investment Program.........................................  20
        Financials and Metals Portfolio.....................................  20

  In the future, the proceeds from each of the Monthly Closings attributable to Spectrum Technical may be allocated to its trading managers and their trading programs in such proportions as the General Partner, in its sole discretion, shall determine.

  The trading manager for Spectrum Balanced is allocated the net proceeds received by such Partnership at each of its Monthly Closings in the following proportions:

                                                                              %
                                                                             ---
      RXR, Inc.............................................................. 100

  The trading managers for each Partnership are obligated to invest in accordance with the trading policies applicable to such Partnership. These trading policies provide, among other things, that a trading manager may commit as margin up to, but no more than, a certain percentage of funds under management.

  DWR credits each Partnership at month-end with interest income as if 80%, in the case of each of Spectrum Strategic and Spectrum Technical, and 100%, in the case of Spectrum Balanced, of such Partnership's average daily Net Assets for the month were invested at a prevailing rate for U.S. Treasury Bills. All of such funds will be available for margin for the Partnerships' trading. For purposes of such interest payments, Net Assets do not include monies due a Partnership on or with respect to forward contracts and other futures interests but not actually received by it from banks, brokers, dealers and other persons. The Partnerships' funds will either be invested together with other customer segregated funds or will be held in non-interest-bearing bank accounts. In either case, the Partnerships will be credited with interest at the rate earned by DWR on its U.S. Treasury Bill investments with customer segregated funds (as if 80% of their respective assets were invested in U.S. Treasury Bills in the case of Spectrum Strategic and Spectrum Technical, and 100% in the case of Spectrum Balanced); DWR will retain any interest earned in excess of the interest paid to the Partnerships. To the extent that the assets of the Partnerships are held in non-interest-bearing bank accounts, DWR or its affiliates will benefit from compensating balance treatment in connection with DWR's designation of a bank or banks in which the Partnerships' assets are deposited, i.e., DWR or its affiliates will receive favorable loan rates from such bank or banks by reason of such deposits. It is not possible to quantify compensating balance benefits at present; however, while it is anticipated that such benefits will exceed the interest required to be credited to each Partnership, it is estimated that they should not exceed 4% of each Partnership's annual average Net Assets after such credits. To the extent that such benefits to DWR or its affiliates exceed the interest DWR is obligated to credit to the Partnerships, they will not be shared with the Partnerships. Notwithstanding the foregoing, the aggregate of (i) brokerage fees payable by a Partnership, and (ii) the net excess interest and compensating balance benefits to DWR or its affiliates (after crediting the Partnership with interest as described above) cannot exceed 14% annually of a Partnership's average month-end Net Assets during each calendar year.

  Assets of each Partnership are not commingled with assets of one another or any other entity. Margin deposits and deposits of assets with a commodity broker do not constitute commingling.

DIFFERENCES AMONG THE SPECTRUM SERIES

  The Spectrum Series was organized by the General Partner to meet certain needs of investors in managed futures funds. The Spectrum Series, a series of related managed futures funds, offers the investor a choice of managed futures funds with different investment objectives, trading approaches, trading managers and trading policies and the opportunity to shift investments among such funds. The Spectrum Series presently consists of three Delaware limited partnerships organized pursuant to the form of Limited Partnership Agreement attached hereto as Exhibit A. The General Partner and commodity pool operator of each Partnership is Demeter Management Corporation. See "The General Partner."

  The selection of trading managers for each Partnership was based on a review of each trading manager's trading system, strategy, experience and trading performance record in view of the investment objectives and trading policies of such Partnership. By reviewing this information, the General Partner was able, among other things, to categorize each trading manager based on its trading approach. The General Partner also reviewed trading performance records to determine the level of volatility in performance experienced by each trading manager in the past. Although these factors are obtained from past trading performance, the General Partner believes such factors have some value in evaluating the potential trading success of a trading manager; however future performance may be completely different. See "Risk Factors" and "The Futures, Options and Forwards Markets." THE GENERAL PARTNER IS NOT PREDICTING OR GUARANTEEING ANY LEVEL OF PERFORMANCE OR RISK BY ANY PARTNERSHIP. PAST PERFORMANCE IS NOT PREDICATIVE OF FUTURE PERFORMANCE.

SPECTRUM STRATEGIC

  Spectrum Strategic seeks as its investment objective to achieve capital appreciation by allocating its assets to trading managers whose discretionary trading approaches employ primarily fundamental methodologies, such as evaluating supply and demand levels as well as other economic and political indicators, in their trading strategies.

  The trading managers for Spectrum Strategic are Blenheim Investments, Inc. ("Blenheim"), A. Gary Shilling & Co., Inc. ("Shilling & Co.") and Willowbridge Associates Inc. ("Willowbridge").

  BLENHEIM INVESTMENTS, INC. (CURRENT ALLOCATION: 34%)--Blenheim is a New Jersey corporation formed in 1988 and is registered as a commodity trading advisor ("CTA") and a commodity pool operator ("CPO") with the CFTC and is a member of the NFA in such capacities. The assets of Spectrum Strategic allocated to Blenheim will be traded pursuant to Blenheim's discretionary trading strategy (which has been traded since July 1988) which relies primarily on its experience in trading, and utilizes fundamental, geopolitical and technical factors in its analysis and evaluation of the futures markets. As of January 31, 1996, Blenheim was managing approximately $144.3 million of client assets pursuant to the trading strategy described above ("notional funds" excluded).

  A. GARY SHILLING & CO., INC. (CURRENT ALLOCATION: 29%)--Shilling & Co. is a New Jersey corporation formed in 1978 and is registered as a CTA with the CFTC and is a member of the NFA in such capacity. The assets of Spectrum Strategic allocated to Shilling & Co. will be traded pursuant to Shilling & Co.'s fundamental analysis of major themes influencing international business and financial markets (which has been traded since August 1990). While fundamental analysis establishes the investment strategy, Shilling & Co. relies on its trading experience and technical factors to execute its trading strategies. As of January 31, 1996, Shilling & Co. was managing approximately $17.9 million of client assets pursuant to the trading strategy described above ("notional funds" excluded).

  WILLOWBRIDGE ASSOCIATES INC. (CURRENT ALLOCATION: 37%)--Willowbridge is a Delaware corporation formed in 1988 and is registered as a CTA and CPO with the CFTC and is a member of the NFA in such capacities. The assets of Spectrum Strategic allocated to Willowbridge will be traded pursuant to Willowbridge's Select Investment Program whereby Spectrum Strategic will allocate assets to be traded pursuant to Willowbridge's XLIM trading approach (which has been traded since August 1988), which utilizes the fundamental analysis of Mr. Philip Yang (Willowbridge's Director and President). As of January 31, 1996, Willowbridge was managing approximately $133.8 million of assets pursuant to the XLIM Trading Approach and approximately $347.7 million of client assets in its other programs ("notional funds" excluded).

  A full description of each trading manager, their principals and trading systems and their performance records (including information as to volatility, leverage and rates of return) selected for Spectrum Strategic are included in "The Trading Managers." Read "The Trading Managers" carefully before you decide to invest. See "Risk Factors--Risks Relating to the Trading Managers--Past Results Not Necessarily Indicative of Future Results."

SPECTRUM TECHNICAL

  Spectrum Technical seeks as its investment objective to achieve capital appreciation by allocating its assets to trading managers whose trading approaches utilize various proprietary technical long-term trend-following systems.

  The trading managers for Spectrum Technical are Campbell & Company, Inc. ("Campbell"), Chesapeake Capital Corporation ("Chesapeake") and John W. Henry & Co., Inc. ("JWH").

  CAMPBELL & COMPANY, INC. (CURRENT ALLOCATION: 19%)--Campbell is a Maryland corporation formed in 1978 and is registered as a CTA and CPO with the CFTC and is a member of the NFA in such capacities. The assets of Spectrum Technical allocated to Campbell will be traded pursuant to its Financial, Metal & Energy Large Portfolio (which has been traded since April 1983) which utilizes computerized technical trend following systems to profit from major and sustained futures price trends. As of January 31, 1996, Campbell was managing approximately $319.0 million of client assets pursuant to the Financial, Metal & Energy Large Portfolio and approximately $402.9 million in all of its programs.

  CHESAPEAKE CAPITAL CORPORATION (CURRENT ALLOCATION: 39%)--Chesapeake is an Illinois corporation formed in 1988 and is registered as a CTA and CPO with the CFTC and is a member of the NFA in such capacities. The assets of Spectrum Technical allocated to Chesapeake will be allocated in equal proportions pursuant to its Diversified Program (which has been traded since February 1988) and its Financials and Metals Program (which has been traded since March 1992). In the Diversified Program, Chesapeake applies its trend-following system to a global portfolio of futures and forward markets, including agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. Chesapeake may trade these markets on any U.S. or foreign exchange. The Financials and Metals Program applies its trend-following system to a portfolio of interest rate contracts, currency contracts, stock index contracts, certain precious and industrial metals and energy contracts. As of January 31, 1996, Chesapeake was managing approximately $745 million of customer funds in the Diversified Program ("notional funds" excluded), approximately $23 million of client assets in the Financials and Metals Program ("notional funds" excluded) and approximately $789 million of client assets in all of its programs ("notional funds" excluded).

  JOHN W. HENRY & CO., INC. (CURRENT ALLOCATION: 42%)--JWH is a California corporation formed in 1982 and is registered as a CTA and CPO with the CFTC and is a member of the NFA in such capacities. New assets of Spectrum Technical allocated to JWH will be allocated in equal proportions pursuant to its Original Investment Program (which has been traded since October 1982) and its Financial and Metals Portfolio (which has been traded since October 1984). The Original Investment Program utilizes long-term quantitative models in which positions are held in every market it trades (either short or long) at all times. The Financial and Metals Portfolio utilizes intermediate-term and long-term quantitative trend analysis models which participates in four major market sectors--interest rates, world currencies, stock indices and precious metals-- and initiates trades according to trend-emergence and computerized determination of relative risk. As of January 31, 1996, JWH was managing approximately $97.9 million of client assets pursuant to its Original Investment Program, approximately $893.1 million of client assets pursuant to its Financial and Metals Portfolio and approximately $1,300 million in all of its portfolios (excluding InterRate (TM)).

  A full description of each trading manager, their principals and trading systems and their performance records (including information as to volatility, leverage and rates of return) selected for Spectrum Technical are included in "The Trading Managers." Read "The Trading Managers" carefully before you decide to invest. See "Risk Factors--Risks Relating to the Trading Managers--Past Results Not Necessarily Indicative of Future Results."

SPECTRUM BALANCED

  Spectrum Balanced seeks as its investment objective to achieve capital appreciation by allocating its assets to a trading manager whose trading approach utilizes a comprehensive portfolio management strategy that incorporates elements of diversification, asset allocation and hedging and yield enhancement strategies.

  The trading manager for Spectrum Balanced is RXR, Inc. ("RXR").

  RXR, INC. (CURRENT ALLOCATION 100%)--RXR is a Delaware corporation formed in 1985 and is registered as a CTA with the CFTC and is a member of the NFA in such capacity. RXR will trade the assets of Spectrum Balanced pursuant to its Balanced Portfolio Program (which has been traded since September 1986), a comprehensive portfolio management strategy designed to produce consistent performance over a wide range of economic environments using a diversified portfolio of stock index futures, bond futures, a diversified futures portfolio and short term interest rate instruments. In trading for the Partnership, RXR has agreed with the General Partner to adjust the leverage used in its Balanced Portfolio Program to 2.0 times the standard leverage of the Balanced Portfolio Program. As of October 31, 1995, RXR was managing approximately $117.2 million of client assets pursuant to its Balanced Portfolio Program and approximately $460.9 million in all of its programs (notional funds excluded).

  A full description of RXR, its principals and trading systems and their performance records (including information as to volatility, leverage and rates of return) are included in "The Trading Managers." Read "The Trading Managers" carefully before you decide to invest. See "Risk Factors--Risks Relating to the Trading Managers--Past Results Not Necessarily Indicative of Future Results."

  Each Partnership conducts its business separately and independent of the other Partnerships.

NEW PARTNERSHIPS

  In the future, newly organized partnerships may be added to the Spectrum Series and units of limited partnership interest of such partnerships may be offered pursuant to a supplement to this Prospectus. Such partnerships will generally have different trading managers and may have substantially different trading approaches. A Limited Partner should carefully review the supplement to this Prospectus describing any such partnership before making the decision to purchase units of any such partnership.

TRADING POLICIES

  Each Partnership requires its trading managers to manage the funds allocated to them in accordance with trading policies set forth in its Limited Partnership Agreement. The trading policies for each Partnership and its trading managers are as follows: [Note: Bracketed language not applicable to Spectrum Balanced. Italicized language applicable only to Spectrum Balanced.]

    1. The trading managers will trade only in those futures interests contracts that have been approved by the General Partner. [The Partnership normally will not establish new positions in a futures interests contract for any one contract month or option if such additional positions would result in a net long or short position for that futures interest contract requiring as margin or premium more than 15% of the Partnership's Net Assets.] In addition, the Partnership will, except under extraordinary circumstances, maintain positions in futures interest contracts in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indices)) at any one time.

    2. [The Partnership will not acquire additional positions in any futures interests contract if such additional positions would result in the aggregate net long or short positions for all futures interests contracts requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event the trading managers will reduce their open positions to comply with the foregoing limit before initiating new positions.]

    3. The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and DWR will consult with the Corporate Credit Department of DWR which monitors participants in the interbank and forward markets with which DWR deals on a regular basis.

    4. The trading managers will not generally take a position after the first notice day in any futures interests during the delivery month of that contract, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market. The Partnership may purchase "cash" stocks and bonds, or options on stock or bond indices, on a temporary basis under unusual circumstances in which it is not practicable or economically feasible to establish the Partnership's stock index or bond portfolios in the futures markets and may acquire "cash" instruments in its short-term interest rate futures component.

    5. The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given futures interests due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interests. Taking into account the Partnership's open trade equity (i.e., the profit or loss on an open futures interest position) on existing positions in determining generally whether to acquire additional futures interests positions on behalf of the Partnership will not be considered to constitute "pyramiding."

    6. The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any "affiliate" thereof (as defined in Section 14(c) of the Limited Partnership Agreement), the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

    7. The Partnership will not permit "churning" of the Partnership's assets.

  Material changes to the Trading Policies described above may be made only with the prior written approval of Limited Partners owning more than 50% of Units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership's Trading Policies so approved by the Limited Partners.

  The trading policies are applicable to the three Partnerships offering Units hereby. In the future, new partnerships added to the Spectrum Series may have substantially different trading policies. For example, a partnership may be organized to trade only one commodity or commodity group, and as such may conflict with certain trading policies which have been established for Spectrum Strategic, Spectrum Technical and Spectrum Balanced. There is no obligation on the part of any new partnership of the Spectrum Series to conform its trading policies to those set forth above.

                              THE SPECTRUM SERIES

THE INITIAL OFFERING

  Each Partnership was formed as a limited partnership on April 29, 1994 and was capitalized through the contributions of $10 by the General Partner and $10 by an initial limited partner. The initial limited partner of each of the Partnerships ceased to be a limited partner of such Partnership at its Initial Closing. The Partnerships commenced trading operations on November 2, 1994.

  The General Partner has agreed to make capital contributions to each Partnership so that the General Partner's aggregate contribution to each Partnership is at least equal to the greater of: (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (b) $25,000.

  The Spectrum Series initially solicited subscriptions for up to 10,000,000 Units at an offering price of $10 per Unit from September 15, 1994 through November 2, 1994. At the Initial Closing on November 2, 1994 an aggregate of 1,685,039.265 Units were sold to the public for an aggregate purchase price of $16,850,392.

  At the Initial Closing, Spectrum Strategic sold 661,719.229 Units to the public at $10 per Unit for an aggregate purchase price of $6,617,192. Demeter contributed $100,000 to Spectrum Strategic in order to meet its minimum capital contribution requirement.

  At the Initial Closing, Spectrum Technical sold 783,803.717 Units to the public at $10 per Unit for an aggregate purchase price of $7,838,037. Demeter contributed $113,984 to Spectrum Technical in order to meet its minimum capital contribution requirement.

  At the Initial Closing, Spectrum Balanced sold 239,516.319 Units to the public at $10 per Unit for an aggregate purchase price of $2,395,163. Demeter contributed $98,234 to Spectrum Balanced in order to meet its minimum capital contribution requirement.

THE CONTINUING OFFERING

  In November 1994, the Spectrum Series commenced the Continuing Offering of unsold Units. During the Continuing Offering, the minimum investment for most new subscribers is $5,000, except (a) in the case of an IRA for which the minimum subscription for a new subscriber is $2,000 or (b) in the case of a Non-Series Exchange the lesser of (i) $5,000 ($2,000 in the case of IRAs), (ii) the proceeds from the sale of five units (or two units in the case of IRAs) or
(iii) the proceeds from the redemption of such subscriber's entire interest in such other commodity pool.

  At the 16 Monthly Closings held by the General Partner and DWR as of February 29, 1996, Spectrum Strategic had sold an additional 2,781,426.467 Units and received proceeds of $26,258,473; Spectrum Technical had sold an additional 5,249,148.045 Units and received proceeds of $48,661,491; and Spectrum Balanced had sold an additional 1,175,611.097 Units and received proceeds of $11,937.441. In connection with such Monthly Closings, the General Partner contributed an additional $242,000 to Spectrum Strategic, $533,000 to Spectrum Technical, and $55,000 to Spectrum Balanced. See "Capitalization." As of February 29, 1996, Spectrum Strategic had approximately 5,393 Limited Partners of record, Spectrum Technical had approximately 8,821 Limited Partners of record and Spectrum Balanced had approximately 2,645 Limited Partners of record.

  During the Continuing Offering, Units of each Partnership are being offered for sale at Monthly Closings to be held as of the last day of each month at a purchase price per Unit equal to 100% of the Net Asset Value of a Unit as of the date of the Monthly Closing at which the General Partner accepts a subscriber's subscription.

  The Net Asset Value of a Unit of a Partnership is not related to the performance of any other Partnership and depends on the combined performance of its trading managers. Such Net Asset Value may increase or decrease substantially between the date of a subscription and the date as of which such subscription is accepted by the General Partner; consequently, a subscriber may receive at a Monthly Closing more or fewer Units of a Partnership than would have been received if the Monthly Closing had been held on the date of the subscription. Additionally, even if the amount if a subscription is divided equally among the Partnerships, the number of Units of each Partnership purchased at a Monthly Closing will not generally be the same and may differ significantly.

PERFORMANCE RECORDS

  The Partnerships began trading on November 2, 1994. The performance summary of each such Partnership from the commencement of trading through February 29, 1996 is set forth on Tables I, II and III below. All performance information has been calculated on an accrual basis in accordance with generally accepted accounting principles.

PERFORMANCE OF SPECTRUM STRATEGIC

  Table I sets forth the actual performance record of Spectrum Strategic from its commencement of trading operations on November 2, 1994 through February 29, 1996.

PERFORMANCE OF SPECTRUM TECHNICAL

  Table II sets forth the actual performance record of Spectrum Technical from its commencement of trading operations on November 2, 1994 through February 29, 1996.

PERFORMANCE OF SPECTRUM BALANCED

  Table III sets forth the actual performance record of Spectrum Balanced from its commencement of trading operations on November 2, 1994 through February 29, 1996.

                                ---------------

INVESTORS ARE CAUTIONED THAT THE INFORMATION SET FORTH IN EACH CAPSULE PERFORMANCE SUMMARY IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY SPECTRUM STRATEGIC, SPECTRUM TECHNICAL AND SPECTRUM BALANCED, RESPECTIVELY, IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT ANY PARTNERSHIP WILL MAKE ANY PROFITS AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM FUTURES INTEREST TRADING.

                                                                         TABLE I

                       PERFORMANCE OF SPECTRUM STRATEGIC

     Type of Pool: Publicly-Offered Fund
     Inception of Trading: November 2, 1994
     Aggregate Subscriptions: $35,604,994
     Current Capitalization: $34,194,063
     Current Net Asset Value per Unit: $10.29
     Worst Monthly % Drawdown (Month/Year): (10.29)%
     (February 1996)
     Worst Month-End Peak-to-Valley Drawdown: (10.29)%
     (February 1996)

                                               MONTHLY PERFORMANCE
                                        --------------------------------------------
            MONTH                         1996             1995              1994
            -----                         ----             ----              ----
                                            %                %                %
            January                        3.71            (3.50)
            February                     (10.29)            1.45
            March                                           7.86
            April                                           0.00
            May                                            (0.66)
            June                                           (6.38)
            July                                           (0.81)
            August                                          4.00
            September                                      (0.39)
            October                                         0.30
            November                                        2.76             0.10
            December                                        6.24             0.00
            Compound Annual/Period        (6.96)           10.49             0.10
             Rate of Return             (2 months)                        (2 months)


                                                                        TABLE II

                       PERFORMANCE OF SPECTRUM TECHNICAL

    Type of Pool: Publicly-Offered Fund
    Inception of Trading: November 2, 1994
    Aggregate Subscriptions: $66,200,174
    Current Capitalization: $66,561,872
    Current Net Asset Value per Unit: $11.28
    Worst Monthly % Drawdown (Month/Year): (6.39)% (February
    1996)
    Worst Month-End Peak-to-Valley Drawdown: (7.41)% (June
    1995-October 1995)

                                               MONTHLY PERFORMANCE
                                        --------------------------------------------
            MONTH                         1996             1995              1994
            -----                         ----             ----              ----
                                            %                %                %
            January                        4.78            (1.84)
            February                      (6.39)            5.10
            March                                          10.21
            April                                           3.60
            May                                             0.69
            June                                           (1.12)
            July                                           (2.44)
            August                                         (0.63)
            September                                      (3.33)
            October                                         0.09
            November                                        0.93            (0.90)
            December                                        6.09            (1.31)
            Compound Annual/Period        (1.91)           17.59            (2.20)
             Rate of Return             (2 months)                        (2 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       TABLE III

                        PERFORMANCE OF SPECTRUM BALANCED

           Type of Pool: Publicly-Offered Fund
           Inception of Trading: November 2, 1984
           Aggregate Subscriptions: $15,737,445
           Current Capitalization: $15,767,701
           Current Net Asset Value per Unit: $11.16
           Worst Monthly % Drawdown (Month/Year): (7.92)% (February
                       1996)
           Worst Month-End Peak-to-Valley Drawdown: (7.92)%
                       (February 1996)

                                               MONTHLY PERFORMANCE
                                        --------------------------------------------
            MONTH                         1996             1995             1994
            -----                         ----             ----             ----
                                            %                %                %
            January                       0.41              1.32
            February                      (7.92)            4.62
            March                                           2.88
            April                                           2.15
            May                                             4.38
            June                                            0.79
            July                                           (1.39)
            August                                         (1.41)
            September                                       1.61
            October                                         0.26
            November                                        2.72           (0.50)
            December                                        2.99           (1.21)
            Compound Annual/Period        (7.54)           22.79           (1.70)
             Rate of Return             (2 months)                        (2 months)

                       FOOTNOTES TO TABLES I, II AND III.

  "Drawdown" means decline in net asset value per unit. "Worst Month-End Peak-to-Valley" as used herein is equivalent to the "drawdown" experienced by a Partnership, determined in accordance with CFTC Rule 4.10 and represents the greatest percentage decline from any month-end net asset value per unit which occurs without such month-end net asset value per unit being equaled or exceeded as of a subsequent month-end. In dollar terms, for example, if the net asset value per unit of a Partnership declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the net asset value of a unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level. Such "drawdowns" are measured on the basis of month-end net asset values only, and do not reflect intra-month figures.

  "Monthly Rate of Return" is net performance for the month (gross realized profit (loss), plus increase (decrease) in unrealized profit (loss), plus interest income, minus brokerage, management and incentive fees and other expenses) divided by the beginning net asset value for the month.

  "Compound Annual Rate of Return" is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                            SELECTED FINANCIAL DATA

  The following is the results of operations of Spectrum Strategic, Spectrum Technical and Spectrum Balanced for the period ended December 31, 1995 and for the period from November 2, 1994 (commencement of operations) to December 31, 1994. For the complete 1995 Annual Report for all the Partnerships, see page F-2 of this Prospectus. For performance information with respect to each Partnership, see "The Spectrum Series--Performance Records."

                                     DEAN WITTER SPECTRUM STRATEGIC L.P.
                                    --------------------------------------
                                                       FOR THE PERIOD FROM
                                                        NOVEMBER 2,  1994
                                    FOR THE YEAR ENDED  (COMMENCEMENT OF
                                       DECEMBER 31,      OPERATIONS) TO
                                           1995         DECEMBER 31, 1994
                                    ------------------ -------------------
                                            $                   $
   REVENUES
   Trading Profit (Loss):
    Realized                             3,408,036           (221,731)
    Net change in unrealized             1,451,792            367,611
                                        ----------         ----------
    Total Trading Results                4,859,828            145,880
   Interest income (DWR)                   887,226             55,127
                                        ----------         ----------
    Total Revenues                       5,747,054            201,007
                                        ----------         ----------
   EXPENSES
   Brokerage commissions (DWR)           1,802,579            121,039
   Management fees                         824,036             55,333
   Incentive fees                          437,310             18,841
                                        ----------         ----------
    Total Expenses                       3,063,925            195,213
                                        ----------         ----------
   NET INCOME                            2,683,129              5,794
                                        ==========         ==========
   Net Income Allocation:
   Limited Partners                      2,659,882              5,704
   General Partner                          23,247                 90
   Net Income per Unit:
   Limited Partners                           1.05                .01
   General Partner                            1.05                .01
   TOTAL ASSETS AT THE END OF
    PERIOD                              33,049,282         12,042,772
   TOTAL NET ASSETS AT END OF
    PERIOD                              32,462,932         11,918,929
   NET ASSET VALUE PER UNIT AT END
    OF PERIOD
   Limited Partners                          11.06              10.01
   General Partner                           11.06              10.01
                                     DEAN WITTER SPECTRUM TECHNICAL L.P.
                                    --------------------------------------
                                                       FOR THE PERIOD FROM
                                                        NOVEMBER 2, 1994
                                    FOR THE YEAR ENDED  (COMMENCEMENT OF
                                       DECEMBER 31,      OPERATIONS) TO
                                           1995         DECEMBER 31, 1994
                                    ------------------ -------------------
                                            $                   $
   REVENUES
   Trading Profit (Loss):
    Realized                             4,446,595           (786,137)
    Net change in unrealized             3,362,093            724,455
                                        ----------         ----------
    Total Trading Results                7,808,688            (61,682)
   Interest income (DWR)                 1,430,845             67,617
                                        ----------         ----------
    Total Revenues                       9,239,533              5,935
                                        ----------         ----------
   EXPENSES
   Brokerage commissions (DWR)           3,003,934            149,907
   Management fees                       1,373,227             68,529
   Incentive fees                          600,504             19,678
                                        ----------         ----------
    Total Expenses                       4,977,665            238,114
                                        ----------         ----------
   NET INCOME (LOSS)                     4,261,868           (232,179)
                                        ==========         ==========
   Net Income (Loss) Allocation:
   Limited Partners                      4,226,249           (229,460)
   General Partner                          35,619             (2,719)
   Net Income (Loss) per Unit:
   Limited Partners                           1.72               (.22)
   General Partner                            1.72               (.22)
   TOTAL ASSETS AT THE END OF
    PERIOD                              60,075,842         15,084,678
   TOTAL NET ASSETS AT END OF
    PERIOD                              59,326,379         14,931,054
   NET ASSET VALUE PER UNIT AT END
    OF PERIOD
   Limited Partners                          11.50               9.78
   General Partner                           11.50               9.78

                                         DEAN WITTER SPECTRUM BALANCED L.P.
                                       --------------------------------------
                                                          FOR THE PERIOD FROM
                                                           NOVEMBER 2, 1994
                                       FOR THE YEAR ENDED  (COMMENCEMENT  OF
                                          DECEMBER 31,      OPERATIONS) TO
                                              1995         DECEMBER 31, 1994
                                       ------------------ -------------------
                                               $                   $
   REVENUES
   Trading Profit (Loss):
    Realized                                1,508,581            (61,916)
    Net change in unrealized                  373,624             18,804
                                           ----------          ---------
    Total Trading Results                   1,882,205            (43,112)
   Interest income (DWR)                      447,608             25,896
                                           ----------          ---------
    Total Revenues                          2,329,813            (17,216)
                                           ----------          ---------
   EXPENSES
   Brokerage commissions (DWR)                503,995             29,040
   Incentive fees                             161,155                --
   Management fee                             104,999              6,050
                                           ----------          ---------
    Total Expenses                            770,149             35,090
                                           ----------          ---------
   NET INCOME (LOSS)                        1,559,664            (52,306)
                                           ==========          =========
   Net Income (Loss) Allocation:
   Limited Partners                         1,536,421            (50,640)
   General Partner                             23,243             (1,666)
   Net Income (Loss) per Unit:
   Limited Partners                              2.24               (.17)
   General Partner                               2.24               (.17)
   TOTAL ASSETS AT THE END OF PERIOD       14,923,682          3,817,871
   TOTAL NET ASSETS AT END OF PERIOD       14,754,500          3,797,845
   NET ASSET VALUE PER UNIT AT END OF
    PERIOD
   Limited Partners                             12.07               9.83
   General Partner                              12.07               9.83

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

  Liquidity. The assets of each Partnership are deposited with DWR in separate commodity trading accounts established by DWR for each trading manager and are used by each Partnership as margin to engage in trading. DWR holds such assets in either non-interest bearing bank accounts or in securities approved by the CFTC for investment of customer funds. See "Investment Program, Use of Proceeds and Trading Policies." Each Partnership's assets held by DWR may be used as margin solely for such Partnership's trading. Since each Partnership's sole purpose is to trade in futures interests contracts and other futures interests, it is expected that each Partnership will continue to own such liquid assets for margin purposes.

  A Partnership's investment in futures interest contracts and other futures interests may be illiquid. See "Risk Factors--Risks Relating to Futures Interests and the Futures Interests Markets--Futures Interest Trading May be Illiquid." If the price for a futures contract for a particular futures interest has increased or decreased by an amount equal to the "daily limit," positions in the futures interest can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures interests prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent a Partnership from promptly liquidating its futures interests positions and impose restrictions on redemptions. See "Redemptions" and "Risk Factors." However, since commencement of trading by the Partnerships there has never been a time when illiquidity has affected a material portion of any Partnerships' assets.

  Capital Resources. Each Partnership does not have, nor does it expect to have, any capital assets. Redemptions, Exchanges and sales of additional Units in the future will affect the amount of funds available for investments in futures interests contracts and other futures interests in subsequent periods. As redemptions are at the discretion of Limited Partners, it is not possible to estimate the amount and therefore, the impact of future redemptions.

  Results of Operations. Spectrum Strategic began trading in November 1994 and increased slightly in its first two months of trading. Spectrum Strategic recorded small gains in November in the metals, sugar and currency futures markets. Trading losses in the currency and financial futures markets during December offset a majority of the gains recorded during November. Overall, Spectrum Strategic posted relatively flat performance during the first two months of trading primarily as a result of a lack of development of any major price changes in the calendar year's final two months.

  For the year ended December 31, 1994, Spectrum Strategic's total trading revenues, including interest income, were $201,007. Total expenses for the year were $195,213, resulting in a net gain of $5,794. The value of an individual Unit in Spectrum Strategic increased from $10.00 at November 2, 1994 to $10.01 at December 31, 1994.

  Spectrum Strategic recorded losses during January 1995 as a result of trading in currency, metals and soft commodities futures markets. Smaller gains in the energy and global financial futures markets offset a portion of these losses for the month. Spectrum Strategic posted positive results in February and March primarily as a result of sustained price movements in international stock index and bonds futures markets. Additional gains were experienced in currency trading due to a strengthening in the value of the Japanese yen and most major European currencies versus the U.S. dollar.

  Small net gains were recorded during April as gains in agricultural and currency trading more than offset losses in the energy and global financial futures markets. Spectrum Strategic recorded losses during May due primarily to volatile price movement in the currency, metals and soft commodities futures markets. Losses were experienced in June primarily from trading global interest rate futures. Additional losses were experienced in the currency, agricultural and soft commodities markets.

  The third quarter began with losses primarily as a result of the erratic price movement in a majority of the futures markets trading during July. The most significant losses were recorded in the agricultural and soft commodities markets. Trading gains were experienced during August primarily as a result of a decrease in value of the Japanese yen relative to the U.S. dollar. Smaller gains in financial futures and soft commodities offset losses in the metals and energy markets during the month. During September, Spectrum Strategic recorded losses as a result of trading in the metals markets as both base and precious metals prices moved in a volatile pattern. In currency trading, gains from transactions involving the Japanese yen more than offset losses recorded from transactions involving most European currencies.

  Modest gains were recorded in October as a result of profits recorded from long positions in German bund, U.S. Treasury bond, euroswiss and eurodollar futures as prices in each of these markets increased during the month. Small gains were recorded in agricultural futures. Long positions in European interest rate futures recorded gains as prices in European bond futures increased in November. Additional gains were recorded from trading in Nikkei index futures, as well as from transactions involving short German mark positions as the value of the mark decreased during the month. During December, agricultural and energy futures prices moved higher and gains were recorded from long positions in these markets. Trading losses in soft commodities and metals futures offset a portion of Spectrum Strategic's overall gains in December.

  For the year ended December 31, 1995, Spectrum Strategic's total trading revenues, including interest income, were $5,747,054. Total expenses for the period were $3,063,925, resulting in a net gain of $2,683,129. The value of an individual Unit in Spectrum Strategic increased from $10.01 at December 31, 1994 to $11.06 at December 31, 1995.

  Spectrum Technical began trading in November 1994 and decreased in its first two months of trading to close the calendar year at a Net Asset Value per unit of $9.78. Spectrum Technical recorded losses as a result of trading in the currency and energy futures markets during November. Smaller losses were recorded during December as trading losses in the currency and financial futures markets offset gains in metals and soft commodities. Overall, Spectrum Technical posted losses during the first two months of trading primarily as a result of a lack of development of any significant trends in the calendar year's final two months.

  For the year ended December 31, 1994, Spectrum Technical's total trading losses, net of interest income, were $5,935. Total expenses for the period were $238,114, resulting in a net loss of $232,179. The value of an individual Unit in Spectrum Technical decreased from $10.00 at November 2, 1994 to $9.78 at December 31, 1994.

  Spectrum Technical began 1995 with a strong first quarter. A majority of the first quarter profits resulted from financial futures prices strengthening, resulting in profits for Spectrum Technical's long stock index and bond futures positions during February and March. Smaller trading gains were recorded in currency trading due to an upward move in the value of the Japanese yen and major European currencies versus the U.S. dollar. A portion of these gains for the first quarter was offset by losses experienced in January. The majority of these losses during January were recorded in the currency markets as an upward move in the value of most major European currencies relative to the U.S. dollar occurred early in the month, followed by an extremely sharp and sudden reversal late in the month.

  During April, profits were posted as a result of a continued upward move in global financial futures prices. Modest gains were recorded by Spectrum Technical during May as the upward trend in global interest rate futures prices continued and gains were recorded from previously established long global bond futures positions. A portion of these gains were offset by losses in the currency, metals and energy markets. Spectrum Technical recorded losses during June as international bond futures prices pulled back from their previous four month upward trend.

  Trading losses were experienced during July due primarily to the U.S. bond futures prices retreating from their previous upward move. Additional losses were recorded in the metals, energy and agricultural markets as prices in these markets moved in a trendless pattern. During August, trading losses in traditional commodities and financial futures more than offset gains experienced in the currency markets. Currency gains were recorded from short Japanese yen positions as the value of the yen continued to move lower relative to the U.S. dollar. Currency trading during September resulted in losses due primarily to a sharp and extremely significant reversal in the upward move on the U.S. dollar relative to most European currencies on September 20 and 21. Energy prices also reversed their previous upward move that began earlier in the month, resulting in additional losses for Spectrum Technical during this period.

  Trendless price movement in energy and soft commodities futures resulted in losses during October. Additional losses were experienced in global financial futures as prices in these markets also moved without consistent direction. Gains from currency trading offset a small portion of these losses for the month. Gains were experienced during November as a result of trading global interest rate and coffee futures. Trading losses in currency, energy and metals futures, as a result of trendless prices movement in each of these markets, offset a portion of these gains. Energy prices broke out of their previous trendless patterns and moved higher during December enabling the Fund to record profits from long gas and oil futures positions. Additional gains were recorded from trading other additional commodities and financial futures.

  For the year ended December 31, 1995, Spectrum Technical's total trading revenues, including interest income, were $9,239,533. Total expenses for the period were $4,977,665, resulting in net income of $4,261,868. The value of an individual Unit in Spectrum Technical increased from $9.78 at December 31, 1994 to $11.50 at December 31, 1995.

  Spectrum Balanced began trading in November 1994 at a Net Asset Value per Unit of $10.00 and decreased in its first two months of trading to close the calendar year at a Net Asset Value per Unit of $9.83. Spectrum Balanced replicates a balanced portfolio of stocks, bonds and managed futures utilizing the futures, options and forward markets. Spectrum Balanced traded for only two months in 1994, recording losses in the currency and U.S. stock and bond futures markets and gains in coffee, cotton and natural gas from the managed futures portion of the balanced portfolio.

  For the year ended December 31, 1994, Spectrum Balanced's total trading losses, net of interest income, were $17,216. Total expenses for the period were $35,090, resulting in a net loss of $52,306. The value of an individual Unit in the Spectrum Balanced decreased from $10.00 at November 2, 1994 to $9.83 at December 31, 1994.

  Spectrum Balanced recorded gains during the first quarter in the stock portion of the balanced portfolio as domestic stock prices increased throughout the quarter, resulting in profits for Spectrum Balanced's long S&P 500 Index futures position. The managed futures portion of the portfolio posted profits during the first three months of the year as a result of trading global financial futures and world currencies, as well as soft commodities and energy futures. Smaller gains were recorded in the bond portion of the portfolio as U.S. Treasure bond prices increased during January and February.

  Profits were posted during April primarily from trading currency and global bonds futures in the managed futures portion of the portfolio. Additional gains were recorded in U.S. bond and stock index futures as prices in these markets moved higher during the month. During May, trading gains were recorded in international bond futures, as well as in domestic stock index futures. The majority of the gains recorded during June were experienced in S&P 500 Index futures trading. Smaller gains were recorded in U.S. Treasury bonds futures. In the managed futures portion of the portfolio, trading gains in wheat, coffee, copper and crude oil futures offset losses in global financial futures and currency trading.

  Trading losses were recorded during July primarily as a result of losses in U.S. and international interest rate futures, as well as traditional commodity futures. Gains in S&P 500 Index futures and currency trading offset a portion of these losses for the month. Trading in S&P Index futures resulted in losses during August as prices retreated from their previous upward move. Additional losses were recorded from trading base metals and global interest rate futures in the managed futures portion of the portfolio. Gains in U.S. Treasury bond futures, as well as in currency, energy and global stock index futures offset a portion of the losses in August. Increasing domestic stock and bond futures prices resulted in gains for Spectrum Balanced during September. In the managed futures portion of the portfolio, gains in agricultural, soft commodities and global interest rate futures offset losses in energy, currency and base metals futures trading.

  Trendless price movement in energy and soft commodities futures resulted in losses during October. Additional losses were experienced in global financial futures as prices in these markets.

  Modest gains were recorded in October from profits recorded in U.S. Treasury bond futures, as well as in aluminum and corn futures trading. Losses in currency, soft commodities, global interest rate and S&P 500 Index futures offset a portion of these gains. Trading gains were experienced in November as both U.S. stock and bond futures prices moved higher during the month. Additional profits were recorded in the managed futures portion of the portfolio from trading in global interest rate and energy futures. During December, trading gains were experienced as energy prices continued to increase and gains were recorded from previously established long gas and oil futures positions. Additional gains were recorded in domestic stock index and bond futures trading.

  For the year ended December 31, 1995, Spectrum Balanced's total trading revenues, including interest income, were $2,329,813. Total expenses for the period were $770,149, resulting in net income of $1,559,644. The value of an individual Unit in the Spectrum Balanced increased from $9.83 at December 31, 1994 to $12.07 at December 31, 1995.

  See "Selected Financial Data" and "Independent Auditors' Report and Financial Statements of Dean Witter Spectrum Series" herein.

  Overall, 1995 proved to be a successful year for each Partnership of the Spectrum Series. Although each Partnership is dramatically different in structure, all three took advantage of the profit opportunities that arose throughout the year. Since their inception in November 1994, Spectrum Balanced has increased by 20.1% (a compound annualized return of 17.6%), Spectrum Strategic has increased by 10.6% (a compound annualized return of 9.0%) and Spectrum Technical has increased by 15.0% (a compound annualized return of 12.6%).

  To enhance the foregoing comparison of operations from year to year, prospective investors can examine, line by line, the Statement of Operations and Statement of Financial Condition. Total trading results were greater in 1995 than in the two-month period for which each of the Partnerships traded in 1994. This was due in large part to the trading managers profiting from sustained price moves in bond and currency futures during 1995. In 1994, the Partnerships only traded two months and posted losses, or in the case of Spectrum Strategic, only small profits. This was attributable primarily to the lack of significant price moves in the majority of markets during this relatively brief period.

  Interest income to Spectrum Strategic and Spectrum Technical is derived from 80% of its assets earning interest at the prevailing rate paid on U.S. Treasury Bills. Spectrum Balanced earns interest at the same rate on 100% of its assets. The size of the assets and the fluctuation of interest rates affect the resulting interest income annual totals. Interest income for each of the Partnerships was greater in 1995 than the two month period in 1994 due to a greater time period and an increasing size of each Partnership's asset base due to subscriptions far outweighing redemptions.

  In regard to expenses of the Partnerships, brokerage commissions to the Partnerships are charged at an annual rate of 8.75% of assets for Spectrum Strategic and Spectrum Technical and at an annual rate of 6% for Spectrum Balanced. Management fees to the Partnerships are charged at an annual rate of 4% for Spectrum Strategic and Spectrum Technical, and 1% for Spectrum Balanced. Each of these fees for all of the Partnerships were greater in 1995 than the two-month period in 1994 because of a longer time period and the increasing asset size of each of the Partnerships. Incentive fees are charged on a monthly basis at 15% of each trading manager's net profits in each of the Partnerships. Incentive fees were greater in 1995 than the two month period in 1994 for each of the Partnerships as a result of increased monthly profitability by a majority of the trading managers.

  See "Selected Financial Data" and "Independent Auditors' Report and Financial Statements of Dean Witter Spectrum Series" herein.

  Financial Instruments. Each Partnership is a party to financial instruments with elements of off-balance sheet market and credit risk. The Partnerships trade futures, options, and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. In entering into these contracts there exists a risk to a Partnership (market risk) that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions held by the Partnership at the same time, and if the trading managers were unable to offset futures interests positions of the Partnership, the Partnership could lose all of its assets and the Limited Partners would realize a 100% loss. In addition to the trading managers internal controls, a trading manager must be in compliance with the Trading Policies of the Partnership. Such Trading Policies include standards for liquidity and leverage that the Partnership must comply with. Each trading manager and the General Partner monitor the Partnerships' trading activities to ensure compliance with the Trading Policies. See "Investment Program, Use of Proceeds and Trading Policies." The General Partner may (under the terms of each Management Agreement) require a trading manager to modify positions of the Partnership if the General Partner believes they violate the Partnership's Trading Policies.

  In addition to market risk, in entering into futures, options and forward contracts there is a risk to a Partnership (credit risk) that a counterparty will not be able to meet its obligations to the Partnership. The counterparty of a Partnership for futures contracts traded in the United States and most foreign exchanges on which the Partnership trades is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its members' customers and as such, should significantly reduce this credit risk. For example, a defaulting member's mandatory contributions to a clearinghouse guarantee fund may be used by clearinghouse to cover the default; non-defaulting members' contributions to a clearinghouse guarantee fund may be used to cover the default; a clearinghouse may assess its members to cover the default; the clearinghouse may utilize established lines or letters of credit with banks to cover the default; and/or the clearinghouse may utilize the surplus capital and other available assets of the exchange and clearinghouse to cover the default. In cases where a Partnership trades on exchanges where the clearinghouse is not backed by the membership or when the Partnership enters into off exchange contracts with a counterparty, the sole recourse of the Partnership will be the clearinghouse or the counterparty as the case may be. DWR, in its business as an international commodity broker, constantly monitors the creditworthiness of the exchanges and clearing members of the foreign exchanges with which it does business for clients, including the Partnerships. As a member of various futures exchanges, DWR is able to monitor the credit risk of such exchanges. In addition, DWR employees from time to time serve on supervisory or management committees of such exchanges. If DWR believes that there was a problem with the creditworthiness of an exchange on which a Partnership deals, it would so advise the General Partner. With respect to exchanges of which DWR is not a member, DWR acts only through clearing brokers it has determined to be creditworthy. DWR establishes credit limits for each clearing broker and monitors its exposure to each clearing broker on a daily basis. If DWR believes that a clearing broker with which it deals on behalf of clients were not creditworthy, it would terminate its relationship with such broker. With respect to forward contract trading, the Partnerships trade with only those counterparties which the General Partner, together with DWR, have determined to be creditworthy. The credit exposure of each counterparty is checked daily and all positions of each Partnership are valued each day on a mark-to-market basis. As set forth in each Partnerships' Trading Policies, in determining creditworthiness, the General Partner and DWR consult with the Corporate Credit Department of DWR. Currently, the Partnerships deal only with DWR as their counterparty on forward contracts. While DWR and the General Partner monitor the creditworthiness and risks involved in dealing on the various exchanges and with counterparties, there can be no assurance that an exchange or counterparty will be able to meet its obligations to the Partnerships. For additional discussion regarding exchange and counterparty risk see "Risk Factors--Risks Relating to Futures Interests Trading and the Futures Markets."

  At December 31, 1995 open futures, options and forward contracts were:

                                               CONTRACT OR NOTIONAL AMOUNT
                                            ----------------------------------
                                             SPECTRUM   SPECTRUM    SPECTRUM
                                             BALANCED   STRATEGIC   TECHNICAL
                                            ---------- ----------- -----------
                                                $           $           $
     EXCHANGE TRADED CONTRACTS:
     Financial Futures
      Commitments to Purchase.............. 10,185,000 112,590,000 107,671,000
      Commitments to Sell..................  1,286,000  27,712,000  20,387,000
      Options Written......................        --    9,865,000         --
     Foreign Futures
      Commitments to Purchase..............  4,769,000 142,365,000  51,165,000
      Commitments to Sell..................  1,109,000  20,701,000  15,282,000
      Options Written......................        --    8,762,000         --
     Commodity Futures
      Commitments to Purchase.............. 16,671,000  88,628,000 136,327,000
      Commitments to Sell..................     73,000  17,287,000   8,149,000
      Options Written......................        --      200,000         --
     OFF EXCHANGE TRADED FORWARD CURRENCY
      CONTRACTS
      Commitments to Purchase..............  6,993,000     242,000   7,035,000
      Commitments to Sell..................  6,806,000     242,000  44,415,000

A portion of the amounts indicated as off-balance sheet risk in forward foreign currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

  The unrealized gains and losses on open contracts is reported as a component of "Equity in Commodity Futures Trading Accounts" on the Statements of Financial Condition and totaled at December 31, 1995; $392,428 for Spectrum Balanced, $1,819,403 for Spectrum Strategic, and $4,086,548 for Spectrum Technical.

  For Spectrum Balanced of the $392,428 net unrealized gain on open contracts at December 31, 1995, $428,893 related to exchange traded futures contracts and $(36,465) related to off exchange traded forward currency contracts.

  For Spectrum Strategic of the $1,819,403 net unrealized gain on open contracts at December 31, 1995, $1,819,403 related entirely to exchange traded futures and options contracts.

  For Spectrum Technical of the $4,086,548 net unrealized gain on open contracts at December 31, 1995, $4,164,279 related to exchange traded futures contracts and $(77,731) related to off exchange traded forward currency contracts.

  The contract amounts in the above table represent the Partnerships' extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnerships' Statements of Financial Condition.

  Exchange Traded Futures Contracts held by the Partnerships at December 31, 1995 mature through June 1996 for Spectrum Balanced, December 1996 for Spectrum Strategic, and December 1996 for Spectrum Technical respectively. Off Exchange Forward Currency Contracts held by the Partnerships at December 31, 1995 mature through January 1996 for Spectrum Balanced, January 1996 for Spectrum Strategic, and January 1996 for Spectrum Technical respectively.

  The Partnerships also have credit risk because the sole counterparty, with respect to most of the Partnerships' assets, is DWR. Exchange traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. DWR, as the futures commission merchant for all of the Partnerships' exchange traded futures and option contracts, is required pursuant to regulations of the Commodity Futures Trading Commission to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange traded futures contracts including an amount equal to the net unrealized gain on all open futures contracts, which funds totalled, at December 31, 1995, $31,413,330 in the case of Spectrum Strategic, $56,869,689 in the case of Spectrum Technical, and $13,837,961 in the case of Spectrum Balanced. With respect to the Partnerships' off exchange traded foreign currency forward contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off exchange traded contracts, the Partnerships are at risk to the ability of DWR, the counteparty on all contracts, to perform.

  For the year ended December 31, 1995 the average fair value of financial instruments held for trading purposes was as follows:

                            SPECTRUM BALANCED      SPECTRUM STRATEGIC     SPECTRUM TECHNICAL
                          ---------------------- ---------------------- ----------------------
                            ASSETS   LIABILITIES   ASSETS   LIABILITIES   ASSETS   LIABILITIES
                          ---------- ----------- ---------- ----------- ---------- -----------
                              $           $          $           $          $           $
Exchange-Traded Con-
 tracts:
Financial Futures.......  10,315,000  1,410,000  28,704,000 16,932,000  45,660,000 26,140,000
Commodity Futures.......   2,419,000    649,000  51,920,000 11,250,000  19,938,000 11,023,000
Foreign Futures and For-
 ward
 Currency...............   6,285,000  1,934,000  31,941,000 11,889,000  50,015,000 19,011,000
Off-Exchange-Traded For-
 eign
 Currency Contracts.....   4,014,000  4,079,000      71,000     48,000  21,986,000 18,280,000

  Inflation has not been, and is not expected to be, a major factor in the Partnership's operations.

                                 CAPITALIZATION

  The following tables set forth the actual capitalization of each Partnership as of February 29, 1996 and the pro forma capitalization of each Partnership adjusted to reflect (i) the net proceeds to Spectrum Strategic, Spectrum Technical and Spectrum Balanced of $84,786,667, $150,932,017 and $66,483,903,
respectively, from the sale of the approximately 8,239,715, 13,380,498 and 5,957,339 unsold Units, respectively, at the respective Net Asset Values of $10.29, $11.28, and $11.16 during the next 12 months, and (ii) the capital contribution of the General Partner based on such capitalization. There will be no difference insofar as sharing of profits and losses are concerned between Units of Limited Partnership Interest and Units of General Partnership Interest.

                                                                    PRO FORMA
                                                                  --------------
                                                        AMOUNT
                                                     OUTSTANDING   AMOUNT TO BE
                                                        AS OF     OUTSTANDING IF
                                                     FEBRUARY 29,   ADDITIONAL
                                                         1996     UNITS ARE SOLD
                                                     ------------ --------------
                                                          $             $
      Spectrum Strategic
      Limited Partnership Interest (1)..............  33,852,675   152,492,107
      General Partnership Interest (1)..............     341,388     1,540,323
      Spectrum Technical
      Limited Partnership Interest (1)..............  65,895,779   282,723,575
      General Partnership Interest (1)..............     666,093     2,855,794
      Spectrum Balanced
      Limited Partnership Interest (1)..............  15,605,054    97,694,011
      General Partnership Interest (1)..............     162,647       986,809

-------
(1) Units are offered on a continuing basis at Monthly Closings for sale at a price based on the Net Asset Value of a Unit as of the close of business on such Monthly Closing. The actual proceeds from such sales will depend upon the Net Asset Value per Unit at the time of sale.

                              THE GENERAL PARTNER

  The general partner and commodity pool operator of each Partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a commodity pool operator ("Demeter" or the "General Partner"). Effective in 1977, the General Partner became registered with the CFTC as a commodity pool operator and is currently a member of the NFA in such capacity. The General Partner's main business office is located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-5453. The General Partner is an affiliate of DWR in that both companies are wholly-owned subsidiaries of Dean Witter, Discover & Co. ("DWD"), which is a publicly-owned company. DWD, DWR and the General Partner each may be deemed to be a "parent" and "promoter" of the Partnerships within the meaning of the federal securities laws.

  The General Partner is or has been the general partner and commodity pool operator for twenty-five other commodity pools-Dean Witter Cornerstone Fund I ("Cornerstone I"), Dean Witter Cornerstone Fund II ("Cornerstone II"), Dean Witter Cornerstone Fund III ("Cornerstone III"), Dean Witter Cornerstone IV ("Cornerstone IV"), Dean Witter Reynolds Commodity Partners ("Commodity Partners"), Columbia Futures Fund ("Columbia"), Dean Witter Diversified Futures Fund Limited Partnership ("Diversified"), Dean Witter Diversified Futures Fund II L.P. ("Diversified II"), Dean Witter Diversified Futures Fund III L.P. ("Diversified III"), Dean Witter Multi-Market Portfolio, L.P. (formerly Dean Witter Principal Guaranteed Fund L.P.) ("Multi-Market"), Dean Witter Principal Guaranteed Fund II L.P. ("Principal Guaranteed Fund II"), Dean Witter Principal Guaranteed Fund III L.P. ("Principal Guaranteed Fund III"), Dean Witter Principal Plus Fund L.P. (including Dean Witter Principal Plus Fund Management L.P., an affiliated pool, "Principal Plus"), Dean Witter Principal Secured Futures Fund L.P. ("Principal Secured"), Dean Witter Select Futures Fund L.P. ("Select"), Dean Witter Global Perspective Portfolio L.P. ("Global"), Dean Witter World Currency Fund L.P. ("World Currency"), DWFCM International Access Fund L.P. ("IAF"), DWR/JWH Futures Fund L.P. ("DWR/JWH") and DWR Chesapeake L.P. ("Chesapeake"), plus four other commodity pools which are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. The General Partner has served in such capacities since the inception of Commodity Partners in February 1981 (until its termination in December 1988), the inception of Columbia in February 1985, the inception of Cornerstone I from its inception in 1985 (until its termination in December 1991), the inception of Cornerstone II and Cornerstone III in 1985, the inception of Cornerstone IV in 1987, the inception of Diversified in November 1987, the inception of Diversified II in September 1988, the inception of Diversified III in May 1990, the inception of Multi-Market in April 1988, the inception of Principal Guaranteed Fund II in October 1988, the inception of Principal Guaranteed Fund III in October 1988, the inception of Principal Plus in August 1989, the inception of Principal Secured in August 1990, the inception of Select in March 1991, the inception of Global in November 1991, the inception of World Currency in December 1992, the inception of IAF in October 1993, the inception of Chesapeake in November 1994 and the inception of DWR/JWH in December 1995. The commodity pools for which Demeter acts as the General Partner had, in the aggregate, $1,000.7 million of assets under management as of February 29, 1996.

  Summary information regarding the performance of each of the pools for which the General Partner acts as commodity pool operator (other than the four pools exempt from disclosure under CFTC Rule 4.7) is set forth in "Performance of Certain Other Commodity Pools Operated by the General Partner" in this section.

  The responsibilities of the General Partner are described under "Fiduciary Responsibility" and "The Limited Partnership Agreements--Management of Partnership Affairs." The General Partner receives no compensation for its services to the Partnerships (however, the General Partner shares office space, equipment and staff with DWR, which receives brokerage fees from the Partnerships, as described under "Description of Charges to Each Partnership"). Under the Limited Partnership Agreement of each Partnership, the General Partner is required to maintain its net worth at an amount not less than 10% of the total contributions to each Partnership by all the partners thereof and to any other limited partnership for which it acts as a general partner by all partners. In addition to its current capitalization and exclusive of its anticipated investment in the Partnerships, the General Partner will increase its net worth from time to time as may be required as additional Limited Partners are admitted to the Partnerships or otherwise. DWD has contributed to the General Partner additional capital necessary to permit the General Partner to meet certain Internal Revenue Service guidelines regarding the net worth of a corporate general partner of a limited partnership and intends to continue to do so. See "Capitalization."

  In this connection, as reflected in DWD's 1995 Annual Report, DWD had total stockholder's equity of $4,833.7 million and total assets of $38,208.2 million as of December 31, 1995 (audited), Additional financial information regarding DWD is included in the financial statements filed as part of such Annual Report and Form 10-Q. DWD will provide to investors, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC. Such Prospectus and such reports will be available for review or copying at the offices of the SEC, 450 Fifth Street, Room 1024, N.W., Judiciary Plaza, Washington, D.C. 20549 or will be available at no charge by writing to DWD at Two World Trade Center, New York, New York 10048 (Attn: Investor Relations).

DIRECTORS AND OFFICERS OF THE GENERAL PARTNER

  Richard M. DeMartini, age 43, is the Chairman of the Board and a Director of the General Partner. Mr. DeMartini has served as President and Chief Operating Officer of Dean Witter Capital, a division of DWR since January 1989. From January 1988 until January 1989, Mr. DeMartini served as President and Chief Operating Officer of the Consumer Banking Division of DWD, and from May 1985 until January 1988 was President and Chief Executive Officer of the Consumer Markets Division of DWD. Mr. DeMartini currently serves as a Director of DWD and of DWR, and has served as an officer of DWR for the past five years. Mr. DeMartini has been with DWD and its affiliates for 17 years. While Mr. DeMartini has extensive experience in the securities industry, he has no experience in futures interests trading.

  Mark J. Hawley, age 52, is President and a Director of the General Partner. Mr. Hawley joined DWR in February 1989 as Senior Vice President and Director of DWR's Managed Futures and Precious Metals Department. Mr. Hawley also serves as President of Dean Witter Futures & Currency Management Inc. ("DWFCM"), a registered commodity trading advisor. From 1978 to 1989, Mr. Hawley was a member of the senior management team at Heinold Asset Management, Inc., a commodity pool operator, and was responsible for a variety of projects in public futures funds. From 1972 to 1978, Mr. Hawley was a Vice President in charge of institutional block trading for the Mid-West at Kuhn Loeb & Co.

  Lawrence Volpe, age 48, is a Director of the General Partner. Mr. Volpe joined DWR as a Senior Vice President and Controller in September 1983, and currently holds those positions. From July 1979 to September 1983, he was associated with E.F. Hutton & Company Inc., and prior to his departure, held the positions of First Vice President and Assistant Controller. From 1970 to July 1979, he served as audit manager in the financial services division of Arthur Andersen & Co.

  Joseph G. Siniscalchi, age 50, is a Director of the General Partner. Mr. Siniscalchi joined DWR in July 1984 as a First Vice President, Director of General Accounting. He is currently Senior Vice President and Controller of the Financial Markets Division of DWR. From February 1980 to July 1984, Mr. Siniscalchi was Director of Internal Audit at Lehman Brothers Kuhn Loeb, Inc.

  Laurence E. Mollner, age 54, is a Director of the General Partner. Mr. Mollner joined DWR in May 1979 as Vice President and Director of Commercial Sales. He is currently Executive Vice President and Deputy Director of the Futures Markets Division of DWR.

  Edward C. Oelsner III, age 53, is a Director of the General Partner. Mr. Oelsner joined DWR in March 1981 as a Managing Director in the Corporate Finance Department. He currently manages DWR's Retail Products Group within the Corporate Finance Department. While Mr. Oelsner has extensive experience in the securities industry, he has no experience in futures interests trading.

  Robert E. Murray, age 35, is a Director of the General Partner. Mr. Murray is currently a First Vice President of the DWR Managed Futures Division and is the Senior Administrative Officer of DWFCM. Mr. Murray graduated from Geneseo State University in May 1983 with a B.A. degree in Finance. Mr. Murray began at DWR in 1984 and is currently the Director of Product Development for the Managed Futures Division and is responsible for the development and maintenance of the proprietary Fund Management System utilized by the General Partner and DWFCM for organizing information and producing reports for monitoring investors' accounts.

  Patti L. Behnke, age 35, is Vice President and Chief Financial Officer of the General Partner. Ms. Behnke joined DWR in April 1991 as Assistant Vice President of Financial Reporting and is currently a Vice President and Director of Financial Reporting and Managed Futures Accounting in the Capital Markets division of DWR. From August 1988 to April 1991, Ms. Behnke was Assistant Controller of L.P. Rothschild & Co. and from September 1986 to August 1988, she was associated with Cartaret Savings Bank as Assistant Vice President-Financial Analysis. From April 1982 to September 1986, Ms. Behnke was an auditor at Arthur Andersen & Co.

  The General Partner and its officers and directors may, from time to time, trade futures interests for their own proprietary accounts. The records of trading in such accounts will not be made available to Limited Partners for inspection.

  No principals of the General Partner own Units as of the date of this Prospectus.

  There have been no administrative, civil or criminal actions against the General Partner or any of its principals within the five years preceding the date of this Prospectus which the General Partner believes would be material to an investor's decision to invest in one or more of the Partnerships.

  The General Partner has agreed to make capital contributions to each Partnership as needed to make the General Partner's capital contribution at least equal to the greater of (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and
(b) $25,000. The General Partner and its principals are not obligated to purchase Units but may do so.

  DESCRIPTION AND PERFORMANCE INFORMATION OF COMMODITY POOLS OPERATED BY THE GENERAL PARTNER. The following tables set forth summary information for the 18 publicly-offered commodity pools operated to date by Demeter Management Corporation ("Demeter"), ten of which are single-advisor pools and eight of which are multi-advisor pools, for which Demeter serves as general partner. In the single-advisor pool context, Demeter performs general monitoring of the trading advisor and administrative services. Generally, in the multi-advisor pool context, in addition to providing general monitoring and administrative services, Demeter provides asset allocation strategies in the selection and replacement of trading advisors as well as in the allocation of assets to such advisors.

  All summary performance information is current as of February 29, 1996. In reviewing the following summary performance information, prospective investors should understand that (i) such performance is calculated on the accrual basis in accordance with generally accepted accounting principles and is "net" of all fees and charges and (ii) a more complete presentation of the performance of the futures funds operated or managed by the General Partner and/or its affiliates is available without charge upon request to the General Partner.

  As the General Partner will provide no trading advisor or asset allocation services to the Partnerships, the past performance of other pools to which it provides trading advisor or asset allocation services is not necessarily indicative of how the Partnerships will perform. Furthermore, the fee structure and interest income arrangements, as well as other structural aspects, of the various commodity pools vary from the material terms of the Partnerships.

  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS AND MATERIAL DIFFERENCES EXIST BETWEEN THE COMMODITY POOLS SET FORTH BELOW AND THE PARTNERSHIPS. THERE CAN BE NO ASSURANCE THAT THE PARTNERSHIPS WILL PERFORM IN A MANNER COMPARABLE TO ANY OF THE COMMODITY POOLS DESCRIBED BELOW OR THAT THE PARTNERSHIPS WOULD HAVE DONE SO IN THE PAST. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME, AND IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY TRADING.

                                ---------------

  Prospective investors should note that the performance records of the commodity pools operated by the General Partner are set forth in summary form herein. A more detailed presentation of such performation will be provided to any prospective investor upon request and without charge.

                                ---------------


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

 SUMMARY INFORMATION (BEGINNING JANUARY 1, 1991 EXCEPT AS INDICATED) REGARDING
                          COMMODITY POOLS OPERATED BY
                              THE GENERAL PARTNER

       A. PUBLICLY-OFFERED FUNDS WITHOUT "PRINCIPAL PROTECTION" FEATURES

  DEAN WITTER DIVERSIFIED FUTURES FUND L.P. ("Diversified I"). Diversified I initially was privately-offered but was publicly-offered in August 1995, and seeks long-term capital appreciation and portfolio diversification. Diversified I is managed by a single advisor who uses technically based trading systems to trade four distinct trading portfolios. Since the funds of Diversified I have not been managed by any of the trading managers for the Partnerships, and since its fee structure is different from the fees structures of the Partnerships', the performance of Diversified I is not indicative of the performance that may be realized by the Partnerships.


                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:         April 1988     1996 Year-to-date return (2
Aggregate gross                              months):                  (12.11)%
subscriptions:              $206,815,107     1995 Annual Return:        (4.56)%
Current capitalization:     $169,078,739     1994 Annual Return:         7.68 %
Current net asset value per                  1993 Annual Return:         7.20 %
unit:                            $823.00     1992 Annual Return:        16.70 %
Cumulative rate of return since              1991 Annual Return:        23.85 %
inception:                        226.32 %
Worst monthly drawdown: (May
1990)                             (12.85)%
Worst month-end peak-to-valley drawdown:
 (10 months, May 1995 to February
 1996)                            (23.37)%

  DEAN WITTER DIVERSIFIED FUTURES FUND II L.P. ("Diversified II"). Diversified II was publicly-offered and seeks long-term capital appreciation and portfolio diversification. Diversified II is managed by a single advisor who uses technically based trading systems to trade four distinct trading portfolios. Since the funds of Diversified II have not been managed by any of the trading managers of the Partnerships, and since its fee structure is different from the Partnerships', the performance of Diversified II is not indicative of the performance that may be realized by the Partnerships.

                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:       January 1989     1996 Year-to-date return (2
Aggregate gross                              months):                  (12.75)%
subscriptions:               $13,210,576     1995 Annual Return:        (2.90)%
Current capitalization:      $12,742,784     1994 Annual Return:         5.41 %
Current net asset value per                  1993 Annual Return:         7.35 %
unit:                          $2,211.62     1992 Annual Return:        17.99 %
Cumulative rate of return since              1991 Annual Return:        21.67 %
inception:                        121.16 %
Worst monthly drawdown (May
1990):                            (13.41)%
Worst month-end peak-to-valley drawdown:
 (10 months, May 1995 to February
 1996)                            (23.23)%

  DEAN WITTER DIVERSIFIED FUTURES FUND III L.P. ("Diversified III"). Diversified III was publicly-offered and seeks long-term capital appreciation and portfolio diversification. Diversified III is managed by a single advisor who uses technically based trading systems to trade four distinct trading portfolios. Since the funds of Diversified III have not been managed by any of the trading managers for the Partnerships, and since its fee structure is different from the Partnerships', the performance of Diversified III is not indicative of the performance that may be realized by the Partnerships.

                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:      November 1990     1996 Year-to-date return (2
Aggregate gross                              months):                  (12.96)%
subscriptions:              $126,815,755     1995 Annual Return:        (4.02)%
Current capitalization:      $85,497,329     1994 Annual Return:         5.84 %
Current net asset value per                  1993 Annual Return:         7.58 %
unit:                          $1,376.75     1992 Annual Return:        15.79 %
Cumulative rate of return since              1991 Annual Return:        27.06 %
inception:                         37.68 %
Worst monthly drawdown (January
1992):                            (13.62)%
Worst month-end peak-to-valley drawdown:
 (10 months, May 1995 to February
 1996)                            (24.99)%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

  DEAN WITTER MULTI-MARKET PORTFOLIO, L.P. ("Multi-Market") was publicly-offered and seeks long-term capital appreciation and portfolio diversification. Multi-Market is currently managed by a single advisor who uses technically based trading systems to trade four distinct trading portfolios. The funds of Multi-Market were at one time managed by multiple advisors in a limited risk pool format. A portion of the funds of Multi-Market at that time were managed by a trading manager of Spectrum Strategic (Blenheim) pursuant to a trading program which will be used by Spectrum Strategic. However, since the funds of Multi-Market have not been managed by any of the trading managers for the Partnerships (other than Blenheim), and since its fee structure is different from the Partnerships', the performance of Multi-Market is not indicative of the performance that may be realized by the Partnerships.

                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:     September 1988     1996 Year-to-date return (2
Aggregate gross                              months):                  (13.61)%
subscriptions:              $252,526,000     1995 Annual Return:        (6.37)%
Current capitalization:      $12,775,917     1994 Annual Return:         2.66 %
Current net asset value per                  1993 Annual Return:         8.65 %
unit:                            $933.75     1992 Annual Return:        (7.75)%
Cumulative rate of return since              1991 Annual Return:         1.82 %
inception:                         (6.63)%
Worst monthly return (February
1996):                            (13.26)%
Worst month-end peak-to-valley: (10
 months, May 1995 to February
 1996)                            (27.40)%

  DEAN WITTER REYNOLDS COMMODITY PARTNERS ("Commodity Partners"). Pursuant to the terms of the limited partnership agreement, Commodity Partners ceased trading operations on December 14, 1988 and has been dissolved. A portion of the funds of Commodity Partners was managed by a trading manager of Spectrum Technical (JWH) for the period 1987 through December 1988 pursuant to a trading program (the Original Investment Program) which will be used by Spectrum Technical. However, since the funds of Commodity Partners were not managed by the trading managers of the Partnerships (other than JWH), and since its fee structure was different from the Partnerships', the performance of Commodity Partners is not indicative of the performance that may be realized by the Partnerships.

Inception of trading:       January 1981
Aggregate gross
subscriptions:                $9,648,397
Ending capitalization:         (dissolved
December 28, 1988)
                                $739,757
Final net asset value per unit:  $488.29
Cumulative rate of return since
inception:                        (51.37)%
Worst monthly return (July 1988): (34.48)%
Worst month-end peak-to-valley: (33
 months, April 1986 to December
 1988)                            (64.23)%
             Dissolved December 28, 1988

  DWFCM INTERNATIONAL ACCESS FUND L.P. ("IAF"). IAF was publicly-offered and seeks long term capital appreciation and portfolio diversification. IAF is managed by a single advisor using three distinct technically based trading systems. Since the funds of IAF have not been managed by any of the trading managers for the Partnerships, and since its fee structure is different than the fee structure of the Partnerships', the performance of IAF is not indicative of the performance that may be realized by the Partnerships.


                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:         March 1994     1996 Year-to-date return (2
Aggregate gross                              months):                   (9.12)%
subscriptions:               $68,115,440     1995 Annual Return:        21.88 %
Current capitalization:      $46,246,584     1994 Period Return: (10
Current net asset value:       $1,026.52     months)                    (7.32)%
Cumulative rate of return since
inception:                          2.65 %
Worst monthly return: (January
1995)                             (12.87)%
Worst month-end peak-to-valley: (7
 months, August 1994 to January
 1995)                            (22.84)%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

  COLUMBIA FUTURES FUND ("Columbia"). Demeter became general partner and commodity pool operator of Columbia in February 1985. Columbia was publicly-offered, and initially used multiple advisors and currently uses a single advisor and seeks long term capital appreciation and portfolio diversification through participation in a diverse portfolio of over 40 global tangible and financial markets with multiple trading programs. A portion of the funds of Columbia are managed by a trading manager of Spectrum Technical (JWH) pursuant to a trading program (the Original Investment Program) which will be used by Spectrum Technical. However, since the funds of Columbia have not been managed by the trading managers of the Partnerships (other than JWH), and since its fee structure is different from the Partnerships', the performance of Columbia is not indicative of the performance that may be realized by the Partnerships.


                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:          July 1983     1996 Year-to-date return: (2
Aggregate gross                              months)                    (5.74)%
subscriptions:               $15,015,986     1995 Annual Return:        19.19 %
Current capitalization:       $7,127,424     1994 Annual Return:        (5.75)%
Current net asset value per                  1993 Annual Return:        14.36 %
unit:                          $1,827.57     1992 Annual Return:         2.02 %
Cumulative rate of return since              1991 Annual Return:        11.70 %
inception:                         86.49 %
Worst monthly drawdown (July
1991):                            (13.27)%
Worst month-end peak-to-valley drawdown:
 (4 months, January 1992 to April 1992)
                                  (25.34)%

  DEAN WITTER CORNERSTONE FUND I ("Cornerstone I"). Due to a significant reduction in net assets due to redemptions and trading losses, the General Partner, in its capacity as the general partner of Cornerstone I, suspended trading on August 26, 1991. Thereafter, the General Partner elected to terminate and dissolve Cornerstone I. However, since the funds of Cornerstone I were not managed by the trading managers of the Partnerships, and since its fee structure was different from the Partnerships', the performance of Cornerstone I is not indicative of the performance that may be realized by the Partnership.


                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:       January 1985     1991 Annual Return:       (28.54)%
Aggregate gross
subscriptions:               $19,122,276
Current capitalization:         dissolved
December 31, 1991;
          ending capitalization $281,303
Final net asset value per unit:  $456.80
Cumulative rate of return since
inception:                        (53.15)%
Worst monthly drawdown (August
1991):                            (20.88)%
Worst month-end peak-to-valley drawdown:
 (65 months, April 1986 to August
 1991)                            (64.47)%
             Dissolved December 31, 1991

  DEAN WITTER CORNERSTONE FUND II ("Cornerstone II"). Cornerstone II is publicly-offered and seeks long-term capital appreciation and portfolio diversification through participation in a broad range of futures and interbank markets, by using multiple technical trading advisors and a moderate degree of leverage. A portion of the funds of Cornerstone II have been managed by a trading manager of Spectrum Technical (JWH) pursuant to a trading program (the Original Investment Program) which will be used by Spectrum Technical. However, since the funds of Cornerstone II have not been managed by the trading managers of the Partnerships (other than JWH), and since its fee structure is different from the Partnerships', the performance of Cornerstone II is not indicative of the performance that may be realized by the Partnerships.


                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:       January 1985     1996 Year-to-date return: (2
Aggregate gross                              months)                    (4.27)%
subscriptions:               $65,136,393     1995 Annual Return:        25.60 %
Current capitalization:      $28,945,124     1994 Annual Return:        (8.93)%
Current net asset value per                  1993 Annual Return:         7.81 %
unit:                          $2,709.69     1992 Annual Return:        (1.34)%
Cumulative rate of return since              1991 Annual Return:        10.98 %
inception:                        177.92 %
Worst monthly drawdown (January
1992):                             (9.76)%
Worst month-end peak-to-valley drawdown:
 (5 months, January 1992 to May 1992)
                                  (22.29)%


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

  DEAN WITTER CORNERSTONE FUND III ("Cornerstone III"). Cornerstone III is publicly-offered and seeks long-term capital appreciation and portfolio diversification. Cornerstone III is managed by multiple advisors using technically based trading systems and participates in a broad range of futures and interbank currency markets. Since the funds of Cornerstone III have not been managed by the trading managers of the Partnerships, and since its fee structure is different from the Partnerships', the performance of Cornerstone III is not indicative of the performance that may be realized by the Partnerships.


                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:        January 1985     1996 Year-to-date return: (2
Aggregate gross                               months)                  (13.26)%
subscriptions:               $137,103,376     1995 Annual Return:       27.50 %
Current capitalization:       $39,694,918     1994 Annual Return:      (10.04)%
Current net asset value per                   1993 Annual Return:       (4.78)%
unit:                           $2,176.04     1992 Annual Return:      (11.08)%
Cumulative rate of return since               1991 Annual Return:       11.97 %
inception:                         123.18 %
Worst monthly drawdown: (February
1996)                              (15.04)%
Worst month-end peak-to-valley drawdown:
 (52 months, October 1990 to January
 1995)                             (31.35)%

  DEAN WITTER CORNERSTONE FUND IV ("Cornerstone IV"). Cornerstone IV is a publicly-offered specialty fund which trades a portfolio of outright currency positions (trading foreign currencies against the U.S. dollar) and crossrate currency positions (trading foreign currencies against another). Cornerstone IV uses multiple advisors who employ technically based trading systems. A portion of the funds of Cornerstone IV have been managed by a trading manager of Spectrum Technical (JWH) pursuant to a trading system which will not be used by Spectrum Technical. However, since the funds of Cornerstone IV have not been managed by the trading managers of the Partnerships (other than JWH), Cornerstone IV's trading is limited to currencies, and since its fee structure is different from the Partnerships', the performance of Cornerstone IV is not indicative of the performance that may be realized by the Partnerships.


                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:            May 1987     1996 Year-to-date return: (2
Aggregate gross                               months)                   (2.77)%
subscriptions:               $167,469,509     1995 Annual Return:       22.96 %
Current capitalization:       $97,669,595     1994 Annual Return:      (14.27)%
Current net asset value per                   1993 Annual Return:       (9.12)%
unit:                           $2,758.09     1992 Annual Return:       10.37 %
Cumulative rate of return since               1991 Annual Return:       33.52 %
inception:                         177.86 %
Worst monthly drawdown (January
1991):                             (10.23)%
Worst month-end peak-to-valley drawdown:
 (31 months, July 1989 to January
 1995)                             (37.85)%

  DEAN WITTER SELECT FUTURES FUND L.P. ("Select"). Select was publicly-offered and seeks long-term capital appreciation potential and portfolio diversification through a broad array of futures and foreign currency markets. Select is managed by three trading advisors who use technically-based aggressive trend following trading systems. Since the funds of Select have not been managed by the trading managers of the Partnerships, and since its fee structure is different from the Partnerships', the performance of Select is not indicative of the performance that may be realized by the Partnerships.


                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:         August 1991     1996 Year-to-date return; (2
Aggregate gross                               months)                  (12.44)%
subscriptions:               $178,588,966     1995 Annual Return:       23.62 %
Current capitalization:      $150,573,573     1994 Annual Return:       (5.12)%
Current net asset value per                   1993 Annual Return:       41.62 %
unit:                           $1,632.31     1992 Annual Return:      (14.45)%
Cumulative rate of return since               1991 Period Return: (5
inception:                          63.23 %   months)                   31.19 %
Worst monthly drawdown: (January
1992)                              (13.72)%
Worst month-end peak-to-valley drawdown:
 (9 months, June 1995 to February
 1996)                             (26.41)%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

  DEAN WITTER GLOBAL PERSPECTIVE PORTFOLIO L.P. ("Global"). Global is publicly-offered and is a "multi-advisor" specialty fund designed to provide long-term capital appreciation potential and overall portfolio diversification in a diverse portfolio of foreign currencies, domestic and international interest rate and stock index futures, and metals. Global uses multiple trading advisors, two of whom use technically-based systems and a third who uses a combination of technical and discretionary methods in its trading strategy. Since the funds of Global have not been managed by the trading managers of the Partnerships, and since its fee structure is different from the Partnerships', the performance of Global is not indicative of the performance that may be realized by the Partnerships.


                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:         March 1992     1996 Year-to-date return: (2
Aggregate gross                              months)                   (4.27) %
subscriptions:               $67,424,535     1995 Annual Return:        16.76 %
Current capitalization:      $22,921,304     1994 Annual Return:       (31.62)%
Current net asset value per                  1993 Annual Return:        (4.67)%
unit:                            $762.35     1992 Period Return: (10
Cumulative rate of return since              months)                     4.63 %
inception:                        (23.77)%
Worst monthly drawdown: (February
1996)                              (8.55)%
Worst month-end peak-to-valley
 drawdown:(8 months,August 1993 to
 January 1995)                    (26.06)%

  DEAN WITTER WORLD CURRENCY FUND L.P. ("World Currency"). World Currency was publicly-offered and is a specialty fund which trades a portfolio of outright currency positions (trading foreign currencies against the U.S. dollar) and crossrate currency positions (trading foreign currencies against another). World Currency uses multiple advisors who employ technically based trading systems. Since the funds of World Currency have not been managed by the trading managers for the Partnerships, World Currency's trading is limited to currencies, and its fee structure is different from the Partnerships', the performance of World Currency is not indicative of the performance that may be realized by the Partnerships.



                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:         April 1993     1996 Year-to-date return: (2
Aggregate gross                              months)                     0.98 %
subscriptions:              $114,945,830     1995 Annual Return:         2.02 %
Current capitalization:      $29,818,777     1994 Annual Return:       (25.13)%
Current net asset value per                  1993 Period Return: (9
unit:                            $637.47     months)                   (17.35)%
Cumulative rate of return since
inception:                        (36.25)%
Worst monthly drawdown: (May 1995) (9.68)%
Worst month-end peak-to-valley drawdown:
 (18 months, August 1993 to January
 1995)                            (46.04)%

              B. PUBLIC FUNDS WITH "PRINCIPAL PROTECTION" FEATURES

  DEAN WITTER PRINCIPAL GUARANTEED FUND III L.P. ("Principal Guaranteed III"). Effective April 15, 1992, Principal Guaranteed III, a limited risk pool, ceased trading futures interests contracts and its assets are currently earning short-term interest rates. Principal Guaranteed III was a publicly-offered "limited risk pool," the assets of which were traded by a single advisor. Since the funds of Principal Guaranteed III have not been managed by the trading managers of the Partnerships, and since its fee structure is different from the Partnerships', the performance of Principal Guaranteed III is not indicative of the performance that may be realized by the Partnerships.

                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:          July 1989     1995 Year-to-Date Return: (9
Aggregate gross subscriptions:               months)                     5.21 %
(dissolved                                   1994 Annual Return:        (1.08)%
            September 1995) $126,263,000     1993 Annual Return:         5.37 %
Ending capitalization:        $7,022,437     1992 Annual Return:       (18.78)%
Final net asset value per                    1991 Annual Return:        (1.16)%
unit:                (terminated trading
                  April 14, 1992) $1,000
Cumulative rate of return since
inception:                         (2.97)%
Worst monthly drawdown (January
1992):                            (13.98)%
Worst month-end peak-to-valley drawdown:
 (24 months,May 1990 to April
 1992)                            (30.93)%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

  DEAN WITTER PRINCIPAL PLUS FUND L.P. ("Principal Plus"). Principal Plus is a limited risk pool which was publicly-offered and seeks long-term capital appreciation and portfolio diversification through a balanced portfolio program, which uses the futures markets for representative participation in stocks and bonds, along with a traditional managed future component, and features a one-time guarantee of principal plus a 4% compound annual return at the end of 5 1/2 years from the initial trading date. Principal Plus is a single advisor fund managed by RXR, a trading manager for Spectrum Balanced using a trading system that will be used by Spectrum Balanced. However, RXR will use a higher degree of leverage to trade the funds of Spectrum Balanced. Because of the differences in leverage, and since its fee structure is different from the Partnerships' (including Spectrum Balanced), the performance of Principal Plus is not indicative of the performance that may be realized by the Partnerships.

                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:       February 1990     1996 Year-to-date return: (2
Aggregate gross                               months)                   (7.18)%
subscriptions:               $109,013,535     1995 Annual Return:       17.98 %
Current capitalization:       $57,920,114     1994 Annual Return:       (8.61)%
Current net asset value per                   1993 Annual Return:       11.55 %
unit:                           $1,450.08     1992 Annual Return:        9.44 %
Cumulative rate of return since               1991 Annual Return:       10.38 %
inception:                          45.01 %
Worst monthly return (February
1996):                              (7.48)%
Worst month-end peak-to-valley: (12
 months, January 1994 to December
 1994)                              (8.61)%

  DEAN WITTER PRINCIPAL SECURED FUTURES FUND L.P. ("Principal Secured"). Principal Secured is a limited risk pool which was publicly-offered and seeks long-term capital appreciation and portfolio diversification and features a one-time principal assurance at the end of 5 1/2 years from the initial trading date. A portion of the funds of Principal Secured are managed by a trading manager of Spectrum Technical (JWH) pursuant to a trading program (the Financials and Metals Program) which will be used by Spectrum Technical. However, since the funds of Principal Secured have not been managed by the trading managers of the Partnerships (other than JWH), and since its fee structure is different from the Partnerships', the performance of Principal Secured is not indicative of the performance that may be realized by the Partnerships.



                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:       February 1991     1996 Year-to-date return: (2
Aggregate gross                               months)                   (0.58)%
subscriptions:               $100,491,090     1995 Annual Return:       25.37 %
Current capitalization:       $78,718,489     1994 Annual Return:       (5.41)%
Current net asset value per                   1993 Annual Return:       19.88 %
unit:                           $1,689.64     1992 Annual Return:       (6.37)%
Cumulative rate of return since               1991 Period Return: (11
inception:                          68.96 %   months)                   27.68 %
Worst monthly return: (January
1992)                              (14.40)%
Worst month-end peak-to-valley: (4 months,
 January 1992 to April 1992)       (25.65)%

  DEAN WITTER PRINCIPAL GUARANTEED FUND II L.P. ("Principal Guaranteed II"). Effective April 20, 1995, Principal Guaranteed II ceased trading commodity interest contracts and its assets are currently earning short-term interest rates. Principal Guaranteed II is a limited risk pool which was publicly-offered and features a one-time principal guarantee at the end of approximately 7 1/4 years from the initial trading date. A portion of the funds of Principal Guaranteed II have been previously managed by a trading manager for Spectrum Strategic (Blenheim) pursuant to a trading program that will be used by Spectrum Strategic. However, since the funds of Principal Guaranteed II have not been managed by the trading managers of the Partnerships (other than Blenheim), and since its fee structure is different from the Partnerships', the performance of Principal Guaranteed II is not indicative of the performance that may be realized by the Partnerships.


                                                ANNUAL/PERIOD RATE OF RETURN
Inception of trading:          March 1989     1996 Year-to-date return: (2
Aggregate gross                               months)                    0.65 %
subscriptions:               $162,203,303     1995 Annual Return:        7.30 %
Current capitalization:        $4,949,492     1994 Annual Return:       (8.12)%
Current net asset value per                   1993 Annual Return:        9.74 %
unit:                 (terminated trading     1992 Annual Return:       (4.54)%
                April 20, 1995) $1,052.94     1991 Annual Return:        2.49 %
Cumulative rate of return since
inception:                           5.29 %
Worst monthly return (January
1991):                              (5.62)%
Worst month-end peak-to-valley: (33
 months, August 1989 to April
 1992)                             (14.69)%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

FOOTNOTES TO DEMETER MANAGEMENT CORPORATION CAPSULE PERFORMANCE INFORMATION

"Drawdown" means losses experienced by the trading program over a specified period.

"Monthly Rate of Return" is net performance for the month (gross realized profit (loss), plus increase (decrease) in unrealized profit (loss), plus interest income, minus brokerage commissions, management and incentive fees and other expenses) divided by the beginning net asset value for the month.

Annual (Period) Rate of Return is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year to date.



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                              THE TRADING MANAGERS

INTRODUCTION

  The investment objective of each Partnership is capital appreciation of its assets through speculative trading in futures interests. A Partnership's ability to succeed in this endeavor depends largely on the combined success of the respective trading approaches utilized on behalf of such Partnership by its trading managers. The following is a brief description of general approaches used in trading futures interests, followed by specific information relating to each of the trading managers of the Spectrum Series.

GENERAL DESCRIPTION OF TRADING APPROACHES

SYSTEMATIC AND DISCRETIONARY

  Trading managers may be classified as either systematic or discretionary.

  A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and futures interests to trade, when to liquidate a position in a contract which is about to expire and how large a position to take in a particular futures interest. However, although these judgmental decisions may have a substantial effect on a systematic trading manager's performance, his primary reliance is on trading programs or models which generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, on the other hand, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make trading decisions on the basis of their own judgement and trading experience, not on the basis of trading signals generated by any program or model.

  Each approach involves certain inherent risks. Systematic traders may fail to capitalize on market trends which their systems would otherwise have exploited due to judgmental decisions made by them in the context of applying their generally mechanical trading systems. Discretionary traders, on the other hand, may decide to make trades which would not have been signaled by a trading system and which result in substantial losses. Furthermore, any trading system or trader may suffer substantial losses by misjudging the market. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the prospect of disciplined trading, which largely removes the emotion of the individual trader from the trading process, advantageous. In addition, due to their use of computers, systematic traders are generally able to incorporate more data into a particular trading decision than can discretionary traders. However, when fundamental factors dominate the market, trading systems may suffer rapid and severe losses due to their inability to respond to such factors until the reversal of trading signals, by which time a precipitous price change may already be in progress, preventing liquidation at anything but substantial losses.

TECHNICAL AND FUNDAMENTAL ANALYSIS

  In addition to being distinguished from one another by the criterion of whether they trade systematically or on the basis of their discretionary evaluations of the markets, trading managers are also distinguished as relying on either "technical" or "fundamental" analysis, or on a combination of the two. Systematic traders tend to rely on technical analysis, because the data relevant to such analysis is more susceptible to being isolated and quantified to the extent necessary to be successfully incorporated into a program or mathematical model than is most "fundamental" information, but there is no inconsistency in attempting to trade systematically on the basis of fundamental analysis. The fundamental information which can be evaluated by a formalized trading system is, however, limited to some extent in that it generally must be quantifiable in order to be processed by such a system.

  Technical analysis is not based on anticipated supply and demand factors; instead, it is based on the theory that the study of the futures markets themselves will provide a means of anticipating prices in the future. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of market prices themselves, theorizing that a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest is the most effective means of attempting to predict the future course of price movements.

  Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular commodity in an attempt to predict future price levels. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

TREND FOLLOWING

  "Trend-following" trading managers gear their trading approaches towards positioning themselves to take advantage of major price movements, as opposed to traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. "Trend-following" trading managers assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but smaller losses, from capitalizing on major trends. Consequently, during periods when no major price trends develop in a market, a "trend-following" trading manager is likely to incur substantial losses.

RISK CONTROL TECHNIQUES

  As will be apparent from the following descriptions of the respective trading managers' trading approaches, an important aspect of any speculative futures strategy relates to the control of losses, not only the ability to identify profitable trades. Unless it is possible to avoid major drawdown, it is very difficult to achieve long-term profitability.

  Trading managers often adopt fairly rigid "risk management" or "money management" principles. Such principles typically restrict the size of positions which will be taken as well as establishing "stop-loss" points at which losing positions must be liquidated. It is important for prospective investors to recognize that no risk control technique is "fail safe" and can not, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but market illiquidity also can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized. Similarly, unless a "trend-following" trading manager trades profitably, the losses incurred in the course of taking an initial position in a futures interest can quickly cumulate into a major drawdown. A trading manager's risk management principles should, accordingly, be seen more as a discipline applied to its trading in highly speculative markets rather than as an effective protection against loss.

  Not only are some methods proprietary and confidential, but they are also continually evolving. Prospective investors and Limited Partners will generally not be informed of a change in a trading managers' trading approach, unless the General Partner is informed of such change and considers such change to be material.

  In addition to the continually changing character of trading methods, the futures markets themselves are continually changing. Each trading manager may, in its sole discretion, elect to trade certain futures interests to the exclusion of others in its programs depending upon the trading manager's view of the markets.

  THE TRADING MANAGERS. The following contains the biographies of the principals and brief summaries of trading approaches and capsule performance information of the trading managers selected for each of the Partnerships. The success of each Partnership will be dependent upon the collective success of its trading managers in their trading for the Partnership. In terms of attempting to reach an investment decision regarding the purchase of Units in any Partnership, however it is difficult to know how to assess trading manager descriptions and capsule performance information, as trading methods are proprietary and confidential and past results are not necessarily indicative of future performance. Over time the trading managers selected for a Partnership may change, and the individual trading managers, even if they continue to trade for a Partnership, may make substantial modifications to their trading approaches.

  All performance information has been calculated on an accrual basis (unless otherwise noted) in accordance with generally accepted accounting principles.

  The following descriptions of the trading managers of each Partnership, their respective trading systems, methods and strategies and their respective principals are general and are not intended to be exhaustive. No attempt has been or could be made to provide a precise description of any trading manager's trading approach. Furthermore, certain trading managers may have chosen to refer to specific aspects of their trading systems, methods and strategies, which aspects may also be applicable to other trading managers which did not choose to make specific reference to these aspects of their own trading approaches. As a consequence, contrasts in the following descriptions may not, in fact, indicate a substantive difference between the different approaches involved. The General Partner believes that the following descriptions may be of interest to prospective investors. However, investors must be aware of the inherent limitations of such descriptions.

  FUTURES INTERESTS TRADING IS SPECULATIVE AND VOLATILE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT ANY TRADING MANAGER WILL TRADE PROFITABLY OR AVOID SUBSTANTIAL LOSSES.

  Certain of the trading managers of the Partnerships are available to trade "notional" equity for clients--i.e., to trade such clients' accounts as if more equity were committed to such accounts than is, in fact, the case. Consequently, the CFTC requires that the following disclosure statement be included verbatim herein. THE PARTNERSHIPS' ACCOUNTS WILL NOT INCLUDE ANY NOTIONAL EQUITY.

Special Disclosure for Notionally-Funded Accounts

  You should request your commodity trading advisor to advise you of the amount of cash or other assets (Actual Funds) which should be deposited to the advisor's trading program for your account to be considered "Fully-Funded." This is the amount upon which the commodity trading advisor will determine the number of contracts traded in your account and should be an amount sufficient to make it unlikely that any further cash deposits would be required from you over the course of your participation in the commodity trading advisor's program.

  You are reminded that the account size you have agreed to in writing (the "nominal" or "notional" account size) is not the maximum possible loss that your account may experience.

  You should consult the account statements received from your futures commission merchant in order to determine the actual activity in your account, including profits, losses and current cash equity balance. To the extent that the equity in your account is at any time less than the nominal account size you should be aware of the following:

  1. Although your gains and losses, fees and commissions measured in dollars will be the same, they will be greater when expressed as a percentage of account equity.

  2.  You may receive more frequent and larger margin calls.

DEAN WITTER SPECTRUM STRATEGIC L.P.

  Dean Witter Spectrum Strategic L.P. ("Spectrum Strategic") seeks as its investment objective to achieve capital appreciation by allocating its assets to trading managers whose discretionary trading approaches employ primarily fundamental methodologies, such as evaluating supply and demand levels as well as other economic and political indicators, in their trading strategies.

  The trading managers for Spectrum Strategic are Blenheim Investments, Inc.,
A. Gary Shilling & Co., Inc. and Willowbridge Associates Inc. A full description of each trading manager, their principals and trading systems and their capsule performance information is presented below.

1. BLENHEIM INVESTMENTS, INC.
(CURRENT ALLOCATION 34%)

  Blenheim Investments, Inc. ("Blenheim") is a New Jersey corporation which was formed in 1988 to provide commodity trading advisory services to clients. Blenheim is registered with the CFTC as a commodity trading advisor ("CTA") and commodity pool operator ("CPO"), since March 1989, and is a member of the National Futures Association ("NFA") in such capacities. Blenheim's address is Post Office Box 7242, Two Worlds Fair Drive, Somerset, New Jersey 08875-7242. Blenheim is not affiliated with the General Partner or DWR or with any other trading manager for the Partnerships.

  The principals of Blenheim are as follows:

  Mr. Willem Kooyker, age 53, is the Chief Executive Officer, Chairman and sole shareholder of Blenheim. Mr. Kooyker received a BA cum laude in Economics from Baruch College and an MBA in International Finance and Economics from New York University. Mr. Kooyker began his career in the commodities business in 1964 with Internatio-Muller of New York, New York, where he remained until 1980. At that time Mr. Kooyker joined Commodities Corporation (U.S.A.) ("CCUSA") located in Princeton, New Jersey, where he eventually became President. In October 1984, Mr. Kooyker left CCUSA and became President and Chairman of Tricon U.S.A., Ltd., the predecessor of Tricon U.S.A., Inc. ("Tricon"), a trading and consulting company in the futures and physicals markets. Tricon was registered as a CTA in October 1988, and as a CPO in February 1989. These registrations were terminated in November 1994. Mr. Kooyker continues to serve as Chairman of Tricon's parent company, Tricon Holding Company, Ltd. Since January, 1989, Mr. Kooyker has devoted substantial attention to the activities of Blenheim. Mr. Kooyker has been a member of the N.Y. Coffee, Sugar and Cocoa Exchange and the New York Mercantile Exchange. Mr. Kooyker is registered as a Principal and associated person ("AP") of Blenheim.

  Mr. Kooyker is a majority owner of Derivatives Portfolio Management, LLC ("DPM"). DPM is a Delaware limited liability company formed in 1993 to provide back office risk control and consulting services to institutions and individuals engaged in the commodities, securities and physicals trading businesses. DPM is registered with the CFTC as a CPO effective January 26, 1994, and is a member of the NFA in that capacity. DPM is also registered with the SEC as an investment adviser. DPM is not currently managing any commodity pools.

  Mr. Kooyker is also sole shareholder of Bolsward Investments, Inc. ("Bolsward"). Bolsward is a New Jersey corporation, formed in May 1993. Bolsward is a limited partner in R&S Management Group, L.P.

  Ronald S. Tauber, age 52, is President of Blenheim. Mr. Tauber has been associated with affiliates of Blenheim since 1988.

  Mr. Tauber is a graduate of Brooklyn College (BA, 1965) and Harvard Law School (LLB, 1968). Mr. Tauber was with the New York law firm of Stroock & Stroock & Lavan where he became a partner in 1976 and remained until October 1979. At that time he joined J. Aron & Company, Inc. ("J. Aron"). J. Aron is an international dealer in precious metals, foreign exchange, energy products and coffee.

  Mr. Tauber became J. Aron's Chief Operating Officer and a partner of Goldman, Sachs & Co. ("Goldman Sachs") when the latter acquired J. Aron in November 1981. He remained with Goldman, Sachs until November 1988. In November 1988, Mr. Tauber became shareholder and director of R&S Management Group, Inc. ("R&S, Inc."), a Delaware corporation. R&S, Inc. acted as general partner of Rayner & Stonington, L.P., a trading company, and its subsidiary, Rayner & Stonington Management Company ("R&S"). R&S is registered with the CFTC as a CTA and a CPO and is a member of the NFA. R&S was acquired by Tricon in February 1991. Mr. Tauber served as President of Tricon Financial Services, a division of Tricon, until April 1993, when he became President of Blenheim. Mr. Tauber is registered with the CFTC as an AP of Blenheim and is a member of the NFA in that capacity.

  Mr. Tauber is also the sole shareholder and officer of Viober Corporation ("Viober"). Viober is a Delaware Company formed in 1986 and is the General Partner of R&S.

  In June 1993, Tricon sold its interest in R&S which was reformed as a Delaware limited partnership and renamed R&S Management Group, L.P. Mr. Tauber is a Principal of R&S.

  James E. Gaffney, age 39, is the Vice President of Blenheim and is responsible for corporate finance and investor relations. From July 1986 through October 1993, Mr. Gaffney was Vice President and Treasurer of Tricon, where he was responsible for banking and credit activities. Prior to joining Tricon, Mr. Gaffney was with MCorp of Houston, Texas, for five years, where he arranged financing for energy-related commodities companies.

  In 1981, Mr. Gaffney graduated from the University of Texas, where he earned a BBA in Business Administration with a concentration in corporate finance. Mr. Gaffney is registered as a Principal and AP of Blenheim and is a member of the NFA in those capacities.

  Guy J. Castranova, age 37, has been the Secretary of Blenheim since its inception. Mr. Castranova is a Senior Vice President and Chief Financial Officer of DPM, as well as a Vice President and Controller of Tricon. Mr. Castranova has been with Tricon since October 1986 and is responsible for the risk management of all physicals trading as well as the administration of all general and consolidation accounting. Prior to joining Tricon, Mr. Castranova was an accountant with two energy firms.

  In 1980 Mr. Castranova was graduated from Saint Joseph's University, with a BS degree in Accounting. He is registered as an AP and Principal of Blenheim, Tricon and DPM and is a member of the NFA in those capacities.

  During the five years preceding the date of this Prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Blenheim or its principals.

  Blenheim and its principals may, from time to time, trade futures interests contracts for their own proprietary accounts. Such trades may or may not be in accordance with the Blenheim trading system described below.

The Blenheim Trading Approach

  Blenheim's trading approach was developed by Mr. Kooyker. The objective of Blenheim's primary trading approach, the Global Markets Strategy, is to capture substantial profits through the establishment of strategic primary investment positions in a variety of markets, with an emphasis in global fixed income, currency, stock indices, energy and other commodity markets. These investment positions are typically in derivative instruments such as futures, options and over-the-counter transactions. Blenheim concentrates in those markets which, in its judgment and discretion, have a high degree of liquidity and a wide spectrum of historical price movement relative to other markets. Blenheim may, however, trade to a limited extent in illiquid instruments for which market quotations are not readily available. Diversification in an account's portfolio is a major consideration in Blenheim's trading approach. While many of its trades are made on a short-term basis, Blenheim's basic strategy is to attempt to participate in long-term major price movements.

  Blenheim relies primarily on its experience in trading, and utilizes fundamental, geopolitical, and technical factors in its analysis and evaluation of the markets. Blenheim has a team of economists, financial analysts and traders that regularly monitor world-wide economic and political trends in order to identify and evaluate possible market and price imbalances. Operating within a global framework, long-term macroeconomic indicators are assessed on a multinational, country-by-country and market specific basis. Factors such as fiscal/monetary policies and cross-border capital flows are evaluated for their potential impact on the equity, fixed income, currency and commodity markets. Once the core strategy is established, econometric models are developed to forecast and measure market reaction to interim news and events. These models take into consideration numerous factors including money supply, yield curve, inflation indicators, government funding issues and related market supply/demand imbalances. The objective of this process is to identify short-term opportunities to re-balance the portfolio. Additionally, Blenheim's trading group utilizes the econometric signals as well as numerous other market sentiment factors in an effort to take advantage of short-term trading opportunities.

  Blenheim treats portfolio risk management as a dynamic process. The various strategies and positions are managed as components of a portfolio whereby the historical volatility of the individual positions are evaluated against the effect on the total portfolio. Positions are constructed in an attempt to limit daily volatility to acceptable levels based on Blenheim's perception of the market.

  Various techniques are employed in managing the portfolio and position volatility. Blenheim generally initiates medium size positions at a market entry level determined by it, rather than initially taking a larger position while waiting to see the direction in which the market actually moves. This initial position, generally considered the core strategic position, is typically initiated upon Blenheim's determination of an unsustainable level of market disequilibrium that has not been reflected in the current market price.

  From time to time this approach may lead to interim volatility in an account's equity or an extended period of limited action until market prices begin to move in the forecasted direction. Blenheim will typically establish a core position at a size and with a stop loss that allows for a manageable level of interim volatility until the market begins to trend favorably. Once the market begins to trend in the forecasted direction, and news and events begin to confirm Blenheim's expectations, a secondary position in the same market may be added in addition to the core strategic position in order to more fully participate in the price move. This secondary position will often have stop loss parameters that are closer to the current market prices in order to further limit volatility. Blenheim may further increase the position for short periods, at stop loss parameters in order to profit from market over-reactions to news and events.

  In addition to managing the individual positions, Blenheim will also evaluate the positions within the context of an account's portfolio. Separate strategic positions are evaluated for direct and indirect correlation characteristics in order to further anticipate and manage portfolio volatility.

  The trading strategy of Blenheim has evolved and will continue to do so based on on-going research, testing of data and trading experience. Prior to 1991, Blenheim traded almost exclusively in commodity markets, with a particular emphasis on energy products. Since then, Blenheim has become quite active in the global fixed income and currency markets. Blenheim may in its sole discretion add to the portfolio additional commodity interests or cease trading particular items. On rare occasions, Blenheim may withdraw from all markets.

  Blenheim may trade physicals, forwards, and swaps. The physicals trading may involve futures to physicals arbitrage strategies. Except to the extent that such conditions exist or that certain of the interests traded by Blenheim are specifically excluded from the trading of certain accounts due to client restrictions, Blenheim generally trades all accounts under management in parallel fashion, with substantially equivalent trades made for all accounts on a proportional basis. Spectrum Strategic will not trade in physicals, swaps or securities.

  Blenheim's diversified portfolio of approximately thirty commodities are actively traded on domestic and foreign markets through the use of futures, options on futures, and over-the-counter transactions. Through mid-1990, approximately thirty-five percent (35%) to forty-five percent (45%) of equity, including notional funds, was generally committed to margin. Recently the percentage has been between twenty-five percent (25%) and thirty percent (30%). In the future the percentage committed may, from time to time, be substantially higher or lower.

  Blenheim may leverage the account of Spectrum Strategic differently than the standard account using the Global Market Strategy.

Past Performance of Blenheim

  Blenheim's founder, Willem Kooyker, has been trading commodity accounts since 1964. The following capsule performance summary reflects Blenheim's customer trading from January 1991 through January 31, 1996.

  The summary of the Global Markets Strategy reflects the composite trading results of all customer accounts directed by Blenheim or Mr. Kooyker since January 1991 pursuant to its Global Markets Strategy. This summary represents the trading of 118 accounts in the aggregate from January 1991 through January 31, 1996. As of January 31, 1996, 69 accounts have been closed at a profit and 27 accounts have been closed at a loss. Of the open accounts, 22 were profitable and none were unprofitable. The accounts are charged management fees ranging from 0% to 6% of net assets and incentive fees ranging from 20% to 33.33% of net profits. The assets of Spectrum Strategic allocated to Blenheim will be traded pursuant to this program.

  For periods beginning as of January 1, 1993, Blenheim has adopted a new method of computing rate-of-return and performance disclosure for the Global Markets Strategy, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory published by the CFTC. To qualify for use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates-of-return ("RORs") are representative of the trading program. Blenheim has performed these computations for periods subsequent to January 1, 1993. However, for periods prior to January 1, 1993, due to cost considerations, the Fully-Funded Subset method has not been used. Instead, the RORs reported are based upon a computation which uses the Nominal Values of all the accounts included in the composite table. Blenheim believes that this method yields substantially the same RORs as would the Fully-Funded Subset method and the RORs presented in the capsule performance summary are representative of the trading program for the periods presented.

  The summary of the Energy Only Strategy reflects the performance of all customer accounts of Blenheim traded pursuant to its Energy Only Strategy (the "Energy Only Accounts") since January 1991 and displays the RORs on both a "notional" funds included and "notional" funds excluded basis. The "notional included" ROR is based on the amount of capital committed to Blenheim for trading. The "notional excluded" ROR is based on only actual funds deposited in or withdrawn from the brokerage account rather than the amount of capital the account had committed to Blenheim to trade. One Energy Only account (the original and largest account) contained notional funds. As the monthly notional excluded ROR is calculated by dividing Net Performance by only actual funds in the account, excluding notional funds accentuates (i.e., increases the absolute value of) both positive and negative monthly RORs. This program will not trade any assets of Spectrum Strategic.

  The summary of the Energy Only Strategy represents the trading of five accounts in the aggregate which have been traded pursuant to the Energy Only Strategy. Since June 30, 1993, no accounts have traded in the Energy Only Strategy. The accounts were charged management fees ranging from 2% to 6% of beginning funds and incentive fees of 20% to 33.33% of trading profits.

  The summary of the Diversified Financial Strategy reflects the performance of one account which traded a limited portfolio of financial futures from February 1994 through February 1995 when it closed at a loss. The account was denominated in French Francs. The management fee was 2.5% of Beginning Net Asset Value and the incentive fee was 25% of trading profits. This program will not trade any assets of Spectrum Strategic.

  The summary of the Tangible Asset Strategy represents the trading of two accounts, which Blenheim has traded pursuant to a program which emphasizes the tangible assets markets. The management fee associated with these accounts is 2.5% of beginning net asset value; the incentive fee ranges from 20% to 25% of trading profits. One account was traded from August 1994 through October 1995 and was profitable when it switched to the Global Markets Strategy. The second account began trading on January 10, 1996 and as of January 31, 1996 was profitable. This program will not trade any assets of Spectrum Strategic.

  For any pool accounts traded by Blenheim, the RORs reflect all fees and expenses paid by investors in the pool and not only the compensation received by Blenheim.

  This Prospectus omits the performance of proprietary accounts and the results of one account which Blenheim trades for a Qualified Eligible Client (as defined in CFTC Regulation 4.7) pursuant to a different trading program than the program to be used for Spectrum Strategic.

Effect of Variations of Leverage on Rates of Return

  Blenheim may leverage the account of Spectrum Strategic differently than its standard fully funded account using the Global Markets Strategy. Under the Global Markets Strategy, Blenheim determines the amount of futures interest positions to be purchased for an account based, in part, on the designated account size for that account. Blenheim may trade the account of Spectrum Strategic as if the account contained more funds that the actual equity in the account. This practice will cause an increase in the positions held in the account and a greater degree of volatility. Blenheim may also, but is less likely to, use a lesser degree of leverage than its standard account. Blenheim has to date used its standard leverage for the account of Spectrum Strategic.

  The following matrix illustrates the impact that different degrees of leverage would have on unleveraged RORs. The column "% Change in Leverage" indicates the proportionate increase or decrease in leverage. For example, the "+25%" row reflects an increase in leverage of 25% or the trading of the account as if it contained 25% more than the actual funds in the account. The numerical column headings represent a "Standard ROR," i.e., a rate of return assuming use of the standard degree of leverage. The percentages below each heading indicate the "Leveraged ROR," i.e., the gross trading performance assuming an altered degree of leverage. An account which has the standard leverage will have a Standard ROR equal to the Leveraged ROR.

  The matrix compares the varying RORs that may be achieved with a given profit or loss at different levels of leverage. The percentages are rounded to the nearest 1%. For example, in the 10% ROR column, a standard account will have a ROR of 10%, while an account leveraged by +50% will have a ROR of 15% and an account "down-leveraged" by -50% will have a ROR of 5%.

               COMPARISON OF RORS BASED ON VARIATIONS IN LEVERAGE

         % CHANGE
        IN LEVERAGE       (30)%         (20)%         (10)%         10%         20%         30%
        -----------       ---           -----         -----         ---         ---         ---
             %             %              %             %            %           %           %
             50           (45)           (30)          (15)          15          30          45
             25           (38)           (25)          (13)          13          25          38
             10           (33)           (22)          (11)          11          22          33
              0           (30)           (20)          (10)          10          20          30
            (10)          (27)           (18)           (9)           9          18          27
            (25)          (22)           (15)           (7)           7          15          22
            (50)          (15)           (10)           (5)           5          10          15

Investors should be aware of the following:

  1. The matrix is presented to illustrate the impact that variations in leverage have on gross RORs. The matrix assumes a constant increase or decrease in leverage, while Blenheim may in its own discretion alter from time to time the leverage of the Spectrum Strategic account. Moreover, the matrix does not measure the impact that a change in leverage would have had on fees, brokerage commissions or interest income in Blenheim's actual accounts or the effect of compounding monthly leveraged RORs. Therefore, an investor should not attempt to use the matrix to interpolate the annual historic RORs in the capsule performance summary.

  2. When Blenheim trades the account of Spectrum Strategic more aggressively, Spectrum Strategic may experience greater losses, as measured by a percentage of assets deposited in its account, than an account with standard leverage.

  3. When Blenheim trades the account of Spectrum Strategic more aggressively, its account will experience greater volatility, as measured in relation to assets deposited in its account, than an account with standard leverage.

  INVESTORS ARE CAUTIONED THAT THE PERFORMANCE INFORMATION SET FORTH IN THE CAPSULE PERFORMANCE SUMMARY IS NOT INDICATIVE OF, AND MAY HAVE NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY BLENHEIM OR SPECTRUM STRATEGIC IN THE FUTURE, SINCE PAST PERFORMANCE IS NOT A GUARANTEE OF FUTURE RESULTS AND OTHER TRADING MANAGERS WILL BE INVESTING FUNDS OF SUCH PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT BLENHEIM OR SUCH PARTNERSHIP WILL MAKE ANY PROFIT AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM FUTURES INTERESTS TRADING.

                           BLENHEIM INVESTMENTS, INC.
                            GLOBAL MARKETS STRATEGY

  The following reflects the composite performance information of Blenheim Investments Inc.'s Global Market Strategy which trades a portion of the assets of Spectrum Strategic.

     Name of CTA: Blenheim Investments, Inc.
     Name of program: Global Markets Strategy
     Inception of trading by CTA: July 1987
     Inception of trading in program: July 1988
     Number of open accounts: 22
     Aggregate assets overall: $162.4 million (notional included); $146.9 million (notional excluded)
     Aggregate assets in program: $154.3 million (notional included); $144.3 million (notional excluded)
     Worst monthly drawdown* (17.57)%--(2/96)
     Worst peak-to-valley drawdown* estimated: (22.33)%--
      (2/96-3/96)
     1996 year-to-date return (1 month): 9.53%
     1995 annual return: 24.89%
     1994 annual return: (10.58)%
     1993 annual return; 16.88%
     1992 annual return: 13.93%
     1991 annual return: 1.17%

  The footnotes following the Summary of Other Programs Traded by Blenheim Investments, Inc. are an integral part of this capsule.

 * "Drawdown" means losses experienced by the trading program over a specified period.

  See "Supplementary Performance Information" for pro forma annual (period) rates of return for the period 1991 (or inception of trading) through November 1994 which, in certain cases, are lower than actual program results.




    The footnotes following the Summary of Other Programs Traded by Blenheim
            Investments, Inc. are an integral part of this Capsule.
       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

         SUMMARY OF OTHER PROGRAMS TRADED BY BLENHEIM INVESTMENTS, INC.

  The following summary performance information reflects the composite performance results of other programs traded by Blenheim Investments, Inc.

     Name of CTA: Blenheim Investments, Inc.
     Name of program: Tangible Asset Strategy
     Inception of trading by CTA: July 1987
     Inception of trading in program: August 1994
     Number of open accounts: 1
     Aggregate assets overall: $162.4 million (notional included); $146.9 million (notional excluded)
     Aggregate assets in program: $8.2 million (notional included); $2.6 million (notional excluded)
     Worst monthly drawdown*: (5.34)%--(7/95)
     Worst month-end peak-to-valley drawdown*: (5.34)%--
     (6/95-7/95)
     1996 year-to-date return (1 month) (notional included):
     0.86%
     1996 year-to-date return (1 month) (notional excluded):
     2.61%
     1995 period return (10 months): (0.92)%
     1994 annual return: 4.76%

     Name of CTA: Blenheim Investments, Inc.
     Name of program: Diversified Financial Strategy
     Inception of trading by CTA: July 1987
     Inception of trading in program: February 1994
     Number of open accounts: 0 (closed 2/95)
     Aggregate assets overall: $162.4 million (notional included); $146.9 million (notional excluded)
     Aggregate assets in program: $0 (closed 2/95)
     Worst monthly drawdown*: (8.02)%--(3/94)
     Worst month-end peak-to-valley drawdown*: (15.59)%--
     (2/94-7/94)
     1995 period return (2 months): 0.37%
     1994 annual return: (8.07)%

     Name of CTA: Blenheim Investments, Inc.
     Name of program: Energy Only Strategy
     Inception of trading by CTA: July 1987
     Inception of trading in program: July 1987
     Number of open accounts: 0 (closed 6/93)
     Aggregate assets overall: $162.4 million (notional included); $146.9 million (notional excluded)
     Aggregate assets in program: $0 (closed 6/93)
     Worst monthly drawdown* since January 1991 (notional
      included): (8.44)%--(6/93)
     Worst monthly drawdown* since January 1991 (notional excluded): N/A
     Worst month-end peak-to-valley drawdown since January 1991* (notional included): (15.93)%--(10/91-6/93)
     Worst month-end peak-to-valley drawdown since January 1991* (notional excluded): N/A
     1993 period return: (notional included) (10.19)%
     1993 period return (notional excluded): (47.66)%
     1992 annual return: (notional included) (2.38)%
     1992 annual return (notional excluded): N/A
     1991 annual return: (notional included) 6.28%
     1991 annual return (notional excluded): N/A

* "Drawdown" means losses experienced by the trading program over a specified period.

  The footnotes following these Capsules are an integral part of the Capsules.
       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     NOTES TO CAPSULE PERFORMANCE SUMMARIES
                         OF BLENHEIM INVESTMENTS, INC.

I. NOTE TO CAPSULE PERFORMANCE SUMMARIES

  "Worst peak-to-valley drawdown" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equalled or exceeded by a subsequent month-end net asset value.

II. NOTES TO CAPSULE PERFORMANCE SUMMARY OF GLOBAL MARKETS STRATEGY

  (1) The monthly rates of return, which are not shown, are calculated by dividing Net Performance in the month by Beginning Funds as of the start of the month. The annual or year-to-date return is calculated by multiplying, on a compound basis, each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

  Net Performance represents: (i) realized trading gains and (losses) adjusted for brokerage commissions incurred on such transactions; (ii) adjusted for the change in unrealized trading gains and (losses); (iii) plus or minus the change in accrued roundturn brokerage commissions that would be incurred to liquidate all open positions; (iv) plus interest income; (v) less management and incentive fees and other expenses paid by the accounts. For periods prior to January 1993, Net Performance measures the performance of all client accounts using the Global Markets Strategy. Beginning in January 1993, Net Performance measures the performance of the fully-funded subset of accounts, that is, those accounts which contain no notional funds (except those otherwise excluded as described below).

  Beginning Funds, for periods prior to January 1993, represent the Nominal Values of the accounts, that is, the actual funds (including cash and cash equivalents) in the accounts as well as notional funds committed to the accounts for trading but not actually deposited in the accounts. Commencing in January 1993, Beginning Funds represent the actual funds in the fully-funded subset of accounts. In periods of significant additions or withdrawals to the accounts in the fully-funded subset, the subset is adjusted to exclude accounts with significant additions or withdrawals which would materially change the rate of return calculated pursuant to the fully-funded subset method. For certain months, Beginning Funds has been time-weighted to reflect additions or withdrawals that occurred intra-month.

  The monthly rate of return for accounts excluded from the fully-funded subset will often be different from the rate of return for the fully-funded subset. Accounts not included in the fully-funded subset for any particular period may include: accounts opened or closed during the period; accounts which have material additions or withdrawals during the period; and accounts which are being phased in to the program and, consequently, do not have the complete set of positions that the other accounts in the program have. The rates of return for these excluded accounts may be significantly higher or lower than the rate of return for the fully-funded subset.

  Beginning Funds generally includes accrued income and expenses as of the beginning of the period.

  (2) The number of open accounts and aggregate assets are as of January 31, 1996.

III. NOTES TO SUMMARIES OF OTHER PROGRAMS TRADED BY BLENHEIM INVESTMENTS, INC.

  (1) The annual or year-to-date return which appears in the summary of each program is calculated by multiplying, on a compound basis, each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date. As explained below, the period or annual return for the Energy Only Strategy is shown on a notional included and excluded basis. The notional excluded return is listed as N/A when at least one monthly rate of return in the period is not calculable.

  The monthly rates of return, which are not shown, are calculated by dividing Net Performance by Beginning Funds. Net Performance is calculated in the same manner as for the Global Markets Strategy. For the Diversified Financial Program, Beginning Funds represent the actual funds deposited in the accounts. For the Energy Only Strategy, monthly rates of return are calculated on a notional included basis (where Beginning Funds represent actual funds in the accounts plus notional funds committed to the accounts to trading) and notional excluded basis (where Beginning Funds represent only actual funds in the accounts). The monthly returns are not calculable when Beginning Funds, the denominator in the rate-of-return calculation, is negative. Drawdown information concerning the Energy Only Program is listed as N/A on a notional excluded basis because at least one month in the calculation had a negative Beginning Funds. Rates of Return are calculated on a notional included and notional excluded basis for the Tangible Asset Program commencing in January 1996 when this program first began trading notional funds.

  (2) The number of open accounts and aggregate assets are as of January 31, 1996.

2. A. GARY SHILLING & CO., INC.
(INITIAL ALLOCATION 29%)

  A. Gary Shilling & Co., Inc. ("Shilling & Co.") is a New Jersey corporation which has been registered with the CFTC as a commodity trading advisor since January 1993 and as a commodity pool operator since May 1993, and is a member of the NFA in such capacities. Shilling & Co.'s principal office is located at 500 Morris Avenue, Springfield, New Jersey 07081-1020. Shilling & Co. was founded in 1978 by A. Gary Shilling and his staff. That staff comprised the Economics Department of White, Weld and Co., at the time that Wall Street firm was acquired by Merrill Lynch. Shilling & Co. is an economic consultant to a number of leading financial institutions and industrial corporations. In addition to its registrations as a commodity trading advisor and commodity pool operator, Shilling & Co. is registered with the Securities and Exchange Commission as an investment adviser and a broker/dealer. Shilling & Co. is not affiliated with the General Partner or DWR or with any other trading manager for the Partnerships.

  The principals of Shilling & Co. are as follows:

  Dr. Gary Shilling has been the President and sole shareholder of Shilling & Co. since its formation in 1978. In addition, since 1987 through July 31, 1993, Dr. Shilling was the general partner and manager of Thematic Investment Partners, L.P. ("TIP"), a private investment partnership oriented toward economic themes. Also, since its formation in May 1993, Dr. Shilling has been an executive officer, sole shareholder and a Director of Lakeview Services, Inc. ("Lakeview"), a New Jersey corporation. Lakeview has been registered with the CFTC as a commodity pool operator since June 1993, and its sole business activity is to act as the general partner and commodity pool operator of TIP.

  Dr. Shilling received his A.B. degree in physics, magna cum laude, from Amherst College where he was also elected to Phi Beta Kappa and Sigma XI. He earned his M.A. and Ph.d. in economics at Stanford University.

  A frequent contributor to the financial press, he is a regular columnist for Forbes magazine and his articles appear in The Wall Street Journal and The New York Times, among others. He is a columnist for Standard & Poor's CreditWeek, as well as The Los Angeles Times and a member of its Board of Economists. Dr. Shilling is also a member of The Nihon Keizai Shimbun (Japan Economic Journal) Board of Economists.

  Dr. Shilling is on the Board of Directors of National Life of Vermont, the American Productivity and Quality Center, the Henry H. Kessler Foundation, Inc., the Episcopal Church Foundation, and the Episcopal Evangelism Foundation of which he is Chairman; and Advisory Director of Austin Trust Company; he is a Trustee of General Theological Seminary (Episcopal); and he is Chairman and Trustee of the New Jersey Shakespeare Festival. He is a former Trustee of Bates College and a former Director of American Republic Life Insurance Co. of NY. He was a member of the National Commission of Jobs and Small Business.

  Mr. John B. Trammell is an Economist and Senior Portfolio Manager with Shilling & Co. He has been affiliated with Shilling & Co. since September 1990. He is also the President and a Director of Lakeview. As one of Shilling & Co.'s primary investment managers, he is responsible for translating Shilling & Co.'s current economic thinking into investment strategies in stock, bond, and futures markets. Mr. Trammell also supervises Shilling & Co.'s trading desk operations. His occasionally published reports emphasize research in the services sector (finance, banking, insurance, and real estate) and in the financial markets.

  Mr. Trammell came to Shilling & Co. after six years (from June 1984 through August 1990) with Securities Research, a securities brokerage firm, where he was a managing partner, building that firm from the three Florida offices to eleven offices in three states. Earlier, he was on the staff of the Hudson Institute, becoming a primary economic research assistant to its founder and leading light, Herman Kahn. While at Hudson, he also acted as a consultant to many corporations and governments in the U.S. and abroad, formulating long range strategic plans and economic analyses. Hudson is a non-profit think tank rendering services to government and non-government entities on economic, social and political issues.

  Mr. Trammell has co-authored two books: The Future of Austria and The Future of Germany (both with Herman Kahn). He has also contributed to books on Japan and Australia, and has written for such publications as The Wall Street Journal.

  Mr. Trammell holds a bachelor's degree from Depauw University and studied economics at Waseda University in Tokyo, Japan.

  There have been no material administrative, civil or criminal actions pending, on appeal or concluded against either Shilling & Co. or its principals.

  Shilling & Co. and its principals may, from time to time, trade futures interests contracts for their own proprietary accounts. Such trades may or may not be in accordance with the Shilling & Co. trading system described below.

The Shilling & Co. Trading Approach

  In trading for client accounts, Shilling & Co. will utilize the trading program, analysis and strategies described below. It should be noted that the exact nature of Shilling & Co.'s approach is proprietary and confidential, and accordingly the following description should not be considered exhaustive.

  Introduction. Shilling & Co.'s approach to analyzing and forecasting economic and financial developments in the U.S. and abroad, and the application of Shilling & Co.'s analysis to client investment activities, is guided by Dr. Shilling's two long standing principles:

    --The objective of forecasting is to identify the significant but undiscounted aspects of the outlook. This is where the true opportunities for investors lie and where businessmen can get the jump on competitors. A rehash of the consensus view, which is fully discounted in the markets and business plans, is nearly useless.

    --Human nature changes very slowly over time, if at all. Therefore, history is relevant because human beings will react to similar circumstances in similar ways. The trick, however, is to find the relevant piece of history on which to draw parallels. In this sense, forecasting is an art, not a science.

  Shilling & Co.'s approach is "top down," emphasizing the major themes that will influence businesses and financial markets in the short and long runs. The themes are developed carefully and Shilling & Co. normally sticks to them as they unfold, avoiding whipsawing its clients--and Shilling & Co. itself--by constant radical changes in Shilling & Co.'s outlook.

  Top Down Fundamental Analysis. The reasons for Shilling & Co. becoming a commodity trading advisor are simple and few. Many of the economic themes developed by Shilling & Co. can only be pursued as investment ideas through the futures markets. Futures markets allow for a narrow focus where a particular theme can be followed to its logical conclusion. This is especially true in the international economic arena. As international markets react to perceptions of their relative strengths and weaknesses, it has become increasingly important for investors to take advantage of the opportunities different markets present. Capital moves efficiently through the futures markets among countries and into various markets seeking steady growth and protection from risks associated with volatility in stock markets values, currencies and interest rates.

  Just as economic fundamentals establish the investment strategy, technical factors and trading experience establish the tactics. Shilling & Co. uses technical analysis in conjunction with its fundamental analysis. While strategy is certainly driven by the fundamental economic analysis undertaken by Shilling & Co., technical analysis may alter trading tactics.

  Trading Discipline. As with any investment, appropriate measures of risk and protection of capital must be considered. Shilling & Co. has developed a discipline that attempts to hold the risk from any single futures contract position to 1 % or less of a client account's total value.

  The first step in controlling the risk of each position is to calculate the volatility of each contract. Shilling & Co.'s volatility measure begins by examining the last thirty trading days and establishing the difference between the contract high and low, both on an intra-day basis and an inter-day closing basis. In general, the intra-day difference should be about twice the closing basis. If intra-day volatility is greater than this, adjustments are made to reflect the increased risk.

  Shilling & Co.'s risk measure uses 1.5 times the closing basis volatility as a guide. The discipline applied to bond futures, for example, would determine the maximum allowable position. If the long-bond futures have a closing basis volatility of 13/32, then 1.5 X 13 = 19.5 or 20/32 is the "tick" value volatility. For long bonds, at $31.25 per tick, each contract then could move $625 in value in any given day using Shilling & Co.'s risk formula. A $1 million account would be allowed to risk $10,000 on this position, (1 % of $1 million = $10,000). That means that the maximum allowable position for this account would be 16 contracts ($10,000/$625 = 16.36).

  Of course, the entire risk is rarely taken in the first day. Positions are built up as a profit is established. However, it is important to note that this method of building a position is different from "pyramiding". The building of a position is encouraged by a profit, but does not count on unrealized profits to support an increased position. Position limits are determined by underlying volatility, not profits.

  The 1% per account stop-loss formula continues as profits increase. For example, as the position grows the loss allowed is 1% from the average cost of the position less any market profits. This formula is employed until the 1% allowable loss equals 25% of the profit. After profits become large enough that the 1% allowable equals 25% of profits, a stop profits loss discipline comes into play, that is explained below.

  To calculate the new stop profits level, it is first necessary to calculate the appropriate profits level. In a market that is following a trend line, Shilling & Co.'s profits level uses the average weekly high or low as the level from which to calculate profits. (Of course in a highly volatile market, judgment may prevail over the formula as to calculating profit levels, and it may be necessary to evaluate them more than weekly.) Once the profits level is established, a loss of 12.5% from that level, on a closing basis, would trigger moving out of as much as 50% of the position. A further deterioration of profits by 25% of the original high level would result in the remaining 50% of the position being removed.

  As long-term themes become profitable, "campaign prices" are established and the sell discipline works on these "campaign prices" rather than the prices of the currently held contract. In other words, if the $1 million account has a $50,000 profit on a long term position, the stop profit loss would allow a 25% or $12,500 loss of profit before exiting the position. This is of course larger than the 1% allowable capital loss allowed upon entering a position. It is important to note, however, that technical considerations as well as changes in fundamental analysis may also result in moving out of a position. Sharp changes in volatility may also influence the size of positions.

  Shilling & Co. may trade in any of the following futures: interest rates, foreign exchange, stock indexes, hard and soft commodities and global financial futures, but reserves the right to use any and all contracts on any market they deem appropriate.

Past Performance of Shilling & Co.

  The following summary contains the actual performance record of Shilling & Co. and its principals from the period January 1991 through January 31, 1996. With respect to the trading of 35 customer accounts in the aggregate. As of January 31, 1996, 11 accounts were closed at a profit and 14 accounts were closed at a loss. Of the open accounts, 8 were profitable and 2 were unprofitable as of January 31, 1996. These accounts ranged in size from $241,539 to $8,482,824, with an average account size of $1,787,053. The performance numbers were calculated on an accrual basis in accordance with generally accepted accounting priciples. The maximum drawdown experienced by this program for the period shown was (19.0)%. The assets of Spectrum Strategic allocated to Shilling will be traded pursuant to this program.

  The summary of Thematic Investment Partners L.P. ("TIP"), contains information regarding a limited partnership for which Lakeview currently acts as general partner, commodity pool operator and commodity trading advisor, and for which Dr. Shilling (through May 1993) and Shilling & Co. (through December
1993) acted as general partner. TIP, in addition to trading in commodity interests, also trades in equity products. The capsule summary reflects the performance of TIP's total trading including both futures and securities trading. No assets of Spectrum Strategic will be traded pursuant to this program.

  INVESTORS ARE CAUTIONED THAT THE PERFORMANCE INFORMATION SET FORTH IN THE FOLLOWING PERFORMANCE SUMMARY IS NOT INDICATIVE OF, AND MAY HAVE NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY SHILLING & CO. OR SPECTRUM STRATEGIC IN THE FUTURE, SINCE PAST PERFORMANCE IS NOT A GUARANTEE OF FUTURE RESULTS AND OTHER TRADING MANAGERS WILL BE INVESTING FUNDS OF SUCH PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT SHILLING & CO. OR SUCH PARTNERSHIP WILL MAKE ANY PROFIT AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM FUTURES INTEREST TRADING.

                          A. GARY SHILLING & CO., INC.
                               CUSTOMER ACCOUNTS

  The following reflects the composite performance results of Shilling & Co., Inc. which trades a portion of the assets of Spectrum Strategic.

     Name of CTA: A. Gary Shilling & Co., Inc.
     Name of program: Customer Accounts
     Inception of trading by CTA: July 1990
     Inception of trading in program: August 1990
     Number of open accounts: 35
     Aggregate assets overall: $27.9 million
     Aggregate assets in program: $17.8 million
     Worst monthly drawdown: (18.54)% -- (2/94)
     Worst month-end peak-to-valley drawdown: (45.1)% --
      (1/94-10/95)
     1996 year-to-date return (1 month): (0.84)%
     1995 annual return:       (7.61)%
     1994 annual return:      (38.10)%
     1993 annual return:      171.31 %
     1992 annual return:        5.91 %
     1991 annual return:       20.51 %

 * "Drawdown" means losses experienced by the trading program over a specified period.

  See "Supplementary Performance Information" for pro forma annual (period) rates of return for the period 1991 (or inception of trading) through November 1994 which, in certain cases, are lower than actual program results.





       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        SUMMARY OF OTHER PROGRAMS TRADED BY A. GARY SHILLING & CO., INC.

  The following summary performance information reflects the composite performance results of other programs traded by Shilling & Co., Inc.

     Name of CTA: A. Gary Shilling & Co., Inc.
     Name of program: Thematic Investment Partners
     Inception of trading by CTA: April 1990
     Inception of trading in program: April 1990
     Number of open accounts: 1
     Aggregate assets overall: $10.3 million
     Aggregate assets in program: $10.3 million
     Worst monthly drawdown*: (20.3)%--(2/94)
     Worst month-end peak-to-valley drawdown*: (50.8%)--
     (1/94-10/95)
     1996 year-to-date return (1 month): (3.74)%
     1995 annual return: (13.90)%
     1994 annual return: (40.14)%
     1993 annual return: 148.42%
     1992 annual return:  26.77%
     1991 annual return:  (3.10)%

* "Drawdown" means losses experienced by the trading program over a specified period.

FOOTNOTES TO A GARY SHILLING & CO., INC. CAPSULES

Monthly Rate-of-Return is Net Performance divided by the sum of beginning equity and the time-weighted value of additions and withdrawals. Time weighted additions and withdrawals are calculated by calculating the number of days the amount of the additions/withdrawals are available for trading during the period. The Annual Rate of Return in the ending $1,000 Index minus the previous year's ending $1,000 Index divided by the previous year's ending $1,000 Index. $1 ,000 Index shows how a theoretical $1,000 investment, if left untouched, would have appreciated (depreciated) during each annual period in the performance table.

Annual (Period) Return is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

3. WILLOWBRIDGE ASSOCIATES INC.
(CURRENT ALLOCATION 37%)

  Willowbridge Associates Inc. ("Willowbridge") is a Delaware corporation organized in January 1988. Willowbridge's main business address is 101 Morgan Lane, Suite 180, Plainsboro, New Jersey 08536. Willowbridge has been registered with the CFTC as a commodity pool operator and commodity trading advisor since May 1988 and is a member of the NFA in such capacities. Willowbridge is not affiliated with the General Partner or DWR or with any other trading manager for the Partnerships.

  The principals of Willowbridge are as follows:

  Philip L. Yang, born in 1959, has been the sole shareholder, Director and President of Willowbridge since September 1, 1992, and also held those positions from the time he formed Willowbridge in January 1988 through September 1989. Mr. Yang is registered as an associated person of Willowbridge. He is individually registered with the CFTC as a commodity pool operator and a commodity trading advisor and is a member of the NFA in such capacities. He is also a principal and an associated person of Doublewood, Inc., a registered commodity pool operator and commodity trading advisor, and a NFA member. Mr. Yang has full responsibility with respect to the trading activities of Willowbridge, except in the case of MTech, the discretionary approach of Michael Gan. From 1983 through August 1988 and from October 1989 through August 1992, Mr. Yang was a Senior Vice President at Caxton Corporation, a commodity trading advisory firm, serving initially as Director of Research, where his research concentration was in the development and application of computerized trading models for a broad range of financial markets, and later as Director of Commodity Trading. Mr. Yang obtained a bachelor's degree with honors from the University of California at Berkeley, where he was inducted into Phi Beta Kappa. He received his master's degree from the Wharton School of the University of Pennsylvania.

  Michael Y. Gan, born in 1958, has been the Executive Vice-President of Willowbridge since September 1, 1992. Mr. Gan is registered as an associated person of Willowbridge. He is individually registered with the CFTC as a commodity pool operator and a commodity trading advisor and is a member of the NFA in such capacities. He is also a principal and an associated person of Doublewood, Inc. Mr. Gan was the sole shareholder, Director and President of Willowbridge from October 1989 through August 1992. From 1983 to 1989, he worked in the foreign exchange trading group at Marine Midland Bank in New York. In this capacity, Mr. Gan was responsible for research into technical analysis, as well as proprietary trading for the firm in both currency futures and options. He had been promoted to Assistant Vice President prior to his resignation. Mr. Gan graduated summa cum laude from the University of the Philippines with a B.S. in Chemical Engineering and subsequently graduated with honors from the Wharton School of the University of Pennsylvania with an M.B.A. in Finance.

  Theresa C. Morris, born in 1953, has been employed by Willowbridge since its inception in August 1988. She has been the Vice President of Willowbridge since May 1, 1994 and is registered as an associated person of Willowbridge. Ms. Morris is also a principal and an associated person of Doublewood, Inc. Ms. Morris oversees administration, operations and compliance at Willowbridge. Prior to her current duties, Ms. Morris was responsible for analyzing and trading the technical signals generated by the computerized trading models. Ms. Morris has twenty years of experience in the futures and financial industry. She attended Brookdale College, majoring in international business.

  Richard G. Faux, Jr., born in 1937, is Executive Director of Willowbridge Associates Inc. From April 1995 to the present he has served as a consultant to Willowbridge and concurrently to MC Baldwin Financial Company. He is registered as an associated person and a principal of Willowbridge. He co-founded MC Baldwin in 1989 and served as its Co-Chief Executive until April 1995. MC Baldwin is an international trading manager and develops futures funds for its partner, Mitsubishi Corporation, and other institutional clients. Prior to forming MC Baldwin, Mr. Faux was President of Merrill Lynch Options/Futures Management Inc., a futures fund subsidiary of Merrill Lynch. Before Mr. Faux's joining Merrill Lynch in 1985, it had raised only $13 million in futures funds. When he left, the company had raised $930 million, including one of the first multi-advisor futures funds. Previously, he spent four years at Thomas McKinnon Securities, Inc. where he helped develop some of the earliest futures funds, including one of the first financial futures funds. Earlier, Mr. Faux spent ten years at Kuhn Loeb & Co. (now Lehman Brothers). He is a graduate of Brown University and the Columbia University Graduate School of Business.

  John C. Plimpton, born in 1966, is Director of Investment Services. He joined Willowbridge Associates Inc. in February 1995 and is responsible for marketing the firm's various investment strategies as well as maintaining client service. Mr. Plimpton is registered as an associated person and a principal of Willowbridge. His prior futures industry experience was with Beacon Management Corporation (USA), a commodity trading advisor and commodity pool operator, where he held a marketing position specializing in the Japanese institutional market from January 1989 to December 1990. From January 1991 to August 1994, as a representative of Prudential Life Insurance, and from August 1994 to present, as sole shareholder and President of Plimpton Financial Group, a financial services company, Mr. Plimpton concentrated on insurance and benefit services for wealthy families and venture businesses. Since 1985, Mr. Plimpton has been involved in a number of businesses privately held by his family, as well as serving as director of Inolex Chemical Company, a speciality chemical company owned by his family. He earned his B.A. degree in Economics from the University of Chicago and his M.B.A. in Corporate Finance and Corporate Accounting from the William E. Simon School of Management at the University of Rochester.

  There have been no administrative, civil or criminal actions, pending, on appeal or concluded, against Willowbridge or its principals during the five years preceding the date of this Prospectus.

  Willowbridge and its principals may, from time to time, trade futures interests contracts for their own proprietary accounts. Such trades may or may not be in accordance with the Willowbridge trading strategies described below.

The Willowbridge Trading Approach

  Willowbridge currently offers four Investment Programs: the Select Investment Program; the Currency Investment Program; the Primary Investment Program; and the Currency, Financials and Metals ("CFM") Investment Program. Set forth below is a brief description of the Select Investment Program which will be utilized by Spectrum Strategic. The Select Investment Program allows Spectrum Strategic to determine the allocation of its funds among one or more of the seven Willowbridge Trading Strategies. Spectrum Strategic intends to make its initial allocation to the XLIM Trading Approach.

  The XLIM Trading Approach ("XLIM"), which was first applied in February 1988, is traded on a discretionary basis by Mr. Yang. Trading decisions are based primarily on Mr. Yang's analysis of technical factors, fundamentals and market action. XLIM trades a wide variety of futures contracts, forwards, spots and options on United States and international markets, including but not limited to, financial instruments, currencies, precious and base metals and agricultural commodities. It is intended that approximately 15-40% of the assets under management pursuant to the XLIM Trading Approach will normally be committed as margin for trading, but from time to time the percentage of assets committed may be substantially more or less. XLIM's historical rates of return and drawdown information accompany its performance capsules. XLIM's minimum account size is $3,000,000.

  The other Strategies which in the future may be available to Spectrum Strategic pursuant the Select Investment Program include the five Willowbridge Trading Systems ("Systems") and the MTech discretionary trading approach of Mr. Gan.

  The Vulcan system is a computerized version of a systematic, technical charting system. The model uses the concepts of pattern recognition, support/resistance levels and counter-trend liquidations in making trading decisions. Positions are generally held for 10 to 15 trading days.

  The Argo system, like Vulcan, is a computerized version of an experienced chartist trader. However, Argo uses a considerably longer time horizon than Vulcan and is focus is primarily on major, long-term price moves. It is intended that Argo's positions will generally be held from 20 to 30 trading days.

  The Titan system is a technical trend-following system coupled with a counter-trend mechanism for adjusting position size. Unlike Vulcan, Titan applies various technical factors in an attempt to monitor the overall market environment in order to recognize major trends. The number of days the system will hold a position, based on an average of the number of days the initial base position would be held combined with the number of days any additional positions would be held, is generally 15 days.

  The Rex system is an options trading system which uses proprietary statistical analyses to determine whether an option for a particular market is intrinsically cheap or expensive. The Rex model attempts to purchase underpriced options and sell overpriced options. For risk control, the Rex model uses a variety of proprietary rules based on volatility, price direction, time decay and net-delta levels.

  The Siren system incorporates real-time price information to determine situations when price is moving away from market value. Siren can best be characterized as a top and bottom picking model which attempts to determine patterns of market activity that often signal a major change in price direction.

  For allocations of less than $1 million to any of the five Systems, Willowbridge may not be able to trade the System's full portfolio.

  Pursuant to a licensing agreement between Caxton Corporation ("Caxton") and Willowbridge, Willowbridge has been granted the sole and exclusive right to use the five Systems described above. The licensing agreement will be continue until December 31, 1997 and will be renewed for successive one year terms unless either Willowbridge or Caxton has given 90 days' notice to the other prior to such date of its intention not to renew. The licensing agreement may also be terminated in the case of an uncured material breach or in extraordinary situations. Willowbridge pays royalties to Caxton based on fees generated by Willowbridge's trading.

  If Willowbridge's five Systems discussed above are no longer available to Willowbridge (because of licensing arrangements), Willowbridge may offer only the XLIM and the MTech Trading Approaches in its Select Investment Program.

  The MTech Trading Approach ("MTech"), which commenced trading January 1991, is a highly discretionary and judgmental trading approach relying primarily on Mr. Gan's subjective analysis of the markets. Trading decisions are made on the basis of technical as well as fundamental analysis. MTech currently trades in the United States and international futures, forward, spot and options markets. MTech's minimum account size is $3,000,000.

  The following capsule performance information show the composite annual rates of return from January 1990 through October 1995 of all client accounts traded pursuant to the XLIM trading approach, Vulcan, Titan, Rex, Argo, Siren, Life II and Atlas trading systems, and MTech trading approaches, and the CFM, Currency and Primary Investment Programs. A separate capsule is not being provided for the Select Investment Program, as the individual systems' composite performance capsules include the performance for those accounts which are trading pursuant to that particular system.

  INVESTORS ARE CAUTIONED THAT THE PERFORMANCE INFORMATION SET FORTH IN THE FOLLOWING CAPSULE PERFORMANCE SUMMARIES ARE NOT INDICATIVE OF, AND MAY HAVE NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY WILLOWBRIDGE OR SPECTRUM STRATEGIC IN THE FUTURE, SINCE PAST PERFORMANCE IS NOT A GUARANTEE OF FUTURE RESULTS AND OTHER TRADING MANAGERS WILL BE INVESTING FUNDS OF SUCH PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT WILLOWBRIDGE OR SUCH PARTNERSHIP WILL MAKE ANY PROFIT AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM FUTURES INTEREST TRADING.

                          WILLOWBRIDGE ASSOCIATES INC.
                             XLIM TRADING APPROACH
                              (EXCLUDING NOTIONAL)

  The following reflects the composite performance information of Willowbridge Associates Inc.'s XLIM Trading Approach (client assets only) which trades a portion of the assets of Spectrum Strategic.

     Name of CTA: Willowbridge Associates Inc.
     Name of program: XLIM Trading Approach
     Inception of trading by CTA: January 1988
     Inception of trading in program: August 1988
     Number of open accounts: 20
     Aggregate assets overall (excluding notional): $347.7
      million
     Aggregate assets overall (notional included): $397.7
      million
     Aggregate assets in program (excluding notional): $133.8
      million
     Aggregate assets in program (notional included): $161.5
      million
     Worst monthly drawdown*: (17.48)%--(5/90)
     Worst month-end peak-to-valley drawdown*: (29.10)%--
      (8/93-1/95)
     1996 year-to-date return (1 month): 3.38%
     1995 annual return: 34.99%
     1994 period return (5 months)**: (19.68)%
     1993 annual return: 22.30%
     1992 period return (8 months)**: 8.36%
     1991 period return (4 months)**: 3.65%

 * "Drawdown" means losses experienced by the trading program over a specified period.

** This trading program did not trade client accounts from (1) September 1, 1991 through August 31, 1992 and (ii) April 1, 1994 to October 31, 1994.

  See "Supplementary Performance Information" for pro forma annual (period) rates of return for the period 1991 (or inception of trading) through November 1994 which, in certain cases, are lower than actual program results.

  The footnotes following Summary of Other Programs Traded by Willowbridge Associates Inc. are an integral part of this Capsule.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        SUMMARY OF OTHER PROGRAMS TRADED BY WILLOWBRIDGE ASSOCIATES INC.

  The following summary performance information reflects the composite performance results of other programs traded by Willowbridge Associates Inc.

     Name of CTA: Willowbridge Associates Inc.
     Name of program: Vulcan (pursuant to the Fully-Funded
     Subset Method)
     Inception of trading by CTA: January 1988
     Inception of trading in program:  January 1988
     Number of open accounts: 16
     Aggregate assets overall (excluding notional): $347.7 million
     Aggregate assets overall (including notional): $397.7 million
     Aggregate assets in program (excluding notional): $15.5 million
     Aggregate assets in program (including notional): $17.3 million
     Worst monthly drawdown*: (20.16)%--(1/91)
     Worst month-end peak-to-valley drawdown*: (30.19)%--
     (11/90-5/91)
     1996 year-to-date return (1 month): 2.87%
     1995 annual return: 57.62%
     1994 annual return: 14.67%
     1993 annual return: 33.97%
     1992 annual return: 19.30%
     1991 annual return: 19.78%

     Name of CTA: Willowbridge Associates Inc.
     Name of program: Titan (pursuant to the Fully-Funded
     Subset Method)
     Inception of trading by CTA: January 1988
     Inception of trading in program:  January 1988
     Number of open accounts: 6
     Aggregate assets overall (excluding notional): $347.7 million
     Aggregate assets overall (including notional): $397.7 million
     Aggregate assets in program (excluding notional): $12.4 million
     Aggregate assets overall (including notional): $12.4 million
     Worst monthly drawdown*: (25.07)%--(7/91)
     Worst month-end peak-to-valley drawdown*: (39.89)%--
     (10/90-8/91)
     1996 year-to-date return (1 month): 3.84%
     1995 annual return: 68.10%
     1994 annual return: 10.06%
     1993 annual return: 23.28%
     1992 annual return: 32.16%
     1991 annual return: 24.11%

     Name of CTA: Willowbridge Associates Inc.
     Name of program: Rex
     Inception of trading by CTA: January 1988
     Inception of trading in program: March 1988
     Number of open accounts: 1
     Aggregate assets overall (excluding notional): $347.7
     million
     Aggregate assets overall (including notional): $397.7
     million
     Aggregate assets in program (excluding notional): $.63
     million
     Aggregate assets in program (including notional):  $.63
     million
     Worst monthly drawdown*: (16.65)%--(10/91)
     Worst month-end peak-to-valley drawdown*: (66.45)%--
     (9/90-2/95)
     1996 year-to-date return (1 month): 4.03%
     1995 annual return: (13.07)%
     1994 annual return: (12.49)%
     1993 annual return: (10.37)%
     1992 annual return: (18.54)%
     1991 annual return: (37.94)%

 * "Drawdown" means losses experienced by the trading program over a specified period.

  The accompanying footnotes are an integral part of these Capsules.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     Name of CTA: Willowbridge Associates Inc.
     Name of program: Argo (pursuant to the Fully-Funded
     Subset Method)
     Inception of trading by CTA: January 1988
     Inception of trading in program:  January 1988
     Number of open accounts: 57
     Aggregate assets overall (excluding notional): $347.7 million
     Aggregate assets overall (including notional): $397.7 million
     Aggregate assets in program (excluding notional): $90.9 million
     Aggregate assets in program (including notional): $103.7 million
     Worst monthly drawdown*: (15.57)%--(1/91)
     Worst month-end peak-to-valley drawdown*: (21.30)%--
     (11/90-2/91)
     1996 year-to-date return (1 month): 2.61%
     1995 annual return: 59.52%
     1994 annual return: 20.28%
     1993 annual return: 17.10%
     1992 annual return: 22.09%
     1991 annual return: 36.30%

     Name of CTA: Willowbridge Associates Inc.
     Name of program: Siren (pursuant to the Fully-Funded
     Subset Method)
     Inception of trading by CTA: January 1988
     Inception of trading in program:  January 1991
     Number of open accounts: 10
     Aggregate assets overall (excluding notional): $347.7 million
     Aggregate assets overall (including notional): $397.7 million
     Aggregate assets in program (excluding notional): $13.7 million
     Aggregate assets in program (including notional): $15.5 million
     Worst monthly drawdown*: (14.94)%--(1/91)
     Worst month-end peak-to-valley drawdown*: (17.53)%--
     (7/93-10/93)
     1996 year-to-date return (1 month): 2.41%
     1995 annual return: 25.12%
     1994 annual return: 37.88%
     1993 annual return: 9.45%
     1992 annual return: (1.39)%
     1991 annual return: 16.43%

     Name of CTA: Willowbridge Associates Inc.
     Name of program: MTech
     Inception of trading by CTA: January 1988
     Inception of trading in program: January 1991
     Number of open accounts: 1
     Aggregate assets overall (excluding notional): $347.7 million
     Aggregate assets overall (including notional): $397.7 million
     Aggregate assets in program (excluding notional): $9.1 million
     Aggregate assets in program (including notional): $9.1 million
     Worst monthly drawdown*: (13.62)%--(1/94)
     Worst month-end peak-to-valley drawdown*: (21.37)%--
     (8/93-2/94)
     1996 year-to-date return (1 month): 8.50%
     1995 annual return: 53.22%
     1994 annual return: 21.68%
     1993 annual return: 32.48%
     1992 annual return: 25.13%
     1991 annual return: 19.96%

 * "Drawdown" means losses experienced by the trading program over a specified period.

  The accompanying footnotes are an integral part of these Capsules.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     Name of CTA: Willowbridge Associates Inc.
     Name of program: CFM (pursuant to the Fully-Funded
     Subset Method)
     Inception of trading by CTA: January 1988
     Inception of trading in program:  January 1993
     Number of open accounts: 7
     Aggregate assets overall (excluding notional): $347.7 million
     Aggregate assets overall (including notional): $397.7 million Aggregate assets in program (excluding notional): $27.0 million
     Aggregate assets in program (including notional): $27.0 million Worst monthly drawdown*: (16.92)%--(2/94)
     Worst month-end peak-to-valley drawdown*: (29.04)%--
     (8/93-9/94)
     1996 year-to-date return (1 month): 6.07%
     1995 annual return: 24.52%
     1994 annual return: (10.51)%
     1993 annual return: 29.49%

     Name of CTA: Willowbridge Associates Inc.
     Name of program: Currency (pursuant to the Fully-Funded
     Subset Method)
     Inception of trading by CTA: January 1988
     Inception of trading in program: May 1991
     Number of open accounts: 5
     Aggregate assets overall (excluding notional): $347.7 million
     Aggregate assets overall (including notional): $397.7 million Aggregate assets in program (excluding notional): $7.5 million
     Aggregate assets in program (including notional): $12.5 million Worst monthly drawdown*: (7.19)%--(8/93)
     Worst month-end peak-to-valley drawdown: (25.32)%--
     (7/93-8/94)
     1996 year-to-date return (1 month): 3.26%
     1995 annual return: 28.55%
     1994 annual return: (10.26)%
     1993 annual return: (8.59)%
     1992 annual return: 16.96%
     1991 annual return: 12.61%

     Name of CTA: Willowbridge Associates Inc.
     Name of program: Primary (pursuant to the Fully-Funded
     Subset Method)
     Inception of trading by CTA: January 1988
     Inception of trading in program: January 1993
     Number of open accounts: 8
     Aggregate assets overall (excluding notional): $347.7 million
     Aggregate assets overall (including notional): $397.7 million Aggregate assets in program (excluding notional): $26.0 million
     Aggregate assets in program (including notional): $27.0 million Worst monthly drawdown*: (7.52)%--(3/94)
     Worst month-end peak-to-valley drawdown: (21.83)%--
     (1/94-4/94)
     1996 year-to-date return (1 month): 2.24%
     1995 annual return: 56.76%
     1994 annual return: 22.70%
     1993 annual return: 16.79%

* "Drawdown" means losses experienced by the trading program over a specified period.

  The accompanying footnotes are an integral part of these Capsules.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     Name of CTA: Willowbridge Associates Inc.
     Name of program: Life II
     Inception of trading by CTA: January 1988
     Inception of trading in program: June 1988
     Number of open accounts: 0
     Aggregate assets overall (excluding notional): $347.7 million
     Aggregate assets overall (including notional): $397.7 million
     Aggregate assets in program: $0
     Worst monthly drawdown*: (5.64)%--(8/90)
     Worst month-end peak-to-valley drawdown*: (43.43)%--
     (8/88-10/90)
     1992 annual return: 0.0%
     1991 annual return: (0.0)%
     1990 annual return: 7.07%

     Name of CTA: Willowbridge Associates Inc.
     Name of program: Atlas
     Inception of trading by CTA: January 1988
     Inception of trading in program: November 1989
     Number of open accounts: 0
     Aggregate assets overall (excluding notional): $347.7 million
     Aggregate assets overall (including notional): $397.7 million
     Aggregate assets in program: $0
     Worst monthly drawdown*: (16.58)%--(1/91)
     Worst month-end peak-to-valley drawdown*: (46.67)%--
     (10/90-5/92)
     1992 annual return: 18.29%
     1991 annual return: (5.92)%
     1990 annual return: 11.06%

 *"Drawdown" means losses experienced by the trading program over a specified period.

  The accompanying footnotes are an integral part of these Capsules.

FOOTNOTES TO WILLOWBRIDGE ASSOCIATES INC. CAPSULE PERFORMANCE INFORMATION.

GENERAL NOTES TO COMPOSITE CAPSULES

  Brokerage commissions charged to accounts in the capsules may vary substantially. Not all accounts in the composite capsules earn interest income. Monthly or quarterly management fees and quarterly or annual incentive fees are charged to the accounts in the capsules and may vary. Some of the accounts included in the capsules are not charged a management fee. Through June 30, 1995, rates of return in the capsules for Vulcan, Titan, Argo, Siren, XLIM (Notional Excluded), CFM, Currency, and Primary may be understated to the extent that certain accounts in the capsules paid specified fees unrelated to Willowbridge's trading (such as selling commissions, distribution expenses, general partner fees or manager-of-manager fees) that were treated as expenses rather than as withdrawals of assets under Willowbridge's management. Beginning July 1, 1995, such expenses are reflected in the capsules as withdrawals.

  Rate of return is calculated by dividing net performance by beginning equity adjusted by the value of additions and withdrawals pursuant to the time-weighted method.

NOTES TO COMPOSITE CAPSULE XLIM "INCLUDING NOTIONAL"

  Commencing in February 1995 for the XLIM "Including Notional" capsule, certain accounts in this capsule include sums clients have instructed Willowbridge to trade but that are not deposited in those clients' accounts. These excess sums are deemed to be "notional" funds for which performance results are reported in accordance with the requirements of an Advisory published by the CFTC. The computations in the XLIM "Excluding Notional" capsule reflects the actual funds deposited in or withdrawn from clients' brokerage and other accounts rather than the amount of "notional" funds clients instructed Willowbridge to trade. Willowbridge has included these "notional" amounts in the XLIM (Notional Included) capsule because they more accurately reflect the amount of capital clients have instructed Willowbridge to trade. Substantial differences may exist between beginning equity for an account which includes "notional" funds and an account which contains only "actual" funds. Excluding "notional" funds from the calculations of rates of return accentuates (i.e. increases the absolute value of) both positive and negative rates of return.

NOTES TO FULLY-FUNDED SUBSET CAPSULES

  In the accompanying composite capsules for Vulcan (for periods beginning July
1994), Titan (for periods beginning July 1995), Siren (for periods beginning April 1995), Primary (for periods beginning August 1995), CFM (for periods beginning January 1993), and Argo and Currency (for the periods beginning January 1992) Willowbridge has adopted the Fully-Funded Subset Method of computing rate-of-return and presenting performance disclosure, pursuant to an Advisory published by the Commodity Futures Trading Commission. To qualify for use of the Fully-Funded Subset Method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. With respect to these capsules "notional funds" were not used prior to the dates noted above.



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

DEAN WITTER SPECTRUM TECHNICAL L.P.

  Dean Witter Spectrum Technical L.P. ("Spectrum Technical") seek as its investment objective to achieve capital appreciation by allocating its assets to trading managers whose trading approaches utilize various proprietary technical long-term trend-following systems.

  The trading managers for Spectrum Technical are Campbell & Company, Inc., Chesapeake Capital Corporation, and John W. Henry & Co. Inc. A full description of each trading manager, their principals and trading systems and their capsule performance information is presented below.

1. CAMPBELL & COMPANY, INC.
(CURRENT ALLOCATION 19%)

  Campbell & Company, Inc. ("Campbell") is a Maryland corporation organized in April, 1978 as a successor to a partnership originally organized in January, 1974. Campbell has been registered with the CFTC as a commodity trading advisor since May 1978 and as a commodity pool operator and is a member of the NFA in such capacities. Campbell is also registered as an investment adviser under the Investment Advisers Act of 1940 solely for the purpose of acting as a fiduciary in the management of plan assets of qualified retirement plans. Campbell is not affiliated with the General Partner or DWR or with any other trading manager for the Partnerships.

  The principals of Campbell are as follows:

  Richard M. Bell serves as Vice-President of Trading of Campbell. Mr. Bell began his employment with Campbell in May, 1990. His duties include managing daily trade execution of the assets under Campbell's management. From September, 1986 through May, 1990 Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange ("PHLX") and Philadelphia Board of Trade ("PBOT"). From July, 1975 through September, 1986 Mr. Bell was a stockholder and Executive Vice-President of Tague Securities, Inc., a registered broker-dealer. Mr. Bell owns seats on the PHLX and a Philadelphia Currency Participation, all of which are leased out. Mr. Bell graduated from Lehigh University with a B.S. in Finance.

  D. Keith Campbell has served as Chairman of the Board and Chief Executive Officer of Campbell since it began operations and was President until January 1994. Mr. Campbell is the sole voting stockholder. From 1971 through June, 1978 he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since January, 1972 when, as general partner of Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of Campbell Fund. Since then he has applied various technical trading systems to numerous discretionary commodity trading accounts. Mr. Campbell is registered with the CFTC as a commodity pool operator and is a member of the NFA in such capacity. He is registered as an Associated Person of Campbell.

  William C. Clarke, III joined Campbell in June, 1977. He is Executive Vice-President and a Director of Campbell. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is registered as an Associated Person of Campbell.

  Bruce L. Cleland joined Campbell in January, 1993. Since January 1994, Mr. Cleland has been the President, Chief Operating Officer and a Director of Campbell. Additionally, Mr. Cleland is in charge of International Marketing for Campbell. From May, 1986 through December, 1992 Mr. Cleland has served in various principal roles with the following firms; President, F&G Management, Inc., a commodity trading advisor; President, Institutional Brokerage Corp., a floor broker; Principal, Institutional Advisory Corp., a commodity trading advisor and commodity pool operator; Principal, Hewlett Trading Corporation, a commodity pool operator; Principal, Institutional Energy Corporation, an introducing broker. In January, 1983 Mr. Cleland was employed by Rudolf Wolff Futures, Inc., a futures commission merchant, where he served as President until April, 1986. Mr. Cleland graduated in 1969 from Victoria University in Wellington, New Zealand where he received a Bachelor of Commerce and Administration degree. Mr. Cleland is registered as an Associated Person of Campbell.

  James M. Little serves as Senior Vice-President/Marketing and as a Director of Campbell. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. Mr. Little joined Campbell in April, 1990. From March, 1989 through April, 1990 Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. Prior to that, from January, 1984 through March, 1989 he was the Chief Executive Officer of James Little & Associates,

Inc., a registered commodity pool operator and registered broker-dealer. Mr. Little has extensive experience in the futures industry having worked in the areas of hedging, floor trading and managed futures. He is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little is registered as an Associated Person of Campbell.

  Theresa D. Livesey serves as the Chief Financial Officer, Treasurer, Secretary and a Director of Campbell. Ms. Livesey joined Campbell in June, 1991. In addition to her role as CFO, Ms. Livesey also oversees administration and compliance at Campbell. From December, 1987 to June, 1991 she was employed by Bank Maryland Corp, a publicly held company. When she left she was Vice-President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Livesey is a C.P.A. and has a B.S. in Accounting from the University of Delaware.

  David M. Salmon is a Director of Campbell since January, 1976. During this time, he has worked with Campbell in an independent consultant capacity, but has not been an employee. He has been employed by his own computer systems programming consulting company David Salmon, Inc. since 1976. Prior to his work with Campbell, Mr. Salmon worked in the field of systems development and optimization with Systems Control, Inc. and Stanford Research Institute. Mr. Salmon holds a B.S.E.E. from the University of Auckland, New Zealand, a M.S.E.E. from Northeastern University and a Ph.D. in Electrical Engineering from the University of Illinois, Urbana.

  C. Douglas York has been employed by Campbell since November 1992. He is the Director of Foreign Exchange for Campbell. His duties include managing daily trade execution for foreign exchange markets and forward contracts on precious metals and energy markets. From January 1991 through October 1992, Mr. York worked for Black & Decker as Global Foreign Exchange Manager. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is an associated person of Campbell.

  Any principal of Campbell may trade futures interests for their own accounts. In addition, Campbell manages proprietary accounts for its deferred compensation plan and a principal. Campbell has no written policies for proprietary trading by principals. Trading records for proprietary trading accounts are available for review by clients upon reasonable notice.

The Campbell Trading Approach

  Campbell will trade the assets allocated to it by the Partnership pursuant to its Financial, Metal & Energy Portfolio. The Financial, Metal & Energy Portfolio (previously called the Financial Futures Portfolio) trades exclusively in futures, options and forward contracts including foreign currencies, precious and base metals, crude oil and petroleum products, stock market indices, and interest rate futures.

  Campbell renders trading decisions for each of its various trading portfolios largely pursuant to two distinct proprietary trading systems, both of which combine computerized technical trend following with quantitative portfolio management analysis. The principal objective of the trading systems is to profit from major and sustained futures price trends.

  While Campbell follows a disciplined computerized approach to the markets, on occasion it may, if Campbell deems it advisable, override system signals. Computer signals may therefore be modified under certain market conditions. Such modifications may, or may not, prove beneficial to the results achieved.

  The differences between the proprietary systems used by Campbell are principally in their sensitivity to price action. For example, Campbell's C-6 system generally responds more quickly to near-term price action than Campbell's C-9 system, which takes a somewhat longer term view of market price behavior. On occasion one of the systems may trigger a long position signal in one delivery month while the other system recommends a short position in another delivery month of the same commodity or financial instrument. It is unlikely that both positions would prove profitable, and in retrospect one or both trades will appear to have been unnecessary. On occasion the systems might temporarily recommend opposing positions in the same delivery month of the same commodity or financial instrument, in which case the recommendations would cancel each other out, and a neutral position would be assumed. It is Campbell's policy to follow trades signaled by each system independent of what the other system may be recommending. Campbell believes that utilizing more than one trading system on the same account offers diversification, and is most beneficial when numerous contracts of each commodity are traded.

  Both the C-6 and C-9 trading systems are applied continuously to various Campbell trading portfolios. A third trading system, which includes both trending and contra-trending components, is being used on a limited basis for certain markets. Campbell may in the future develop additional trading systems and modify systems currently in use and, in all likelihood, would employ such systems for all accounts in the Campbell's investment portfolios.

  Campbell employs a portfolio management strategy, the purpose of which is to determine periods of high and low portfolio risk. When, in the opinion of Campbell, such points are reached, positions may be reduced or increased so that portfolio risk is decreased or increased, respectively. It is possible, however, that during these periods the market's behavior is such that the benefit of having increased or decreased portfolio risk is not realized. For example, if a point of high risk is reached and portfolio risk is decreased by a reduction in positions, and the markets continue to produce profits before the portfolio cash can be redeployed in market positions, the return that otherwise would have been realized, had the account been more fully invested, would be reduced. Campbell may, from time to time, increase or decrease the number of contracts held based on increases or decreases in an account, changes in internal market conditions, perceived changes in portfolio-wide risk factors, or other factors which Campbell deems relevant.

  Campbell trades futures contracts on all of the major U.S. futures exchanges and some foreign futures exchanges. Campbell trades options on futures contracts on U.S. futures exchanges and forward contracts in the inter-bank market in currencies, metals and energy. Campbell has not previously traded in foreign options on futures but may do so in the future. Campbell also engages in "exchange for physicals" (or "EFPs"). An EFP is a transaction that is executed off-exchange in the over-the-counter market, and that is subsequently converted into an equivalent futures contract on a futures exchange. Campbell may in the future trade swap agreements, hybrid instruments and other off-exchange contracts.

  The following capsule summary sets forth a composite performance record for accounts managed by Campbell pursuant to the Financial, Metal & Energy Small Portfolio for the period January 1988 through September 30, 1995. Effective February 1, 1995, the Financial, Metal & Energy Portfolio (previously called the Financial Futures Portfolio) has been divided into the Financial, Metal & Energy Large Portfolio and the Financial, Metal & Energy Small Portfolio. The Financial, Metal & Energy Large Portfolio is appropriate for accounts greater than $10 million in size. The Financial, Metal & Energy Large Portfolio trades certain contracts in cash markets which do not have futures equivalents. Additionally, the Financial, Metal & Energy Large Portfolio accounts will trade certain futures contracts which Campbell does not believe are appropriate for accounts smaller than $10 million. The performance record of Campbell's Financial, Metals & Energy Small Portfolio reflects the combined trading performance of 370 accounts.

  INVESTORS ARE CAUTIONED THAT THE PERFORMANCE INFORMATION SET FORTH IN THE FOLLOWING CAPSULE PERFORMANCE SUMMARIES ARE NOT INDICATIVE OF, AND MAY HAVE NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY CAMPBELL OR SPECTRUM TECHNICAL IN THE FUTURE, SINCE PAST PERFORMANCE IS NOT A GUARANTEE OF FUTURE RESULTS AND OTHER TRADING MANAGERS WILL BE INVESTING FUNDS OF SUCH PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT CAMPBELL OR SUCH PARTNERSHIP WILL MAKE ANY PROFIT AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM FUTURES INTEREST TRADING.

                            CAMPBELL & COMPANY, INC.
                   FINANCIAL, METAL & ENERGY LARGE PORTFOLIO

  The following reflects the composite performance information of Campbell & Company, Inc.'s Financial, Metal & Energy Large Portfolio which trades a portion of the assets of Spectrum Technical.

     Name of CTA: Campbell & Company, Inc.
     Name of program: Financial, Metal & Energy Large
      Portfolio
     Inception of trading by CTA: January 1972
     Inception of trading in program: April 1983
     Number of open accounts: 4
     Aggregate assets overall: $402.9 million
     Aggregate assets in program: $319.0 million
     Worst monthly drawdown*: (8.0)%--(7/91)
     Worst month-end peak-to-valley drawdown*: (31.72)%--
      (7/93-1/95)
     1996 year-to-date return (1 month): 5.46%
     1995 annual return: 19.46%
     1994 annual return: (16.74)%
     1993 annual return: 4.68%
     1992 annual return: 13.55%
     1991 annual return: 31.12%

 * "Drawdown" means losses experienced by the trading program over a specified period.

  See "Supplementary Performance Information" for pro forma annual (period) rates of return for the period 1991 (or inception of trading) through November 1994 which, in certain cases, are lower than actual program results.




       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

          SUMMARY OF OTHER PROGRAMS TRADED BY CAMPBELL & COMPANY, INC.

  The following summary performance information reflects the composite performance results of other programs traded by Campbell & Company, Inc.

     Name of CTA: Campbell & Company, Inc.
     Name of program: Financial, Metal & Energy Small
     Portfolio
     Inception of trading by CTA: January 1972
     Inception of trading in program: February 1995
     Number of open accounts: 54
     Aggregate assets overall : $402.9 million
     Aggregate assets in program: $49.8 million
     Worst monthly drawdown*: (5.78)%--(9/95)
     Worst month-end peak-to-valley drawdown*: (6.45)%--
     (4/95-7/95)
     1996 year-to-date return (1 month): 8.80%
     1995 period return (11 months): 20.28%

     Name of CTA: Campbell & Company, Inc.
     Name of program: Global Diversified Portfolio
     Inception of trading by CTA: January 1972
     Inception of trading in program: February 1986
     Number of open accounts: 14
     Aggregate assets overall: $402.9 million
     Aggregate assets in program: $34.1 million
     Worst monthly drawdown*: (8.54)%--(7/91)
     Worst month-end peak-to-valley drawdown*: (26.05)%--
     (7/93-2/94)
     1996 year-to-date return (1 month): 3.78%
     1995 annual return: 6.52%
     1994 annual return: 9.61%
     1993 annual return: 2.39%
     1992 annual return: 7.68%
     1991 annual return: 14.86%

     Name of CTA: Campbell & Company, Inc.
     Name of program: Foreign Exchange Portfolio
     Inception of trading by CTA: January 1972
     Inception of trading in program: November 1990
     Number of open accounts: 1
     Aggregate assets overall: $402.9 million
     Aggregate assets in program: $2.8 million
     Worst monthly drawdown*: (17.01)%--(7/91)
     Worst month-end peak-to-valley drawdown*: (44.73)%--
     (7/93-1/95)
     1996 year-to-date return (1 month): 7.00%
     1995 annual return: 26.36%
     1994 annual return: (21.19)%
     1993 annual return: (8.49)%
     1992 annual return: 17.67%
     1991 annual return: 21.23%

 * "Drawdown" means losses experienced by the trading program over a specified period.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     Name of CTA: Campbell & Company, Inc.
     Name of program: Diversified Portfolio
     Inception of trading by CTA: January 1972
     Inception of trading in program: January 1972
     Number of open accounts: 0 (Closed 2/95)
     Aggregate assets overall: $402.9 million
     Aggregate assets in program: $0 (Closed 2/95)
     Worst monthly drawdown*: (11.50)%--(7/91)
     Worst month-end peak-to-valley drawdown*: (32.10)%--
     (7/93-2/94)
     1995 period return (1 month): (4.21)%
     1994 annual return: 8.52%
     1993 annual return: (5.79)%
     1992 annual return: (1.80)%
     1991 annual return: (0.08)%

     Name of CTA: Campbell & Company, Inc.
     Name of program: Global Financial Portfolio
     Inception of trading by CTA: January 1972
     Inception of trading in program: December 1993
     Number of open accounts: 0 (Closed 3/95)
     Aggregate assets overall: $402.9 million
     Aggregate assets in program: $0 (Closed 3/95)
     Worst monthly drawdown*: (5.24)%--(2/94)
     Worst month-end peak-to-valley drawdown*: (19.20)%--
     (12/93-1/95)
     1995 period return (3 months): 9.30%
     1994 annual return: (13.16)%
     1993 annual return: (2.64)%

* "Drawdown" means losses experienced by the trading program over a specified period.

FOOTNOTES TO CAMPBELL & COMPANY, INC. CAPSULE PERFORMANCE INFORMATION.
The following footnote for rate of return applies to the capsule tables for the Financial Metal & Energy Large Portfolio, Global Diversified Portfolio, Global Financial Portfolio and Diversified Portfolio. It also applies to the Foreign Exchange Portfolio for the time period January 1991-May 1993.

The "RATE OF RETURN" for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of "Rates of Return", except for accounts which closed on the last day of a period in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. The "Rate of Return" is calculated using the Only Accounts Traded (OAT) method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The OAT method excludes from the calculation of rate of return those accounts which had material intra-month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose rate of return is not distorted through intra-month capital changes.

The following footnote for rate of return applies to the capsule tables for the FME Small Portfolio and Foreign Exchange Portfolio for the period subsequent to June 1993.

The "RATE OF RETURN" for each month is calculated by dividing net performance of the Fully-Funded Subset by the beginning net assets of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method. The Fully-Funded Subset is a comparatively new method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory published by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which the performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return (RORs) are representative of the trading program.

Annual (Period) Return is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year to date.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

2. CHESAPEAKE CAPITAL CORPORATION
  (CURRENT ALLOCATION--39%)

  Chesapeake Capital Corporation ("Chesapeake") was incorporated under the laws of the Commonwealth of Virginia in February 1988. On August 19, 1991, Chesapeake was merged into Chesapeake Capital Corporation, an Illinois corporation formed on August 13, 1991. References herein to "Chesapeake" refer to the Virginia corporation prior to August 19, 1991 and the Illinois corporation on and after August 19, 1991. Chesapeake has been registered with the CFTC as a commodity trading advisor and as a commodity pool operator since June 20, 1988 and May 8, 1991, respectively, and is a member of the NFA in such capacities. Chesapeake's principal place of business is located at 500 Forest Avenue, Richmond, Virginia 23229; telephone (804) 285-5417. All business records will be kept at Chesapeake's principal place of business. Chesapeake is not affiliated with the General Partner or DWR or any other trading manager for the Partnerships.

  The principals of Chesapeake are as follows:

  R. Jerry Parker, Jr., Chairman, Chief Executive Officer and sole shareholder of Chesapeake, received his B.S. in Commerce, with an emphasis in Accounting, from the University of Virginia in January 1980. Mr. Parker worked in the accounting field for four years after graduating from college and became a licensed Certified Public Accountant ("CPA") in Virginia in 1982. From January 1983 until November 1983, Mr. Parker was a CPA at Wilkinson & Lester, a certified public accounting firm based in Richmond, Virginia. From November 1983 until January 1987, Mr. Parker was employed as an exempt commodity trading advisor by Richard J. Dennis, a principal and shareholder of Richard J. Dennis & Company, a Chicago-based commodity trading advisor and commodity pool operator registered with the CFTC, in his "Turtle" training program. From January 1987 until February 1988, Mr. Parker traded for Mr. Thomas Dennis as an exempt commodity trading advisor. During these periods, Mr. Parker had complete discretionary trading authority over a futures portfolio of $1 million to $1.5 million. In February 1988, Mr. Parker ceased trading for Mr. Thomas Dennis and formed Chesapeake, where he serves as the Chief Trader.

  John M. Hoade, President and Secretary of Chesapeake, received a B.S. degree in Business Administration from Lynchburg College in 1978. From 1976 through 1990, Mr. Hoade was employed by Thurston Metals, Inc., located in Lynchburg, Virginia, in sales, marketing and general management. Mr. Hoade joined Chesapeake in December 1990 to direct its operations and marketing efforts.

  There have been no administrative, civil or criminal actions or proceedings, pending, on appeal or concluded, against Chesapeake or any of its principals during the five years preceding the date of this Prospectus.

  Chesapeake and its principals may, from time to time, trade futures interests contracts for their own proprietary accounts. Such trades may or may not be in accordance with the Chesapeake trading systems described below.

The Chesapeake Trading Approach

  The investment portfolios currently offered by Chesapeake are the "Diversified Program," the "Financials and Metals Program," and the "Diversified 2XL Program" (the "Trading Programs"). While all of the Trading Programs employ the same general trading methodology, as described below, they differ in their emphasis of certain markets or market sectors and exclusion of others. The following overview is not intended as a detailed and exhaustive review of the trading methodology or strategies employed by Chesapeake, as the exact nature of the methods and these systems is proprietary and confidential.

  The assets of the Partnership allocated to Chesapeake will be traded pursuant to its "Diversified Program" and its "Financials and Metals Program."

  The Diversified Program is Chesapeake's longest operating investment portfolio, beginning its trading in February 1988. The Diversified Program emphasizes a maximum range of diversification with a global portfolio of futures, forward and cash markets (including the exchange of futures for physicals) which include, but are not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. Chesapeake may trade on U.S. and non-U.S. exchanges. The decision to add or subtract markets from this program periodically shall be at the sole discretion of Chesapeake.

  The Financials and Metals Program, which commenced trading in March 1992, is a diversified portfolio of investments in futures, forward and cash markets worldwide, but specializes in the larger and more liquid markets now available for trading. The Financials and Metals Program currently excludes all markets traded by the Diversified Program except interest rate contracts, currency contracts, stock index contracts, certain precious and industrial metal contracts, and the energy contracts. The remaining contracts are not, in general, "leveraged up" to account for the exclusion of certain contracts. Accordingly, the Financials and Metals Program generally utilizes a somewhat lower margin-to-equity ratio than the Diversified Program.The decision to add or subtract markets from this program periodically shall be at the sole discretion of Chesapeake.

  Relying primarily on technical analysis, Chesapeake believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Chesapeake are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative and proprietary in nature and which have been either learned or developed by Mr. Parker.

  In addition to such mathematical evaluations, Chesapeake employs a technique of technical analysis generally known as "charting" in order to attempt to determine optimal support and resistance levels and entry and exit points in the various markets. In order to determine the overall technical condition of the market at every point in time and to be used as a timing mechanism for all trades, Chesapeake also makes extensive use of internally-generated market information, which includes, but is not limited to, price volatility, open interest, daily price action, volume and market psychology or sentiment.

  The profitability of the Trading Programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. If there are no trends, the Trading Programs are likely to be unprofitable. There have been trendless periods in the past which can be expected to recur, and any factor which lessens the prospect of trends in the future, such as increased governmental control regulation, or participation as a purchaser or seller in futures markets (including joint governmental control or regulation of, or participation in, international currency markets), lessens the prospect that programs utilizing technical analysis, including the Trading Programs, will be profitable in the future. In addition, the future profitability of the Trading Programs would also be adversely affected by factors which increase the number of signals leading to unprofitable trades. For example, a significant increase in technically-oriented trading (trend-following or otherwise) in a particular commodity might cause a change in the pattern of price movements in a manner which might be unfavorable.

  Trend-following trading systems, such as those employed by Chesapeake, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to exist. There can be no assurance, however, that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions may exceed substantially the number of profitable transactions. However, if Chesapeake's approach is successful, these losses should generally be small relatively and more than offset by gains on profitable transactions.

  The Trading Programs are oriented toward the preservation of original equity. The commencement of trading or a drawdown from starting equity are considered the situations of highest risk, and risk management techniques at this point are emphasized over those which invite greater risk in the interest of enhancing performance. These risk management techniques include diversification, i.e., commitment of equity to multiple markets and to a number of trading strategies. Also, the Trading Programs adhere to the requirements of a money management system which determines and limits the equity committed to each trade, each market, each commodity complex (in Trading Programs which trade in more than one commodity complex) and each account.

  The risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to the Trading Program(s) used, the market conditions, the percentage gained or lost in the account, the size of the account, the brokerage commissions charged to the account, the management and incentive fees charged to the account, the contracts, if any, excluded from the account by the client, and when the account commenced trading.

  Chesapeake generally uses between 15% and 30% of the equity in a fully-funded account as original margin for trading in the Diversified Program, but at times the margin-to-equity ratio can be higher. The Financials and Metals Program generally utilizes a somewhat lower margin-to-equity ratio than the Diversified Program.

  All decisions concerning the liquidation of positions, the commodities to be traded and the size of positions to be taken or maintained will require to some degree the exercise of judgment by Chesapeake. The decision not to trade commodity interest contracts for a certain period, or not to trade certain commodity interest contracts due to lack of discernible price movements (trends) or lack of liquidity, may result at times in clients (such as the Partnership) missing significant profit opportunities which might otherwise have been captured by Chesapeake.

  The trading strategy utilized by Chesapeake's Trading Programs may be revised from time to time by Chesapeake, as a result of ongoing research and development which seeks to devise new trading systems, as well as test methods currently employed. The trading methods used by Chesapeake in the future may differ significantly from those presently used, due to the changes which may result from this research.

Past Performance of Chesapeake

  The accompanying performance information describes the composite performance of all customer accounts managed pursuant to each of the current Chesapeake Trading Programs. This section also describes the composite performance of programs no longer offered by Chesapeake. CFTC rules require the disclosure of performance information for the last five full calendar years and year-to-date, and consider older performance information supplemental data on the basis that older information is less material. Accordingly, this section only states required performance.

  In the accompanying performance information, Chesapeake has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by Actual Funds (as defined in the Advisory). To qualify for the use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return "RORs" are representative of the trading program. Chesapeake has performed these computations for periods subsequent to January 1, 1992. However, for periods prior to January 1, 1992, due to cost considerations, the Fully-Funded Subset method has not been used. Instead, the rates of return reported are based on a computation which uses the Nominal Account Sizes of all of the accounts included in the composites calculated in accordance with the "OAT" method as described in the Footnotes to Chesapeake's performance capsules. Chesapeake believes that this method yields substantially the same rates of return as would the Fully-Funded Subset method and that the rates of return presented herein are representative of the Trading Programs for the periods presented. For the periods from January 1, 1992 through December 31, 1993, Chesapeake compared the OAT method and the Fully-Funded Subset method and found that the two methods yielded substantially the same rates of return. Consequently, Chesapeake continued to use the OAT method until the end of 1993. From January 1, 1994 on, Chesapeake is using the Fully-Funded Subset method.

  All performance information is set forth in capsule format as required by CFTC rules. However, full performance records for each program are available without charge upon request to the General Partner.

  In reviewing the following information, prospective investors should understand that performance is "net" of all actual fees and charges and includes interest income applicable to the accounts comprising each composite performance capsule. Such composite performance is not necessarily indicative of the performance of any individual account. The fees and charges applicable to individual accounts are not specifically described herein. However, set forth is a general description of the charges applicable to such accounts.

  Brokerage commissions are accounted for monthly and include the total amount of all brokerage commissions and other trading fees paid during the month plus or minus the change in brokerage commissions and other trading fees accrued on open positions from the preceding month. Brokerage commissions are calculated on a round-turn or flat-rate basis. Round-turn commissions have ranged from approximately U.S. $7 per round-turn to approximately U.S. $50 per round-turn. Flat-rate commissions have ranged from approximately 2% of equity to approximately 9% of equity. Interest income is earned on U.S. government obligations and cash on deposit with futures commission merchants and is recorded on the accrual basis. Management fees are accrued monthly and are charged at rates ranging from 0% to 8% of equity. Incentive fees are accrued monthly and are charged at rates ranging from 12.5% to 30% of new trading profits. On certain accounts, incentive fees are reduced by the management fees paid over an agreed upon period.

  INVESTORS ARE CAUTIONED THAT THE PERFORMANCE INFORMATION SET FORTH IN THE FOLLOWING CAPSULE PERFORMANCE SUMMARIES ARE NOT INDICATIVE OF, AND MAY HAVE NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY CHESAPEAKE OR SPECTRUM TECHNICAL IN THE FUTURE, SINCE PAST PERFORMANCE IS NOT A GUARANTEE OF FUTURE RESULTS AND OTHER TRADING MANAGERS WILL BE INVESTING FUNDS OF SUCH PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT CHESAPEAKE OR SUCH PARTNERSHIP WILL MAKE ANY PROFIT AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM FUTURES INTERESTS TRADING.

                         CHESAPEAKE CAPITAL CORPORATION
                         FINANCIALS AND METALS PROGRAM

  The following reflects the composite performance information of Chesapeake Capital Corporation's Financial and Metals Program which trades a portion of the assets of Spectrum Technical.

     Name of CTA: Chesapeake Capital Corporation
     Name of program: Financials and Metals Program
     Inception of trading by CTA: February 1988
     Inception of trading in program: March 1992
     Number of open accounts: 6
     Aggregate assets overall (excluding notional): $789.0 million Aggregate assets overall (including notional): $953.8 million Aggregate assets in program (excluding notional): $22.6 million Aggregate assets in program (including notional): $25.3 million Worst monthly drawdown: (5.65)%--(2/94)
     Worst month-end peak-to-valley drawdown: (10.36)%--
      (1/94-2/94)
     1996 year-to-date return (1 month): 2.60%
     1995 annual return: 12.62%
     1994 annual return:(3.22)%
     1993 annual return: 68.53%
     1992 period return (10 months): 24.19%

  See "Supplementary Performance Information" for pro forma annual (period) rates of return for the period 1991 (or inception of trading) through November 1994 which, in certain cases, are lower than actual program results.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         CHESAPEAKE CAPITAL CORPORATION
                              DIVERSIFIED PROGRAM

  The following reflects the composite performance information of Chesapeake Capital Corporation's Diversified Program which trades a portion of the assets of Spectrum Technical. The performance of the program from February 1988 (inception) through December 1989, while profitable, includes the program's two largest drawdowns, the larger of which occurred during the period August 1989 through October 1989 and was (20.6)%.

     Name of CTA: Chesapeake Capital Corporation
     Name of program: Diversified Program
     Inception of trading by CTA: February 1988
     Inception of trading in program: February 1988
     Number of open accounts: 64
     Aggregate assets overall (excluding notional): $789.0 million Aggregate assets overall (including notional): $953.8 million Aggregate assets in program (excluding notional): $745.0 million Aggregate assets in program (including notional): $907.2 million Worst monthly drawdown: (10.98)%--(1/92)
     Worst month-end peak-to-valley drawdown: (16.62)%--(1/92-5/92) 1996 year-to-date return (1 month): 1.68%
     1995 annual return: 14.09%
     1994 annual return: 15.87%
     1993 annual return: 61.82%
     1992 annual return:  1.81%
     1991 annual return: 12.51%

  See "Supplementary Performance Information" for pro forma annual (period) rates of return for the period 1991 (or inception of trading) through November 1994 which, in certain cases, are lower than actual program results.




       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

       SUMMARY OF OTHER PROGRAMS TRADED BY CHESAPEAKE CAPITAL CORPORATION

  The following summary performance information reflects the composite performance results of other programs traded by Chesapeake Capital Corporation.

     Name of CTA: Chesapeake Capital Corporation
     Name of program: Foreign Financials Program
     Inception of trading by CTA: February 1988
     Inception of trading in program: June 1992
     Number of open accounts: 0 (Closed 6/94)
     Aggregate assets overall (excluding notional): $789.0 million Aggregate assets overall (including notional): $953.8 million Aggregate assets in program: $0 (Closed 6/94)
     Worst monthly drawdown: (5.77)%--(9/92)
     Worst month-end peak-to-valley drawdown: (5.77)%--(9/92)
     1994 period return (6 months): (1.77)%
     1993 annual return: 21.90%
     1992 period return (7 months): 21.42%

     Name of CTA: Chesapeake Capital Corporation
     Name of program: Diversified 2XL Program
     Inception of trading by CTA: February 1988
     Inception of trading in program: April 1994
     Number of open accounts: 4
     Aggregate assets overall (excluding notional): $789.0 million Aggregate assets overall (including notional): $953.8 million Aggregate assets in program: $ 21.3 million
     Worst monthly drawdown: (8.80)%--(2/95)
     Worst month-end peak-to-valley drawdown: (15.07)%--(1/95-2/95) 1996 year-to-date return (1 month): 2.84%
     1995 annual return: (18.77)%
     1994 period return (9 months): 26.88%

     Name of CTA: Chesapeake Capital Corporation
     Name of program: Pacific Rim Program
     Inception of trading by CTA: February 1988
     Inception of trading in program: June 1994
     Number of open accounts: 0 (Closed 8/95)
     Aggregate assets overall (excluding notional): $789.0 million Aggregate assets overall (including notional): $953.8 million Aggregate assets in program: $0 (Closed 8/95)
     Worst monthly drawdown: (3.30)%--(7/95)
     Worst month-end peak-to-valley drawdown: (3.30)%--(7/95)
     1995 period return (8 months): 37.04%
     1994 period return (7 months): (2.76)%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    NOTES TO CAPSULE PERFORMANCE INFORMATION

  1. Name of CTA is the name of the commodity trading advisor which directed the accounts included in the capsule.

  2. Name of program is the name of the trading program used in directing the accounts included in the capsule.

  3. Inception of trading by CTA is the date on which the advisor began directing client accounts.

  4. Inception of trading in program is the date on which the advisor began directing client accounts pursuant to the program shown.

  5. Number of open accounts is the number of accounts directed by the advisor pursuant to the program shown as of the end of the period covered by the capsule.

  6. Aggregate assets overall (excluding notional) is the aggregate amount of actual assets under the management of the advisor overall as of the period covered by the capsule. This number excludes "notional" equity.

  7. Aggregate assets overall (including notional) is the aggregate amount of total equity under the management of the advisor overall as of the end of the period covered by the capsule. This number includes "notional" equity.

  8. Aggregate assets in program (excluding notional) is the aggregate amount of total assets under the management of the advisor in the program shown as of the end of the period covered by the capsule. This number excludes "notional" equity.

  9. Aggregate assets in program (including notional) is the aggregate amount of total equity under the management of the advisor in the program shown as of the end of the period covered by the capsule. This number includes "notional" equity.

  10. Worst monthly drawdown is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such drawdown. Individual accounts have experienced larger monthly drawdowns.

  11. Worst peak-to-valley drawdown is the largest calendar month to calendar month loss experienced by the program on a composite basis (regardless of whether it is continuous) expressed as a percentage of total equity (including "notional" equity) in the program and includes the month(s) and year(s) in which it occurred. For example, a largest peak-to-valley drawdown of (16.62)% (1/92-5/92) means that the peak-to-valley drawdown lasted from January 1992 to May 1992 and resulted in a 16.62% drawdown. Individual accounts have experienced larger peak-to-valley drawdowns.

  12. Monthly Rate of Return for each month beginning January 1994 is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

  Monthly Rate of Return for each month prior to January 1992 is calculated using the Only Accounts Traded ("OAT") method, which is net performance divided by beginning equity, subject to certain adjustments. In this calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly Rate of Return. The excluded accounts include (1) accounts for which there has been a material addition or withdrawal during the month, (2) accounts which were open for only part of the month or (3) accounts which had no open positions during the month due to the intention to permanently close the account. Such accounts were not charged with material nonrecurring costs during the month.

  Monthly Rate of Return for the months January 1992 through December 1993 was calculated using both the Fully-Funded Subset and OAT methods of computation, as described above. No material differences were noted between the Monthly Rate of Return computed using each method.

  13. Annual (Period) Return is calculated by multiplying on a compound basis each of the Monthly Rates of Return and not by adding or averaging such Monthly Rates of Return. For periods of less than one year, the results are year-to-date. For example, the Compound Rate of Return of 12.15 for the year 1991 in the Diversified Program capsule was calculated by multiplying 100 by the quantity [(1-.0129)(1+.0484) (1+.0232)(1-.0280)(1+.0027)(1-.0125)(1-.0175)(1-
 .0332)(1+.0439)(1+.0421)(1-.0468)(1+.1208)] minus 100.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

3. JOHN W. HENRY & CO., INC.
  (CURRENT ALLOCATION--42%)

  John W. Henry & Co., Inc. ("JWH") is a United States-based global investment management corporation with offices located at 301 Yamato Road, Boca Raton, Florida and at One Glendinning Place, Westport, Connecticut 06880. Its telephone number is (203) 221-0431. JWH is recognized as a leader in managing capital in futures, interest rate, and foreign exchange markets for international banks, brokerage firms, pension funds, institutions, and high-net-worth individuals. JWH trades numerous contracts of a 24-hour basis in the U.S., Europe and Asia, and has grown to be one of the largest advisors in the industry, managing over $1.3 billion in client capital.

   John W. Henry & Company began managing assets in 1981 as a sole proprietorship, and was later incorporated in the state of California as John
W. Henry & Co., Inc. to conduct business as a commodity trading advisor. The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. The firm is registered as a commodity trading advisor and a commodity pool operator with the Commodity Futures Trading Commission and is a member of the National Futures Association ("NFA"). JWH is not affiliated with the General Partner or DWR or with any of the other trading managers for the Partnerships.

  The individual principals of JWH are as follows:

  Mr. John W. Henry is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly-owned by Mr. Henry and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing client accounts. Over the last fifteen years, Mr. Henry has developed many innovative investment programs which have enabled JWH to become one of the most successful money managers in the foreign exchange, futures and fixed income markets.

  Mr. Henry has served on the Board of Directors of the National Association of Futures Trading Advisors ("NAFTA"), and the Managed Futures Trade Association, and has served on the Nominating Committee of the NFA. Mr. Henry currently serves on the Board of Directors of the Futures Industry Association ("FIA") and is Chairman of the FIA Task Force on Derivatives for Investment. He also currently serves on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing and the issues regarding a merger. In 1989, Mr. Henry established residency in Florida and since that time has performed services from that location as well as from the offices of JWH in Westport, Connecticut. Mr. Henry is a principal of JWH Risk Management, Inc., Westport Capital Management Corporation, Global Capital Management Limited and JWH Investments, Inc., all of which are affiliates of JWH. Since the beginning of 1987, Mr. Henry has, and will continue to devote considerable time to activities in businesses unrelated to JWH and its affiliates.

  Mr. Mark H. Mitchell is an executive vice president of JWH. He is also vice chairman and a director of JWH Risk Management, Inc. Prior to joining JWH in January 1994, Mr. Mitchell was a partner of Chapman and Cutler, a Chicago law firm, where he headed its futures law practice since August 1983. From August 1980 to March 1991, he served as General Counsel of the NAFTA and, from March 1991 to December 1993, he served as General Counsel of the Managed Futures Association. Mr. Mitchell is currently a member of the Commodity Pool Operator/Commodity Trading Advisor Advisory Committee and the Special Committee for the Review of a Multi-tiered Regulatory Approach to NFA Rules, both of the NFA and the Executive Committee of the Law and Compliance Division of the FIA. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He has been an editor of Futures International Law Letter and its predecessor publication, Commodities Law Letter. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.

  Mr. David R. Bailin is an executive vice president and is a member of the Operating Committee of JWH. He is also president of JWH Risk Management, Inc. He is responsible for the development, implementation, and management of JWH's sales and marketing infrastructure. Prior to joining JWH in December 1995, Mr. Bailin was managing director-development since April 1994 for Global Asset Management ("GAM"), a Bermuda based management firm with over $7 billion in managed assets. He was responsible for overseeing the international distribution of GAM's funds as well as for establishing new distribution relationships and channels. Prior to his employment with GAM, Mr. Bailin headed the real estate asset management division of Geometry Asset Management beginning in July 1992. Prior to that time, beginning in 1988, he was President of Warner Financial, an investment advisory business in Boston, Massachusetts. Mr. Bailin received a B.A. from Amherst College and an M.B.A. from Harvard Business School.

  Mr.. Peter F. Karpen is a managing director and a member of the Operating Committee of JWH, president of JWH Investments, Inc., president and director of Westport Capital Management Corporation, and president and chairman of the Board of Directors of Global Capital Management Limited. Mr. Karpen joined JWH in June 1995 from CS First Boston where he was director of Futures and Options since 1988 and vice president since 1981. Mr. Karpen has been a member of the board of the FIA since 1984 and a member of its Executive Committee since 1988. Mr. Karpen was Chairman of the FIA from 1994 - 1995. In addition, he is a Public Director of the New York Cotton Exchange and serves on the CFTC's Financial Products Advisory Committee. He has been a Trustee of the Futures Industry Institute, a member of the CFTC's Regulatory Coordination Advisory Committee and a member of several commodities and securities exchanges in the United States. He received his B.A. from Boston University and M.B.A. from Boston College. Mr. Karpen announced his resignation from JWH and its affiliates on March 18, 1996 but will continue in his present capacities for 6 months from that date.

  Mr. James E. Johnson, Jr. is chief financial officer and chief administrative officer for JWH. He also serves as a member of the company's Operating Committee. Mr. Johnson is also a principal of Westport Capital Management Corporation, JWH Investments, Inc. and JWH Risk Management Inc. Mr. Johnson joined JWH in May of 1995 from Bankers Trust Company where he was managing director and chief financial officer for their Institutional Asset Management Division since January 1983. His areas of responsibility included finance, operations and technology for the $160 billion global asset advisor. Prior to joining Bankers Trust, Mr. Johnson was a product manager at American Express Company responsible for research and market strategies for the Gold Card. He received a B.A. with honors from Columbia University and an M.B.A. in Finance and Marketing from New York University.

  Ms. Elizabeth A.M. Kenton is a senior vice president, the director of compliance, and a member of the Operating Committee of JWH. Since joining JWH in March of 1989, Ms. Kenton has held positions of increasing responsibility in research and development, administration and regulatory compliance. Ms. Kenton is also a director and treasurer of Westport Capital Management Corporation, the executive vice president of JWH Investments, Inc., senior vice president of JWH Risk Management, Inc., and a director of Global Capital Management Limited. Prior to her employment at JWH, Ms. Kenton was Associate Manager of Financial and Trading Operations at Krieger Investments, a currency and commodity trading firm. From July 1987 to September 1988, Ms. Kenton worked for Bankers Trust Company as a product specialist for foreign exchange and treasury options trading. She received a B.S. in Finance from Ithaca College.

  Ms. Mary Beth Hardy is a senior vice president, the manager of trading administration, and is a member of the Operating Committee of JWH. Since joining JWH in September 1990, Ms. Hardy has held positions of increasing responsibility in research and development and trading. Prior to her employment at JWH, Ms. Hardy held the position of associate editor at Waters Information Services where she wrote weekly articles covering technological advances in the securities and futures markets. Prior to joining Waters in 1989, Ms. Hardy was at Shearson Lehman Brothers Inc. where she held the position of assistant director of the Managed Futures Trading Department. Prior to that, Ms. Hardy was an institutional salesperson for Shearson, in a group specializing in financial futures and options. Previously, Ms. Hardy was an institutional salesperson for Donaldson, Lufkin and Jenrette with a group which also specialized in financial futures and options. Ms. Hardy serves on the Board of Directors of the Managed Futures Association (the "MFA") and chairs its Trading and Markets committee. She received a B.B.A. in Finance from Pace University.

  Mr. David M. Kozak is Counsel to the Firm, vice president and secretary of JWH. He is also secretary of JWH Risk Management, Inc. Prior to joining JWH in September 1995, Mr. Kozak was employed at Chapman and Cutler, where he was an associate from September 1983 and a partner from 1989. Mr. Kozak has concentrated in commodity futures law since 1981, with emphasis in the area of commodity money management. During the time he was employed at Chapman and Cutler, he served as outside counsel to NAFTA and the MFA. Mr. Kozak is currently a member of the Government Relations Committee of the MFA, the NFA Special Committee on CPO/CTA Disclosure Issues and the Visiting Committee of The University of Chicago Library. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

  Mr. Kevin S. Koshi is a senior vice president and chief trader for JWH. Mr. Koshi is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.

  Mr. Barry S. Fox is the director of research and is responsible for the design and testing of existing and new programs. He also supports and maintains the proprietary alogorithms used to generate JWH trades. Mr. Fox joined JWH in March 1991 and since that time has held positions of increasing responsibility in the Research and Development department. Prior to his employment at JWH, Mr. Fox provided sales and financial analysis support for Spreadsheet Solutions, a financial software development company. Prior to joining Spreadsheet Solutions in October 1990, Mr. Fox operated a trading company where he traded his own proprietary capital. Before that, he was employed with Bankers Trust as a product specialist for foreign exchange and treasury options trading. He received a B.S. in Business Administration from the University of Buffalo.

  Ms. Glenda G. Twist is a director of JWH and has held that position since August 1993. Ms. Twist joined JWH in September 1991 with responsibilities for corporate liaison and she continues her duties in that area. Her responsibilities include assistance in the day-to-day administration of the Florida office, and review and compilation of financial information for JWH. Ms. Twist was President of J.W. Henry Enterprises Corp., for which she performed financial, consulting and administration services from January 1991 to August 1991. From 1988 to 1990, Ms. Twist was Executive Director of Cities in Schools, a program in Arkansas designed to prevent students from leaving school before completing their high school education. She received her B.S. in Education from Arkansas State University.

  Mr. Michael D. Gould is director of sales at JWH. He is responsible for general business development and oversees the investor services function. He joined JWH in April 1994 from Smith Barney Inc. where he served as senior sales manager and vice president-futures for the Managed Futures Department. He held the identical position with the predecessor firms of Shearson Lehman Bros. and Lehman Bros. beginning in November 1991. Prior to that time, he was engaged in a proprietary trader development program at Tricon USA from September 1990 to October 1991. He was a registered financial consultant with Merrill Lynch from 1985 through August 1990. His professional career began in 1982 as an owner-operator of a non-ferrous metals trading and export business which he ran until September 1985. He attended the Indiana University School of Business.

  Mr. Jack M. Ryng, C.P.A., joined JWH as the controller in November 1991. He is also secretary and chief financial officer of JWH Investments, Inc. Prior to that time, he was a senior manager with Deloitte & Touche where he held positions of increasing responsibility since September of 1985 for commodities and securities industry clients. His clients included one of the largest commodity pool operators in the United States, along with other broker/dealers, futures commission merchants, investment banks, and foreign exchange operations, in the areas of accounting regulatory compliance and consulting. Prior to his employment by the Financial Services Center of Touche Ross & Co. (the predecessor firm of Deloitte & Touche), he worked for Leonard Rosen & Co. as a senior accountant. Mr. Ryng is a member of AICPA and the New York C.P.A. Society and is a member of the board of the New York operations of the FIA. He received a B.S. in Business Administration from Duquesne University.

  Mr. Michael J. Scoyni is a managing director of JWH and is a principal of Westport Capital Management Corporation. Mr. Scoyni has been associated with Mr. Henry since 1974 and with JWH since 1982. He was engaged in research and development for John W. Henry Company (JWH's predecessor) from November 1981 to December 1982 and subsequently has been employed by JWH in positions of increasing responsibility. He received a B.A. in Anthropology from California State University.

  Mr. Christopher E. Deakins is a vice president of JWH. He is responsible for general business development and investor services support. Prior to joining JWH in August 1995, he was a vice president, national sales, and a member of the Management Team for RXR Capital Management, Inc. His responsibilities consisted of business development, institutional sales, and broker dealer support. Prior to joining RXR in August 1986, he was engaged as an account executive for Prudential-Bache Securities starting in February 1985. Prior to that, Mr. Deakins was an account executive for Merrill Lynch, Pierce, Fenner and Smith Incorporated. He received a B.A. in Economics from Hartwick College.

  Chris J. Lautenslager is a Vice President of John W. Henry & Co., Inc. He is responsible for general business development and Investor Services support. Prior to joining JWH in April 1996, he was the Vice President of Institutional Sales for I/B/E/S International, Inc., a distributor of corporate earnings estimate information. His responsibilities consisted of business development and support of global money managers and investment bankers. Prior to his employment with I/B/E/S, Mr. Lautenslager devoted time to personal activities from April 1994 to March 1995, following the closing of the Stamford, Connecticut office of Gruntal & Co., where he had worked as a proprietary equity trader since November 1993. Before that, he held the same position at S.A.C. Capital Management starting in February 1993. From October 1987 to December 1993, Mr. Lautenslager was a partner and managing director of Limitless Option Partners, a registered Chicago Mercantile Exchange trading and brokerage organization, where he traded currency futures and options. He received a B.S. in Accounting from the University of Colorado and a Masters in Management from Northwestern University.

  Mr. Edwin B. Twist is a director of JWH and has held that position since August 1993. Mr. Twist is also a director of JWH Risk Management, Inc. Mr. Twist joined JWH as internal projects manager in September 1991. Mr. Twist's responsibilities include assistance in the day-to-day administration of JWH's Florida office and internal projects. Mr. Twist was secretary and treasurer of J.W. Henry Enterprises Corp., a Florida corporation engaged in administrative and financial consulting services, for which he performed financial, consulting and administrative services from January 1991 to August 1991.

  Ms. Nancy Fox, C.P.A., is a vice president and the manager of investment support of JWH. She is responsible for the day-to-day activities of the Investment Support Department, including all aspects of operations and performance reporting. Prior to joining JWH in January 1992, Ms. Fox was a senior accountant at Deloitte & Touche, where she served commodities and securities industry clients and had positions of increasing responsibility since July 1987. Ms. Fox is a member of the AICPA and the New Jersey Society of C.P.A.s. She received a B.S. in Accounting and Finance for Fairfield University.

  JWH and its principals and affiliates may, from time to time, trade commodity interest contracts for their own proprietary accounts. Such trades may or may not be in accordance with the JWH trading systems described below.

The JWH Trading Approach

  JWH specializes in managing institutional and individual capital in the global futures, interest rate and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on long-term trends rather than short-term, day-to-day trends. Each JWH trading system is a technical trend-following system.

TRADING TECHNIQUES

  The quantitative models of JWH are guided by a set of mathematical formulas that provide signals for trading decisions integrated within a disciplined money-management framework. JWH investment techniques focus on long-term trends rather than day-to-day price fluctuations. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, only thirty to forty percent of all trades made pursuant to the trading methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable overall results. Generally, the majority of losing positions have been liquidated within weeks. The greatest cumulative percentage decline in daily net asset value JWH has experienced in any single program was nearly sixty percent. Investors should understand that similar or greater drawdowns are possible in the future.

  JWH at its sole discretion may override computer-generated trading signals, and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. Subjective aspects of JWH's trading methods also include the determination of portfolio leverage, commencement of trading in an account, contracts traded, contract month selection, margin utilization, markets traded, and effective trade execution.

PROGRAM MODIFICATIONS

  In an effort to maintain and improve performance, JWH has engaged, and continues to engage in an extensive program of research. While the basic parameters underlying the firm's trading approach have remained intact throughout its history, the potential benefits of employing more than one trading parameter alternatively, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research and analysis may suggest substitution of alternative parameters with respect to particular contracts in light of relative differences in historical trading performance achieved through testing different parameters. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of leverage employed.

  As capital in each JWH program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the trading programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. Investors will not be informed of the changes.

LEVERAGE

  Leverage adjustments have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust leverage in certain markets or entire programs. Leverage adjustments may be made at certain times for some programs but not for others. Factors which may affect the decision to adjust leverage include: ongoing research, program volatility, current market volatility, risk exposure, and subjective judgement and evaluation of these and other general market conditions. Such decisions to change leverage may positively or negatively affect performance, and will alter risk exposure for an account. Leverage adjustments may lead to greater profits and losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is given that such leverage adjustments will be to the financial advantage of JWH clients. JWH reserves the right, in its sole discretion, to adjust its leverage policy without notification to investors.

ADDITION, REDEMPTION AND REALLOCATION OF CAPITAL FOR COMMODITY POOL OR FUND ACCOUNTS

  JWH has developed procedures for investing fund accounts that provide for the addition, redemption and/or reallocation of capital. Investors who purchase or redeem units in a fund are most frequently permitted to do so at a price equal to the net asset value per unit on the close of business on the last business day of the month or quarter. In addition, funds may reallocate capital among advisors at the close of business on the last business day of the month. In order to provide market exposure commensurate with equity in the account on the date of these transactions JWH's practice is to adjust positions at a time as close at possible to the close of business on the last trading date of the month. The intention is to provide for additions, redemptions and reallocations at a net asset value per unit that will be the same for each of these transactions and to eliminate possible variation in net asset value per unit that could occur as a result of inter-day price changes when additions are calculated on the first day of the subsequent month. Therefore JWH may, in its sole discretion, adust its investing of the assets associated with the addition, redemption and reallocation of capital at a time as close as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month. In the case of an addition to a fund account, JWH may also, in its sole discretion, delay the actual start of trading for those new assets. No assurance is given that JWH will be able to achieve the objectives described above in connection with funding level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

  The JWH programs often make trades in markets that have lower trading volume and are less liquid, such as the markets for coffee, cotton and certain currencies. JWH operates each JWH program as a completely separate and independent program.

  The assets of Spectrum Technical allocated to JWH are traded pursuant to its Original Investment Program and Financial and Metals Portfolio.

  The Original Investment Program. The Original Investment Program began trading proprietary funds in June 1981 and managing client accounts in October 1982. The Original Investment Program uses long-term quantitative models in that it maintains a position, either long or short, at all times in all of the commodities in which the program participates. The Original Investment Program considers volatility, duration of trend and mathematical relationships based on the dollar value of each contract and is designed to generate buy and sell signals with an emphasis on long-term trends.

  From 1981 through June 1992, the Original Investment Program maintained a relatively static portfolio and market sector weighting profile. The portfolio was structured to best utilize the liquidity, volatility, and diversity of markets as they existed at that time. However, the futures markets have evolved much in the last ten years such that the markets and their characteristics are much different than those in 1981. Global markets have emerged, while some of the more traditional products have become less liquid and less viable for trading large positions. Accordingly, extensive research analysis was performed by JWH during the first half of 1992 on all markets that are available for trading in the Original Investment Program. As part of the research initiative, each market currently traded or now available to trade was analyzed for liquidity, volatility, profitability and correlation characteristics. A market was included in the new portfolio if it proved to be profitable over time and currently affords sufficient liquidity. A weighing for each market was determined based on price volatility, correlation to other markets, performance contract size, risk and other considerations. Based on these results, certain changes described below were instituted effective July 1, 1992 to all Original Investment Program accounts. Lumber, heating oil, cocoa, S&P 500 Index, wheat and hogs no longer are traded as part of the Original Investment Program. Eurodollars, silver, crude oil, bean oil, London cocoa, Australian All Ordinaries Stock Index, Nikkei Stock Index, German bonds and Japanese bonds have been added as markets to be traded as part of the Original Investment Program.

  The new portfolio now includes a significant increase in positions in financial markets, largely as a result of new products developed over the last ten years. In addition, the currencies, stock indexes and interest rate markets now receive a greater weighing, while the size of positions in the soft commodities and grain markets have been reduced. The weighing of the metals and energy classes are relatively unchanged, although their components have been changed. The meats have been eliminated altogether. The Original Investment Program follows and trades approximately 20 to 25 commodities.

  The Financial and Metals Portfolio. Researched throughout 1983 by JWH, a systematic forecasting method was first traded in a format using solely financial futures in August of 1984. That program, the Financial and Metals Portfolio, participates in four major market sectors--currencies, metals, interest rates and stock indexes--and initiates trades according to trend-emergence and computerized determination of relative risk. While still maintaining a long-term perspective, the Financial and Metals Portfolio attempts to take better advantage of the intermediate trends available in the global financially oriented markets of the 1990's. The Financial and Metals Portfolio may take long, short or neutral positions in approximately 39 markets within the four groups traded, may use stop orders and commits 10%-30% of equity to margin on open positions. Because assets are concentrated in financial futures and metals only, volatility can be higher than in a more diversified portfolio.

OTHER JWH PROGRAMS

  In addition to the Original Investment Program and the Financial and Metals Portfolio, JWH currently operates nine different programs for U.S. and foreign investors, none of which are utilized by JWH for the Partnership. Each program is operated separately and independently. With the exception of InterRate(TM), these programs are intermediate and long-term, quantitative, trend-analysis models designed to achieve speculative rates of return.

  The KT Diversified Program, which began trading in 1983 and closed in February 1994, participated in 8 market sectors and traded 19-24 commodities only on U.S. exchanges. The Global Diversified Program, which began trading in 1988, expanded the KT Diversified program to include forward contracts and a wide range of futures contracts traded on foreign exchanges. The International Foreign Exchange Program, begun in 1986, concentrates exclusively on trading 10 to 15 foreign currencies in outright and cross-rate positions, primarily through forward contracts. Portfolios are dynamic and include from time to time various matrices of futures positions. InterRate(TM), which commenced trading in November 1987, uses a portfolio of foreign currency contracts that seeks to capture interest rate differentials between countries. This program utilizes leverage that is significantly lower than other JWH programs, reducing the risk as it seeks to generate returns significantly enhanced over the rates of prevailing 90-day U.S. government securities. The World Financial Perspective, which began trading in 1986, involves trading the financial and energy sector markets from the perspective of the Japanese yen, German mark, Swiss franc, British pound, Australian dollar, French franc, Canadian dollar and the U.S. dollar. This pricing of key global markets in terms of foreign currencies provides a level of diversification not generally found in a futures portfolio. In February 1991, JWH began trading a portfolio in which the same trading techniques utilized in the International Foreign Exchange Program are primarily applied to the currencies of the major industrial nations known as the Group of Seven, and Switzerland. These currencies are among the most liquid, actively traded currencies in the world. The G-7 Currency Portfolio makes use of both outright positions and cross-rate positions. Positions are primarily taken in the Interbank market and, from time to time, on futures exchanges. The Yen Financial Portfolio began trading in August 1991 and uses the same quantitative models as the Financial and the Metals Portfolio. The Yen Financial Portfolio concentrates trading specifically in the Japanese financial markets trading only the Japanese yen, the 10-year Japanese Government Bond, Euroyen and Nikkei 225 stock index. The International Currency and Bond Portfolio, begun in January 1993, combines the techniques employed in the G-7 Currency Portfolio and the global bond sector of the Financial and Metals Portfolio to make a combined portfolio of currencies and international long-term bonds. The Global Financial Portfolio, which began trading client capital in June 1994, utilizes the same long-term, trend-following reversal approach of JWH's first portfolio, the Original Investment Program. The portfolio is comprised of diverse financial markets including select global currencies, interest rates and stock indexes, as well as energy. The Dollar Program began trading proprietary capital in June 1994. This program is designed to capitalized on price movements in the U.S. dollar utilizing an intermediate-term quantitative trend analysis model, and takes outright positions in the Japanese yen, German mark, Swiss franc, and British pound versus the U.S. dollar. The Delevered Yen Financial and Metals Profile was opened at the request of a client in October 1995. It is not open to new investment except at the sole discretion of JWH. This program seeks to capitalize on sustained moves in global financial markets utilizing intermediate-term and long-term quantitative trend analysis models, some of which attempt to employ neutral stances during periods of nontrending markets. This portfolio is traded at approximately one-half of the leverage of the traditional Financial and Metals Portfolio and is traded from the perspective of the Japanese yen. The Worldwide Bond Program began trading proprietary capital in 1994. This program invests in the long-term portion of global interest rate markets. Although this program concentrates on one sector, diversification is achieved by trading the interest rate instruments of numerous countries. This program utilizes the proprietary quantitative models developed by JWH, but with a moderate level of leverage as compared with programs that participate in multiple market sectors.

Past Performance of JWH

  JWH and its principals have established a performance history in the client accounts for which they have acted as a commodity trading advisor. The assets of Spectrum Technical allocated to JWH are allocated only to its Original Investment Program and the Financial and Metals Portfolio as described above.

  INVESTORS ARE CAUTIONED THAT THE INFORMATION SET FORTH IN THE FOLLOWING CAPSULE PERFORMANCE SUMMARIES ARE NOT INDICATIVE OF, AND MAY HAVE NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY JWH OR SPECTRUM TECHNICAL IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS AND OTHER TRADING MANAGERS WILL BE INVESTING FUNDS OF SUCH PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT JWH OR SUCH PARTNERSHIP WILL MAKE ANY PROFITS AT ALL, OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM FUTURES INTERESTS TRADING.

                           JOHN W. HENRY & CO., INC.
                         FINANCIAL AND METALS PORTFOLIO

  The following reflects the composite performance information of John W. Henry & Co., Inc.'s Financial and Metals Portfolio which trades a portion of the assets of Spectrum Technical.

     Name of CTA: John W. Henry & Co., Inc.
     Name of program: Financial and Metals Portfolio
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: October 1984
     Number of open accounts: 88
     Aggregate assets overall: $1.3 billion
     Aggregate assets in program: $893.1 million
     Worst monthly drawdown: (18.0)%--(1/92)
     Worst month-end peak-to-valley drawdown: (39.5)%--(12/91-5/92) 1996 year-to-date return (1 month): 6.0%
     1995 annual return: 38.5%
     1994 annual return: (5.3)%
     1993 annual return: 46.8%
     1992 annual return: (10.9)%
     1991 annual return: 61.9%

                           JOHN W. HENRY & CO., INC.
                          ORIGINAL INVESTMENT PROGRAM

  The following reflects the composite performance information of John W. Henry & Co., Inc.'s Original Investment Program which trades a portion of the assets of Spectrum Technical.

     Name of CTA: John W. Henry & Co., Inc.
     Name of program: Original Investment Program
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: October 1982
     Number of open accounts: 17
     Aggregate assets overall: $1.3 billion
     Aggregate assets in program: $97.9 million
     Worst monthly drawdown: (14.1)%--(10/94)
     Worst month-end peak-to-valley drawdown: (26.2)%--(6/94-10/94) 1996 year-to-date return (1 month): 5.3%
     1995 annual return: 53.2%
     1994 annual return: (5.7)%
     1993 annual return: 40.6%
     1992 annual return: 10.9%
     1991 annual return: 5.4%

*Please see additional notes for the Financial and Metals Portfolio.

*Please see additional notes for the Original Investment Program.

  See "Supplementary Performance Information" for pro forma annual (period) rates of return for the period 1991 (or inception of trading) through November 1994 which, in certain cases, are lower than actual program results.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

         SUMMARY OF OTHER PROGRAMS TRADED BY JOHN W. HENRY & CO., INC.

  The following summary performance information reflects the composite performance results of other programs traded by John W. Henry & Co., Inc.

     Name of CTA: John W. Henry & Co., Inc.
     Name of program: Global Diversified Portfolio
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: June 1988
     Number of open accounts: 22
     Aggregate assets overall: $1.3 billion
     Aggregate assets in program (excluding notional equity): $113.5 million Aggregate assets in program (including notional equity): $136.9 million Worst monthly drawdown: (16.8)%--(7/91)
     Worst month-end peak-to-valley drawdown: (29.1)%--(12/91-5/92)
     1996 year-to-date return (1 month): (1.3)%
     1995 annual return: 19.6%*
     1994 annual return: 10.1%
     1993 annual return: 59.8%
     1992 annual return: (12.6)%
     1991 annual return: 40.4%

     *Please see additional note for the Global Diversified Program.

     Name of CTA: John W. Henry & Co., Inc.
     Name of program: The World Financial Perspective
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: April 1987
     Number of open accounts: 5
     Aggregate assets overall: $1.3 billion
     Aggregate assets in program: $15.0 million
     Worst monthly drawdown: (21.6)%--(1/92)
     Worst month-end peak-to-valley drawdown: (41.1)%--(9/90-10/92) 1996 year-to-date return (1 month): 7.4%
     1995 annual return: 32.2%
     1994 annual return: (15.2)%
     1993 annual return: 13.7%
     1992 annual return: (23.2)%
     1991 annual return: 14.6%

     Name of CTA:  John W. Henry & Co., Inc.
     Name of program: Delivered Yen Denominated Financial and Metals
     Portfolio
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: October 1995
     Number of open accounts: 1
     Aggregate assets overall: $1.3 billion
     Aggregate assets in program: (Yen)573 million
     Worst monthly drawdown*: (0.6)%--(12/95)
     Worst month-end peak-to-valley drawdown*: (0.6)%--(11/95-12/95) 1996 year-to-date return (1 months): 2.6%
     1995 period return (3 months):--0.2%

     Name of CTA:  John W. Henry & Co., Inc.
     Name of program: Yen Financial Portfolio
     Inception of client trading by CTA: October 1982

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     Inception of client trading in program: August 1991
     Number of open accounts: 10
     Aggregate assets overall: $1.3 billion
     Aggregate assets in program: $53 million
     Worst monthly drawdown for any single account: (14.4)%--(2/92) Worst month-end peak-to-valley drawdown: (19.9)%--(11/93-9/94)

                                   ACCOUNT 1

  The account below commenced trading on January 14, 1992 and as of January 31, 1996 was profitable. Assets under management are $7,731,185 as of January 31, 1996. The largest drawdown since inception was (17.5)% from January 1992 through February 1992. The largest monthly drawdown was (14.4)% in February 1992.

     1996 year-to-date return (1 month): 0.1%
     1995 annual return: 20.6%
     1994 annual return: (13.0)%
     1993 annual return: 76.4%
     1992 annual return: 20.08%

                                   ACCOUNT 2

  The account below commenced trading on April 1, 1992 and closed profitably in September 1993. The largest drawdown since inception was (11.7)% from April 1992 through May 1992. The largest monthly drawdown was (11.7)% in May 1992.

     1993 period return (9 months): 62.6%
     1992 period return (9 months): 27.0%

                                   ACCOUNT 3

  The account below commenced trading on February 10, 1992 and closed profitably in December 1992. The largest drawdown since inception was (11.5)% from February 1992 through February 1992. The largest monthly drawdown was (11.5)% in February 1992.

     1992 period return (11 months): 32.7%

                                   ACCOUNT 4

  The account below commenced trading on March 21, 1994 and closed unprofitably in December 1994. The largest drawdown since inception was (10.5)% from April 1994 through December 1994. The largest monthly drawdown was (5.4)% in May 1994.

     1994 period return (10 months): (7.4)%

                                   ACCOUNT 5

  The account below commenced trading on November 5, 1993 and closed profitably in August 1995. The largest drawdown since inception was (18.8)% from April 1995 through August 1995. The largest monthly drawdown was (9.0)% in August 1995.

     1995 period return (8 months): 20.0%
     1994 annual return: (13.4)%
     1993 period return (2 months): 5.2%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                   ACCOUNT 6

  The account below commenced trading on November 10, 1993 and closed profitably in January 1995. The largest drawdown since inception was (16.5)% from April 1995 through January 1995. The largest monthly drawdown was (6.3)% in May 1994.

     1995 period return (1 month): (0.7)%
     1994 annual return: (15.05)%
     1993 period return (2 months): 4.8%

                                   ACCOUNT 7

  The account below commenced trading on December 31, 1992 and as of January 31, 1996 was profitable. Assets under management are $1,601,004 as of January 31, 1996. The largest drawdown since inception was (15.8)% from December 1995 through January 1995. The largest monthly drawdown was (4.9)% in July 1995.

     1996 period return (1 month): 2.2%
     1995 annual return: 31.4%
     1994 annual return: (14.1)%
     1993 annual return: 69.2%
     1992 period return (1 month): (.14)%

                                   ACCOUNT 8

  The account below commenced trading on January 4, 1993 and as of January 31, 1996 was profitable. Assets under management are $3,712,976 as of January 31, 1996. The largest monthly drawdown since inception was (14.0)% from April 1995 through October 1995. The largest monthly drawdown was (6.9)% in July 1995.

     1996 period return (1 month): 1.2%
     1995 annual return: 21.0%
     1994 annual return: (8.8)%
     1993 annual return: 76.3%

                                   ACCOUNT 9

  The account below commenced trading on January 4, 1993 and closed profitably in December 1995. The largest monthly drawdown since inception was (15.8)% from April 1995 through December 1995. The largest monthly drawdown was (6.2)% in June 1995.

     1995 annual return: 10.9%
     1994 annual return: (4.1)%
     1993 annual return: 43.6%

                                   ACCOUNT 10

  The account below commenced trading on April 2, 1993 and closed profitably in September 1994. The largest drawdown since inception was (19.9)% from November 1993 through September 1994. The largest monthly drawdown was (5.8)% in May 1994.

     1994 period return (9 months) (19.0)%
     1995 period return (9 months): 25.3%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                   ACCOUNT 11

  The account below commenced trading on January 6, 1994 and closed unprofitably in August 1994. The largest drawdown since inception was (11.0)% from April 1994 through August 1994. The largest monthly drawdown was (5.5)% in May 1994.

     1994 period return (8 months): (6.7)%

                                   ACCOUNT 12

  The account below commenced trading on December 28, 1992 and closed profitably on January 31, 1996. The largest drawdown since inception was (12.4)% from April 1995 through October 1995. The largest monthly drawdown was (6.0)% in July 1995.

     1996 period return (1 month): .3%
     1995 annual return: 26.6%
     1994 annual return: (5.1)%
     1993 annual return: 73.9%
     1992 annual return: (1.0)%

                                   ACCOUNT 13

  The account below commenced trading on March 11, 1994 and as of January 31, 1996 was profitable. Assets under management are $1,058,191 as of January 31, 1996. The largest drawdown since inception was (15.0)% from April 1995 through October 1995. The largest monthly drawdown was (6.2)% in July 1995.

     1996 annual return (1 month): .3%
     1995 annual return: 15.5%
     1994 period return (10 months): (10.1)%

                                   ACCOUNT 14

  The account below commenced trading on January 18, 1994 and as of January 31, 1996 was profitable. Assets under management are $1,231,301 as of January 31, 1996. The largest drawdown since inception was (15.1)% from April 1994 through January 1995. The largest monthly drawdown was (6.0)% in July 1995.

     1995 annual period return (1 month): 0.6%
     1994 annual return: 22.4%
     1993 annual return: (7.5)%

                                   ACCOUNT 15

  The account below commenced trading on December 1, 1994 and as of January 31, 1996 was profitable. Assets under management are $6,322,540 as of January 31, 1996. The largest drawdown since inception was (16.0)% from April 1995 through October 1995. The largest monthly drawdown was (6.6)% in July 1995.

     1996 period return (1 month): 0.1%
     1995 annual return: 18.3%
     1994 period return (1 month): 0.2%

                                   ACCOUNT 16

  The account below commenced trading on June 1, 1994 and closed unprofitably in December 1994. The largest drawdown since inception was (10.4)% from June 1994 throughout November 1994. The largest monthly drawdown was (5.1)% in July 1994.

     1994 period return (7 months): (7.9)%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                   ACCOUNT 17

  The account below commenced trading on June 3, 1994 and as of January 31, 1996 was profitable. Assets under management are $24,561,651 as of January 31, 1996. The largest drawdown since inception was (12.0)% from April 1995 through October 1995. The largest monthly drawdown was (6.5)% in July 1995.

     1996 period return (1 month): 0.6%
     1995 annual return: 24.2%
     1994 period return (6 months): (1.6)%

                                   ACCOUNT 18

  The account below commenced trading on June 15, 1994 and closed profitably in March 1995. The largest drawdown since inception was (9.9)% from June 1994 through January 1995. The largest monthly drawdown was (3.6)% in July 1994.

     1995 period return (3 months): 4.12%
     1994 period return (6 months): (6.62)%

                                   ACCOUNT 19

  The account below commenced trading on August 31, 1994 and as of January 31, 1996 was profitable. Assets under management are $3,504,756 as of January 31, 1996. The largest drawdown since inception was (17.1)% from April 1995 through October 1995. The largest monthly drawdown was (7.1)% in July 1995.

     1996 period return (1 month): (0.4)%
     1995 annual return: 21.1%
     1994 period return (5 months): (4.3)%

                                   ACCOUNT 20

  The account below commenced trading on April 4, 1994 and closed unprofitably in September 1994. The largest drawdown since inception was (7.0)% from April 1994 through September 1994. The largest monthly drawdown was (4.7)% in May 1994.

     1994 period return (6 months): (4.6)%

                                   ACCOUNT 21

  The account below commenced trading on March 1, 1994 and closed unprofitably in September 1994. The largest drawdown since inception as (11.0)% from April 1994 through September 1994. The largest monthly drawdown was (6.3)% in May 1994.

     1994 period return (7 months): (9.8)%

                                   ACCOUNT 22

  The account below commenced trading on April 4, 1994 and closed unprofitably in September 1994. The largest drawdown since inception was (12.9)% from April 1994 through September 1994. The largest monthly drawdown was (9.1)% in May 1994.

     1994 period return (6 months): (9.8)%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                   ACCOUNT 23

  The account below commenced trading on January 5, 1995 and as of January 31, 1996 was profitable. Assets under management are $2,022,583 as of January 31, 1996. The largest drawdown since inception was (18.3)% from April 1995 through October 1995. The largest monthly drawdown was (7.5)% in July 1995.

     1996 period return (1 month): (0.2)%
     1995 annual return: 13.2%

                                   ACCOUNT 24

  The account below commenced trading on April 2, 1993 and closed profitably in December 1994. The largest drawdown since inception as (17.9)% from November 1993 through December 1994. The largest monthly drawdown was (6.1)% in May 1994.

     1994 annual return: (16.6)%
     1995 period return (9 months): 26.5%

                                   ACCOUNT 25

  The account below commenced trading on September 10, 1993 and closed unprofitably in December 1994. The largest drawdown since inception was (14.1)% from April 1994 through December 1994. The largest monthly drawdown was (6.0)% in May 1994.

     1994 annual return: (12.4)%
     1993 period return (4 months): 3.2%

                                   ACCOUNT 26

  The yen denominated account below commenced trading on March 31, 1994 and as of January 31, 1996 was profitable. Assets under management are
(Yen)196,159,238 as of January 31, 1996. The largest drawdown since inception was (12.8)% from March 1994 through January 1995. The largest monthly drawdown was (4.6)% in May 1995.

     1996 period return (1 month): 3.6%
     1995 annual return: 28.1%
     1994 period return (10 months): (11.2)%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     Name of CTA: John W. Henry & Co., Inc.
     Name of program: International Foreign Exchange Program
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: August 1986
     Number of open accounts: 8
     Aggregate assets overall: $1.3 billion
     Aggregate assets in program: $83.3 million
     Worst monthly drawdown: (12.0)%--(1/92)
     Worst month-end peak-to-valley drawdown: (24.1)%--(12/91-4/92) 1996 year-to-date return (1 month): 2.3%
     1995 annual return: (16.9)%
     1994 annual return: (6.3)%
     1993 annual return: (4.5)%
     1992 annual return: 4.5%
     1991 annual return: 38.7%

     Name of CTA:  John W. Henry & Co., Inc.
     Name of program: G-7 Currency Portfolio
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: February 1991
     Number of open accounts: 10
     Aggregate assets overall: $1.3 billion
     Aggregate assets in program: $89.6 million
     Worst monthly drawdown*: (10.7)%--(1/92)
     Worst month-end peak-to-valley drawdown: (19.5%)%--(7/93-1/95) 1996 year-to-date return (1 month): 2.9%
     1995 annual return: 32.2%
     1994 annual return: (4.9)%
     1993 annual return: (6.3)%
     1992 annual return: 14.6%
     1991 annual return: 48.5%

     Please see additional note for the G-7 Currency Portfolio.

     Name of CTA: John W. Henry & Co., Inc.
     Name of program: InterRate(TM)
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: December 1988
     Number of open accounts: 1
     Aggregate assets overall: $1.3 billion
     Aggregate assets in program: $17.0 million
     Worst monthly drawdown: (9.7)%--(9/92)
     Worst month-end peak-to-valley drawdown: (17.8)%--(8/92-2/94) 1996 year-to-date return (1 month): 1.92%
     1995 annual return: 5.2%
     1994 annual return: 3.4%
     1993 annual return: (5.4)%
     1992 annual return: (0.7)%
     1991 annual return: 8.7%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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     Name of CTA: John W. Henry & Co., Inc.
     Name of program: International Currency and Bond Portfolio
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: January 1993
     Number of open accounts: 1
     Aggregate assets overall: $1.3 billion
     Aggregate assets in program: $2.1 million
     Worst monthly drawdown: (6.7)%--(7/94)
     Worst month-end peak-to-valley drawdown: (20.1)%--(6/94-1/95) 1996 year-to-date return (1 month): 3.6%*
     1995 annual return: 36.5%*
     1994 annual return: (2.3)%
     1993 annual return: 14.8%

     *Please see additional note for the International Currency and Bond Portfolio.

     Name of CTA: John W. Henry & Co., Inc.
     Name of program: Global Financial Portfolio
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: June 1994
     Number of open accounts: 3
     Aggregate assets overall: $1.3 billion
     Aggregate assets in program: $14.3 million
     Worst monthly drawdown: (17.4)%--(11/94)
     Worst month-end peak-to-valley drawdown: (46.0)%--(6/94-1/95) 1996 year-to-date return (1 month): 4.8%*
     1995 annual return: 86.2%*
     1994 annual return: (37.7)%

     *Please see additional notes for the Global Financial Portfolio.

     Name of CTA:  John W. Henry & Co., Inc.
     Name of program: KT Diversified Program
     Inception of client trading by CTA: October 1982
     Inception of client trading in program: January 1984
     Number of open accounts: 0 (Closed 2/94)
     Aggregate assets overall: $1.3 billion
     Aggregate assets in program: $0 (Closed 2/94)
     Worst monthly drawdown: (19.2)%--(7/91)
     Worst month-end peak-to-valley drawdown: (46.8)%--(9/90-3/92) 1994 period return (2 months): (14.0)%
     1993 annual return: 20.6%
     1992 annual return: (11.9)%
     1991 annual return: (2.1)%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                             JWH INVESTMENTS, INC.

  JWH Investments, Inc. (JWHII), an affiliate of John W. Henry & Co., Inc., is an RIA established to manage accounts for certain pension plans and other institutional investors. JWHII is registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. JWHII is also registered as a CTA with the CFTC and is a member of the NFA in such capacity. JWHII, originally established as JWH Investment Advisory Services, Inc., changed its name in February 1995. JWHII currently manages no accounts.

     Name of CTA: JWH Investments, Inc.
     Name of program: Financial and Metals Portfolio
     Inception of client trading by CTA: September 1991
     Inception of trading in program: September 1991
     Number of open accounts: 0
     Aggregate assets overall: $0
     Aggregate assets in program: $0
     Worst monthly drawdown: (16.6)%--(1/92)
     Worst month-end peak-to-valley drawdown: (34.4)%--(12/91-5/92) 1995 annual return: 30.3%
     1994 annual return: (0.8)%
     1993 annual return: 46.1%
     1992 annual return: (4.0)%
     1991 period return (4 months): 58.5%

     Name of CTA: JWH Investments, Inc.
     Name of program: InterRate(TM)
     Inception of client trading by CTA: September 1991
     Inception of trading in program: February 1992
     Number of open accounts: 0
     Aggregate assets overall: $0
     Aggregate assets in program: $0
     Worst monthly drawdown: (9.3)%--(2/92)
     Worst month-end peak-to-valley drawdown: (17.3)%--(8/92-10/93) 1993 period return (11 months): (9.92)%
     1992 period return (11 months): 2.77%




       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


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                           JOHN W. HENRY & CO., INC.

               FOOTNOTES TO ALL JWH AND JWHII PERFORMANCE TABLES

  An investor should note that in a presentation of past performance data different accounts, even though traded according to the same investment program, can have varying investment results. The reasons for this include numerous material differences among accounts including, but not limited to: a) the period during which accounts are active; b) the investment program used (although all accounts may be traded in accordance with the same approach, such approach may be modified periodically as a result of ongoing research and development by JWH); c) leverage employed; d) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; e) the amount of interest income earned by an account which will depend on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills;
f) the amount of management and incentive fees paid to an investment manager and the amount of brokerage commissions paid; g) the timing of orders to open or close positions; h) the market conditions, which in part determine the quality of trade executions; i) trading instructions/restrictions of the client and j) procedures governing timing for the commencement of trading and means of moving towards full portfolio commitment of new accounts.

  During the periods covered by the JWH performance records, and particularly since 1989, JWH increased and decreased leverage in certain markets and entire training programs, and also altered the composition of the markets and contracts that it traded for certain programs. In general, before 1993 JWH programs used greater leverage than they currently do. In addition, the subjective aspects listed under the "Trading Techniques" section on page 100 have been utilized more often in recent years and therefore may have had a more pronounced effect on performance results during recent periods. In reviewing the JWH performance records, prospective investors should bear in mind the possible effects of these variations on the application of JWH's trading methods and rates of return.

  The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the tables. Investors are further cautioned that the data set forth in the performance capsules is not indicative of any trading results which may be attained by JWH in the future since past performance is not necessarily indicative of future results. On several occasions, JWH has decreased leverage over the last five years, in certain markets and entire programs. These actions have reduced the volatility of certain programs when compared to the volatility prior to the decrease in leverage. While historical returns represent actual performance achieved, investors should be aware that the degree of leverage currently utilized may be significantly different from that used during previous time periods.

  Prior to December 1991 for JWH and July 1992 for JWHII, performance capsules are presented on a cash basis except as otherwise stated in the footnotes to the tables. The recording of items on a cash basis should not, for most months, be materially different to presenting such rates of return on an accrual basis. Any differences in the monthly rates of return between the two methods would be immaterial to the overall performance presented.

  Beginning with the change to the accrual basis of accounting for incentive fees in December 1991 for JWH and July 1992 for JWHII, the net effect to monthly net performance and the rate of return in the performance capsules of continuing to record interest income, management fees, commissions and other expenses on a cash basis is materially equivalent to the full accrual basis.

  "Aggregate Assets Overall" is the aggregate amount of actual assets under the management of JWH in all programs operated by JWH, as of the end of the period covered by the performance summary. These numbers also include proprietary funds; however, these accounts earn interest, are traded, and are charged the same fees identical to client accounts, and the proprietary funds are not material in terms of the overall assets managed by JWH.

  "Aggregate Assets in Program" is the aggregate amount of actual assets under the management of JWH in the program shown. These numbers also include proprietary funds (as described in the additional footnotes); however, these accounts earn interest, are traded, and are charged the same fees identical to client accounts, and the proprietary funds are not material in terms of the overall assets managed by JWH. Additionally, the aggregate assets of the Global Diversified Portfolio include notional equity; this number is shown with and with out the notional equity for that program.

  "Worst monthly drawdown" means the greatest percentage decline in month-end net asset value due to losses sustained by the trading program during any month, expressed as a percentage of initial month-end net asset value.

  "Worst month-end peak-to-valley drawdown" means the greatest cumulative percentage decline in monthly net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value, expressed as a percentage of initial month-end net asset value.

  Adjusted Monthly Rate of Return is calculated by dividing net performance by the sum of beginning equity plus additions and minus withdrawals. For such purposes, all additions and withdrawals are effectively treated as if they had been made on the first day of the month even if, in fact, they occurred later, unless beginning in December 1991, they are material to the performance of a program, in which case they are time-weighted.

  Annual and Year-to-Date Rates of Return are calculated by compounding the monthly Adjusted Rates of Return over the number of periods in a given year. For example, each month's Adjusted Rate of Return in hundredths is added to one
(1) and the result is multiplied by the previous month's compounded Adjusted Rate of Return similarly expressed. One (1) is then subtracted from the product. For periods of less than one year the results are Year-to-Date.

ADDITIONAL NOTES TO THE FINANCIAL AND METALS PORTFOLIO PERFORMANCE CAPSULE

  In May 1991 one proprietary account began trading and in March a second proprietary account began trading pursuant to the Financial and Metals Portfolio. Both accounts appear in the capsule performance from their inception until August 1995. The maximum percentage of proprietary funds during this time was less than 0.5%. Beginning in May 1992, 35% of the assets in the Financial and Metals Portfolio were deleveraged 50% at the request of a client. The deleveraging materially affected the rates of return in JWH's track records. The 1992 annual rate of return for these deleveraged accounts was (24.3)%. The 1992 annual rate of return for the Financial and Metals Portfolio Composite Track Record was (10.9)%. If these accounts had been excluded from the Financial and Metals Portfolio track record, the 1992 annual rate of return would be (3.9)%. The effect of this deleveraging was eliminated in September 1992.

  The Financial and Metals Composite Performance Capsule includes the performance of several accounts that do not participate in global markets due to their smaller account equities which do not meet the minimums established for this program. Accounts not meeting such minimums can experience performance materially different than the performance of an account which meets the minimum account size. The performance of such accounts has no material effect to the overall Financial and Metals Composite Performance Capsule.

ADDITIONAL NOTE TO THE ORIGINAL INVESTMENT PROGRAM PERFORMANCE CAPSULE

  In November 1994, one proprietary account commenced trading pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and is subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore there is no material impact on the rates of return presented.

ADDITIONAL NOTE TO THE GLOBAL DIVERSIFIED PORTFOLIO PERFORMANCE CAPSULE

  The Global Diversified Portfolio began in June 1988. From July 1995 through December 1995 one proprietary account was trading pursuant to an investment in a fund. The proprietary account is traded in exactly the same manner that client funds would be traded, and is subject to all of the same fees and expenses that would be charged a to client investment in the fund; therefore there is no material impact on the rates of return presented.

ADDITIONAL NOTE TO THE G-7 CURRENCY PORTFOLIO PERFORMANCE CAPSULE

  G-7 Currency Portfolio began trading client capital in February 1991. From July 1995 through December 1995 one proprietary account was trading pursuant to an investment in a fund. This proprietary account was traded in exactly the same manner that client funds would be traded, and was subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore there is no material impact on the rates of return presented.

ADDITIONAL NOTE TO THE INTERNATIONAL CURRENCY & BOND PORTFOLIO PERFORMANCE
CAPSULE

  The International Currency and Bond Portfolio began trading client capital in January 1993. In October 1995, one proprietary account commenced trading pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and is subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore there is no material impact on the rates of return presented.

ADDITIONAL NOTES TO THE GLOBAL FINANCIAL PORTFOLIO PERFORMANCE CAPSULE

  In July 1995, one proprietary account commenced trading pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and is subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore there is no material impact on the rates of return presented. Since the inception of the Global Financial Portfolio, the timing of individual account openings has had a material impact on compound rates of return. Based on the account startup methodology used by JWH, the performance of individual accounts composing the Global Financial Portfolio composite performance summary has varied. In 1994, the two accounts that were open generated separate rates of return of negative 44% and negative 17%, respectively. For the period January 1995 through June 1995, the three open accounts achieved separate rates of return of 101%, 75% and 67%, respectively. As of June 1995, these accounts now maintain mature positions and are performing consistently with each other. Due to the six month period in 1995 of varied performance, the three accounts achieved an annual rate of return for 1995 of 122%, 92% and 78% respectively.

ADDITIONAL FOOTNOTE TO THE GLOBAL DIVERSIFIED PORTFOLIO AND THE JWHII INTERRATE (TM) COMPOSITE PERFORMANCE CAPSULES (THE "CAPSULES")

  The levels of Actual Funds in the accounts that make up the Capsules currently require additional disclosure. Actual Funds are the amount of margin-qualifying assets on deposit. Nominal Account Size is a dollar amount that clients have agreed in writing will determine the level of trading in an account regardless of the amount of Actual Funds. Notional Funds are the amount by which the Nominal Account Size exceeds the amount of Actual Funds. The level of notional funds in the accounts that compose the Capsules currently exceed the 10% disclosure limit of Notional Funds established by the CFTC.

  The Capsules reflect the adoption of a method of presenting rate-of-return and performance disclosure authorized by the CFTC, referred to as the "Fully Funded Subset" method, pursuant to an Advisory published by the CFTC. This method permits notional and fully funded accounts to be included in a single performance record.

  To qualify for use of the Fully Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully Funded Subset method and the resultant Adjusted Monthly Rates of Return are representative of the programs.

  These computations have been performed since January 1, 1992 for JWH and the inception of JWHII InterRate (TM). They were designed to provide assurance that performance presented in the Capsules and calculated on a Fully Funded basis would be representative of such performance calculated on a basis which includes notional equity in beginning equity. The Adjusted Rate of Return in the Capsules is calculated by dividing net performance by the sum of beginning equity plus additions minus withdrawals. JWH and JWHII believe that this method yields substantially the same Adjusted Monthly Rates of Returns as the Fully-Funded Subset method were there any fully funded accounts and the Adjusted Monthly Rates of Returns presented in the Capsules are representative of the programs for the periods presented.

  Rates of return determined on the basis of beginning equity (actual funds) can be calculated from the adjusted rates of return presented in the Capsules by dividing such rates of return by a fraction, the numerator of which is beginning equity (actual funds) and the denominator of which is beginning equity. Alternatively, these rates of return can be calculated by dividing net performance by beginning equity (actual funds). As an example, in the Global Diversified Portfolio for the month of August 1992, the adjusted rate of return was 6.1 percent; an account which had 50 percent actual funds would have had an adjusted rate of return of 12.2 percent (6.1%/50%).

ADDITIONAL NOTE TO THE YEN FINANCIAL PORTFOLIO PERFORMANCE CAPSULES

  The performance of the Yen Financial Portfolio is presented on an individual account basis due to material differences among accounts' historical performance. Account performance has varied historically due to a number of factors unique to this portfolio, including whether the portfolio is denominated in dollars or yen, the extent of hedging currency conversions, the amounts and frequency of currency conversions, and account size. Several of these factors that have materially influenced performance depend on clients' specific choices that effectively result in customized client portfolios.

  The Yen Financial Portfolio is traded from the Japanese yen perspective. Accounts may be opened with either U.S. dollar or Japanese yen deposits. Accounts originally opened with U.S. dollars establish additional interbank positions in Japanese yen in an effort to enable such accounts to generate returns similar to returns generated by accounts with Japanese yen-denominated balances. Over time, as profits and losses are recognized in Japanese yen-denominated Japanese markets, accounts may hold varying levels of U.S. dollars and Japanese yen. Additionally, the interbank positions are adjusted periodically to reflect the actual portions of the account balances remaining in U.S. dollars. Because performance may be affected by fluctuations in the U.S. dollar/Japanese yen conversion rate, and investors may open accounts with either U.S. dollar or Japanese yen deposits, performance records from the perspective of both denominations are presented.

  Accordingly, as the equity mix between U.S. dollar and Japanese yen varies, performance from each perspective will also vary. Individual account performance may differ from the composite performance summaries presented in relation to the perspective of the base currency invested. Such differences arise from exchange rate movements, percentage of account balances held in Japanese yen, and fee arrangements.

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DEAN WITTER SPECTRUM BALANCED L. P.

  Dean Witter Spectrum Balanced L.P. ("Spectrum Balanced") seeks as its investment objective to achieve capital appreciation by allocating its assets to a trading manager whose trading approach utilizes a comprehensive portfolio management strategy that incorporates elements of diversification, asset allocation and risk management and yield enhancement strategies.

  The trading manager for Spectrum Balanced is RXR, Inc. A full description of RXR, Inc., its principals and trading systems and its capsule performance information is presented below.

  RXR, INC. (CURRENT ALLOCATION 100%)

  RXR, Inc. ("RXR"), a New York corporation, was organized in June, 1983. RXR's address is Financial Centre, 695 East Main Street, Suite 102, Stamford, Connecticut 06901. RXR has been registered as a commodity trading advisor since July 1984 and is also a commodity pool operator and is a member of the NFA in such capacities.

  RXR is a wholly-owned subsidiary of The RXR Group Inc., a Delaware corporation ("The RXR Group"), which acts as a holding company, also holding all of the stock of RXR Securities Inc. ("RXR Securities") and RXR Capital Management Inc. ("RXR Capital"). RXR Securities is registered with the CFTC as an introducing broker and is also registered as a securities broker/dealer under the Securities Exchange Act of 1934, as amended. RXR Securities is a member of the NASD and of the NFA. RXR Capital is registered with the CFTC as a commodity trading advisor and commodity pool operator and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers' Act"). RXR is not affiliated with the General Partner or DWR or with any other trading manager for the Partnerships.

  The individual principals of RXR are as follows:

  MARK ROSENBERG, 49, is the President, Chief Executive Officer and a Director of each of RXR, RXR Capital, RXR Group and RXR Securities, the Chairman of the Investment Policy Committee of RXR and Chief Investment Officer and Director of Research.

  Mr. Rosenberg co-founded RXR in 1983 and RXR Capital in 1985 with the goal of establishing a money management company which would utilize futures, options and derivatives in the development of innovative investment and risk management programs for both institutional and fund clients.

  Mr. Rosenberg serves as a member of the Board of Directors of the Futures Industry Association ("FIA"). He is an arbitrator for the NFA and a member of the Financial Advisory Boards of both the Chicago Mercantile Exchange ("CME") and New York's Commodity Exchange, Inc. ("COMEX"). Mr. Rosenberg is also a Director of the Foundation of Finance and Banking Research. Prior to forming RXR in 1983, Mr. Rosenberg spent 14 years in the securities and futures industry, most of those years with Merrill Lynch, Pierce, Fenner & Smith Incorporated, and later at Prudential-Bache Securities, Inc., where he headed a group that specialized in institutional hedging and managed futures trading services.

  RUTHERFORD R. ROMAINE, "Robb", 48, is the Director of Sales and Marketing, Executive Vice President and a Director of RXR, RXR Capital, RXR Group and RXR Securities. Mr. Romaine is a co-founder of RXR and fulfills his primary responsibilities as Director of Sales and Marketing. He has been with RXR since its founding in 1983. He also serves on the Investment Policy Committee.

  Mr. Romaine is a member of the Board of Directors of the Managed Futures Association ("MFA"). He also serves on several MFA committees including the Statistics and Standards Committee and the Conference Committee.

  Additionally, Mr. Romaine currently serves on the Nominating Committee for the NFA and is a member of the CTA/CPO Advisory Committee of the NFA. Further, Mr. Romaine has served as a member of the CTA/CPO Advisory Committee of the CME and the Advisory Council of the New York Cotton Exchange. Prior to co-founding the General Partner in 1983, Mr. Romaine spent several years as a trading advisor and Vice President of Merrill Lynch Futures Inc. and later as a Vice President/Investments of Prudential-Bache Securities, Inc. Mr. Romaine has been a frequent speaker at futures industry conventions, forums and task forces addressing a wide range of issues relating to the institutional use of derivatives. Mr. Romaine graduated from Yale University in 1970 with a Bachelor of Arts degree.

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

  PETER A. HINRICHS, 38, is the Chief Financial Officer, Treasurer and a Director of RXR, RXR Capital, RXR Group and RXR Securities. He has been with RXR since its founding in 1983. Mr. Hinrichs is a member of the Investment Policy Committee and has additional responsibilities for Administration, Human Resources and Facilities Management for the Advisor and its affiliates.

  Mr. Hinrichs graduated from Curry College in 1981 with a Bachelor of Science degree in business management. He is a member of the Board of Directors of Fountain House Inc., a non-profit rehabilitation center for the mentally ill and is an active fund raiser for a number of charitable organizations.

  Except as set forth herein, there have never been any material administrative, civil or criminal actions, suits or proceedings (whether on appeal, pending or concluded) brought against RXR, RXR Capital, RXR Group, RXR Securities, Inc. or any of their principals. On April 4, 1988, Prudential-Bache Securities, Inc. ("Prudential-Bache") asserted a claim for arbitration before the New York Stock Exchange against Mr. Mark Rosenberg as well as Kenneth Stocker, James McConnon and William Weinrauch (three former principals of RXR) ("Respondents"). On August 12, 1988 Pacific Resources, Inc. ("PRI") joined the arbitration as an additional claimant. The claims were that Respondents knew, or should have known, that the calculation of zero coupon municipal bond prices provided to PRI and another Prudential-Bache client in 1985 and 1986 were inaccurate. It was alleged that losses of $28 million resulted. The prices reported to such clients were based on a number of factors, primarily valuations provided by Prudential Bache in conjunction with an independent pricing service, Interactive Data Services, Inc. ("IDSI"). Respondents contend the pricing was reasonable. Without consulting Respondents, Prudential Bache paid settlements in 1986 to PRI and the other client, and, in 1987 sought to recover from IDSI, which Prudential Bache alleged to be the faulty party in its settlement agreement with PRI. After failing to obtain a significant recovery from IDSI, Prudential Bache commenced the arbitration against Respondents. After 2 1/2 years of hearings and production of evidence, on November 13, 1991 Prudential-Bache withdrew its claims with prejudice without the payment of any money by any Respondent and issued a general release to each Respondent. As to PRI's claim, on February 28, 1992 the arbitrators rendered an award, without stating reasons, dismissing all claims against Messrs. Stocker and Weinrauch and awarding PRI $300,000 to be paid by the two other Respondents. Given the amount in controversy, Respondents believe that Prudential-Bache's withdrawal and the relatively small award to PRI support Respondents' contention that they were not guilty of any wrongdoing.

  RXR, its principals and its employees, may, from time to time, trade futures interests for their own accounts. Such trades may or may not be in accordance with the RXR trading approach described below.

The Balanced Portfolio Program

CONCEPT

  The Balanced Portfolio Program is a portfolio management strategy designed to produce consistent performance over a wide range of economic, political and environmental conditions. It incorporates elements of several of RXR's proprietary trading strategies including the Diversified Trading Program, Dynamic Portfolio Management and RXR's asset allocation model. The Balanced Portfolio Program is generally structured with two components. One component is comprised of fixed income securities (usually United States Treasury securities). The other component, which is actively managed by RXR, is comprised of futures, forwards and option contracts representing U.S. stocks and bonds, diversified global and tangible assets, and short-term interest rate instruments, described below. The Partnership has elected only the actively managed component of the Balanced Portfolio Program. In addition, the Partnership has instructed RXR to trade the Partnership's account at twice the leverage it would normally apply in managing the actively managed component of a Balanced Portfolio Program account.

THEORY

  The concept of the Balanced Portfolio Program has its roots in the pioneering research done by Harry Markowitz in the 1950s and Bill Sharpe in the 1970s on the design of efficient portfolios. Their work is the foundation of what is now known as Modern Portfolio Theory. Modern Portfolio Theory provides a rigorous structure for determining how to efficiently allocate funds among the various types of assets available to a specific portfolio. In particular, it suggests that risk averse investors should include a new asset group in their portfolios if doing so will improve the overall risk/reward characteristics.

  In the 1980s Dr. John Lintner of Harvard University applied this theory in evaluating the impact of adding a managed futures component consisting of tangible and global assets to a diversified 60% stock and 40% bond

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

portfolio. His study concluded that integrating a 20% investment in such an asset would significantly improve the return profile of the total portfolio at any level of risk.

  The Balanced Portfolio Program expands on the concept by incorporating sophisticated strategies designed to hedge market exposure and enhance yield. These strategies attempt to stabilize and improve performance through a variety of economic environments.

DIVERSIFICATION

  The Balanced Portfolio Program is a portfolio of futures, forward and options contracts that represents U.S. stocks and bonds, a diversified portfolio of global and tangible assets and short-term interest rate futures in proportions that RXR believes are consistent with Modern Portfolio Theory. The U.S. stock and bond components consist of stock-index and bond futures contracts. The global and tangible assets portfolio includes futures and options on international stock and bond indices and related currencies, precious metals, agricultural commodities and energy products.

  The diversification of the Balanced Portfolio Program tends to create a structural hedge against market downturns because the various assets tend to perform well during different economic environments. RXR believes that the stability which the Balanced Portfolio Program gains through diversification provides the Balanced Portfolio Program with greater protection against loss and a greater return potential than traditional portfolios of stocks and bonds.

ASSET ALLOCATION

  The allocations among stock indices futures, bond, diversified global and tangible assets and short-term interest rate instruments in the Balanced Portfolio Program are determined by RXR's proprietary asset allocation models. The model for U.S. stock and bond allocations uses an earnings driven analysis which compares the relative earnings characteristics of stocks and bonds to identify value. Based on that comparison, the Balanced Portfolio Program can efficiently shift funds towards those markets that it evaluates as having the greatest earning potential. Generally, the Partnership will have open positions in each of the four components of the portfolio.

RISK MANAGEMENT AND YIELD ENHANCEMENT (DYNAMIC PORTFOLIO MANAGEMENT)

  The Balanced Portfolio Program also uses Dynamic Portfolio Management, RXR's proprietary risk management and yield enhancement strategies which are designed to improve returns and reduce volatility in the U.S. Stock and Bond components. Market exposure is adjusted based on changes in the expected returns for the stock market, the yield curve for the bond market, and other factors.

  Dynamic Portfolio Management is a strategy intended to increase yield and protect principal by actively using futures and/or options techniques. One technique is writing covered call options and making adjustments by rolling option positions to higher or lower strike prices, depending on market movement, to seek greater premium income and increased risk management. Dynamic Portfolio Management incorporates a broad range of proprietary techniques intended to improve performance in a variety of market conditions. These techniques include:

      . Volatility Screen: A portfolio which writes calls is inherently volatile. Dynamic Portfolio Management includes a screening element designed to determine, based upon market volatility, whether writing calls or buying puts is the most efficient option strategy.

      . Trend Evaluator: A trend evaluation model designed to provide increased downside protection or upside participation by varying the degree of exposure in trending markets.

      . Strike Price Evaluator: A technical model used to compare the relative efficiency of at-the-money and out-of-the-money option strike prices.

      . Cost Evaluator: A valuation model designed to control risk management costs by measuring the efficiency of using futures or option contracts in certain market environments.

  At times, market conditions (such as premium levels and liquidity) may be such that the use of options is not believed by RXR to be advantageous. During such periods, the net market exposure determined by the Dynamic Portfolio Management models is used to adjust the positions held.

  THE DIVERSIFIED TRADING PROGRAM. Through the global and tangible assets component utilizing the proprietary Diversified Trading Program, RXR seeks to achieve profits and diversification into non-correlated assets. The Diversified Trading Program is highly systematic and provides for only limited discretion on behalf of RXR.

  The system follows approximately sixty-five markets, divided between global assets (such as non-U.S. stocks and bonds and their related currencies) and tangible assets (such as precious metals and agricultural and energy products). RXR will not apply hedging strategies to the global and tangible assets component. As a result the global and tangible assets component may profit in both down markets (through acquiring "short" positions) and up markets, whereas U.S. stock and bond components will only hold "long" positions (except in connection with risk management and yield enhancement) so are unlikely to recognize significant gains in declining markets.

  The Diversified Trading Program systems include trend-following, contrarian and volatility arbitrage models. Each of these strategies has the potential ability to perform well in different trading environments. Since the strategies seek to generate uncorrelated returns, using them together may allow the overall portfolio to be significantly stabilized.

  No representation is made and no guarantee is given that Spectrum Balanced's objective will be realized or that RXR will achieve any particular level of performance or amount of profits in its trading for Spectrum Balanced's account. Losses incurred in the global and tangible assets component could cause Spectrum Balanced's account to substantially underperform accounts managed by assets allocation systems which do not include a global and tangible assets component. In addition, because Spectrum Balanced has instructed RXR to manage Spectrum Balanced's account at twice the amount of leverage it would normally apply in managing the actively managed component of a Balanced Portfolio Program account, and Spectrum Balanced has not elected to include a component consisting of fixed income securities, the performance results achieved for Spectrum Balanced by RXR may be more volatile than other Balanced Portfolio Program accounts concurrently managed by RXR and its affiliates.

  Prospective investors must recognize not only that the foregoing discussion attempts to present only the most basic framework describing the Balanced Portfolio Program, but also due to the proprietary and confidential nature of all trading approaches, any description will inevitably be general in nature. Furthermore, RXR's trading methods are continually evolving, as are the markets themselves.

  IN TRADING FOR SPECTRUM BALANCED, RXR HAS AGREED WITH THE GENERAL PARTNER TO ADJUST THE LEVERAGING USED IN ITS BALANCED PORTFOLIO PROGRAM TO 2.0 TIMES THE STANDARD LEVERAGING FOR THE BALANCED PORTFOLIO PROGRAM.

Past Performance of RXR

  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

  For each of the capsules below, references to Total Assets under Management, Total Assets in Program or Total Assets in Account are sometimes characterized as "Actual" or "Nominal." "Actual" refers to the amount of margin-qualifying assets on deposit in an account. "Nominal" means the dollar amount that RXR and its affiliates and its customers have agreed will determine the level of trading in an account.

  Because of the institutional focus of the Balanced Portfolio Program, RXR and its affiliates have structured the Balanced Portfolio Program accounts based upon the needs of its clients. While the objectives of each account are similar and in each case the managed futures component has been structured as a commodity pool, the non-managed futures component has varied among accounts as follows:

  Capsule A-1 sets forth the composite performance of 18 accounts consisting of the performance of a component (generally a limited partnership commodity pool or limited liability company) managed pursuant to the Balanced Portfolio strategy with a reserve assets or guarantee component consisting of United States zero coupon treasury securities either held by the client or pursuant to other custodial or safekeeping arrangements. These accounts generally committed 80% to the reserve assets or guarantee component and the remainder to the Balanced Portfolio strategy.

  Capsule A-2 consists of the performance of one overlay account which commenced trading in September 1991 which consists of two special purpose limited partnerships managed pursuant to the Balanced Portfolio strategy and a separate 80% fixed-income component actively managed by an investment advisor unrelated to RXR and its affiliates. Pursuant to the agreements covering this account, the performance for the fixed-income component, however, is based on a benchmark United States zero coupon treasury securities yield as of the date of each addition to the account as if each addition to the fixed-income component had been invested in United States zero coupon treasury securities. The returns achieved on this overlay account combine the net performance of the special purpose limited partnership with the underlying asset return. RXR and its affiliates are evaluated and compensated based upon the total return achieved in excess of a customized indexed benchmark (both positive and negative).

  Capsule A-3 consists of the performance of one account which commenced trading in November 1993 which consists of the performance of a special purpose limited partnership managed pursuant to the Balanced Portfolio strategy with a separate cash and short-term fixed-income component (which are not necessarily United States zero coupon treasury securities) actively managed by RXR and its affiliates. This account committed 70% to the cash and fixed-income component and the remainder to the Balanced Portfolio strategy. RXR and its affiliates are evaluated and compensated based upon the total return achieved in excess of a customized indexed benchmark (both positive and negative).

  Capsule A-4 consists of the performance of one overlay account which commenced trading in February 1994 which consists of the performance of a special purpose limited partnership managed pursuant to the Balanced Portfolio strategy with a separate component actively managed by a fixed-income investment adviser unrelated to RXR and its affiliates and invested in fixed-income securities which are not necessarily United States zero coupon treasury securities. This account committed 80% to the fixed-income component and the remainder to the Balanced Portfolio strategy. Interest income is accrued and profit and loss from the fixed-income component are reflected as additions and withdrawals. The returns achieved on this overlay account combine the net performance of the special purpose limited partnership with the underlying asset return.

  Capsule A-5 consists of the performance of one yen denominated account (converted to U.S. dollars) which commenced trading in March 1994 with a special limited liability company managed pursuant to the Balanced Portfolio strategy with a reserve assets component consisting of yen denominated investments in European fixed-income instruments coupled with a swaption exercisable at six-month yen-LIBOR. This account committed 75% to the reserve assets and 25% to the Balanced Portfolio strategy.

  Capsule A-6 sets forth the actual performance of one account which commenced trading in November 1994 and which is managed pursuant to the Balanced Portfolio Program. Pursuant to the client's instructions, this account trades at twice the leverage normally applied to accounts in the Balanced Portfolio Program. Additionally, the client has elected not to utilize a reserve asset or guarantee component for this account.

  For each of the above accounts, RXR and its affiliates are compensated on the basis of the overall account (assets committed to the Balanced Portfolio strategy plus the reserve assets, guarantee or other components).

Other programs of RXR and its affiliates

  THE INFORMATION SET FORTH IN THE TABLES DESCRIBED BELOW RELATE TO TRADING PROGRAMS OF RXR AND ITS AFFILIATES NOT OFFERED PURSUANT TO THIS PROSPECTUS. THESE TRADING PROGRAMS (AND RELATING PERFORMANCE) DIFFER MATERIALLY FROM THE BALANCED PORTFOLIO PROGRAM AND THIS INFORMATION IS PRESENTED BECAUSE CFTC REGULATIONS REQUIRE THE DISCLOSURE OF THE PERFORMANCE OF ALL ACCOUNTS MANAGED BY RXR AND ITS PRINCIPALS AND AFFILIATES. RXR HOWEVER BELIEVES THAT THE INFORMATION SET FORTH IN THE TABLES DESCRIBED BELOW SHOULD NOT BE RELIED UPON BY A PROSPECTIVE INVESTOR IN DETERMINING WHETHER TO MAKE THIS INVESTMENT.

  Capsule B-1 sets forth the performance record of RXR and its affiliates using its Currency Overlay Program for a client account on an overlay basis and presents the performance of RXR and its affiliates as well as the performance of the associated underlying asset being hedged. RXR and its affiliates are evaluated and compensated based upon the total return achieved in excess of a customized indexed benchmark (both positive and negative).

  Capsule B-2 sets forth the fully-funded subset composite performance record of RXR and its affiliates using its YES Program accounts during the period covered by the table. As this table includes notionally funded accounts, please see the matrix on page 41 to show the effects of varying degrees of funding.

  Capsule B-3 sets forth the performance record of RXR and its affiliates using its EYE Program for a client account on an overlay basis and presents the performance of RXR and its affiliates as well as the performance of the associated underlying asset being hedged. RXR and its affiliates are evaluated and compensated based upon the total return achieved in excess of a customized indexed benchmark (both positive and negative).

  Capsule C-1 sets forth the fully-funded subset composite performance record of RXR and its affiliates using the DTP for all clients during the period covered by the table.

  Capsule C-2 sets forth the fully-funded subset composite performance record of RXR and its affiliates utilizing its FTP Program for client accounts including those that can trade Japanese futures contracts during the period covered by the table.

  Capsule C-3 sets forth the fully-funded subset composite performance record of RXR and its affiliates utilizing its FTP Program for client accounts excluding those that can trade Japanese futures contracts during the period covered by the table.

  Capsule C-4 sets forth the fully-funded subset composite performance record of RXR and its affiliates using the CTP for all clients during the period covered by the table.

  Capsule C-5 sets forth the actual composite performance record of RXR and its affiliates utilizing its MAAPS accounts during the period covered by the table. The MAAPS Program ceased trading in February 1993.

  Capsule C-6 sets forth the actual performance record of one account which commenced trading in November 1994 and which is managed pursuant to the DTP. Due to client-imposed restrictions, the leverage applied to this account is two-thirds the leverage normally applied to accounts which are managed pursuant to the Diversified Trading Program.

  INVESTORS ARE CAUTIONED THAT THE PERFORMANCE INFORMATION SET FORTH IN THE FOLLOWING TABLES ARE NOT INDICATIVE OF, AND MAY HAVE NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY RXR OR SPECTRUM BALANCED IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT RXR OR SPECTRUM BALANCED WILL MAKE ANY PROFITS AT ALL, OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM FUTURES INTERESTS TRADING.

                             CAPSULE A-1 RXR, INC.
                           BALANCED PORTFOLIO PROGRAM

Name of CTA:                                          RXR and RXR Capital
Name of program:                                      Balanced Portfolio Program
Inception of trading by CTA:                          March 1983
Inception of trading in program:                      September 1986
Aggregate assets overall (excluding notional):        $447.9 million
Aggregate assets overall (including notional):        $462.6 million
Aggregate assets in program:                          $112.9 million
Number of open accounts:                              10
Worst monthly drawdown:                               (3.47)% (1/91)
Worst peak-to-valley drawdown*:                       (7.83)% (1/94-12/94)
1996 year-to-date return (1 month):      0.57%
1995 annual return:                     18.90%
1994 annual return:                     (7.83)%
1993 annual return:                     11.01%
1992 annual return:                     9.81%
1991 annual return:                     11.71%

 * "Drawdown" means losses experienced by the trading program over a specified period.

  See "Supplementary Performance Information" for pro forma annual (period) rates of return for the period 1991 (or inception of trading) through November 1994 which, in certain cases, are lower than actual program results.





       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                  CAPSULE A-2
                                   RXR, INC.
                           BALANCED PORTFOLIO PROGRAM

Name of CTA:                                                 RXR and RXR Capital
Name of program:                                             Balanced Portfolio Program
Inception of trading by CTA:                                 March 1983
Inception of trading in program:                             September 1991
Number of open accounts = 0                                  $447.9 million
Aggregate assets overall (excluding notional):               $462.6 million
Aggregate assets overall (including notional):               -0-
Aggregate assets in program:                                 B: (3.07)%--(8/94), C: (3.50)%--(8-94)
Worst monthly drawdown*:                                     B: (7.48)%--(1/94-12/94),
Worst month-end peak-to-valley drawdown*:                    C: (12.60)%--(9/93-12/94)

  In the capsule below, A represents the underlying portfolio rate-of-return, B represents the combined A and C rate-of-return, and C represents the Advisor's rate-of-return.

1995 period return (1 month): A: 0.38%; B:0.77%; C: 0.39%
1994 annual return: A: 5.17%; B: (7.42)%; C: (11.23%)
1993 annual return: A: 4.93%; B: 12.98%; C: 7.72%
1992 annual return: A: 5.78%; B: 11.29%; C: 5.23%
1991 period return (4 months): A: 1.54%; B: 7.18%; C: 5.60%

* "Drawdown" means losses experienced by the trading program over a specified period.



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                  CAPSULE A-3
                                   RXR, INC.
                           BALANCED PORTFOLIO PROGRAM
Name of CTA:                                                    RXR and RXR Capital
Name of program:                                                Balanced Portfolio Program
Inception of trading of CTA:                                    March 1983
Inception of trading in program:                                November 1993
Number of open accounts:                                        1
Aggregate assets overall (excluding notional):                  $447.9 million
Aggregate assets overall (including notional):                  $462.6 million
Aggregate assets in program:                                    $163.7 million
Worst monthly drawdown*:                                        (3.84)%--(8/94)
Worst month-end peak-to-valley drawdown*:                       (12.05)%--(1/94-12/94)
1996 year-to-date return (1 month):                             0.95%
1995 annual return:                                             27.43%
1994 annual return:                                             (12.01)%
1993 period return:                                             1.53%

                                  CAPSULE A-4
                                   RXR, INC.
                           BALANCED PORTFOLIO PROGRAM

Name of CTA:                                                    RXR and RXR Capital
Name of program:                                                Balanced Portfolio Program
Inception of trading of CTA:                                    March 1983
Inception of trading in program:                                February 1994
Number of open accounts:                                        1
Aggregate assets overall (excluding notional):                  $447.9 million
Aggregate assets overall (including notional):                  $462.6 million
Aggregate assets in program:                                    $50.5 million
Worst monthly drawdown*:                                        B: (2.62)%--(8/94)
Worst monthly drawdown*:                                        C: (3.39)%--(8/94)
Worst month-end peak-to-valley drawdown*:                       B: (6.84)%--(4/94-12/94)
Worst month-end peak-to-valley drawdown*:                       C: (9.88)%--(1/94-4/94)
1996 year-to-date return (1 month):                             A: 0.36%, B: 0.39%, C: 0.04%
1995 annual return:                                             A: 5.99%, B: 22.70%, C: 15.85%
1994 annual return:                                             A: 3.83%, B: (5.44)%, C: (8.97)%

* "Drawdown" means losses experienced by the trading program over a specified period.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                  CAPSULE A-5
                                   RXR, INC.
                           BALANCED PORTFOLIO PROGRAM

     Name of CTA: RXR and RXR Capital
     Name of program: Balanced Portfolio Program
     Inception of trading by CTA: March 1983
     Inception of trading in program: March 1994
     Number of open accounts: 1
     Aggregate assets overall (excluding notional): $447.9 million Aggregate assets overall (excluding notional): $462.6 million Aggregate assets in program: $78.4 million
     Worst monthly drawdown*: (2.99)%-(8/94)
     Worst month-end peak-to-valley drawdown*: (6.52)%-(4/94-12/94) 1996 annual year-to-date return (1 month): .95%
     1995 annual return: 15.35%
     1994 annual return: (5.73)%

                                  CAPSULE A-6
                                   RXR, INC.
                           BALANCED PORTFOLIO PROGRAM

     Name of CTA: RXR and RXR Capital
     Name of program: Balanced Portfolio Program
     Inception of trading by CTA: March 1983
     Inception of trading in program: November 1994
     Number of open accounts: 1
     Aggregate assets overall (excluding notional): $447.9 million Aggregate assets overall (excluding notional): $462.6 million Aggregate assets in program: $15.5 million
     Worst monthly drawdown*: (1.39)%-(8/95)
     Worst month-end peak-to-valley drawdown*: (2.76)%-(7/95-8/95) 1996 year -to-date return (1 month): 0.38%
     1995 annual return: 22.82%
     1994 annual return: (1.75)%

     * "Drawdown" means losses experienced by the trading program over a specified period.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    NOTES TO CAPSULES A-1, A-3, A-5, AND A-6

  Rate-of-return represents the net performance for a month divided by either beginning net asset value or an adjusted beginning net asset value.

  In the event that an addition or withdrawal occurs on the first day of the month, that addition or withdrawal is added to or subtracted from the beginning net asset value prior to determining any rate-of-return. Except as described below, rate-of-return has been calculated by dividing net performance by beginning net asset value in accordance with CFTC Rule 4.21(a)(4)(ii)(F).

  If there was an intra-month addition or withdrawal in a capsule which would cause any rate-of-return for the month to differ by 10% or more if calculated in accordance with CFTC Rule 4.21(a)(4)(ii)(F), rate-of-return is calculated using the Only Accounts Trading ("OAT") method, except as described in the next paragraph. OAT rate-of-return is calculated by excluding from rate-of-return the net performance of those accounts opened or closed during the month which would effect rate-of-return by 10% or greater.

  If there is an intra-month addition or withdrawal in a capsule which would cause the rate-of-return for the month to differ by 10% or more if calculated in accordance with CFTC Rule 4.21(a)(4)(ii)(F), and OAT cannot be used because of an intra-month addition to an existing account or an intra-month withdrawal from an existing account, the rate-of-return for that period will be calculated using the CFTC compounded rate-of-return method. Compounded rate-of-return is calculated by linking rate-of-return achieved during the month on that portion of the net performance associated with the varying levels of beginning net asset value which exist before and after each significant addition or withdrawal. For example, if in the middle of a month, an addition occurs that would cause rate-of-return to be effected by 10% or more if calculated in accordance with CFTC Rule 4.21(a)(4)(ii)(F), rate-of-return is calculated up to the day prior to the addition and then again for the period subsequent to the addition through the end of the month. These percentage rates of return ("RORs") are then added to or subtracted from the prior month ending net asset value per $1,000 with the difference between the two month ends being divided by the prior month end net asset value per $1,000 resulting in a rate-of-return for the month.

  Compound annual or compound year-to-date rate-of-return represents the monthly rates-of-return compounded over the number of months in a given year, i.e., each month's rate-of-return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded rate-of-return similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100).

                         NOTES TO CAPSULES A-2 AND A-4

  For A-2 and A-4 (the overlay accounts) the returns are shown as follows:

    Column (A) represents the rate-of-return of the underlying portfolio as reported to RXR and its affiliates by the client.

    Column (B) combines the rate-of-return for Column A with the rate-of-return for Column C.

    Column (C) represents the value-added rate-of-return attributable to RXR's trading for the account.

  For capsules A-2 and A-4, compound annual rate-of-return is presented for each underlying monthly rate-of-return, combined rate-of-return and value-added rate-of-return computed by taking the monthly rates-of-return compounded over the number of months in a given year, i.e., each month's rate-of-return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded rate-of-return similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100).

                                  CAPSULE B-1
                        CURRENCY OVERLAY PROGRAM ACCOUNT

     Name of CTA: RXR and RXR Capital
     Name of program: Currency Overlay Account
     Inception of trading by CTA: March 1983
     Inception of trading in program: April 1992
     Number of open accounts: 0
     Aggregate assets overall (excluding notional): $447.9 million Aggregate assets overall (including notional): $462.6 million Aggregate assets in program: $0 million
     Worst monthly drawdown*: B (1.68)%--(11/94)
     Worst monthly drawdown*: C (2.01)%-(8/93)
     Worst month-end peak-to-valley drawdown*: B (6.30)%--(8/92-12/93) Worst month-end peak-to-valley drawdown*: C (13.51)%--(12/92-11/94) 1995 year-to-date return (1 month): A: 1.03%, B: 0.36%, C: (0.68)%
     1994 annual return: A: 11.07%, B: 1.36%, C: (8.90)%
     1993 annual return: A: 1.43%, B: (2.83)%, C: (3.86)%
     1992 annual return: A: 3.80%, B: 6.03%, C: 1.82%
     A = Underlying portfolio rate of return, B = Combined
     A+C rate of return, and C = the CTA's rate of return.

                                  CAPSULE B-2
               FIXED INCOME YIELD ENHANCEMENT STRATEGY COMPOSITE

     Name of CTA: RXR and RXR Capital
     Name of program: Fixed Income Yield Enhancement Strategy Composite Inception of trading by CTA: March 1983
     Inception of trading in program: November 1988
     Number of open accounts: 0 (closed 8/94)
     Aggregate assets overall (excluding notional): $447.9 million Aggregate assets overall (including notional): $462.6 million Aggregate assets in program: $0 million
     Worst monthly drawdown*: (1.83)%--(8/90)
     Worst month-end peak-to-valley drawdown*: (2.52)%--(11/89-5/90) 1994 period return: 0.58%
     1993 annual return: 5.78%
     1992 annual return: 3.14%
     1991 annual return: 4.85%
     1990 annual return: 4.01%

 * "Drawdown" means losses experienced by the trading program over a specified period.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                  CAPSULE B-3
                        EQUITY YIELD ENHANCEMENT PROGRAM

     Name of CTA: RXR and RXR Capital
     Name of program: Equity Yield Enhancement Program
     Inception of trading by CTA: March 1983
     Inception of trading in program: September 1992
     Number of open accounts: 1
     Aggregate assets overall (excluding notional): $447.9 million Aggregate assets overall (including notional): $462.6 million Aggregate assets in program: $13.1 million
     Worst monthly return: B: (4.84)%--(8/95)
     Worst monthly return: C: (3.41)%--(11/95)
     Worst month-end peak-to-valley: B: (4.84)%--(8/95-9/95)
     Worst month-end peak-to-valley: C: (28.65)%--(9/92-1/96)
     1996 year-to-date return (1 month): A: 4.30%, B: 1.80%, C: (2.50)%
     1995 annual return : A: 39.32%, B: 17.26%, C: (16.66)%
     1994 annual return: A: 3.89%, B: 1.95%, C: (2.53)%
     1993 annual return: A: 12.93%, B: 6.24%, C: (6.22)%
     1992 annual return: A: 5.43%, B: 1.49%, C: (3.84)%
     A = Underlying portfolio rate of return, B = Combined
     A+C rate of return, and C = the CTA's rate of return.

                                  CAPSULE C-1
                          DIVERSIFIED TRADING PROGRAM

     Name of CTA: RXR and RXR Capital
     Name of program: Diversified Trading Program
     Inception of trading by CTA: March 1983
     Inception of trading in program: March 1983
     Number of open accounts: 18
     Aggregate assets overall (excluding notional): $447.9 million Aggregate assets overall (including notional): $462.6 million Aggregate assets in program (excluding notional): $17.8 million Aggregate assets in program (including notional): $19.4 million Worst monthly return: (18.15)%--(1/91)
     Worst month-end peak-to-valley: (24.22)%--(12/90-6/91)
     1996 year-to-date return (1 month): (0.47%)
     1995 annual return: 20.93%
     1994 annual return: (20.41)%
     1993 annual return: 13.37%
     1992 annual return: 11.29%
     1991 annual return: 8.59%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                  CAPSULE C-2
                      Financial Trading Program Composite
                                (Including JGB)

     Name of CTA: RXR and RXR Capital
     Name of program: Financial Trading Program (Including JGB) Inception of trading by CTA: March 1983
     Inception of trading in program: January 1991
     Number of open accounts: 1
     Aggregate assets overall (excluding notional): $447.9 million Aggregate assets overall (including notional): $462.6 million Aggregate assets in program: $4.3 million
     Worst monthly drawdown*: (12.68)%--(4/92)
     Worst month-end peak-to-valley drawdown*: (26.39)%--(4/94-1/95) 1996 year-to-date return (1 month): 3.12%
     1995 annual return (11 months): 17.24%
     1994 annual return: (22.24)%
     1993 annual return:  20.64%
     1992 annual return:  14.63%
     1991 annual return:  18.47%

                                  CAPSULE C-3
                      Financial Trading Program Composite
                                (Excluding JGB)

     Name of CTA: RXR and RXR Capital
     Name of program: Financial Trading Program Composite
     Inception of trading by CTA: March 1983
     Inception of trading in program: October 1990
     Number of open accounts: 0
     Aggregate assets overall (excluding notional): $447.9 million Aggregate assets overall (including notional): $462.6 million Aggregate assets in program: $0
     Worst monthly drawdown*: (12.21)%--(1/92)
     Worst month-end peak-to-valley drawdown*: (22.18)%--(9/92-9/94) 1994 annual return: (8.54)%
     1993 annual return:  4.68%
     1992 annual return:  8.78%
     1991 annual return: 41.46%
     1990 annual return: 11.28%

* "Drawdown" means losses experienced by the trading program over a specified period.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                  CAPSULE C-4
                       Currency Trading Program Composite

     Name of CTA: RXR and RXR Capital
     Name of program: Currency Trading Program Composite
     Inception of trading by CTA: March 1983
     Inception of trading in program: November 1989
     Number of open accounts: 0
     Aggregate assets overall (excluding notional): $447.9 million Aggregate assets overall (including notional): $462.6 million Aggregate assets in program: $0 million
     Worst monthly drawdown*: (10.66)% - (7/91)
     Worst month-end peak-to-valley drawdown*: (37.65)% - (9/92 - 12/94) 1994 period return: (19.05)%
     1993 annual return: (18.99)%
     1992 annual return: 16.46%
     1991 annual return: (1.22)%
     1990 annual return: 40.05%

                                  CAPSULE C-5
                            MAAPS Program Composite

     Name of CTA: RXR and RXR Capital
     Name of program: MAAPS Program
     Inception of trading by CTA: March 1983
     Inception of trading in program: April 1988
     Number of open accounts: 0
     Aggregate assets overall (excluding notional): $447.9 million Aggregate assets overall (including notional): $462.6 million Aggregate assets in program: $0
     Worst monthly drawdown*: (11.90)% - (1/91)
     Worst month-end peak-to-valley drawdown*: (18.94)% - (8/89 - 2/91) 1993 period return (2 months): 2.33%
     1992 annual return: 3.03%
     1991 annual return: 20.27%
     1990 annual return: 7.93%

* "Drawdown" means losses experienced by the trading program over a specified period.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                  CAPSULE C-6
                          Diversified Trading Program

     Name of CTA: RXR and RXR Capital
     Name of program: Diversified Trading Program
     Inception of trading by CTA: March 1983
     Inception of trading in program: November 1994
     Number of accounts: 1
     Aggregate assets overall (excluding notional): $447.9 million Aggregate assets overall (including notional): $462.6 million Aggregate assets in program: $4.6 million
     Worst monthly drawdown*: (1.60)%-(8/95)
     Worst month-end peak-to-valley drawdown*: (3.34)%-(6/95-11/95) 1996 year-to-date return (1 month): (0.55)%
     1995 annual return: 4.81%
     1994 annual return: (0.25)%

     * "Drawdown" means losses experienced by the trading program over a specified period.

                         NOTES TO CAPSULES B-1 AND B-3

  For B-1 and B-3 (the overlay accounts) the returns are shown as follows:

  Column (A) represents the rate-of-return of the underlying portfolio as reported to RXR and its affiliates by the client.

  Column (B) combines the rate-of-return for Column A with the rate-of-return for Column C.

  Column (C) represents the value-added rate-of-return attributable to RXR's trading for the account. Rates-of-return for this Column (C) were calculated by dividing Advisor net performance by beginning net asset value in accordance with CFTC rule 4.21(a) (4) (ii) (F).

  If there was an intra-month addition or withdrawal in a capsule which would cause any rate-of-return for the month to differ by 10% or more if calculated in accordance with CFTC Rule 4.21 (a) (4) (ii) (F), rate-of-return is calculated using the Only Accounts Trading ("OAT") method, except as described in the next paragraph. OAT rate-of-return is calculated by excluding from rate-of-return the net performance of those accounts opened or closed during the month which would effect rate-of-return by 10% or greater.

  If there is an intra-month addition or withdrawal in a capsule which would cause the rate-of-return for the month to differ by 10% or more if calculated in accordance with CFTC Rule 4.21 (a) (4) (ii) (F), and OAT cannot be used because of an intra-month addition to an existing account or an intra-month withdrawal from an existing account, the rate-of-return for that period will be calculated using the CFTC compounded rate-of-return method. Compounded rate-of-return is calculated by linking rate-of-return achieved during the month on that portion of the net performance associated with the varying levels of beginning net asset value which exist before and after each significant addition or withdrawal. For example, if in the middle of a month, an addition occurs that would cause rate-of-return to be effected by 10% or more if calculated in accordance with CFTC Rule 4.21 (a) (4) (ii) (F), rate-of-return is calculated up to the day prior to the addition and then again for the period subsequent to the addition through the end of the month. These percentage RORs are then added to or subtracted from the prior month ending net asset value per $1,000 with the difference between the two month ends being divided by the prior month end net asset value per $1,000 resulting in a rate-of-return for the month.

  For capsules B-1 and B-3, compound annual rate-of-return is presented for each underlying monthly rate-of-return, combined rate-of-return and value-added rate-of-return computed by taking the monthly rates-of-return compounded over the number of months in a given year, i.e., each month's rate-of-return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded rate-of-return similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100).

  All rate-of-return figures in B-1 have been calculated on a time-weighted basis (CFTC Compounded Method).

                    NOTES TO CAPSULE B-2, C-2, C-3, AND C-4

  In B-2, C-2, C-3, and C-4, for periods beginning after January 1, 1992, RXR and its affiliates have adopted a new method of computing rate-of-return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to CFTC Advisory 93-13 published by the CFTC. To qualify for use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant RORs are representative of the trading program. RXR and its affiliates have performed these computations for periods subsequent to January 1, 1992. However, for periods prior to January 1, 1992, the Fully-Funded Subset method has not been used. Instead, the RORs reported are based upon a computation which uses the nominal values of all of the accounts included in the composite capsule, adjusted to mitigate the effect of performance distortions caused by certain intra-month additions and withdrawals. RXR and its affiliates have reviewed its results prior to January 1992 and believes that the capsules are appropriate with respect to the retroactive application of CFTC Advisory 93-13.

  Rate-of-return for each month subsequent to December 1991 is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially change the rate-of-return pursuant to the Fully-Funded Subset method. The period RORs for accounts excluded from the Fully-Funded Subset will often be different from the rate-of-return for the Fully-Funded Subset. Accounts not included in the Fully-Funded Subset for any particular period may include: accounts opened or closed during the period; accounts which have material additions or withdrawals during the period; and accounts which are being phased in to the program and, consequently, do not have a complete set of positions that the other accounts in the program have. The RORs for these excluded accounts may be significantly higher or lower than the rate-of-return for the Fully-Funded Subset. Period rate-of-return for each month prior to January 1992 is calculated by dividing net performance by Nominal Account Size--beginning net asset value except in periods of significant additions or withdrawals. In such instances, Nominal Account Size-- beginning net asset value is adjusted as follows: Due to substantial addition of funds on May 16, 1989 and August 28, 1990 and the withdrawal of funds on February 7, 1990, August 15, 1990 rate-of-return has been calculated using the CFTC Compounded method. For the following months addition which occurred on the first of the month were included in the rate-of-return calculation, August and September 1989.

  Compound annual or compound year-to-date rate-of-return represents the monthly rates-of-return compounded over the number of months in a given year, i.e., each month's rate-of-return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded rate-of-return similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100).

                              NOTES TO C-5 AND C-6

  Rate-of-return represents net performance for the month divided by either beginning net asset value or an adjusted beginning net asset value.

  In the event that an addition or withdrawal occurs on the first day of the month, that addition or withdrawal is added to or subtracted from the beginning net asset value prior to determining any rate-of-return. Except as described below, rate-of-return has been calculated by dividing net performance by beginning net asset value in accordance with CFTC Rule 4.21(a)(4)(ii)(F).

  If there was an intra-month addition or withdrawal in a capsule which would cause any rate-of-return for the month to differ by 10% or more if calculated in accordance with CFTC Rule 4.21 (a) (4) (ii) (F), rate-of-return is calculated using the Only Accounts Trading ("OAT") method, except as described in the next paragraph. OAT rate-of-return is calculated by excluding from rate-of-return the net performance of those accounts opened or closed during the month which would effect rate-of-return by 10% or greater.

  If there is an intra-month addition or withdrawal in a capsule which would cause the rate-of-return for the month to differ by 10% or more if calculated in accordance with CFTC Rule 4.21 (a) (4) (ii) (F), and OAT cannot be used because of an intra-month addition to an existing account or an intra-month withdrawal from an existing account, the rate-of-return for that period will be calculated using the CFTC compounded rate-of-return method. Compounded rate-of-return is calculated by linking rate-of-return achieved during the month on that portion of the net performance associated with the varying levels of beginning net asset value which exist before and after each significant addition or withdrawal. For example, if in the middle of a month, an addition occurs that would cause rate-of-return to be effected by 10% or more if calculated in accordance with CFTC Rule 4.21(a)(4)(ii)(F), rate-of-return is calculated up to the day prior to the addition and then again for the period subsequent to the addition through the end of the month. These percentage RORs are then added to or subtracted from the prior month ending net asset value per $1,000 with the difference between the two month ends being divided by the prior month end net asset value per $1,000 resulting in a rate-of-return for the month.

  Compound annual or compound year-to-date rate-of-return represents the monthly rates-of-return compounded over the number of months in a given year, i.e., each month's rate-of-return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded rate-of-return similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100).

SUPPLEMENTARY PERFORMANCE INFORMATION

  The Pro Forma Rates of Return (which were prepared by the General Partner, not the trading managers and have not been reviewed or verified by the trading managers) have been computed by adjusting the trading manager's performance record prior to the inception of trading by the Partnerships to reflect approximately the brokerage fees, management and incentive fees and interest income applicable to the Partnerships rather than the fees, expenses and interest income applicable to the accounts in the capsule summary. Prospective investors must be aware that: (a) pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a different commodity pool, constitute no more than mathematical adjustments to actual performance numbers and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure applicable to the Partnerships; and (b) there are different, and entirely defensible, means by which the pro forma adjustments could have been made.

  While the General Partner believes that the trading information prepared by the General Partner set forth in the pro forma annual rates of return for each trading program is relevant to evaluating an investment in Spectrum Strategic, Spectrum Technical and Spectrum Balanced. NO REPRESENTATION IS OR COULD BE MADE THAT SUCH RECORD PRESENTS WHAT THE RESULTS OF THE PARTNERSHIPS WOULD HAVE BEEN IN THE PAST OR ARE LIKELY TO BE IN THE FUTURE.

  I. Spectrum Strategic.

    a. Blenheim Investments, Inc.

      Pro Forma Rates of Return:
      1994 period return (10 months): (15.78)%
      1993 annual return; 13.56%
      1992 annual return; 8.93%
      1991 annual return; (1.12)%

    b. A. Gary Shilling & Co., Inc.

      Pro Forma Rates of Return:
      1994 period return (10 months): (43.27)%
      1993 annual return: 137.07%
      1992 annual return: (2.09)%
      1991 annual return: 11.13%

    c. Willobridge Associates, Inc.

      XLIM Trading Approach (excluding notional)--Pro Forma Rates of Return:

      1994 period return (5 months)*: (25.03)%

*This trading program did not trade client accounts from (1) September 1, 1991 through August 31, 1992 and (ii) April 1, 1994 to October 31, 1994.

      1993 annual return: 10.62%
      1992 period return (4 months)*: 6.71%
      1991 period return (8 months)*: 1.38%

*This trading program did not trade client accounts from (1) September 1, 1991 through August 31, 1992 and (ii) April 1, 1994 to October 31, 1994.

  II. Spectrum Technical

    a. Campbell & Company, Inc.
      Financial, Metal & Energy Large Portfolio--Pro Forma Rates of Return:
      1994 period return (10 months): (12.31)
      1993 annual return: (4.34)
      1992 annual return: 1.72
      1991 annual return: 18.26

    b. Chesapeake Capital Corporation

      Financial and Metals Program--Pro Forma Rates of Return:
      1994 period return (10 months): (11.36)%
      1993 annual return: 55.72%
      1992 period return (10 months): (2.35)%

      Diversified Program--Pro Forma Rates of Return:
      1994 period return (10 months): 3.17%
      1993 annual return: 60.35%
      1992 annual return: (2.71)%
      1991 annual return: 6.12%

    c. John W. Henry & Co., Inc.

      Original Investment Program--Pro Forma Rates of Return:
      1994 period return (10 months): (16.50)%
      1993 annual return: 32.08%
      1992 annual return: 8.72%
      1991 annual return: 4.81%

      Financial and Metals Program--Pro Forma Rates of Return
      1994 period return (10 months): (1.10)%
      1993 annual return: 41.68%
      1992 annual return: (13.50)%
      1991 annual return: 56.77%

III. Spectrum Balanced

    RXR, Inc.
      Balanced Portfolio Program--Pro Forma Rates of Return
      1994 period return (10 months): (19.55)%
      1993 annual return: 12.57%
      1992 annual return: 8.63%
      1991 annual return: 14.01%

                           THE MANAGEMENT AGREEMENTS

  Each trading manager has entered into a Management Agreement with a Partnership and the General Partner which provides that the trading manager will have sole authority and responsibility, except in certain limited situations, for directing the investment and reinvestment in futures interests of the portion of the Partnership's assets allocated to the management of such trading manager from time to time during the term of the Management Agreement. See "Differences Among the Spectrum Series."

TERM

  Each Management Agreement has an original term of three years after the end of the month in which the Partnership commences trading operations. Thereafter, the trading manager may terminate the Management Agreement upon 30 days' prior written notice to the Partnership.

  Each Management Agreement with a Partnership will terminate if the Partnership terminates. Each Management Agreement may also be terminated by the Partnership, without penalty, at any time upon 5 days' prior written notice to the trading manager. In addition, each Management Agreement may be terminated by the Partnership or the trading manager at any time without penalty under certain other circumstances specified therein.

  No assurance is given that a Partnership will be able to retain the services of a trading manager once its Management Agreement with such person is terminated, or, if such services are available, that they will be available on the same or similar terms as those of the Management Agreement. The compensation payable by each Partnership to a trading manager for its services under the Management Agreement is described under "Description of Charges to Each Partnership."

LIABILITY AND INDEMNIFICATION

  Each Management Agreement sets forth a standard of liability for the trading manager and also provides for certain indemnities of the trading manager. See "Fiduciary Responsibility."

  Each Management Agreement also provides that the trading manager will assume financial responsibility for any errors committed or caused by it in transmitting orders for the purchase or sale of futures interests for the Partnership, including reimbursing DWR for floor brokerage commissions, but only for the amount of DWR's actual out-of-pocket costs in respect thereof. Each trading manager and DWR has an affirmative obligation promptly to notify the General Partner of any error in transmitting orders for the purchase and sale of futures interests contracts for a Partnership and a trading manager must use its best efforts to identify and promptly notify the General Partner of any order or trade which the trading manager reasonably believes was not executed in accordance with its instructions to DWR.

OBLIGATIONS TO A PARTNERSHIP

  Each trading manager is engaged in the business of advising investors as to the purchase and sale of futures interests contracts. During the term of each Management Agreement, the trading manager and its principals and affiliates may be advising other investors and trading for their proprietary accounts. However, under no circumstances will the trading manager or any of its principals and affiliates knowingly or deliberately favor (other than by charging different management and/or incentive fees) any account advised or managed by such trading manager or any of its principals and affiliates over the account of the Partnership in any way or manner. Each trading manager will treat the Partnership for which it manages funds in a fiduciary capacity to the extent recognized by applicable law, but, subject to that standard, the trading manager and its principals and affiliates will be free to advise and manage accounts of other investors and will be free to trade on the basis of the same trading systems, methods or strategies employed by the trading manager on behalf of the Partnership or trading systems, methods or strategies that are entirely independent of, or materially different from, those employed on behalf of the Partnership, and will be free to compete for the same futures interests contracts as the Partnership or to take positions opposite to the Partnership, where such actions do not knowingly or deliberately favor any of such accounts over the Partnership's account.

                               EXCHANGE PRIVILEGE

  If the conditions described below are satisfied, a Limited Partner can redeem his Units in a Partnership and, with the proceeds of such redemption, purchase Units of one or more other Partnerships at 100% of the Net Asset Value thereof (a "Series Exchange"). However, a Series Exchange of Units will only be permitted as of the sixth month-end after a person first becomes a Limited Partner of any Partnership and as of the last day of each month thereafter (an "Exchange Date"). Each Unit purchased in a Series Exchange with the proceeds of a redemption will be issued and sold at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on such Exchange Date. A Limited Partner who redeems Units in connection with a Series Exchange will not be subject to any redemption charges with respect to such redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges.

  Each Series Exchange is subject to satisfaction of certain additional conditions immediately prior to an Exchange Date. Each redeeming Partnership must have assets sufficient to discharge its liabilities and redeem Units. See "Redemptions." In order to effect a Series Exchange, a Subscription Agreement must be sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least 5 days prior to the applicable Exchange Date. Such Agreement must acknowledge that the Limited Partner remains eligible to purchase Units on such date. A form of Subscription Agreement is annexed hereto as Exhibit B. Additional copies of the Subscription Agreement may be obtained by written request to the General Partner or from a local DWR branch office. Each Partnership issuing Units to Limited Partners pursuant to a Series Exchange must have a sufficient number of Units registered and qualified for sale under federal and applicable state securities laws pursuant to a current Prospectus. While the General Partner currently intends to maintain a sufficient number of Units registered to effect Series Exchanges, the General Partner shall not have any obligation to have Units registered. There can be no assurance that any or a sufficient number of Units will be available for sale on an Exchange Date. If Units are not registered or qualified for sale under either federal or applicable state securities laws or pursuant to a current Prospectus, the General Partner will not be able to effect a Series Exchange for a Limited Partner. Furthermore, certain states may impose significant burdens on, or alter the requirements for, qualifying Units for sale and, in such cases, the General Partner may not continue qualifying Units for sale in such state or states, and a resident thereof would not be eligible for a Series Exchange. At some time in the future, certain states may impose more restrictive suitability and/or investment requirements than those set forth in the form of Subscription Agreement. Any such restrictions may limit the ability of a resident of such state to Exchange his Units. In the event that not all Subscription Agreements can be processed because an insufficient number of Units are available for sale on an Exchange Date, the General Partner will allocate Units in any manner which it deems reasonable under the circumstances and may allocate a substantial portion of such Units to new subscribers for Units.

  Units of limited partnership interest of any new partnership of the Spectrum Series may be offered to Limited Partners pursuant to exercise of the Series Exchange privilege. Before purchasing such units, a Limited Partner must execute a Subscription Agreement specifically referring to the units of such partnership and must have received a copy of the supplement to this Prospectus describing such units and such partnership.

  Since a Series Exchange is equivalent to a redemption and immediate reinvestment of the proceeds of such redemption, a Limited Partner should carefully review the portions of this Prospectus describing redemptions and certain tax consequences thereof. See "Redemptions" and "Material Federal Income Tax Considerations."

                                  REDEMPTIONS

  Except as noted below, a Limited Partner may cause all or part of his Units to be redeemed by a Partnership effective as of the last day of any month at the Net Asset Value thereof on such date. However, redemptions by a Limited Partner will not be permitted before the sixth month-end following the closing at which such person first became a Limited Partner of any Partnership, and any Unit which is redeemed at or prior to the end of the twelfth, eighteenth or twenty-fourth month following the closing at which such Unit was issued will be assessed a redemption charge equal to 3%, 2%, or 1%, respectively, of the Net Asset Value of such Unit on the date of such redemption. Units purchased pursuant to a Non-Series Exchange will not be subject to the foregoing redemption charges under the circumstances described below. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing (a) the dollar amount received upon redeeming an interest in another pool for which the General Partner is general partner and commodity pool operator and used to purchase Units by (b) the total investment in the Partnership. For example, a limited partner who receives $5,000 upon redeeming all or a part of his interest in a commodity pool operated by the General Partner and invests $10,000 in a Partnership will not be subject to a redemption charge on 50% of his Units. Redemption of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing. Limited Partners who redeem Units and have either paid a redemption charge with respect to such Units, or have held such Units for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions:
(a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of Units, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange. Such subscribers remain subject to the minimum purchase and suitability requirements. An investor who purchases $500,000 or more of Units pursuant to this Prospectus will not be subject to the redemption charges described above. Further, a Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees and/or limits thereon will not be subject to the redemption charges described above. The foregoing charges will be paid to DWR. A Limited Partner who redeems Units in connection with a Series Exchange will not be subject to redemption charges with respect to the Units exchanged. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges.

  Redemptions must be made in whole Units, in a minimum amount of 50 Units, unless a Limited Partner is redeeming his entire interest in a Partnership. Redemptions will be effective as of the last day of the month in which a Request for Redemption in proper form has been timely received by the General Partner ("Redemption Date"). A "Request for Redemption" is a letter in the form specified by the General Partner, sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least 5 days prior to the Redemption Date. A form of Request for Redemption is annexed to the Limited Partnership Agreement, which is annexed hereto as Exhibit A. Additional copies of the Request for Redemption may be obtained by written request to the General Partner or a local DWR branch office. In addition to the information and reports described below under "The Limited Partnership Agreements--Reports to Limited Partners," the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under Securities and Exchange Commission rules and policies for commodity pools and similiar investment vehicles.

  The "Net Asset Value" of a Unit is an amount equal to a Partnership's Net Assets allocated to capital accounts represented by Units, divided by the number of Units outstanding. "Net Assets" are defined in each Limited Partnership Agreement to mean the total assets of a Partnership (including all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures interests positions and other assets of the Partnership) less all liabilities of the Partnership (including, but not limited to, all brokerage fees and incentive and management fees accrued or payable, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures or option contract traded on a United States exchange shall mean the settlement price on the exchange on which the particular futures or option contract is traded by a Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that contract is traded or otherwise, the settlement price on the first subsequent day on which the contract could be liquidated shall be the market value of such contract for such day. The market value of a forward contract or a futures or options contract traded on a foreign exchange or market will mean its market value as determined by the General Partner on a basis consistently applied for each different variety of contract.

  The General Partner will endeavor to pay redemptions within 10 business days after the Redemption Date, and a Partnership's futures interests positions will be liquidated to the extent necessary to effect redemptions.

Payment will be made by credit in the amount of such redemption to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if such account is closed. The right to obtain redemption is contingent upon
(i) the redeeming Partnership having assets sufficient to discharge its liabilities on the Redemption Date, and (ii) timely receipt by the General Partner of a Request for Redemption as described above.

  The terms and conditions applicable to redemptions in general, other than those prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner in a Partnership, and providing that redemptions may only be made as of the end of a calendar month, will also apply to redemptions effected on "Special Redemption Dates," as described under "The Limited Partnership Agreements--Reports to Limited Partners."

  The liability of Limited Partners, including the possible liability of a person who has redeemed Units, for liabilities of the Partnership which arose before such redemption is described under "The Limited Partnership Agreements-- Nature of the Partnerships."

  Federal income tax aspects of redemptions are described under the caption "Material Federal Income Tax Considerations."

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                              THE COMMODITY BROKER

DESCRIPTION OF THE COMMODITY BROKER

  Dean Witter Reynolds Inc. ("DWR"), a Delaware corporation, is the commodity broker for each of the Partnerships. DWR also is commodity broker for the other commodity pools for which Demeter serves as general partner and commodity pool operator.

  DWR is a principal operating subsidiary of DWD, which is a publicly-owned company. DWR is a financial services company which provides to its individual, corporate and institutional clients services as a broker in securities and futures interests contracts, a dealer in corporate, municipal and government securities, an investment banker, an investment adviser and an agent in the sale of life insurance and various other products and services. DWR is a member firm of the New York Stock Exchange, Inc., the American Stock Exchange, the Chicago Board Options Exchange, other major securities exchanges, and the National Association of Securities Dealers, Inc. ("NASD"), and is a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the Commodity Exchange Inc., and other major commodities exchanges. DWR is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. DWR is currently servicing its clients through a network of over 350 domestic and international offices with over 8,500 account executives servicing individual and institutional client accounts.

  At any given time, DWR is involved in numerous legal actions, some of which seek significant damages. On January 16, 1992, DWR, without admitting or denying liability, consented to findings in an administrative proceeding brought by the SEC that it failed to keep accurate records with respect to customer orders relating to the primary distribution of securities of government sponsored enterprises ("GSEs"). In that proceeding, DWR was censured, paid a civil money penalty of $100,000 and was ordered to cease and desist from any future violations of Section 17(a) of the 1934 Act and Rules 17a-3 and 17a-4 thereunder in connection with the primary distribution of securities of GSEs. During the five years preceding the date of this Prospectus, there have been (other than as described above) no administrative, civil or criminal actions pending, on appeal or concluded against DWR or any of its principals which DWR believes would be material to an investor's decision to invest in one or more of the Partnerships.

BROKERAGE ARRANGEMENTS

  The Partnerships' brokerage arrangements with DWR, including the cap imposed on certain expenses, are discussed in "Conflicts of Interest--Relationship of the General Partner to the Commodity Broker," and "Description of Charges to Each Partnership--2. Commodity Broker."

  The General Partner will review at least annually the brokerage arrangements of each Partnership to ensure that such brokerage arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration, in particular, when the commodity broker is an "affiliate" of the General Partner (as such term is defined in the Limited Partnership Agreement): (i) the size of the Partnership; (ii) the futures interests contract trading activity; (iii) the services provided by the commodity broker, the General Partner or any affiliate thereof to the Partnership; (iv) the cost incurred by the commodity broker, the General Partner or any affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets held thereby; and (vii) if the General Partner does not receive any direct compensation from the Partnership for its services as General Partner, the risks incurred by the General Partner as such. See "Conflicts of Interest."

  Each Customer Agreement sets forth a standard of liability for DWR and provides for certain indemnities of and by DWR as Commodity Broker. See "Fiduciary Responsibility."

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                   THE FUTURES, OPTIONS AND FORWARDS MARKETS

FUTURES CONTRACTS

  Futures contracts are standardized contracts made on domestic or foreign exchanges which call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 1995 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 1995 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

FORWARD CONTRACTS

  Contracts for the future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the "spread" between the "bid" and the "asked" prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subjects of individual negotiation between the parties involved. Moreover, because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract.

OPTIONS ON FUTURES

  An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position at a specified price (the "striking," "strike," or "exercise" price) in the underlying futures contract or commodity. The buyer of a "call" option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount of a specific commodity) in the underlying futures contract or commodity, and the buyer of a "put" option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount of a specified amount of a specified commodity) in the underlying futures contract or commodity.

  The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying futures contract at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying futures contract at the striking price.

  A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels, and "out-of-the-money" if the striking price is above current market levels. Similarly, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels, and "out-of-the-money" if the striking price is below current market levels.

  Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying futures contract and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value

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typically move into parity. The difference between an option's intrinsic and market values is referred to as the "time value" of the option.

  Successful futures options trading requires many of the same skills as does successful futures trading. However, since specific market movements of the underlying futures contract or commodity must be predicted accurately, the risks involved are somewhat different. For example, if a Partnership buys an option (either to sell or buy a futures contract or commodity), it will pay a "premium" representing the market value and time value of the option. Unless the price of the futures contract or commodity underlying the option changes and it becomes profitable to exercise or offset the option before it expires, the Partnership may lose the entire amount of such premium. Conversely, if the Partnership sells an option (either to sell or buy a futures contract or commodity), it will be credited with the premium but will have to deposit margin due to its contingent liability to take or deliver the futures contract or commodity underlying the option in the event the option is exercised. Traders who sell options are subject to the entire loss which occurs in the underlying futures position or commodity (less any premium received). The ability to trade in or exercise options may be restricted in the event that trading in the underlying futures contract or commodity becomes restricted.

HEDGERS AND SPECULATORS

  The two broad classes of persons who trade futures interests contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities and financial institutions that market or deal in commodities (including, for example, interest rate sensitive instruments, foreign currencies and stock portfolios) and which are exposed to exchange, interest rate and stock market risks, may use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a merchandiser or processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of contracts. Since the speculator may take either a long or short position in the commodities markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. Trading by the Partnerships will be for speculative rather than for hedging purposes.

COMMODITY EXCHANGES

  Commodity exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts) relating to specified commodities, indices and other intangibles. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market), the New York Mercantile Exchange, the Commodity Exchange, Inc. and the Coffee, Sugar and Cocoa Exchange.

  Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer which enables the clearinghouse, at least to a large degree, to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Furthermore, clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse. The exchanges also impose speculative position limits and other restrictions on customer positions to help ensure that no single trader can amass a position that would have a major impact on market prices.

  Commodity exchanges in the United States and their clearinghouses are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearinghouses include the establishment of initial margin levels, size of trading units, contract

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specifications, speculative position limits and daily price fluctuation limits.
The CFTC reviews all such rules (other than those relating to specific margin levels for futures, as opposed to options) and can disapprove or, with respect to certain of such rules, require the amendment or modification thereof.

  Foreign commodity exchanges differ in certain respects from their United States counterparts. In contrast to United States exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. See "The Commodities Markets--Regulation" and "Risk Factors--Risks Relating to Futures Trading and the Futures Interests Markets--Trading on Foreign Exchanges."

SPECULATIVE POSITION LIMITS

  The CFTC and United States commodity exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position which any person or group of persons (other than a hedger, which the Partnerships are not) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, however, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Certain exchanges or their clearinghouses also set limits on the total net positions that may be held by a clearing broker, such as DWR. However, position limits do not apply to many currency futures contracts, and, in general, no position limits are in effect in bank or dealer forward contract trading or in trading on foreign commodity exchanges, although the principals with which the Partnerships may trade in such markets may impose such limits as a matter of credit policy. The futures interests positions of the Partnerships are not, and will not be, attributable to Limited Partners with respect to their own commodities trading, if any, for purposes of position limits.

DAILY LIMITS

  Most United States commodity exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) normally limit the amount of fluctuation in commodity interest contract prices during a single trading day by regulation. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a commodity interest contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. This can create liquidity problems.

REGULATIONS

  Commodity exchanges in the United States are subject to regulation under the CEAct by the CFTC, the governmental agency having responsibility for regulation of commodity exchanges and futures interests contract trading conducted thereon. The function of the CFTC is to implement the objectives of the CEAct of preventing price manipulation and excessive speculation and promoting orderly and efficient markets. Such regulation, among other things, provides that trading in futures must be on exchanges designated as "contract markets," and that all trading on such exchanges must be done by or through exchange members.

  The CFTC possesses exclusive jurisdiction to regulate the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the General Partner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the General Partner's registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Partnerships. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the trading managers. If the registration of a trading manager as a commodity trading advisor were to be terminated, restricted or suspended, the trading manager would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the relevant Partnership. The Partnerships themselves are not registered with the CFTC in any capacity.

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  The CEAct requires all "futures commission merchants," such as DWR, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over "introducing brokers," i.e., persons who solicit or accept orders for commodity trades but who do not accept margin deposits for the execution of trades. The Partnerships have no present intention of using any introducing brokers in their trading. The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

  The fact of CFTC registration of the General Partner, DWR and the trading managers does not imply that the CFTC has passed on or approved this offering or their qualifications to act as described in the Prospectus.

  Limited Partners are afforded certain rights for reparations under the CEAct. Limited Partners may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

  Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a "registered futures association." At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. DWR, the General Partner and the trading managers are all members of the NFA (the Partnerships themselves are not required to become members of the NFA).

  The above-described regulatory structure may be modified by rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress.

  The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. The CFTC has, however, adopted rules relating to the marketing of foreign futures contracts and options in the United States. These rules permit commodity options traded only on certain foreign exchanges to be offered and sold in the United States. See "Risk Factors--Risks Relating to the Futures Trading and the Futures Interests Markets--Trading on Foreign Exchanges."

MARGINS

  "Initial" or "original" margin is the minimum amount of funds that must be deposited by a commodity trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the commodity trader's performance of the commodity futures contracts he purchases or sells. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. See "Risk Factors--Risks Relating to Futures Trading and the Futures Interests Markets--Futures Interests Trading is Highly Leveraged."

  Brokerage firms, such as DWR, carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. DWR presently intends to require each Partnership to make margin deposits equal to the exchange minimum levels for all futures contracts. This requirement may be altered from time to time at the discretion of DWR.

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  Trading in the currency forward contract market does not require margin, but generally does require the extension of credit by a bank or dealer to those with whom the bank or dealer trades. Since each Partnership's trading will be done through DWR, each Partnership will be able to take advantage of DWR's credit lines with several participants in the interbank market. The General Partner does not anticipate that banks and dealers with which DWR and the Partnerships may trade will require margin with respect to their trading of currencies.

  When a trader purchases an option, there is no margin requirement. When a trader sells an option, on the other hand, he is required to deposit margin in an amount determined by the margin requirements established for the futures contract underlying the option, and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the writing of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to "spreads" and "conversions," which are complex trading strategies in which a trader acquires a mixture of related futures and options positions.

  Margin requirements are computed each day by a trader's commodity broker. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to a Partnership's trading, that Partnership, and not its Limited Partners personally or any other Partnership, will be subject to margin calls.

                       THE LIMITED PARTNERSHIP AGREEMENTS

  This Prospectus contains an explanation of the more significant terms and provisions of the Limited Partnership Agreement of each Partnership, a copy of which is annexed hereto as Exhibit A and is incorporated herein by this reference. Each Limited Partnership Agreement is identical insofar as the terms and provisions thereof discussed hereunder are concerned, except to the extent noted otherwise. The following description is a summary only of certain significant terms of the Limited Partnership Agreement not set forth elsewhere in this Prospectus, is not intended to be complete and is qualified in its entirety by reference to Exhibit A.

NATURE OF THE PARTNERSHIPS

  Each of the Partnerships was formed on April 29, 1994 under the Partnership Act. The fiscal years of the Partnerships begin on January 1 of each year and end on the following December 31.

  Units purchased and paid for pursuant to this offering will be fully paid and nonassessable. Except as described under "Restrictions on Transfers and Assignments," Limited Partners may only withdraw from a Partnership by redeeming all of their Units. Each Partnership may have a claim against its Limited Partners after redemption or Series Exchange of Units or receipt of distributions from such Partnership for liabilities of the Partnership that arose before the date of such redemption, Series Exchange or distribution, but such claim will not exceed the sum of such Limited Partner's unredeemed capital contribution, undistributed profits, if any, and any redemptions, and amounts deemed received on a Series Exchange or distributions, together with interest thereon. No Partnership will make a claim against its Limited Partners with respect to amounts distributed to them or amounts received by them upon redemption of Units or deemed received upon a Series Exchange of Units unless the assets of the Partnership are insufficient to discharge liabilities of the Partnership that arose before the payment of such amounts. The General Partner will be liable for all obligations of each Partnership to the extent that assets of such Partnership, including amounts contributed by its Limited Partners and paid out in distributions, redemptions, Series Exchanges, or otherwise to Limited Partners, are insufficient to discharge such obligations. However, neither the General Partner, DWR, nor any of their affiliates shall be personally liable to a Limited Partner (or assignee) for the return or repayment of all or any portion of the capital or profits of such Limited Partner.

MANAGEMENT OF PARTNERSHIP AFFAIRS

  The Limited Partners of a Partnership will not participate in the management or operations of such Partnership. Any participation by a Limited Partner in the management of a Partnership may jeopardize the limited liability of such Limited Partner. Under each Limited Partnership Agreement, responsibility for

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managing the Partnership is vested solely in the General Partner. See
"Fiduciary Responsibility." The General Partner may delegate complete trading authority to trading managers and has done so, except for the ability of the General Partner to override trading instructions that violate a Partnership's trading policies, or to the extent necessary to fund distributions, redemptions, Series Exchanges, or reapportionments among trading managers or to pay Partnership expenses, or when a trading manager is unable or unwilling to act.

  On behalf of each Partnership, the General Partner may engage and compensate from the funds of that Partnership such persons as the General Partner in its sole judgment deems advisable for the conduct and operation of the business of the Partnership, provided however, that, except as described in the Limited Partnership Agreement and this Prospectus, the General Partner will not engage on behalf of a Partnership any person, firm, or corporation that is an affiliate of the General Partner without having made a good faith determination that: (i) the affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Partnership will not exceed one year, and such agreement may be terminable without penalty upon 60 days' prior written notice by the Partnership.

  Other responsibilities of the General Partner include, but are not limited to, the following: determining whether each Partnership will make distributions; administering redemptions or Series Exchanges; preparing monthly and annual reports to the Limited Partners of each Partnership; directing the investment of a Partnership's assets (other than investments in futures interests); executing various documents on behalf of each Partnership and its Limited Partners pursuant to powers of attorney; and supervising the liquidation of a Partnership if an event causing termination of that Partnership occurs. To facilitate the execution of various documents by the General Partner on behalf of each Partnership and its Limited Partners, each of the Limited Partners will appoint the General Partner, with power of substitution, his attorney-in-fact by executing a Subscription Agreement.

SHARING OF PROFITS AND LOSSES

  Each Partner, including the General Partner, of each Partnership will have a capital account with an initial balance equal to the amount he paid for Units of such Partnership, or, in the case of the General Partner, its capital contribution. Each Partnership's Net Assets will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts. For a description of the federal tax allocations, see "Material Federal Income Tax Considerations."

RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS

  Except as set forth below, each Limited Partnership Agreement provides that Units may be transferred or assigned, but that no transferee or assignee may become a substituted Limited Partner without the written consent of the General Partner, which consent may be withheld in its sole discretion. Nor may a Limited Partner, an assignee, transferee, or the estate of any beneficiary of a deceased Limited Partner withdraw any capital or profits from the Partnerships except by redemption of Units. See "Redemptions." The General Partner, without prior notice to or consent of the Limited Partners, may withdraw any portion of its interest in a Partnership that is in excess of the interest required under its Limited Partnership Agreement.

  Any transfer or assignment of Units permitted by the Limited Partnership Agreements will be effective as of the end of the month in which such transfer or assignment is made; provided, however, that no Partnership need recognize any transfer or assignment until it has received at least 30 days' prior written notice from the Limited Partner, which notice sets forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units transferred or assigned, and is signed by the Limited Partner. No transfers or assignments of Units will be effective or recognized by the General Partner if as a result any party to such transfer or assignment owns fewer than the minimum number of Units required to be purchased as described herein (subject to certain exceptions relating to gifts, death, divorce, or transfers to family members or affiliates contained in the Limited Partnership Agreements). No transfer or assignment of Units will be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not

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be in violation of the Partnership Act or applicable federal, state or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units will be effective or recognized by a Partnership if such transfer or assignment would result in the termination of that Partnership for federal income tax purposes, and any attempted transfer or assignment in violation of the Limited Partnership Agreement will be ineffective. The transfer or assignment of Units will be subject to all applicable securities laws. The Limited Partner will bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment.

AMENDMENTS; MEETINGS

  Each Limited Partnership Agreement may be amended in accordance with, and to the extent permissible under, the Partnership Act by an instrument signed by the General Partner and by Limited Partners owning more than 50% of the Units then owned by Limited Partners of that Partnership. In addition, the General Partner may make the following amendments to a Limited Partnership Agreement without the consent of the Limited Partners to: (i) change the name of the Partnership; (ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions in the Limited Partnership Agreement; (iii) make any amendment to the Limited Partnership Agreement that is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed in the Limited Partnership Agreement to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations;
(v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete or add any provision of or to the Limited Partnership Agreement required to be deleted or added by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Partnership Act, or to comply with applicable laws; (viii) make any modification to the Limited Partnership Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the net worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 of the Limited Partnership Agreement; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended ("1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or "plan asset" regulations adopted under ERISA; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner is informed that doing so is necessary. However, no amendment of the Limited Partnership Agreement of a Partnership without the consent of all Partners affected thereby may reduce the capital account of any Partner, modify the percentage of profits, losses, or distributions to which any Partner is entitled or change or alter the provisions of such Limited Partnership Agreement relating to amendments requiring the consent of all Partners.

  Any Limited Partner, upon written request addressed to the General Partner and payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners of the Partnership(s) in which he owns Units and the number of Units owned by each. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners of a Partnership, that a meeting of such Partnership be called to consider any matter upon which Limited Partners may vote pursuant to its Limited Partnership Agreement, the General Partner, by written notice to each Limited Partner of record mailed within 15 days after such notice, must call a meeting of that Partnership. Such meeting must be held at least 30 but not more than 60 days after the mailing of such notice, and such notice must specify the date, a reasonable time and place and the purpose of such meeting.

  At any such meeting, upon the affirmative vote of Limited Partners owning more than 50% of the Units then owned by Limited Partners of a Partnership, the following actions may be taken: (i) the Limited Partnership Agreement may, with certain exceptions described above, be amended; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership, becomes insolvent, bankrupt or is dissolved; (v) any contracts with the General Partner or any of its affiliates may be terminated without penalty on 60 days' prior written notice; and (vi) the sale of all or

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substantially all of the assets of the Partnership may be approved, provided, however, that no such action may be taken if it will adversely affect the classification of the Partnership as a partnership under United States federal income tax laws or the status of the Limited Partners as limited partners under the Partnership Act (while not required by the Limited Partnership Agreement, it is advisable that Limited Partners proposing to take any of the foregoing actions obtain an opinion of qualified counsel to confirm that the action to be taken will not have adverse ramifications under federal income tax laws and the Partnership Act, and that such action is otherwise permitted under the Partnership Act).

REPORTS TO LIMITED PARTNERS

  The books and records of each Partnership will be maintained at its principal office. To the extent required by CFTC regulations, the Limited Partners will have the right at all times during normal business hours to have access to and copy such books and records of each Partnership of which they are Limited Partners, in person or by their authorized attorney or agent, and, upon request, copies of such books and records will be sent to any Limited Partner if reasonable reproduction and distribution costs are paid by him. Within 30 days after the close of each calendar month, the General Partner shall provide such financial and other information with respect to each Partnership as the CFTC and NFA, from time to time, may require in such monthly reports, together with information concerning any material change in the brokerage fees payable by the Partnerships to DWR. In addition, if any of the following events occurs, notice of such event will be mailed to each Limited Partner of that Partnership within seven business days of the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (ii) any material amendment to the Limited Partnership Agreement; (iii) any change in trading managers or any material change in the management agreement with a trading manager; (iv) any change in commodity brokers or any material change in the compensation arrangement with a commodity broker; (v) any change in general partners or any material change in the compensation arrangement with a general partner; (vi) any change in the Partnership's fiscal year; (vii) any material change in the Partnership's trading policies as specified in the Limited Partnership Agreement; or (viii) cessation of futures interests trading by the Partnership. In the case of a notice given in accordance with clause (i) of the immediately preceding sentence; (a) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as described under "Redemptions" for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (b) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all futures interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute futures interests trading or to terminate the Partnership. Additionally, each Partnership will distribute to the Limited Partners within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the certified public accounting firm which audited such financial statement, and such other information as the CFTC and the NFA may from time to time require. Such annual reports will provide a detailed statement of any transactions with the General Partner or its affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed. Within 75 days after the close of each fiscal year (but in no event later than March 15 of each year), the Partnership will report to each Limited Partner tax information necessary for the preparation of the Limited Partner's federal income tax returns. The Net Asset Value of Units is determined daily by the General Partner and the most recent Net Asset Value calculations will be promptly supplied in writing to any Limited Partner after receipt of a request in writing to such effect. In addition to the above-described information and reports, the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under Securities and Exchange Commission rules and policies for commodity pools and similiar investment vehicles.

  Each Limited Partner (and any assigns of such Limited Partner's interest) expressly agrees that in the event of his death, such Limited Partner waives on behalf of himself and his estate, and directs the legal representative of his estate and any person interested therein, to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership.

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                             PLAN OF DISTRIBUTION

  The Units are being offered through DWR pursuant to a Selling Agreement among the Partnerships the General Partner and DWR. DWR, with the approval of the General Partner, may appoint as its agent to make offers and sales of the Units any securities broker or dealer which is a member in good standing of the NASD, or any foreign bank, dealer, institution or person ineligible for membership in the NASD which agrees to make no offers or sales of Units within the United States or its territories, possessions or areas subject to its jurisdiction or to persons who are citizens thereof or residents therein, and which further agrees in making offers and sales of Units to comply with the applicable provisions of the Rules of Fair Practice of the NASD ("Additional Sellers"). DWR and the General Partner are "affiliates" of one another under the rules of the 1933 Act.

  The Units are being offered on a best efforts basis without any agreement by DWR to purchase Units. The General Partner initially registered 30,000,000 Units and has registered an additional 8,500,000 Units with the SEC to cover continuing sales and Exchanges of Units. The additional 8,500,000 Units have been allocated among the Partnerships as follows: Spectrum Strategic 2,500,000; Spectrum Technical 5,000,000; and Spectrum Balanced 1,000,000. The General Partner may in the future register additional Units with the SEC. Subject to this limitation, there is no maximum aggregate amount of funds which may be contributed to a Partnership. The General Partner may in the future subdivide or combine outstanding Units of any Partnership, in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner's interest in the Partnership.

  Units will be offered during a continuing offering (the "Continuing Offering") for sale at monthly closings to be held as of the last day of each month ("Monthly Closings"). Units will be offered and sold at a price per Unit equal to 100% of the Net Asset Value of a Unit of the Partnership which sells the Unit. An amount equal to 100% of the Net Asset Value of each Unit sold at a Monthly Closing will be delivered to the Partnership which sold the Unit.

  During the Continuing Offering, subscriptions received and not immediately rejected by the General Partner will be transferred to, and held in escrow by, Chemical Bank, New York, New York, (the "Escrow Agent") and invested solely in the Escrow Agent's interest-bearing money market account. If a subscription is accepted by the General Partner, the Escrow Agent will pay to the appropriate Partnerships the subscription funds and pay to DWR any interest earned on such subscription funds at the applicable Closing, and DWR will credit the subscriber's customer account with DWR with such interest. If a subscription is rejected by the General Partner, the Escrow Agent will promptly pay to DWR the rejected subscription funds and any interest earned thereon, and DWR will credit the subscriber's customer account with DWR with such amounts and at such time such funds will be immediately available for investment or withdrawal. In the event a subscriber's customer account with DWR has been closed, any subscription returned and/or interest earned will be paid by check. Interest will be earned on subscription funds from the day of deposit of such funds with the Escrow Agent to the day that such funds are either paid to the appropriate Partnerships in the case of accepted subscriptions or paid to DWR in the case of rejected subscriptions.

  Until a Partnership terminates, DWR will also continue to compensate those of its employees who participated in this offering and continue to render certain services to Limited Partners by paying them up to 72% of the brokerage fees attributable to outstanding Units sold by them and received by DWR as commodity broker for each Partnership beginning, (i) in the case of Spectrum Strategic and Spectrum Technical, with the seventh month following the closing at which a Unit was issued, (ii) in the case of Spectrum Balanced, with the tenth month after the closing at which a Unit was issued, and (iii) in the case of a Unit purchased pursuant to a Non-Series Exchange, with the first month after the closing at which such Unit was issued. For this purpose, brokerage fees are deemed to be attributable to Units sold by an employee in the proportion which the number of such Units bears to the total number of Units outstanding at any time. For example, if an employee sold 200 Units of one Partnership and there were 10,000 Units of such Partnership outstanding, 2% (200 divided by 10,000) of the brokerage fees received by DWR with respect to such Partnership would be deemed to be attributable to the Units sold by that employee, and such employee would be paid by DWR, under present plans, up to 72% of such fees. Units issued to a Limited Partner on a Series Exchange will be treated for purposes of allocating brokerage fees as sold by the employee who sold the Units subject to such Series Exchange. No part of such compensation will be paid by a Partnership and, accordingly, Net Assets will not be reduced as a result of such compensation. Each person receiving such continuing compensation must be a DWR employee at the time of receipt of payment and must be registered as an associated person with the CFTC and be a member of the NFA in such capacity only after either having passed the Series 3 or Series 31 examination or having been "grandfathered" under the CEAct and the regulations thereunder. Such additional

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

services include: (a) inquiring of the General Partner from time to time, at the request of Limited Partners, as to the Net Asset Value of each Partnership's Units; (b) inquiring of the General Partner, at the request of Limited Partners, regarding the futures interests markets and the activities of the Partnerships; (c) responding to questions of Limited Partners with respect to the monthly account statements, annual reports, financial statements and annual tax information furnished periodically to Limited Partners; (d) providing advice to Limited Partners as to when and whether to make additional investments or to redeem or Exchange Units; (e) assisting Limited Partners in the redemption or Exchange of Units; and (f) providing such other services as Limited Partners from time to time may reasonably request. Such additional compensation paid by DWR may be deemed to be underwriting compensation. In addition, certain officers and directors of the General Partner may receive compensation as employees of DWR based, in part, on the amount of brokerage fees paid by the Partnerships to DWR. The Selling Agreement between DWR, the General Partner and the Partnerships provides that such compensation may only be paid by DWR as long as such services are provided. A Limited Partner may telephone, write or visit such employee at the local DWR branch office to avail himself of such services.

  DWR may compensate any qualified Additional Seller for each Unit sold by it by paying such Additional Seller a selling commission as determined by DWR and such Additional Seller, but not to exceed 3% of the Net Asset Value of the Unit sold. Any such selling commission will be payable solely by DWR from its own funds. Additional Sellers who are properly registered with the CFTC and are members of the NFA may also receive from DWR (solely from its own funds) additional compensation for providing the above described continuing services to Limited Partners. Such additional compensation paid by DWR may be up to 35% of the brokerage fees generated by outstanding Units sold by such Additional Sellers and received by DWR as commodity broker for each Partnership. Additional Sellers may pay all or a portion of such additional compensation to their employees who have sold Units and provide continuing services to Limited Partners if such employees are properly registered with the CFTC and are members of the NFA. Such additional compensation paid by DWR may be deemed to be underwriting compensation.

  DWR will not pay to its employees the 3% gross sales credit described above with respect to Units purchased pursuant to a Series Exchange or Non-Series Exchange. Such employees will receive gross sales credits with respect to brokerage fees which are charged to a Partnership which are comparable to the gross sales credits which were received by such employees with respect to the other partnerships in the Series Exchange or Non-Series Exchange.

  In connection with the sale of Units, DWR may at any time and from time to time implement cash sales incentive and/or promotional programs for its employees who sell Units. Such programs will provide for DWR, and not the Partnership or General Partner, to pay its employees bonus compensation and/or gift items based on sales of Units. Any such program will be approved by the NASD prior to its implementation.

  The aggregate of all commissions paid to employees of DWR from the initial 3% gross sales credit, the redemption charges received by DWR, and any sales incentives will not exceed 10% of the proceeds of the sale of Units.

  The Units of each Partnership are being sold by each Partnership when, as and if subscriptions therefor are accepted by the General Partner, subject to the satisfaction of certain conditions set forth in the Selling Agreement and the approval by counsel of certain legal matters. Each Partnership has agreed to indemnify each of its trading managers in connection with the offer and sale of Units with respect to any misleading or untrue statement or alleged misleading or untrue statement of a material fact or material omission or alleged omission unrelated to such trading manager. Each Partnership also has agreed to indemnify DWR and any Additional Sellers in connection with the offer and sale of Units. See "Fiduciary Responsibility."

  If units of new partnerships of the Spectrum Series are offered for sale by the General Partner, such offer would be on such terms as the General Partner may determine. The expenses incurred in this offering and the pricing formulas described above would not be determinative of the price per unit in any such subsequent offering.

                             SUBSCRIPTION PROCEDURE

  The minimum subscription for most subscribers is $5,000, except that the minimum investment is (a) $2,000 in the case of an IRA; or (b) for eligible subscribers purchasing Units pursuant to a Non-Series Exchange, the lesser of
(i) $5,000 ($2,000 in the case of IRAs), (ii) the proceeds from the sale of five units (two units in the case

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

of IRAs), or (iii) the proceeds of the redemption of such subscriber's entire interest in another commodity pool for which the General Partner serves as the general partner and commodity pool operator. See "Investment Requirements." A subscriber whose subscription is accepted by the General Partner at a closing and who desires to make an additional investment in the Partnerships may subscribe for Units at a subsequent closing with a minimum investment in any Partnership of $500.

  In order to purchase Units, other than by a Series Exchange or a Non-Series Exchange, a subscriber must complete, execute and deliver an execution copy of a Subscription Agreement to DWR. In the Subscription Agreement, a subscriber will authorize the General Partner and DWR to transfer immediately the full subscription price from his customer account with DWR to the Partnerships' Escrow Account. DWR will promptly debit the subscriber's customer account and transfer such funds to the Escrow Account with the Escrow Agent upon receipt of the executed Subscription Agreement. A subscriber whose Subscription Agreement is received by DWR and whose subscription is not immediately rejected, must have the appropriate amount in his customer account with DWR on the first business day following the date that his Subscription Agreement is received by DWR, and DWR will debit his customer account and transfer such funds into escrow with the Escrow Agent on that date. In the event that a subscriber does not have a customer account with DWR or does not have sufficient funds in his existing customer account with DWR, the subscriber should make appropriate arrangements with his DWR account executive, if any, and if none, should contact his local DWR branch office. Payment must not be mailed to the General Partner at its offices in New York City. Any such payment will not be accepted by the General Partner and will be returned to the subscriber for proper placement with the DWR branch office where his account is maintained. Additional investments in the Partnerships for subscribers who already own Units must be made by executing a Subscription Agreement authorizing the immediate transfer of funds from the customer's account with DWR to the Escrow Agent. In the case of an Exchange, a subscriber will authorize the General Partner to redeem all or a portion of such subscriber's interest in another commodity pool for which the General Partner serves as general partner and commodity pool operator (subject to terms of the applicable limited partnership agreements) and use the proceeds of such redemption (less any applicable redemption charges) to purchase Units in the Partnership[s].

  In the case of a subscription on behalf of an IRA or other employee benefit plan, merely subscribing for Units does not create a plan. Those considering the purchase of Units on behalf of an IRA or other employee benefit plan must first ensure that the plan has been properly established in accordance with the Code and the regulations thereunder and administrative rulings thereof and that the plan has been adequately funded. If an IRA or other employee benefit plan has been properly established and adequately funded, the trustee or custodian of the plan who decides to or who is instructed to do so may subscribe for Units. Payment of the subscription price must be made by having the trustee or custodian of the plan authorize the General Partner and DWR to transfer immediately the full subscription price to the Dean Witter Spectrum Series Escrow Account from the plan's customer account with DWR. An employee benefit plan, including an IRA, should consider the tax consequences of an investment in the Partnerships. See "Purchases by Employee Benefit Plans--ERISA Considerations."

  All Units subscribed for upon DWR's transfer of funds from a customer account following its receipt of a check of a subscriber will be issued subject to the collection of the funds represented by such check. In the event that a check of a subscriber for Units representing funds transferred from a DWR customer account in payment for Units is returned unpaid, DWR will notify the General Partner and the relevant Partnership will cancel the Units issued to such subscriber represented by such check. Any losses or profits sustained by the Partnership in connection with the Partnership's business allocable to such cancelled Units will be deemed a decrease or increase in Net Assets and allocated among the remaining Partners. In the Limited Partnership Agreement, each Limited Partner agrees to reimburse a Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to such Limited Partner.

  All subscriptions for Units are generally irrevocable by subscribers, provided, however, that there may be possible rescission rights under applicable federal and state securities laws. The General Partner may reject any subscription, in whole or in part, in its sole discretion. See "Plan of Distribution." A specimen form of the Subscription Agreement is annexed hereto as Exhibit B. Separate execution copies of the Subscription Agreement can be obtained from a local DWR branch office. Limited Partners will not receive certificates evidencing Units, but will be sent confirmations of purchase in DWR's customary form.

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           PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS

  The purchase of Units might or might not be a suitable investment for an employee benefit plan. Before proceeding with a purchase of Units, the person with investment discretion on behalf of an employee benefit plan should determine whether the purchase of Units is (a) permitted under the governing instruments of the plan and (b) appropriate for that particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the considerations discussed below.

  As used herein, the term "employee benefit plans" refers to plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan. Such plans include corporate pension and profit-sharing plans (such as so-called 401(k) plans), "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts ("IRAs"), described in Section 408 of the Internal Revenue Code of 1986, as amended (the "Code").

  Notwithstanding the general requirement that investors in one or more Partnerships must invest a minimum of $5,000, a minimum purchase requirement of $2,000 has been set for IRAs. The minimum subscription for any of the three Partnerships must be at least $1,000, with certain exceptions. See "Investment Requirements." Greater minimum purchases may be mandated by the securities laws and regulations of certain states, and each investor should consult the Subscription Agreement to determine the applicable investment requirements. See "Subscription Procedure."

  If the assets of an investing employee benefit plan were to be treated, for purposes of the reporting and disclosure provisions and certain other of the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, as including an undivided interest in each of the underlying assets of a Partnership, an investment in Units would in general be an inappropriate investment for the plan. A U.S. Department of Labor regulation (the "Regulation") defines "plan assets" in situations where employee benefit plans purchase equity securities in investment entities such as a Partnership. The Regulation provides that the assets of an entity will not be deemed to be "plan assets" of an employee benefit plan which purchases an equity security of such an entity if the equity security is a "publicly-offered security," meaning it is (1) freely transferable, (2) held by more than 100 investors independent of the issuer and of each other, and (3) either (i) registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") or (ii) sold to the plan as part of a public offering of such securities pursuant to an effective registration statement under the 1933 Act where the security is then timely registered under Section 12(b) or Section 12(g) of the 1934 Act. It is expected that the Units currently meet and are expected to continue to meet the criteria of the Regulation.

  The General Partner believes, based upon the advice of its legal counsel, that income earned by the Partnerships will not constitute "unrelated business taxable income" under Section 512 of the Code to employee benefit plans and other tax-exempt entities which purchase Units in one or more of the Partnerships. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. The person with investment discretion on behalf of an employee benefit plan who is considering the purchase of Units in one or more of the Partnerships should consult his or her professional tax adviser regarding the application of the foregoing matters to their purchase of Units.

  Units may not be purchased with the assets of an employee benefit plan if the General Partner, DWR, any Additional Seller, any trading manager or any of their respective affiliates either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan.

  Subscribing for Units in a Partnership does not create an IRA or other employee benefit plan. Those considering the purchase of Units on behalf of an IRA or other employee benefit plan must first ensure that the plan has been properly established in accordance with the Code and the regulations and administrative rulings thereunder and that the plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of a plan who decides to or who is instructed to do so may subscribe for Units in one or more of the Partnerships, subject to the applicable minimum subscription per Partnership.

  ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF IRAs OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER, DWR, ANY ADDITIONAL SELLER OR ANY PARTNERSHIP THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

  The General Partner has been advised by counsel, Cadwalader, Wickersham & Taft that in its opinion, that the following summary correctly describes the material federal income tax consequences to United States taxpayers of acquiring, owning and disposing of Units. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft, except as otherwise specifically noted herein. The following summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), rulings thereon, regulations promulgated thereunder and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary which follow in general relate only to the tax implications of an investment in the Partnerships by individuals who are citizens or residents of the United States. Except as indicated below or under "Purchases by Employee Benefit Plans-ERISA Considerations," the summaries do not address the tax implications of an investment in the Partnerships by corporations, partnerships, trusts and other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the Partnerships may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investor's personal investment circumstances. A complete discussion of all federal, state and local tax aspects of an investment in each Partnership is beyond the scope of the following summary, and prospective investors must consult their own tax advisors on such matters.

PARTNERSHIP STATUS

  The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in its opinion under current federal income tax law, each Partnership will be classified as a partnership and not as an association taxable as a corporation. No ruling has been requested from the Internal Revenue Service with respect to classification of each Partnership, and the General Partner does not intend to request such a ruling.

  The opinion of counsel described above is based upon the facts set forth herein, including that (i) the General Partner will maintain a net worth (exclusive of its interest in the Partnerships and any other limited partnership) equal to the sum of at least 10% of the total contributions to the Partnerships and any other limited partnership for which it acts as general partner (or, if the total contributions to the Partnerships or to any other limited partnership are less than $2,500,000, of at least 15% of total contributions to the Partnerships and to any other limited partnership or $250,000, whichever is lesser); (ii) the General Partner's interest in each item of each Partnership's income, gain, loss, deduction, or credit will be equal to at least 1% of each such item; (iii) the Limited Partners will not own, directly or indirectly, individually or in the aggregate, more than 20% of the stock of the General Partner or of any affiliate of the General Partner; and (iv) a principal activity of each Partnership consists of buying and selling commodities not held as inventory, or futures, options and forward contracts with respect to such commodities, and at least 90% of each Partnership's income consists of gains from such trading and interest income.

  Certain "publicly traded partnerships" are taxed as corporations. While this treatment does not affect the Partnerships, new legislation governing the taxation of limited partnerships may be enacted at any time, and may apply to the Partnerships retroactively. If a partnership were classified as an association taxable as a corporation, income or loss of such partnership would not be passed through to its partners, and such partnership would be subject to tax on its income without deduction for any distributions to its partners, at the rates applicable to corporations. In addition, all or a portion of any distributions by such partnership to its partners could be taxable to the partners as dividends or capital gains.


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PARTNERSHIP TAXATION

  Partners, Rather than Partnership, Subject to Federal Income Tax. Each Partnership, as an entity, will not be subject to federal income tax. Except as provided below with respect to certain nonresident aliens, each Limited Partner in computing his federal income tax liability for a taxable year will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction, and credit for the taxable year of the Partnership ending within or with the taxable year of such Partner, regardless of whether such Partner has received any distributions from the Partnership. The characterization of an item of profit or loss will usually be determined at the Partnership level.

  Organization and Syndication Expenses. None of the Partnerships nor any Partner thereof will be entitled to any deduction for syndication expenses (i.e., those amounts paid or incurred in connection with issuing and marketing Units).

  Allocation of Partnership Profits and Losses. For federal income tax purposes, a Limited Partner's distributive share of items of Partnership income, gain, loss, deduction, and credit will be determined by each Limited Partnership Agreement, annexed hereto as Exhibit A, unless an allocation under such Agreement does not have "substantial economic effect" or is not in accordance with the Partners' interests in the Partnership. The allocations provided by each Limited Partnership Agreement are described under "The Limited Partnership Agreement--Sharing of Profits and Losses." In general, each Limited Partnership Agreement allocates items of ordinary income and expense pro rata among the Partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net realized capital gains and losses are generally allocated among all Partners based upon their respective capital accounts. However, net realized capital gain and loss is allocated first to Partners who have redeemed Units in the Partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed Units. Net realized capital gains for each year are allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses. Net realized capital loss for each year is allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses.

  These allocation provisions are designed to reconcile tax allocations to economic allocations. However, no assurance can be given that the Internal Revenue Service will not challenge such allocations, especially in light of recently issued final regulations.

  If the allocation provided by each Limited Partnership Agreement is not recognized by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to the Partners for federal income tax purposes under such Limited Partnership Agreement may be increased or reduced or the character of such income or loss may be modified.

CASH DISTRIBUTIONS AND REDEMPTIONS

  Distributions by a Partnership and amounts received upon the partial or complete redemption of a Limited Partner's Units normally will not be taxable to the Limited Partners. However, if cash distributions by a Partnership or amounts received upon redemption by a Limited Partner exceed such Partner's adjusted tax basis in his Units, the excess will be taxable to him as though it were a gain from a sale of the Units. A loss will be recognized upon a redemption of Units only if, following the redemption of all of a Limited Partner's Units, such Partner has any tax basis in his Units remaining. In such case, the Limited Partner will recognize loss to the extent of such remaining basis. See "Redemptions." Generally, if a Limited Partner is not a "dealer" with respect to his interest in the Partnership and he has held his interest in the Partnership for more than one year, such gain or loss would be long-term capital gain or loss.

GAIN OR LOSS ON TRADING ACTIVITY

  Because each Partnership will purchase futures interests contracts for its own account and not for the account of others, because each Partnership will not maintain an inventory of futures interests contracts, because substantially all of the expected return of any combination of each Partnership's futures interests positions will not be attributable to the time value of such Partnership's net investment in such positions, and because each Partnership will be considered a "qualified fund" for purposes of its foreign currency forward

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

contracts, for federal income tax purposes substantially all of the profit and loss generated by each Partnership from its trading activities will be capital gain and loss, which in turn may be either short-term, long-term or a combination of both. Gain or loss with respect to a "Section 1256 contract" is generally treated as short-term capital gain or loss to the extent of 40% of such gain or loss, and long-term capital gain or loss to the extent of 60% of such gain or loss. For individual partners, long-term capital gains are taxed at a maximum marginal rate of 28% while short-term capital gains are currently taxed at a maximum marginal rate of 39.6%. For corporate partners, long-term and short-term capital gains are taxed at the same effective rate.

  A "Section 1256 contract" includes a "regulated futures contract," a "foreign currency contract," a "nonequity option," and a "dealer equity option." A "regulated futures contract" is a futures contract which is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade, exchange or other market designated by the Secretary of the Treasury ("a qualified board or exchange"), and which is "marked-to-market" to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of which depends upon the value of, a foreign currency which is a currency in which positions are also traded through regulated futures contracts, which is traded in the interbank market, and which is entered into at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of the Treasury is authorized to issue regulations excluding certain currency forward contracts from mark-to-market treatment.) A "nonequity option" means an option which is traded on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index, unless (i) there is in effect a designation by the CFTC of a contract market for a contract based on such group of stocks or stock index or (ii) such option is a cash-settled option on a stock index that the SEC has determined to be "broad based." A "dealer equity option" means, with respect to an options dealer, any listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. Each Section 1256 contract held at the end of a Partnership's taxable year will be treated as having been sold for its fair market value on the last day of such taxable year, and gain or loss will be taken into account for such year. The Partnerships expect that a portion of their trading activities will be conducted in Section 1256 contracts; however, the Partnerships also expect that a portion of their trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts ("non-Section 1256 contracts").

  Gain or loss with respect to foreign currency forward and futures contracts that are not traded on U.S. exchanges or on certain foreign exchanges designated as "qualified boards or exchanges" by the Internal Revenue Service, ("foreign currency positions") is treated as capital gain or loss only if held by an electing "qualified fund." In general, a "qualified fund" is an electing partnership that: (1) has at least 20 unrelated partners (no one of which owns more than 20% of the capital or profits of the partnership); (2) has as a principal activity the buying and selling of options, futures, or forwards with respect to commodities; and (3) receives at least 90% of its gross income from interest, dividends, gains from the sale or disposition of capital assets held for the production of interest or dividends, and income and gain from futures, forward, and option contracts with respect to commodities. All such foreign currency positions held by a qualified fund are treated as "Section 1256 contracts" (i.e., marked-to-market at year end) and gain or loss with respect to all such foreign currency positions is treated as 100% short-term gain or loss. Gain or loss with respect to "regulated futures contracts," "foreign currency contracts" and "nonequity options" is treated as 60% long-term gain or loss and 40% short-term gain or loss. The General Partner has made a qualified fund election for the Partnerships.

  Subject to certain limitations, a Limited Partner, other than a corporation, estate or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses.

  During taxable years in which little or no profit is generated from trading activities, a Limited Partner may still have interest income.

  A Partnership may engage in spread and straddle trading (i.e., holding offsetting positions whereby the risk of loss from holding either or both position(s) is substantially diminished). Realized losses with respect to any position in a spread or straddle are taken into account for federal income tax purposes only to the extent that the losses exceed unrecognized gain (at the end of the taxable year) from offsetting positions, successor positions, or offsetting positions to the successor positions. Thus, spreads and straddles may not be used to

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

defer gain from one taxable year to the next. For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a Partner takes into account gain or loss with respect to a position held by the Partnership, the Partner will be treated as holding the Partnership's position, except to the extent otherwise provided in the regulations. Accordingly, positions held by a Partnership may limit the deductibility of realized losses sustained by a Limited Partner with respect to positions held for his own account, and positions held by a Limited Partner for his own account may limit his ability to deduct realized losses sustained by a Partnership. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a Limited Partner may be treated as holding Partnership positions, may also apply to require a Limited Partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him. A portion of the gain on a "conversion transaction," including certain spread and straddle trading, may be characterized as ordinary income where substantially all of the expected return is attributable to the time value of the net investment in the transaction.

  Pursuant to current Proposed and Temporary Treasury Regulations, the holding period of any position included in a straddle begins anew when the straddle is terminated unless the position was held for more than the long-term capital gain and loss holding period before the straddle was established. Further, the loss on any position included in a straddle will be treated as a long-term capital loss if, at the time the loss position was acquired, the taxpayer held offsetting positions with respect to such loss position that would give rise only to long-term capital loss if such offsetting positions were disposed of on the day the loss position was acquired.

  Where the positions of a straddle are comprised of both Section 1256 and non-
Section 1256 contracts, a Partnership will be subject to the mixed straddle rules of the Code and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on which of the following four alternatives a Partnership elects to pursue. A Partnership may elect to treat Section 1256 positions as non-Section 1256 positions, and the mixed straddle would be subject to the rules governing non-Section 1256 straddles. Alternatively, a Partnership may identify the positions of a particular straddle as an "identified mixed straddle" under
Section 1092(b)(2) of the Code and, thereby, net the capital gain or loss attributable to the offsetting positions. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 positions, or all short-term capital gain or loss if attributable to the non-Section 1256 positions. Alternatively, a Partnership may place the positions in a "mixed straddle" account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss. If a Partnership does not make any of the aforementioned three elections, any net loss attributable to either the
Section 1256 or the non-Section 1256 positions will be treated as 60% long-term and 40% short-term capital loss, while any net gain would be treated as 60% long-term and 40% short-term capital gain, or all short-term capital gain, depending upon whether the net gain was attributable to Section 1256 positions or non-Section 1256 positions.

TAXATION OF LIMITED PARTNERS

  Limitations on Deductibility of Partnership Losses. The amount of Partnership loss, including capital loss, which a Limited Partner will be entitled to take into account for federal income tax purposes is limited to the lesser of the tax basis of his Units or (in the case of certain Limited Partners, including individuals and closely-held C corporations) the amounts for which he is "at risk" with respect to such interest as of the end of the Partnership's taxable year in which such loss occurred.

  Generally, a Limited Partner's initial tax basis will be the amount paid for each Unit of a Partnership (100% of the Net Asset Value of a Unit during the Continuing Offering). A Limited Partner's adjusted tax basis will be his initial tax basis reduced by the Limited Partner's share of Partnership distributions, losses and expenses and increased by his share of Partnership income, including gains. The amount for which a Limited Partner is "at risk" with respect to his interest in a Partnership is generally equal to his tax basis for such interest, less: (i) any amounts borrowed in connection with his acquisition of such interest for which he is not personally liable and for which he has pledged no property other than his interest; (ii) any amounts borrowed from persons who have a proprietary interest in such Partnership; and
(iii) any amounts borrowed for which the Limited Partner is protected against loss through guarantees or similar arrangements.

  Because of the limitations imposed upon the deductibility of capital losses referred to below, a Limited Partner's share of a Partnership's net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of a Partnership might be deductible by a Partner only as so-called itemized deductions and, therefore, will not reduce the federal taxable income of a Partner who

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

does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year will not realize any tax benefit from such itemized deductions.

  Limitations on Deductibility of Passive Losses. In general, losses from a passive activity ("passive losses") are disallowed to the extent such losses exceed income from all passive activities ("passive income"). A passive activity is defined as a trade or business in which the taxpayer does not materially participate unless otherwise provided in Treasury Regulations.

  Proposed and Temporary Treasury Regulations provide that the trading of personal property, such as commodities, will not be treated as a passive activity. Accordingly, a Limited Partner's distributive share of items of income, gain, deduction, or loss from a Partnership will not be treated as passive income or loss and Partnership gains allocable to Limited Partners will not be available to offset passive losses from sources outside such Partnership. Partnership gains allocable to Limited Partners will, however, be available to offset losses with respect to "portfolio" investments, such as stocks and bonds. Moreover, any Partnership losses allocable to Limited Partners will be available to offset other income, regardless of source. Final Treasury Regulations may modify the Proposed and Temporary Regulations, and such regulations may be retroactive in effect.

  Limited Deduction of Certain Expenses. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual's adjusted gross income in excess of a certain threshold amount (for tax years beginning in 1995, this amount is $114,700 ($57,350 in the case of married individuals filing a separate return)) and (ii) 80% of such itemized deductions. Based upon the activities of the Partnerships, the General Partner has been advised by its legal counsel that, in such counsel's opinion, that expenses incurred by the Partnerships in their futures interests trading businesses should not be subject to the 2% "floor" or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide.

  Tax on Capital Gains and Losses. For individuals, trusts and estates, "net capital gains" are currently taxed at a maximum marginal tax rate of 28%, while other income is taxed at a maximum marginal tax rate of 39.6%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all income.

  The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Excess capital losses may be carried forward.

  Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer's election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

  Alternative Minimum Tax. An alternative minimum tax may be imposed on Limited Partners, depending on their particular circumstances. This tax, with respect to taxpayers other than corporations, will be assessed to the extent that 26% of the first $175,000 ($87,500 for married individuals filing a separate return) of "alternative minimum taxable income" in excess of the exemption amount ($45,000 in the case of married taxpayers filing joint returns or a surviving spouse; $33,750 in the case of an unmarried taxpayer who is not a surviving spouse; or $22,500 in the case of a married individual filing a separate return or an estate or trust) plus 28% of the balance of such excess exceeds the taxpayer's regular federal income tax liability (subject to special modification) for the year. The alternative minimum tax exemption is phased-out for individual taxpayers with alternative minimum taxable income in excess of $112,500 ($150,000 for married taxpayers filing a joint return and surviving spouses; $75,000 for married individuals filing separate returns, estates and trusts). "Alternative minimum taxable income" is equal to adjusted gross income computed without deducting normal net operating losses, less specified net operating losses, credits, trust distributions and itemized deductions, and increased by certain tax preferences. Long-term capital gains are taxed at a maximum 28% rate. However, the limitation on the long-term capital gains rate does not give rise to an adjustment or increase in "alternative minimum taxable income." Therefore, transactions in Section 1256 contracts should not directly affect the application of the alternative minimum tax. The extent, if any, to which the alternative minimum tax will be imposed will depend on the overall tax situation of each Limited Partner at the end of each such taxable year.

  Limitation on Deductibility of Interest on Investment Indebtedness. Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is

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

generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A Limited Partner's distributive share of net Partnership income and any gain from the disposition of Units will be treated as investment income, except that a Limited Partner's net capital gain from the disposition of Units is not investment income unless the Limited Partner waives the benefit of the 28% tax rate on such gain. It is not clear whether a Limited Partner's distributive share of Partnership net capital gain constitutes investment income where such gain is taxed at the maximum 28% rate. Interest expense incurred by a Limited Partner to acquire his Units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

  Taxation of Foreign Limited Partners. A Limited Partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a "Foreign Limited Partner") generally is not subject to taxation by the United States on United States source capital gains from commodity trading for a taxable year, provided that such Foreign Limited Partner does not have certain present or former connections with the United States (e.g., if the Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his taxable year (or, in certain circumstances, a prior taxable year) or if the Foreign Limited Partner is not engaged in a trade or business within the United States during the taxable year or, in certain limited circumstances, a prior taxable year to which income, gain, or loss from a Partnership is treated as effectively connected).

  Pursuant to a "safe harbor" provision of the Code, a Foreign Limited Partner would not be engaged in a trade or business within the United States solely because such Foreign Limited Partner is a partner of a partnership which effects transactions in the United States in commodities for the partnership's own account, as long as the partnership is not a dealer in commodities and as long as the partnership only trades commodities which are of a kind customarily dealt in on an organized commodity exchange in transactions of a kind customarily consummated on such an exchange. The General Partner has been advised by its counsel that, in such counsel's opinion, each Partnership's commodities transactions should satisfy the safe harbor, and that owning an interest in a Partnership should not, in such counsel's opinion, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States. In the event that future Partnership transactions are not covered by the safe harbor, there is a risk that all of a Foreign Limited Partner's distributive share of income of a Partnership will be treated as effectively connected with the conduct of a trade or business in the United States and taxed at regular rates (discussed previously) and, in the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% branch profits tax (unless reduced or eliminated by treaty).

  If a Foreign Limited Partner is a dealer in commodities, or is otherwise engaged in a U.S. trade or business and if income, gain or loss from a Partnership is treated as effectively connected with the conduct of such trade or business, such Partnership may be required to withhold tax on income allocable to such Foreign Limited Partner and remit to the Internal Revenue Service an amount equal to 39.6% (35% for corporations) of the amount of such effectively connected taxable income allocable to such Foreign Limited Partner. Any amounts remitted will constitute a refundable credit against the Foreign Limited Partner's United States federal income tax liability, which can be claimed on the Foreign Limited Partner's United States federal income tax return.

  A Foreign Limited Partner generally is subject to a 30% withholding tax (unless reduced or exempted by treaty) on certain types of United States source income that are not effectively connected with the conduct of a United States trade or business, such as certain interest-bearing obligations, the income attributable to which is not exempt from tax. This tax must be withheld by the person having control over the payment of such income. Accordingly, a Partnership may be required to withhold tax on items of such income which are included in the distributive share (whether or not actually distributed) of a Foreign Limited Partner. However, 30% withholding is not required in respect of certain interest bearing obligations, such as "portfolio interest" obligations issued after July 18, 1984 (if procedural requirements are complied with). If a Partnership is required to withhold tax on such income of a Foreign Limited Partner, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to or redemption of Units by the Foreign Limited Partner.

  The estate of a deceased Foreign Limited Partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the Units of such Foreign Limited Partner.

  FOREIGN PERSONS SHOULD CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE PARTNERSHIPS.

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  Tax Elections. The Code provides for optional adjustments to the basis of
Partnership property upon distributions of Partnership property to a Partner (Section 734) and transfers of Units, including transfers by reason of death (Section 743), provided that a Partnership election has been made pursuant to
Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the General Partner does not presently intend to make such an election. Therefore, any benefits which might be available to the Partners by reason of such an election will be foreclosed.

  Tax Returns and Information. The Partnerships will file their information returns using the accrual method of accounting. Within 90 days after the close of each Partnership's taxable year, the Partnership will furnish each Limited Partner (and any assignee of the Unit of any Limited Partner) copies of (i) the Partnership's Schedule K-1 indicating the Limited Partner's distributive share of tax items and (ii) such additional information as is reasonably necessary to permit the Limited Partners to prepare their own federal and state tax returns.

  Partnership's Tax Accounting. Each Partnership has the calendar year as its taxable year.

  Unrelated Business Taxable Income of Employee Benefit Plan Limited Partners and Other Tax-Exempt Investors. Income allocated to a Limited Partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Code. Such investors should see "Purchases by Employee Benefit Plans--ERISA Considerations."

TAX AUDITS

  All Partners are required under the Code to report all the Partnership items on their own returns consistently with the treatment by a Partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to Partnership items will be made at the Partnership level. The General Partner will represent each Partnership during any audit and in any dispute with the Internal Revenue Service. Each Limited Partner will be informed by the General Partner of the commencement of an audit of a Partnership. In general, the General Partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, the Limited Partners. However, prior to settlement, a Limited Partner may file a statement with the Internal Revenue Service stating that the General Partner does not have the authority to settle on behalf of such Limited Partner.

  The period for assessing a deficiency against a partner in a partnership, such as any of the Partnerships, with respect to a partnership item is the later of three years after such partnership files its return or, if the name and address of the partner does not appear on such partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the General Partner may consent on behalf of each Partnership to the extension of the period for assessing a deficiency with respect to a Partnership item. As a result, a Limited Partner's federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a Partnership item more than three years after it has been filed.

                                ---------------

  All of the foregoing statements are based upon the existing provisions of the Code and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. It is emphasized that no assurance can be given that legislative, administrative or judicial changes will not occur which will modify such statements.

  The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of purchasing an interest in the Partnerships may not be the same for all taxpayers. There can be no assurance that the Partnerships' tax returns will not be audited by the Internal Revenue Service or that no adjustments to the returns will be made as a result of such audits. If an audit results in adjustment, Limited Partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of an interest in the Partnerships are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local and foreign laws before subscribing for Units.

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                       STATE AND LOCAL INCOME TAX ASPECTS

  In addition to the federal income tax consequences for individuals described under "Material Federal Income Tax Considerations" above, the Partnerships and their Limited Partners may be subject to various state and local taxes. A Limited Partner's distributive share of the realized profits of a Partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and hence may be inconsistent with the federal income treatment of gains and losses arising from the Partnerships' transactions in Section 1256 contracts. Accordingly, prospective Limited Partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the Partnerships.

  The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that the Partnerships will not be liable for New York City unincorporated business tax. Limited Partners who are nonresidents of New York State will not be liable for New York State personal income tax on such Partners' income from the Partnerships. Likewise, Limited Partners who are nonresidents of New York City will not be liable for New York City earnings tax on such Partners' income from the Partnerships. New York City residents may be subject to New York City personal income tax on such Partners' income from the Partnerships. No ruling from either the New York State or New York City tax authorities will be requested regarding such matters.

                              POTENTIAL ADVANTAGES

  An investment in a Partnership is speculative and involves a high degree of risk. See "Risk Factors." However, such an investment offers the following potential advantages.

  Investment Diversification. An investor who is not prepared to make a significant investment or spend substantial time trading various futures interests nevertheless may participate in these markets through an investment in one or more Partnerships, thereby obtaining diversification from investments in stocks, bonds and real estate. The General Partner believes, on the basis of the past experience of the trading managers, that the profit potential of the Partnerships does not depend upon favorable general economic conditions, and that the Partnerships are as likely to be profitable during periods of declining stock, bond and real estate markets as at any other time; conversely, the Partnerships may be unprofitable (as well as profitable) during periods of generally favorable economic conditions. The trading managers' speculative trading techniques will be the primary factor in the Partnerships' success or failure. Investors should note that there are always two parties to a futures interests contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered by the other. Therefore, due to the nature of futures interests trading, only 50% of futures interests held by all market participants can experience gain at any one time, without reference to brokerage commissions and other costs of trading, which may reduce or eliminate any gain that would otherwise be achieved.

  Futures Interests Traded. Each Partnership normally trades a portfolio of diverse futures interests, but may trade a greater or lesser number of futures interests from time to time. Each Limited Partner will obtain greater diversification in futures interests traded than would be possible trading individually, unless substantially more than the minimum investment described herein were committed to the futures interests markets.

  Exchange Privilege. At the sixth month-end after a person first becomes a Limited Partner in any Partnership, and each calendar month thereafter, a Limited Partner may shift his investment among the Partnerships (a "Series Exchange"). This permits a Limited Partner to select one or more Partnerships which best suit his investment needs and objectives, which may change from time to time. A Limited Partner is not required to pay any redemption charges in connection with a Series Exchange.

  Diversified Professional Trading Management. Trading decisions for each Partnership will be made by trading managers retained by the General Partner. See "The Trading Managers." The trading approaches employed on behalf of each Partnership by its trading managers are not available for investments as small as the required minimum investment in each Partnership. The actual performance record of each trading manager's trading system(s) employed on behalf of a Partnership is set forth in "The Trading Managers." No assurance is given that a Partnership will obtain results consistent with such performance or that a Partnership will not incur substantial losses.

  A Limited Partner's investment in each Partnership is allocated among the trading managers for such Partnership. This permits a Limited Partner to receive the benefits from different trading systems being employed by such Partnership. A Limited Partner can further diversify his professional trading management by dividing his investment among one or more of the Partnerships. For example, an investor owning Units of all three Partnerships would have the benefit of having his investment managed by seven trading managers.

  Limited Liability. Unlike an individual who invests directly in futures interests, an investor in each Partnership cannot be individually subjected to margin calls and cannot lose more than the amount of his unredeemed capital contribution, his share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption, or deemed received on an Exchange of Units and interest thereon. See "The Futures, Options and Forwards Markets," "Redemptions" and "The Limited Partnership Agreements--Nature of the Partnerships."

  Interest Income. Many commodity brokers permit accounts above a certain size to deposit margin for futures interests in the form of interest-bearing obligations, such as U.S. Treasury Bills, rather than cash, thus enabling the account to earn interest on funds being used for futures trading, or such brokers pay interest at U.S. Treasury Bill rates on a portion of the cash deposited in the account. Each Partnership deposits its assets in separate commodity trading accounts with DWR as commodity broker. DWR credits each Partnership at each month-end with interest income as if 80%, in the case of each of Spectrum Strategic and Spectrum Technical, and 100%, in the case of Spectrum Balanced, of such Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury Bills. Generally, an individual trader would not receive any interest on the funds in his commodity account unless he committed substantially more than the minimum investment described herein. While the Partnerships are credited with interest by DWR on the respective percentage of their assets deposited as margin as described above, the form of margin posted, whether cash or interest-bearing obligations (such as U.S. Treasury Bills), does not reduce the risks inherent in the trading of futures interests contracts. See "Risk Factors" and "Investment Program, Use of Proceeds and Trading Policies."

  Administrative Convenience. The Partnerships are structured so as to provide Limited Partners with numerous services designed to alleviate the administrative details involved in engaging directly in futures interests trading, including monthly and annual financial reports (showing, among other things, the Net Asset Value of a Unit, trading profits or losses, and expenses) and all tax information relating to the Partnerships necessary for Limited Partners to complete their federal income tax returns.

                                 LEGAL MATTERS

  Legal matters in connection with the Units being offered hereby, including the discussion of the material federal income tax consequences relating to the acquisition, ownership and disposition of Units, have been passed upon for each Partnership and the General Partner by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038. Cadwalader, Wickersham & Taft also has acted as counsel for DWR in connection with the offering of Units. Cadwalader, Wickersham & Taft may advise the General Partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the Partnerships.

                                    EXPERTS

  The financial statements of Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P. and Dean Witter Spectrum Balanced L.P. as of December 31, 1995 and 1994 and the statements of financial condition of Demeter Management Corporation as of December 31, 1995 and 1994 included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for DWR.

                             ADDITIONAL INFORMATION

  This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits relating thereto that have been filed with the Securities and Exchange Commission in Washington, D.C. For further information pertaining to each Partnership and the Units offered hereby, reference is hereby made to the Registration Statement, including the exhibits filed as part thereof. The Registration Statement and exhibits are on file at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and may be examined, without charge, at the offices of the SEC and copies may be obtained of all or part thereof from the SEC upon payment of the prescribed fees.

                                    GLOSSARY

CERTAIN TERMS AND DEFINITIONS

  Knowledge of various terms and concepts relating to this offering is necessary for a potential investor to determine whether to invest in the Partnerships.

  "Brokerage Fees"--The fee charged by a broker for executing a trade in a commodity account of a customer. DWR charges each Partnership a flat-rate brokerage commission of 35/48 of 1% of the Net Assets of each of Spectrum Strategic and Spectrum Technical, and 1/2 of 1% of the Net Assets of Spectrum Balanced in each case as of the first day of the month.

  "Churning"--Engaging in excessive trading with respect to a futures interests for the purpose of generating brokerage commissions.

  "Commodity Trading Advisor"--Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value or purchase of futures interests or options thereon.

  "Daily Limits"--Limits imposed by commodity exchanges on the amount of fluctuation in commodity contract prices during a single trading day.

  "Forward Contract"--A contractual right to purchase or sell a specified quantity of currency or commodity at or before a specified date in the future at a specified price. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

  "Futures Contract"--Standardized contract made on domestic or foreign commodity exchanges which calls for the future delivery of a specified quantity of a commodity at a specified time and place.

  "Limit Order"--An order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

  "Margin"--Good faith deposits with a broker to assure fulfillment of a purchase or sale of a commodity futures contract and, under certain circumstances, a commodity option contract.

  "Market Order"--An order to execute a trade at the prevailing price as soon as possible.

  "Net Assets"--A Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures interests positions and other assets of the Partnership) less all other liabilities of the Partnership (including, but not limited to, all brokerage fees, incentive and management fees and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures or option contract traded on a United States exchange shall mean the settlement price on the exchange on which the particular futures or option contract is traded by a Partnership on the day with respect to which Net Assets are being determined; provided, that if a contract could not be liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that contract is traded or otherwise, the settlement price on the first subsequent day on which the contract could be liquidated shall be the market value of such contract for such day. The market value of a forward contract or a futures or option contract traded on a foreign exchange shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of contract.

  "Net Asset Value Per Unit"--The Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the number of such Units outstanding on the date of calculation.

  "Option"--An option on a futures contract or a physical commodity gives the buyer of the option the right, as opposed to the obligation, to take a position at a specified price in an underlying futures contract or commodity.

  "Pyramiding"--Using unrealized profits on existing positions in a given futures interests due to favorable price movements as margin specifically to buy or sell additional positions in the same or related futures interests.

  "Settlement Price"--The closing price for futures contracts in a particular commodity established by the clearinghouse or exchange after the close of each day's trading.

  "Speculative Position Limits"--Limits established by the CFTC and United States commodity exchanges on the maximum net long or short speculative positions which a person or group of persons may hold, own, or control in futures interests.

  "Spot Contract"--A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

  "Stop Order"--An order given to a broker to execute a trade in a futures interests when the contract price reaches the specified stop order price. Stop orders become market orders when the stop price is reached.

  "Trading Profits" is defined to mean net futures interests trading profits (realized and unrealized) earned on the trading manager's allocated Net Assets, decreased by monthly management fees and a pro rata portion of the monthly brokerage fee which are chargeable to the trading manager's allocated Net Assets; with such trading profits and items of decrease determined from the end of the last calendar month in which an incentive fee was earned by the trading manager or, if no incentive fee has been earned previously by the trading manager, from the date that the Partnership commenced trading to the end of the calendar month as of which such incentive fee calculation is made. Extraordinary expenses of the Partnership, if any, will not be deducted in determining Trading Profits. No incentive fees will be paid on interest earned by the Partnership.

  "Unrealized Profit or Loss"--The profit or loss which could be realized on an open position if it were closed out at the current settlement price.

BLUE SKY GLOSSARY

  Prospective investors should be aware of the following definitions, reprinted verbatim from the "Guidelines for Registration of Commodity Pool Programs" adopted by the North American Securities Administrators Association, Inc., as revised on August 30, 1990 (the "Guidelines"), which Guidelines are applied by certain state securities administrators in reviewing public offerings of "commodity pools" (such as the Partnerships). For ease of reference, each of these definitions is followed by the comparable defined term used in the Form of Limited Partnership Agreement and this Prospectus, in brackets, as applicable.

  "Advisor"--Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options. ["trading managers"-page A-8]

  "Affiliate"--An Affiliate of a Person means (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. [No comparable term, but for purposes of indemnification of the General Partner and its affiliates, see page A-16]

  "Capital Contributions"--The total investment in a Program by a Participant or by all Participants, as the case may be. ["Unit of General Partnership Interest"-page A-3; "Units"-page A-3]

  "Commodity Broker"--Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account. ["DWR"-page A-3]

  "Commodity Contract"--A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point. ["futures interests"-page A-1]

  "Net Assets"--The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program. ["Net Assets"-page A-6]

  "Net Worth"--The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles. ["net worth," as regards subscribers' investment requirements, is referenced on pages 1, B-2, B-3 and B-4; as regards the General Partner's net worth requirement, see Section 5 of the Limited Partnership Agreement on page A-2]

  "Organizational and Offering Expenses"--All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees. ["organizational, initial and continuing offering expenses" -page A-6]

  "Participant"--The holder of a Program Interest. ["General Partner," "Limited Partners," "Partners" -page A-1]

  "Person"--Any natural Person, partnership, corporation, association or other legal entity. [No comparable term]

  "Program"--The limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. ["Partnership"-page A-1]

  "Pyramiding"--A method of using all or part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities. [See trading policy 5 on page A-9]

  "Sponsor"--Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates. ["General Partner," "DWR" and their "Affiliates"]

  "Valuation Date"--The date as of which the Net Assets of the Program are determined. [No comparable term, but for purposes of redemption, Net Assets of the Partnership are determined as of the last business day of the month-page A-13]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
Dean Witter Spectrum Balanced L.P.
Dean Witter Spectrum Strategic L.P.
Dean Witter Spectrum Technical L.P.:

We have audited the accompanying statements of financial condition of Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Technical L.P. (collectively, the "Partnerships"), as of December 31, 1995 and 1994 and the related statements of operations, changes in partners' capital, and cash flows for the year ended December 31, 1995 and for the period from November 2, 1994 (commencement of operations) to December 31, 1994. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Technical L.P., as of December 31, 1995 and 1994 and the results of their operations and their cash flows for the year ended December 31, 1995 and for the period from November 2, 1994 (commencement of operations) to December 31, 1994 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touch LLP

February 21, 1996
New York, New York

                       DEAN WITTER SPECTRUM BALANCED L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                                      DECEMBER 31,
                                                  --------------------
                                                     1995      1994
                                                  ---------- ---------
                                                      $          $
ASSETS
Equity in Commodity futures trading accounts:
 Cash                                             13,409,068 3,260,143
 Net unrealized gain on open contracts               392,428    18,804
                                                  ---------- ---------
  Total Trading Equity                            13,801,496 3,278,947
Subscriptions receivable                           1,061,057   522,720
Interest receivable (DWR)                             61,129    16,204
                                                  ---------- ---------
  Total Assets                                    14,923,682 3,817,871
                                                  ========== =========
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued brokerage commissions (DWR)                   66,673    16,573
Incentive fees payable                                49,873       --
Redemptions payable                                   38,746       --
Accrued management fee                                13,890     3,453
                                                  ---------- ---------
  Total Liabilities                                  169,182    20,026
                                                  ---------- ---------
PARTNERS' CAPITAL
Limited Partners (1,209,758.681 and 376,514.897
 Units, respectively)                             14,604,689 3,701,277
General Partner (12,409.369 and 9,823.400 Units,
 respectively)                                       149,811    96,568
                                                  ---------- ---------
  Total Partners' Capital                         14,754,500 3,797,845
                                                  ---------- ---------
  Total Liabilities and
   Partners' Capital                              14,923,682 3,817,871
                                                  ========== =========
NET ASSET VALUE PER UNIT                               12.07      9.83
                                                  ========== =========



   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM STRATEGIC L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                                    DECEMBER 31,
                                                ----------------------
                                                   1995        1994
                                                ----------  ----------
                                                    $           $
 ASSETS
 Equity in Commodity futures trading accounts:
  Cash                                          29,593,927   9,649,168
  Net unrealized gain on open contracts          1,819,403     367,611
  Net option premiums received                     (19,873)    (46,457)
                                                ----------  ----------
   Total Trading Equity                         31,393,457   9,970,322
 Subscriptions receivable                        1,547,750   2,036,646
 Interest receivable (DWR)                         108,075      35,804
                                                ----------  ----------
   Total Assets                                 33,049,282  12,042,772
                                                ==========  ==========
 LIABILITIES AND PARTNERS' CAPITAL
 LIABILITIES
 Accrued brokerage commissions (DWR)               212,825      72,060
 Incentive fees payable                            198,924      18,841
 Accrued management fees                            97,291      32,942
 Redemptions payable                                77,310         --
                                                ----------  ----------
   Total Liabilities                               586,350     123,843
                                                ----------  ----------
 PARTNERS' CAPITAL
 Limited Partners (2,905,719.741 and
  1,178,097.030 Units, respectively)            32,132,595  11,791,839
 General Partner (29,872.079 and 12,697.303
  Units, respectively)                             330,337     127,090
                                                ----------  ----------
   Total Partners' Capital                      32,462,932  11,918,929
                                                ----------  ----------
    Total Liabilities and
     Partners' Capital                          33,049,282  12,042,772
                                                ==========  ==========
 NET ASSET VALUE PER UNIT                            11.06       10.01
                                                ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM TECHNICAL L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                                       DECEMBER 31,
                                                   ---------------------
                                                      1995       1994
                                                   ---------- ----------
                                                       $          $
ASSETS
Equity in Commodity futures trading accounts:
 Cash                                              52,705,410 11,829,496
 Net unrealized gain on open contracts              4,086,548    724,455
                                                   ---------- ----------
  Total Trading Equity                             56,791,958 12,553,951
Subscriptions receivable                            3,091,196  2,484,249
Interest receivable (DWR)                             192,688     46,478
                                                   ---------- ----------
  Total Assets                                     60,075,842 15,084,678
                                                   ========== ==========
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued brokerage commissions (DWR)                   387,839     91,924
Redemptions payable                                   184,326        --
Accrued management fees                               177,298     42,022
Incentive fees payable                                    --      19,678
                                                   ---------- ----------
  Total Liabilities                                   749,463    153,624
                                                   ---------- ----------
PARTNERS' CAPITAL
Limited Partners (5,105,307.329 and 1,509,924.871
 Units, respectively)                              58,726,495 14,771,789
General Partner (52,150.079 and 16,279.549 Units,
 respectively)                                        599,884    159,265
                                                   ---------- ----------
  Total Partners' Capital                          59,326,379 14,931,054
                                                   ---------- ----------
  Total Liabilities and Partners' Capital          60,075,842 15,084,678
                                                   ========== ==========
NET ASSET VALUE PER UNIT                                11.50       9.78
                                                   ========== ==========


   The accompanying notes are an integral part of these financial statements.

                       DEAN WITTER SPECTRUM BALANCED L.P.

                            STATEMENTS OF OPERATIONS

                                                 FOR THE
                                               PERIOD FROM
                               FOR THE YEAR NOVEMBER 2, 1994
                                  ENDED       (COMMENCEMENT
                               DECEMBER 31, OF OPERATIONS) TO
                                   1995     DECEMBER 31, 1994
                               ------------ -----------------
                                    $               $
REVENUES
Trading Profit (Loss):
 Realized                       1,508,581        (61,916)
 Net change in unrealized         373,624         18,804
                                ---------        -------
  Total Trading Results         1,882,205        (43,112)
Interest income (DWR)             447,608         25,896
                                ---------        -------
  Total Revenues                2,329,813        (17,216)
                                ---------        -------
EXPENSES
Brokerage commissions (DWR)       503,995         29,040
Incentive fees                    161,155            --
Management fees                   104,999          6,050
                                ---------        -------
  Total Expenses                  770,149         35,090
                                ---------        -------
NET INCOME (LOSS)               1,559,664        (52,306)
                                =========        =======
Net Income (Loss) Allocation:
Limited Partners                1,536,421        (50,640)
General Partner                    23,243         (1,666)
Net Income (Loss) per Unit:
Limited Partners                     2.24           (.17)
General Partner                      2.24           (.17)



   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM STRATEGIC L.P.

                            STATEMENTS OF OPERATIONS

                                              FOR THE
                                            PERIOD FROM
                                          NOVEMBER 2, 1994
                                           (COMMENCEMENT
                             FOR THE YEAR  OF OPERATIONS)
                                ENDED            TO
                             DECEMBER 31,   DECEMBER 31,
                                 1995           1994
                             ------------ ----------------
                                  $              $
REVENUES
Trading Profit (Loss):
 Realized                     3,408,036       (221,731)
 Net change in unrealized     1,451,792        367,611
                              ---------       --------
  Total Trading Results       4,859,828        145,880
Interest income (DWR)           887,226         55,127
                              ---------       --------
  Total Revenues              5,747,054        201,007
                              ---------       --------
EXPENSES
Brokerage commissions (DWR)   1,802,579        121,039
Management fees                 824,036         55,333
Incentive fees                  437,310         18,841
                              ---------       --------
  Total Expenses              3,063,925        195,213
                              ---------       --------
NET INCOME                    2,683,129          5,794
                              =========       ========
Net Income Allocation:
Limited Partners              2,659,882          5,704
General Partner                  23,247             90
Net Income per Unit:
Limited Partners                   1.05            .01
General Partner                    1.05            .01





   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM TECHNICAL L.P.

                            STATEMENTS OF OPERATIONS

                                                 FOR THE
                                               PERIOD FROM
                                            NOVEMBER 2, 1994
                                 FOR THE      (COMMENCEMENT
                                YEAR ENDED  OF OPERATIONS) TO
                               DECEMBER 31,   DECEMBER 31,
                                   1995           1994
                               ------------ -----------------
                                    $               $
REVENUES
Trading Profit (Loss):
 Realized                       4,446,595       (786,137)
 Net change in unrealized       3,362,093        724,455
                                ---------       --------
  Total Trading Results         7,808,688        (61,682)
Interest income (DWR)           1,430,845         67,617
                                ---------       --------
  Total Revenues                9,239,533          5,935
                                ---------       --------
EXPENSES
Brokerage commissions (DWR)     3,003,934        149,907
Management fees                 1,373,227         68,529
Incentive fees                    600,504         19,678
                                ---------       --------
  Total Expenses                4,977,665        238,114
                                ---------       --------
NET INCOME (LOSS)               4,261,868       (232,179)
                                =========       ========
Net Income (Loss) Allocation:
 Limited Partners               4,226,249       (229,460)
 General Partner                   35,619         (2,719)
Net Income (Loss) per Unit:
 Limited Partners                    1.72           (.22)
 General Partner                     1.72           (.22)



   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER SPECTRUM SERIES

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

   FOR THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM NOVEMBER 2, 1994
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994

                       UNITS OF
                      PARTNERSHIP    LIMITED    GENERAL
                       INTEREST      PARTNERS   PARTNER    TOTAL
                     -------------  ----------  -------  ----------
                                        $          $         $
DEAN WITTER SPECTRUM BALANCED L.P.
Partners' Capital,
November 2, 1994             2.000          10       10          20
Initial Offering       249,337.719   2,395,153   98,224   2,493,377
Continuous Offering    136,998.578   1,356,754      --    1,356,754
Net Loss                       --      (50,640)  (1,666)    (52,306)
                     -------------  ----------  -------  ----------
Partners' Capital,
December 31, 1994      386,338.297   3,701,277   96,568   3,797,845
Continuous Offering    856,935.520   9,609,381   30,000   9,639,381
Net Income                     --    1,536,421   23,243   1,559,664
Redemptions            (21,105.767)   (242,390)     --     (242,390)
                     -------------  ----------  -------  ----------
Partners' Capital,
December 31, 1995    1,222,168.050  14,604,689  149,811  14,754,500
                     =============  ==========  =======  ==========
DEAN WITTER SPECTRUM STRATEGIC L.P.
Partners' Capital,
November 2, 1994             2.000          10       10          20
Initial Offering       671,717.229   6,617,182   99,990   6,717,172
Continuous Offering    519,075.104   5,168,943   27,000   5,195,943
Net Income                     --        5,704       90       5,794
                     -------------  ----------  -------  ----------
Partners' Capital,
December 31, 1994    1,190,794.333  11,791,839  127,090  11,918,929
Continuous Offering  1,880,517.736  19,071,379  180,000  19,251,379
Net Income                     --    2,659,882   23,247   2,683,129
Redemptions           (135,720.249) (1,390,505)     --   (1,390,505)
                     -------------  ----------  -------  ----------
Partners' Capital,
December 31, 1995    2,935,591.820  32,132,595  330,337  32,462,932
                     =============  ==========  =======  ==========



   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER SPECTRUM SERIES

   FOR THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM NOVEMBER 2, 1994
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994

                       UNITS OF
                      PARTNERSHIP    LIMITED    GENERAL
                       INTEREST      PARTNERS   PARTNER    TOTAL
                     -------------  ----------  -------  ----------
                                        $          $         $
DEAN WITTER SPECTRUM TECHNICAL L.P.
Partners' Capital,
November 2, 1994             2.000          10       10          20
Initial Offering       795,200.117   7,838,027  113,974   7,952,001
Continuous Offering    731,002.303   7,163,212   48,000   7,211,212
Net Loss                       --     (229,460)  (2,719)   (232,179)
                     -------------  ----------  -------  ----------
Partners' Capital,
December 31, 1994    1,526,204.420  14,771,789  159,265  14,931,054
Continuous Offering  3,799,373.914  41,608,374  405,000  42,013,374
Net Income                     --    4,226,249   35,619   4,261,868
Redemptions           (168,120.926) (1,879,917)     --   (1,879,917)
                     -------------  ----------  -------  ----------
Partners' Capital,
December 31, 1995    5,157,457.408  58,726,495  599,884  59,326,379
                     =============  ==========  =======  ==========



   The accompanying notes are an integral part of these financial statements.

                       DEAN WITTER SPECTRUM BALANCED L.P.

                            STATEMENTS OF CASH FLOWS

                                                               FOR THE
                                                             PERIOD FROM
                                                          NOVEMBER 2, 1994
                                               FOR THE      (COMMENCEMENT
                                              YEAR ENDED  OF OPERATIONS) TO
                                             DECEMBER 31,   DECEMBER 31,
                                                 1995           1994
                                             ------------ -----------------
                                                  $               $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                              1,559,664        (52,306)
Noncash item included in net income (loss):
 Net change in unrealized                       (373,624)       (18,804)
Increase in operating assets:
 Interest receivable (DWR)                       (44,925)       (16,204)
Increase in operating liabilities:
 Accrued brokerage commissions (DWR)              50,100         16,573
 Incentive fees payable                           49,873            --
 Accrued management fees                          10,437          3,453
                                              ----------      ---------
Net cash provided by (used for) operating
 activities                                    1,251,525        (67,288)
                                              ----------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of units                              9,639,381      3,850,131
Increase in subscriptions receivable            (538,337)      (522,720)
Increase in redemptions payable                   38,746            --
Redemptions of units                            (242,390)           --
                                              ----------      ---------
Net cash provided by financing activities      8,897,400      3,327,411
                                              ----------      ---------
Net increase in cash                          10,148,925      3,260,123
Balance at beginning of period                 3,260,143             20
                                              ----------      ---------
Balance at end of period                      13,409,068      3,260,143
                                              ==========      =========


   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM STRATEGIC L.P.

                                                                 FOR THE
                                                               PERIOD FROM
                                                            NOVEMBER 2, 1994
                                               FOR THE        (COMMENCEMENT
                                              YEAR ENDED    OF OPERATIONS) TO
                                             DECEMBER 31,     DECEMBER 31,
                                                 1995             1994
                                             ------------   -----------------
                                                  $                 $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                      2,683,129           5,794
Noncash item included in net income (loss):
 Net change in unrealized                     (1,451,792)        (367,611)
(Increase) decrease in operating assets:
 Net option premiums                               (26,584)        46,457
 Interest receivable (DWR)                         (72,271)       (35,804)
Increase in operating liabilities:
 Accrued brokerage commissions (DWR)              140,765          72,060
 Incentive fees payable                           180,083          18,841
 Accrued management fees                            64,349         32,942
                                              ----------       ----------
Net cash provided by (used for) operating
 activities                                     1,517,679        (227,321)
                                              ----------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of units                             19,251,379       11,913,115
(Increase) decrease in subscriptions
 receivable                                       488,896      (2,036,646)
Increase in redemptions payable                     77,310            --
Redemptions of units                          (1,390,505)             --
                                              ----------       ----------
Net cash provided by financing activities     18,427,080        9,876,469
                                              ----------       ----------
Net increase in cash                          19,944,759        9,649,148
Balance at beginning of period                  9,649,168              20
                                              ----------       ----------
Balance at end of period                      29,593,927        9,649,168
                                              ==========       ==========


   The accompanying notes are an integral part of these financial statements.

                      DEAN WITTER SPECTRUM TECHNICAL L.P.

                     STATEMENTS OF CASH FLOWS--(CONCLUDED)

                                                                FOR THE
                                                              PERIOD FROM
                                                            NOVEMBER 2, 1994
                                                 FOR THE    (COMMENCEMENT OF
                                                YEAR ENDED   OPERATIONS) TO
                                               DECEMBER 31,   DECEMBER 31,
                                                   1995           1994
                                               ------------ ----------------
                                                    $              $
CASH FLOWS FROM
 OPERATING ACTIVITIES
Net income (loss)                                4,261,868       (232,179)
Noncash item included in net income (loss):
 Net change in unrealized                       (3,362,093)      (724,455)
Increase in operating assets:
 Interest receivable (DWR)                        (146,210)       (46,478)
Increase (decrease) in operating liabilities:
 Accrued brokerage commissions (DWR)               295,915         91,924
 Accrued management fees                           135,276         42,022
 Incentive fees payable                            (19,678)        19,678
                                                ----------     ----------
Net cash provided by (used for) operating
 activities                                      1,165,078       (849,488)
                                                ----------     ----------
CASH FLOWS FROM
 FINANCING ACTIVITIES
Offering of units                               42,013,374     15,163,213
Increase in subscriptions receivable              (606,947)    (2,484,249)
Increase in redemptions payable                    184,326            --
Redemptions of units                            (1,879,917)           --
                                                ----------     ----------
Net cash provided by financing activities       39,710,836     12,678,964
                                                ----------     ----------
Net increase in cash                            40,875,914     11,829,476
Balance at beginning of period                  11,829,496             20
                                                ----------     ----------
Balance at end of period                        52,705,410     11,829,496
                                                ==========     ==========




   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER SPECTRUM SERIES

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION--Dean Witter Spectrum Balanced L.P. ("Spectrum Balanced"), Dean Witter Spectrum Strategic L.P. ("Spectrum Strategic") and Dean Witter Spectrum Technical L.P. ("Spectrum Technical") (individually, a "Partnership," or collectively, the "Partnerships") are limited partnerships organized to engage in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, and other commodities interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals. The general partner for each Partnership is Demeter Management Corporation (the "General Partner"). The commodity broker is Dean Witter Reynolds Inc. ("DWR"). Both DWR and the General Partner are wholly-owned subsidiaries of Dean Witter, Discover & Co.

The General Partner is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by the General and Limited Partners based upon their proportional ownership interests.

BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

REVENUE RECOGNITION--Commodity futures contracts and forward contracts on foreign currencies are open commitments until settlement date. They are valued at market and the resulting unrealized gains and losses are reflected in income. Monthly, DWR pays each Partnership interest income based upon 80% of its average daily Net Assets for the month in the case of Spectrum Strategic and Spectrum Technical and 100% in the case of Spectrum Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury Bills. For purposes of such interest payments, Net Assets do not include monies due the Partnership on forward contracts and other commodity interests, but not actually received.

NET INCOME (LOSS) PER UNIT--Net income (loss) per Unit is computed using the weighted average number of units outstanding during the period.

EQUITY IN COMMODITY FUTURES TRADING ACCOUNTS--The Partnerships' assets "Equity in Commodity futures trading accounts" consist of cash on deposit at DWR to be used as margin for trading and the net asset or liability related to unrealized gains or losses on open contracts and the net option premiums paid and/or received. The asset or liability related to the unrealized gains or losses on forward contracts is presented as a net amount because each Partnership has a master netting agreement with DWR.

BROKERAGE AND RELATED TRANSACTION FEES AND COSTS--Brokerage fees for Spectrum Balanced are accrued a monthly rate of 1/2 of 1% of the Net Assets as of the first day of each month.

Brokerage fees for Spectrum Strategic and Spectrum Technical are accrued a monthly rate of 35/48 of 1% of the Net Assets as of the first day of each month.

Such fees will cover all brokerage commissions, transaction fees and costs and ordinary administrative and continuing offering expenses.

OPERATING EXPENSES--The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees and other related expenses, are borne by DWR through the brokerage fees paid by each Partnership.

INCOME TAXES--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

DISTRIBUTIONS--Distributions, other than on redemption of Units, are made on a pro-rata basis at the sole discretion of the General Partner. No distributions have been made to date.

CONTINUING OFFERING--Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of the month. No selling commissions or charges related to the continuing offering of Units will be paid by the Limited Partners or the Partnership. DWR will pay all such costs.

REDEMPTIONS--Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day that is six months after the closing at which a person becomes a limited partner, upon five business days advance notice by redemption form to the General Partner. Thereafter, Units may be redeemed as of the end of any month upon five business days advance notice by redemption form to the General Partner. However, any Units redeemed at or prior to the end of the twelfth, eighteenth, or twenty-fourth full months following the closing at which such person first becomes a limited partner, may be assessed a redemption charge equal to 3%, 2% or 1% respectively, of the Net Asset Value per Unit on the date of such redemption. Redemptions must be made in whole Units, in a minimum amount of 50 Units, unless a Limited Partner is redeeming his entire interest in a Partnership.

EXCHANGES--On the last day of the first month which occurs more than six months after a person first becomes a Limited Partner in any of the Partnerships, and the end of each month thereafter, Limited Partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreement) without paying additional charges.

DISSOLUTION OF THE PARTNERSHIP--Each Partnership will terminate on December 31, 2035 regardless of its financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

2. RELATED PARTY TRANSACTIONS

Each Partnership pays brokerage commissions to DWR as described in Note 1. Each Partnership's cash is on deposit with DWR in commodity trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in
Note 1. Each Partnership is authorized to issue and sell Units at Monthly Closings at a price per Unit equal to 100% of the Net Asset Value of a Unit of such Partnership as of the close of business on the date of such monthly closing.

3. TRADING ADVISORS

The General Partner, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership are as follows:

Dean Witter Spectrum Balanced L.P.
 RXR, Inc.

Dean Witter Spectrum Strategic L.P.
 Blenheim Investments, Inc.
 A. Gary Shilling & Co., Inc.
 Willowbridge Associates Inc.

Dean Witter Spectrum Technical L.P.
 Campbell & Company, Inc.
 Chesapeake Capital Corporation
 John W. Henry & Co., Inc.

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE--The management fee is accrued at the rate of 5/48 of 1% of the Net Assets on the first day of each month (a 1.25% annual rate) to Spectrum Balanced.

The management fee is accrued at the rate of 1/3 of 1% per month of the Net Assets allocated to each trading advisor on the first day of each month (a 4% annual rate) to Spectrum Strategic and Spectrum Technical.

INCENTIVE FEE--Each Partnership will pay a monthly incentive fee equal to 15% of the "Trading Profits", as defined in the Limited Partnership Agreement, experienced with respect to each trading manager's allocated Net Assets as of the end of each calendar month. When trading losses are incurred, no incentive fee will be paid in subsequent months until all such losses are recovered.

4. FINANCIAL INSTRUMENTS

The Partnerships trade futures financial instruments and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility. At December 31, 1995 and 1994, open contracts were:

                                                  SPECTRUM BALANCED
                                                 --------------------
                                                     CONTRACT OR
                                                   NOTIONAL AMOUNT
                                                 --------------------
                                                    1995      1994
                                                 ---------- ---------
                                                     $          $
                                                 ---------- ---------
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
 Commitment to Purchase                          10,185,000 4,023,000
 Commitment to Sell                               1,286,000 3,560,000
Commodity Futures:
 Commitment to Purchase                           4,769,000    90,000
 Commitment to Sell                               1,109,000   553,000
Foreign Futures:
 Commitment to Purchase                          16,671,000   152,000
 Commitment to Sell                                  73,000 1,553,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
 Commitment to Purchase                           6,993,000       --
 Commitment to Sell                               6,806,000       --

                                                  SPECTRUM STRATEGIC
                                                 ---------------------
                                                      CONTRACT OR
                                                    NOTIONAL AMOUNT
                                                 ---------------------
                                                    1995       1994
                                                 ----------- ---------
                                                      $          $
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
 Commitment to Purchase                          112,590,000 6,158,000
 Commitment to Sell                               27,712,000 4,498,000
 Options Written                                   9,865,000 1,920,000
Commodity Futures:
 Commitment to Purchase                          142,365,000 6,924,000
 Commitment to Sell                               20,701,000 1,700,000
 Options Written                                   8,762,000 1,717,000
FOREIGN FUTURES:
 Commitment to Purchase                           88,628,000 9,775,000
 Commitment to Sell                               17,287,000 9,015,000
 Options Written                                     200,000   615,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
 Commitment to Purchase                              242,000       --
 Commitment to Sell                                  242,000       --

                                                   SPECTRUM TECHNICAL
                                                 ----------------------
                                                      CONTRACT OR
                                                    NOTIONAL AMOUNT
                                                 ----------------------
                                                    1995        1994
                                                 ----------- ----------
                                                      $          $
EXCHANGE-TRADED CONTRACTS:
Financial Futures:
 Commitment to Purchase                          107,671,000  6,075,000
 Commitment to Sell                               20,387,000 46,321,000
COMMODITY FUTURES:
 Commitment to Purchase                           51,165,000  6,525,000
 Commitment to Sell                               15,282,000  9,668,000
FOREIGN FUTURES:
 Commitment to Purchase                          136,327,000  8,336,000
 Commitment to Sell                                8,149,000 22,397,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS:
 Commitment to Purchase                            7,035,000 50,320,000
 Commitment to Sell                               44,415,000 11,158,000

A portion of the amounts indicated as off-balance-sheet risk in forward foreign currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

The unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled at December 31, 1995 and 1994 respectively, $392,428 and $18,804 for Spectrum Balanced, $1,819,403 and $367,611 for Spectrum Strategic, and $4,086,548 and $724,455 for Spectrum Technical.

For Spectrum Balanced of the $392,428 net unrealized gain on open contracts at December 31, 1995, $428,893 related to exchange traded futures contracts and ($36,465) related to off-exchange-traded forward currency contracts. Of the $18,804 net unrealized gain on open contracts at December 31, 1994, $20,929 related to exchange traded futures contracts and ($2,125) related to off-exchange traded forward currency contracts.

For Spectrum Strategic of the $1,819,403 net unrealized gain on open contracts at December 31, 1995, $1,819,403 related entirely to exchange traded futures and option contracts. Of the $367,611 net unrealized gain on open contracts at December 31, 1994, $407,249 related to exchange traded futures and option contracts and ($39,638) related to off-exchange-traded forward currency contracts.

For Spectrum Technical of the $4,086,548 net unrealized gain on open contracts at December 31, 1995, $4,164,279 related to exchange traded futures and option contracts and ($77,731) related to off-exchange-traded forward currency contracts. Of the $724,455 net unrealized gain on open contracts at December 31, 1994, $815,157 related to exchange traded futures contracts and ($90,702) related to off-exchange-traded forward currency contracts.

The contract amounts in the above table represent the Partnerships' extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnerships' Statements of Financial Condition.

Exchange-traded contracts and off-exchange-traded forward currency contracts held by the Partnerships at December 1995 and 1994 mature as follows:

                                                      1995          1994
                                                  ------------- -------------
 SPECTRUM BALANCED
 Exchange-Traded Contracts                          June 1996    March 1995
 Off-Exchange-Traded Forward Currency Contracts   January 1996  November 1995
 SPECTRUM STRATEGIC
 Exchange-Traded Contracts                        December 1996 December 1995
 Off-Exchange-Traded Forward Currency Contracts   January 1996   April 1995
 SPECTRUM TECHNICAL
 Exchange-Traded Contracts                        December 1996 December 1995
 Off-Exchange-Traded Forward Currency Contracts   January 1996   March 1995

The Partnerships also have credit risk because the sole counterparty, with respect to most of the Partnerships' assets, is DWR. Exchange-traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. DWR, as the futures commission merchant of all of the Partnership's exchange-traded futures contracts, is required pursuant to regulations of the Commodity Futures Trading Commission to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange-traded futures contracts including an amount equal to the net unrealized gain on all open futures contracts which funds totaled at December 31, 1995 and 1994 respectively, $13,837,961 and $3,281,072 for Spectrum Balanced, $31,413,330 and $10,056,417 for Spectrum Strategic, and $56,869,689 and $12,644,653 for Spectrum Technical. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of DWR, the counterparty on all of such contracts, to perform.

For the year ended December 31, 1995 the average fair value of financial instruments held for trading purposes was as follows:

                                                  SPECTRUM BALANCED
                                                ----------------------
                                                  ASSETS   LIABILITIES
                                                ---------- -----------
                                                    $           $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                               10,315,000  1,410,000
Commodity Futures                                2,419,000    649,000
Foreign Futures and Forward Currency             6,285,000  1,934,000
OFF-EXCHANGE-TRADED FOREIGN CURRENCY CONTRACTS   4,014,000  4,079,000
                                                  SPECTRUM STRATEGIC
                                                ----------------------
                                                  ASSETS   LIABILITIES
                                                ---------- -----------
                                                    $           $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                               28,704,000 16,932,000
Commodity Futures                               51,920,000 11,250,000
Foreign Futures and Forward Currency            31,941,000 11,889,000
OFF-EXCHANGE-TRADED FOREIGN CURRENCY CONTRACTS      71,000     48,000
                                                  SPECTRUM TECHNICAL
                                                ----------------------
                                                  ASSETS   LIABILITIES
                                                ---------- -----------
                                                    $           $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                               45,660,000 26,140,000
Commodity Futures                               19,938,000 11,023,000
Foreign Futures and Forward Currency            50,015,000 19,011,000
OFF-EXCHANGE-TRADED FOREIGN CURRENCY CONTRACTS  21,986,000 18,280,000

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
  Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (a wholly-owned subsidiary of Dean Witter, Discover & Co.) (the "Company") as of December 31, 1995 and 1994. These statements of financial condition are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation as of December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

New York, New York
March 1, 1996

                         DEMETER MANAGEMENT CORPORATION
            (WHOLLY-OWNED SUBSIDIARY OF DEAN WITTER, DISCOVER & CO.)

                       STATEMENTS OF FINANCIAL CONDITION

                                     ASSETS

                                                            DECEMBER 31,
                                                      -------------------------
                                                          1995         1994
                                                      ------------  -----------

                                                           $             $
Investments in affiliated partnerships (Note 2)......   17,788,814   12,833,311
Receivable from affiliated partnership...............        1,154        1,268
                                                      ------------  -----------
    TOTAL ASSETS.....................................   17,789,968   12,834,579
                                                      ============  ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
  Payable to Parent (Note 3).........................   15,314,134   11,630,183
  Accrued expenses...................................       32,579       20,079
                                                      ------------  -----------
    TOTAL LIABILITIES................................   15,346,713   11,650,262
                                                      ------------  -----------
STOCKHOLDER'S EQUITY:
  Common stock, no par value:
    Authorized 1,000 shares;
    Issued and outstanding 100 shares
    at stated value of $500 per share................       50,000       50,000
  Additional paid-in capital.........................  111,170,000   98,170,000
  Retained earnings..................................    2,293,255    1,034,317
                                                      ------------  -----------
                                                       113,513,255   99,254,317
  Less: Notes receivable from Parent (Note 4)         (111,070,000) (98,070,000)
                                                      ------------  -----------
    TOTAL STOCKHOLDER'S EQUITY.......................    2,443,255    1,184,317
                                                      ------------  -----------
    TOTAL LIABILITIES AND
    STOCKHOLDER'S EQUITY.............................   17,789,968   12,834,579
                                                      ============  ===========


   The accompanying notes are an integral part of these financial statements.

                         DEMETER MANAGEMENT CORPORATION
            (WHOLLY-OWNED SUBSIDIARY OF DEAN WITTER DISCOVER & CO.)

                   NOTES TO STATEMENTS OF FINANCIAL CONDITION

1.BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

  Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Dean Witter, Discover & Co. (the "Parent"), which was formerly a wholly-owned subsidiary of Sears, Roebuck and Co. ("Sears").

  Demeter manages the following commodity pools as their sole general partner:
Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership ("DWDFF"), Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio, L.P. (formerly, Dean Witter Principal Guaranteed Fund L.P. ("DWPGF")), Dean Witter Principal Guaranteed Fund II L.P. ("DWPGFII"), Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Principal Secured Futures Fund L.P., Dean Witter Select Futures Fund L.P. ("DWSFF"), Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Balanced Portfolio Account I L.P., Dean Witter Institutional Account II L.P., DWFCM International Access Fund L.P., Dean Witter Anchor Institutional Balanced Portfolio Account I L.P., Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., DWR Chesapeake L.P. and DWR Institutional Balanced Portfolio Account III L.P.

  Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

  The results of operations of Demeter are included in the consolidated federal income tax return of the Parent. Income tax expense is calculated on a separate company basis.

  Demeter has determined to reopen DWDFF for additional investment and on June 29, 1995 DWDFF has registered with the Securities and Exchange Commission 75,000 units to be offered to investors for a limited time in a public offering.

  BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

2.INVESTMENTS IN AFFILIATED PARTNERSHIPS

  The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.

  The total assets and partners' capital of all the funds managed by Demeter at December 31, 1995 and December 31, 1994 were as follows:

                                                             DECEMBER 31,
                                                       -------------------------
                                                           1995         1994
                                                       ------------- -----------
                                                             $            $
   Total assets....................................... 1,091,082,360 907,037,211
   Total partners' capital............................ 1,070,147,909 884,564,359

  Demeter's investments in the above limited partnerships are carried at market value with changes in such market value reflected currently in operations.

3.PAYABLE TO PARENT

  The payable to Parent is primarily for amounts due for the purchase of partnership investments and income tax payments made by the Parent on behalf of Demeter.

4.NET WORTH REQUIREMENT

  At December 31, 1995 and 1994, Demeter held non-interest bearing notes from the Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $111,070,000 and $98,070,000, respectively.

  The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

  In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from the Parent are included in net worth for purposes of this calculation.

5.SUBSEQUENT EVENTS

  Management has determined to reopen DWSFF for additional investment and will register with the Securities and Exchange Commission 60,000 Units to be offered to investors for a limited time in a public offering.

  Management has determined to terminate DWPGFII as of March 31, 1996. DWPGFII will be liquidated and holders of units as of March 31, 1996 will receive a final distribution equal to the net asset value per unit on that date multiplied by their respective number of units.

  In November of 1995, Demeter entered into a limited partnership agreement as General Partner in DWR/JWH Futures Fund L.P. ("JWH"), a commodity pool which offered units to investors in an initial private offering period ending January 31, 1996 and began trading on February 1, 1996. Demeter's initial investment in JWH was $75,000.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       EXHIBIT A

  TABLE OF CONTENTS TO FORM OF LIMITED PARTNERSHIP AGREEMENT FOR DEAN WITTER SPECTRUM STRATEGIC L.P., DEAN WITTER SPECTRUM TECHNICAL L.P. AND DEAN WITTER SPECTRUM BALANCED L.P.

                                                                           PAGE
                                                                           ----
  1.  Formation; Name....................................................   A-1
  2.  Office.............................................................   A-1
  3.  Business...........................................................   A-1
  4.  Term; Dissolution; Fiscal Year.....................................   A-2
      (a) Term...........................................................   A-2
      (b) Dissolution....................................................   A-2
      (c) Fiscal Year....................................................   A-2
  5.  Net Worth of General Partner.......................................   A-2
      Capital Contributions and Offering of Units of Limited Partnership
  6.  Interest...........................................................   A-3
  7.  Allocation of Profits and Losses; Accounting; Other Matters........   A-4
      (a) Capital Accounts...............................................   A-4
      (b) Monthly Allocations............................................   A-4
      (c) Allocation of Profit and Loss for Federal Income Tax Purposes..   A-4
      (d) Definitions; Accounting........................................   A-6
      (e) Expenses and Limitations Thereof...............................   A-6
      (f)  Limited Liability of Limited Partners.........................   A-7
      (g) Return of Limited Partner's Capital Contribution...............   A-7
      (h) Distributions..................................................   A-7
  8.  Management and Trading Policies....................................   A-7
      (a) Management of the Partnership..................................   A-7
      (b) The General Partner............................................   A-8
      (c) General Trading Policies.......................................   A-9
      (d) Changes to Trading Policies....................................   A-9
      (e) Miscellaneous..................................................  A-10
  9.  Audits; Reports to Limited Partners................................  A-11
 10.  Transfer; Redemption of Units; Exchange Privilege..................  A-12
      (a) Transfer.......................................................  A-12
      (b) Redemption.....................................................  A-12
      (c) Exchange Privilege.............................................  A-13
 11.  Special Power of Attorney..........................................  A-14
 12.  Withdrawal of Partners.............................................  A-15
 13.  No Personal Liability for Return of Capital........................  A-15
 14.  Standard of Liability; Indemnification.............................  A-15
      (a) Standard of Liability..........................................  A-15
      (b) Indemnification by the Partnership.............................  A-15
      (c) Affiliate......................................................  A-16
      (d) Indemnification by Partners....................................  A-16
 15.  Amendments; Meetings...............................................  A-16
      (a) Amendments with Consent of the General Partner.................  A-16
      (b) Meetings.......................................................  A-17
      (c) Amendments and Actions without Consent of the General Partner..  A-17
      (d) Action Without Meeting.........................................  A-17
 16.  Governing Law......................................................  A-18
 17.  Miscellaneous......................................................  A-18
      (a) Priority among Limited Partners................................  A-18
      (b) Notices........................................................  A-18
      (c) Binding Effect.................................................  A-18
      (d) Captions.......................................................  A-18

Annex  --Request for Redemption............................................ A-19

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                      EXHIBIT A

FORM OF LIMITED PARTNERSHIP AGREEMENT
FOR DEAN WITTER SPECTRUM STRATEGIC L.P., DEAN WITTER SPECTRUM TECHNICAL L.P. AND DEAN WITTER SPECTRUM BALANCED L.P.

  [Bracketed language] not included in Dean Witter Spectrum Balanced L.P. Italicized language included only in Dean Witter Spectrum Balanced L.P.

  This Agreement of Limited Partnership, made as of May 27, 1994, by and between Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners").

                                  WITNESSETH:

  Whereas, the parties hereto desire to form a limited partnership for the purpose of speculative trading in commodity interest contracts.

  Now, Therefore, the parties hereto hereby agree as follows:

1. FORMATION; NAME.

  The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the "Act"). The name of the limited partnership is DEAN WITTER SPECTRUM BALANCED [STRATEGIC][TECHNICAL] L.P. (the "Partnership"). The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in accordance with the Act, and shall execute, file, record and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner shall deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all jurisdictions, and to comply with the laws of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents at the request of the General Partner.

2. OFFICE.

  The principal office of the Partnership shall be Two World Trade Center, 22nd Floor, New York, New York 10048, or such other place as the General Partner may designate from time to time.

  The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.

3. BUSINESS.

  The Partnership's business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (hereinafter referred to collectively as "futures interests") and securities (such as United States Treasury securities) approved by the Commodity

Futures Trading Commission (the "CFTC") for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto. The objective of the Partnership's business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership's trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; provided that such transactions or activities do not subject the Limited Partnership to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4. TERM; DISSOLUTION; FISCAL YEAR.

  (a) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units (as defined in Section 6 below), which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (v) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership's Net Assets (as defined in Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to or below $250,000; (vii) a determination by the General Partner upon 60 days notice to the Limited Partners to terminate the Partnership; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

  (b) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

  Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the laws of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others that they deem appropriate.

  (c) FISCAL YEAR. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5. NET WORTH OF GENERAL PARTNER.

  The General Partner agrees that at all times, as long as it remains General Partner of the Partnership, it shall maintain its Net Worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all partners; provided, however, that if the total contributions to the Partnership by all Partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General Partner shall maintain its Net Worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as a general partner by all partners or $250,000, whichever is the lesser; and, provided, further, that in no event shall the General Partner's Net Worth be less than $50,000. For the purposes of this Section 5, Net Worth shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its Net Worth, but any notes receivable from an affiliate (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission ("SEC")) of the General Partner or letters of credit may be included.

  The General Partner agrees that it will not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its Net Worth shall be at least equal to the Net Worth required by the preceding paragraph of this Section 5.

  The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice or the consent of the Limited Partners, provided that: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner's net worth may not be reduced below the lesser of (A) the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. on August 30, 1990 (the "NASAA Guidelines"), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6. CAPITAL CONTRIBUTIONS AND OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

  The General Partner is herewith contributing $10 to the Partnership for which it is receiving one Unit of General Partnership Interest ("Unit of General Partnership Interest"). At the Initial Closing (as defined below), the General Partner shall contribute to the Partnership such additional amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of: (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (b) $25,000. Such additional contribution by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest. Thereafter, the General Partner shall maintain its interest in the capital of the Partnership as stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above.

  Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units of Limited Partnership Interest ("Units" or, individually, a "Unit"). The initial Limited Partner named at the end of this Agreement is herewith contributing $10 in cash to the capital of the Partnership in consideration for receiving one Unit. The initial Limited Partner agrees to withdraw as a Limited Partner at the first closing at which Units are sold to the public, if any, and the remaining Partners hereby consent to such withdrawal. The $10 capital contribution of the initial Limited Partner shall be returned to him, without interest, and he shall have no further rights or obligations as a Limited Partner with respect to such contribution.

  In connection with the Partnership's offering of Units, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed (i) one or more Registration Statements and such amendments thereto as the General Partner deems advisable with the SEC and the National Association of Securities Dealers, Inc. (the "NASD") for the continuing registration and public offering of Units in the United States of America, and (ii) one or more Prospectuses included in any such Registration Statements and amendments and supplements thereto with the CFTC and the National Futures Association (the "NFA"); (b) qualify Units for sale initially and on a continuing basis under the Blue Sky and securities laws of such states of the United States or other jurisdictions as the General Partner shall deem advisable; (c) make such arrangements for the offering and sale of Units as it shall deem appropriate, including the execution of a selling agreement with Dean Witter Reynolds Inc. ("DWR") and such other selling agents as DWR, with the approval of the General Partner, shall appoint; and (d) take such action with respect to the matters described in clauses (a) through (c) as it shall deem advisable or necessary. The term "Prospectus" shall mean the prospectus constituting a part of the Partnership's most current Registration Statement under the Securities Act of 1933 relating to the offering of Units in the form last filed with the SEC pursuant to its Rule 424.

  At each closing, if any, on the sale of Units, the Partnership shall issue and sell Units to each subscriber whose subscription is accepted by the General Partner. No subscriber for Units shall become a Limited Partner until his subscription has been accepted by the Partnership and he has been identified as a Limited Partner on the books and records of the Partnership; no certificate evidencing Units shall be issued to any Limited Partner (although Limited Partners will receive confirmations of purchase from DWR in its customary form). The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.

  All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to DWR, which in turn, has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber's name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership as a result thereof in connection with its futures interests trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section 7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.

7. ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING; OTHER MATTERS.

  (a) CAPITAL ACCOUNTS. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of a Partner's initial capital contribution to the Partnership.

  (b) MONTHLY ALLOCATIONS. As of the close of business (as determined by the General Partner) on the last day of each month ("Determination Date") during each fiscal year of the Partnership, the following determinations and allocations shall be made:

    (1) The Net Assets of the Partnership (as defined in Section 7(d)(1)), before accrual of monthly management fees and incentive fees payable to any trading manager, shall be determined.

    (2) Accrued monthly management fees shall then be charged against Net
  Assets.

    (3) Accrued monthly incentive fees, if any, shall be charged against Net Assets.

    (4) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) and (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing on the sale of Units to the public), shall then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

    (5) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, any amount deemed received by a Partner on an Exchange of Units pursuant to Section 10(c) hereof, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner's capital account.

  (c) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year of the Partnership, the Partnership's realized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

    (1) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, brokerage fees and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

    (2) Net realized capital gain or loss from the Partnership's trading activities shall be allocated as follows:

      (aa) For the purpose of allocating the Partnership's net realized capital gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

        (i) Each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to subparagraph
      (c)(1) above and subparagraph (c)(2)(cc) below.

        (ii) Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

        (iii) When a Unit is redeemed or exchanged, the allocation account with respect to such Unit shall be eliminated.

      (bb) Net realized capital gain shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units or the amount deemed received on exchange of the Units over the allocation account attributable to the redeemed or exchanged Units.

      (cc) Net realized capital gain remaining after the allocation thereof pursuant to subparagraph (c)(2)(bb) above shall be allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts (after the adjustments in subparagraph (c)(2)(bb) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph (c)(2)(cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

      (dd) Net realized capital loss shall be allocated first to each Partner who has partially redeemed his Units or Exchanged less than all his Units during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed or Exchanged Units over the amount received upon redemption of the Units or the amount deemed received on Exchange of the Units.

      (ee) Net realized capital loss remaining after the allocation thereof pursuant to subparagraph (c)(2)(dd) above shall be allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(2)(dd) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph (c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

    (3) The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) shall be divided between the transferor or assignor and the assignee based on the number of months each held the assigned Unit. For purposes of this Section 7(c), tax allocations shall be made to the General Partner's General Partnership Interest on a Unit-equivalent basis.

    (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

  (d) DEFINITIONS; ACCOUNTING.

    (1) NET ASSETS. The Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents, accrued interest and amortization of original issue discount, and the market value of all open futures interests positions and other assets of the Partnership) less all liabilities of the Partnership (including, but not limited to, all brokerage fees, incentive and management fees, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a futures or option contract traded on a United States exchange shall mean the settlement price on the exchange on which the particular futures or option contract shall be traded by the Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a contract could not be liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that contract shall be traded or otherwise, the settlement price on the first subsequent day on which the contract could be liquidated shall be the market value of such contract for such day. The market value of a forward contract or a futures or options contract traded on a foreign exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of contract.

    (2) NET ASSET VALUE. The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the aggregate number of Units of Limited Partnership Interest.

  (e) EXPENSES AND LIMITATIONS THEREOF. DWR shall pay all of the organizational, initial and continuing offering expenses of the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and shall not be reimbursed therefor.

  Subject to the limits set forth below, and except to the extent that DWR or an affiliate has agreed to pay any such fees, costs or expenses as provided in the Prospectus, the Partnership shall pay its operational expenses. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions and exchanges of Units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur.

  After the Initial Closing (as defined in the Prospectus) and after each Monthly Closing (as defined in the Prospectus), the Partnership's assets will be delivered to DWR, deposited in separate commodity trading accounts at DWR and invested in securities approved by the CFTC for investment of customer funds or held in non-interest-bearing bank accounts (from which DWR may derive excess interest or compensating balance benefits, subject to the limits described herein). DWR will credit the Partnership at month-end with interest income as set forth in the Prospectus.

  The Partnership's assets held by DWR may be used as margin solely for the Partnership's trading. The Partnership shall pay to DWR such brokerage fees, commissions, transaction costs and related charges as agreed to between DWR and the Partnership. The Partnership will pay all management and incentive fees payable to its trading manager[s]. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date of any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions and exchanges.

  The following special limits shall apply to the Partnership's fees and expenses: (a) the aggregate of (i) the management fees payable by the Partnership, and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions, transaction fees and costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), shall not exceed 1/2 of 1% of the Partnership's Net

Assets per month, or 6% of the Partnership's Net Assets annually; (b) the monthly incentive fees payable by the Partnership shall not exceed 15% of the Partnership's Trading Profits (as defined in the Prospectus), provided that such incentive fee may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are limited below the 6% of Net Assets annual limit thereon (i.e., if such fees and expenses are limited to 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) if the Partnership were to pay roundturn brokerage commissions, the brokerage commissions (excluding transaction fees and costs) payable by the Partnership to DWR or any other commodity broker for the Partnership shall not exceed 80% of DWR's or such other commodity broker's published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions (or fees) payable by the Partnership to DWR or any other commodity broker for the Partnership, (ii) the transaction fees and costs payable by the Partnership, and (iii) the net excess interest and compensating balance benefits to DWR or any other commodity broker for the Partnership (after crediting the Partnership with interest, as described in the third paragraph of this Section 7(e) and the Prospectus), shall not exceed 14% annually of the Partnership's average month-end Net Assets during each calendar year. The General Partner or an affiliate thereof shall pay and shall not be reimbursed for any fees and expenses in excess of any such limits.

  (f) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership's obligations in excess of such Partner's unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption or deemed received on an exchange of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to such amounts distributed to such Partner or amounts received by such Partner upon redemption of Units or deemed received upon an exchange of Units unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amount.

  (g) RETURN OF LIMITED PARTNER'S CAPITAL CONTRIBUTION. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption or exchange of Units in accordance with the terms of Section 10(b) or (c), no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

  (h) DISTRIBUTIONS. The General Partner shall have sole discretion in determining what distributions (other than on redemption or exchange of Units), if any, the Partnership will make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners and may be made by credit to a Limited Partner's account with DWR or by check if the Limited Partner has no such account.

8. MANAGEMENT AND TRADING POLICIES.

  (a) MANAGEMENT OF THE PARTNERSHIP. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with commodity brokerage firms for the purpose of trading in futures interest contracts.

  The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

  (b) THE GENERAL PARTNER. The General Partner, on behalf of the Partnership, shall retain the trading manager[s] described in the Prospectus to make all trading decisions for the Partnership, and shall delegate complete trading discretion to such trading manager[s]; provided, however, that the General Partner may override any trading instructions which the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below, (i) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (ii) to terminate the futures interests trading of the Partnership; (iii) to comply with applicable laws or regulations; and (iv) as and to the extent necessary, upon the failure of a trading manager to comply with a request to make the necessary amount of funds available to the Partnership, to fund distributions, redemptions, or reapportionments among trading managers or to pay the expenses of the Partnership; and provided, further, that the General Partner may make trading decisions at any time at which a trading manager shall become incapacitated or some other emergency shall arise as a result of which such trading manager shall be unable or unwilling to act and a successor trading manager has not yet been retained.

  The Partnership shall not enter into any agreement with DWR or its affiliates (other than the selling agreement with DWR) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days' prior written notice by the General Partner; provided, however, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or DWR or its affiliates, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

  Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (the "Management Agreements") with [each of] the [trading managers] trading manager described in the Prospectus and to cause the Partnership to pay to such person[s] the management and incentive fees provided for in the Management Agreement[s], as described in the Prospectus.

  The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any management agreement in its sole discretion in accordance with the terms of such agreement and to employ from time to time other trading managers for the Partnership pursuant to management agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement trading manager or managers which shall be based on any trading profits which shall be earned by such trading manager(s), irrespective of whether such profits shall exceed trading losses incurred by any previous or existing trading manager or managers or by the Partnership as a whole; (b) to enter into the Customer Agreement described in the Prospectus (the "Customer Agreement") with DWR, as commodity broker, and to cause the Partnership to pay to DWR brokerage fees at the rate provided for in the Customer Agreement and as described in the Prospectus; and (c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate the Customer Agreement in its sole discretion in accordance with the terms of such Agreement and to employ from time to time other commodity brokers for the Partnership pursuant to customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interest of the Partnership, provided, however, that the General Partner shall review at least annually the brokerage arrangements with the Partnership to ensure that such brokerage fees are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration, in particular, when the commodity broker is an "affiliate" of the General Partner (as such term is defined in Section 14(c)): (i) the size of the Partnership; (ii) the futures interests trading activity; (iii) the services provided by the commodity broker, the General Partner or any affiliate thereof to the Partnership; (iv) the cost incurred by the commodity broker, the General Partner or any affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the commodity broker from assets held thereby; and (vii) if the General Partner does not receive any direct compensation from the Partnership for its services as General Partner, the risks incurred by the General Partner as such.

  The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner's interest in the Partnership.

  (c) GENERAL TRADING POLICIES. The General Partner shall require all trading managers retained by the Partnership to follow the trading policies set forth below:

    1. The trading managers will trade only in those futures interests that have been approved by the General Partner. [The Partnership normally will not establish new positions in a futures interests for any one contract month or option if such additional positions would result in a net long or short position for that futures interests requiring as margin or premium more than 15% of the Partnership's Net Assets.] In addition, the Partnership will, except under extraordinary circumstances, maintain positions in futures interests in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

    2. [The Partnership will not acquire additional positions in any futures interests contract if such additional positions would result in the aggregate net long or short positions for all futures interests contracts requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the trading managers will reduce their open positions to comply with the foregoing limit before initiating new positions.]

    3. The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and DWR will consult with the Corporate Credit Department of DWR which monitors participants in the interbank and forward markets with which DWR deals on a regular basis.

    4. The trading managers will not generally take a position after the first notice day in any futures interests during the delivery month of that contract, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market. The Partnership may with the General Partner's prior approval, purchase "cash" stocks and bonds, or options on stock or bond indices, on a temporary basis under unusual circumstances in which it is not practicable or economically feasible to establish the Partnership's stock index or bond portfolios in the futures markets, and may acquire "cash" instruments in its short-term interest rate futures component.

    5. The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given futures interests due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interests. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

    6. The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any "affiliate" thereof (as defined in Section 14(c) of the Limited Partnership Agreement), the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

    7. The Partnership will not permit "churning" of the Partnership's assets.

  (d) CHANGES TO TRADING POLICIES. Trading Policies described in subsection (c) may be made only with the prior written approval of Limited Partners owning more than 50% of Units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership's Trading Policies so approved by the Limited Partners.

  (e) MISCELLANEOUS. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as management and incentives fees, and brokerage commissions and fees.

  The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

  The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to the Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner's behalf.

  If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

  The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable or as are required by the Commodity Exchange Act, as amended (the "CEAct"), and the rules and regulations thereunder.

  To the extent required by CFTC regulations, such books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, copies shall be sent to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any Subscription Agreement and Power of Attorney and Exchange Agreement and Power of Attorney executed by a Limited Partner in connection with his purchase of Units, Series Exchange or Non-Series Exchange, as applicable, shall be retained by the General Partner for not less than six years.

  Except as disclosed herein or in the Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade brokerage commissions from the Partnership. No commodity broker for the Partnership may pay, directly or indirectly, rebates or "give ups" to the General Partner or any trading manager, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other entity. Margin deposits and deposits of assets with a commodity broker shall not constitute commingling.

  The General Partner shall devote such time and resources to the Partnership's business and affairs as in its sole discretion shall seem necessary or advisable to effectively manage the Partnership. Subject to Section 5 hereof, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in futures interests and/or from the funds otherwise. The General Partner may engage and compensate, on behalf of the Partnership, such persons, firms, or corporations, including any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; provided, however, that, except as described herein and in the Prospectus, the General Partner shall not engage any person, firm, or corporation which is an affiliate of the General Partner to perform services for the Partnership without having made a good faith determination that (i) the affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days' prior written notice by the Partnership.

  No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstances bearing upon the existence of its authority.

9. AUDITS; REPORTS TO LIMITED PARTNERS.

  The Partnership's books shall be audited annually by an independent public accountant selected by the General Partner in its sole discretion. The Partnership shall use its best efforts to cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the certified public accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage fees payable by the Partnership to DWR; and (d) at such times as shall be necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools. In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (i) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month;
(ii) any material amendment to this Agreement; (iii) any change in trading managers or any material change in the management agreement with a trading manager; (iv) any change in commodity brokers or any material change in the compensation arrangements with a commodity broker; (v) any change in general partners or any material change in the compensation arrangements with a general partner; (vi) any change in the Partnership's fiscal year; (vii) any material change in the Partnership's trading policies; or (viii) cessation of futures interests trading by the Partnership. In the case of a notice given in accordance with clause (i) of the immediately preceding sentence: (a) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15 nor later than 45 days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (b) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all futures interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute futures interests trading or to terminate the Partnership. As used herein, "material change in the Partnership's trading policies" shall mean any material change in those trading policies specified in Section 8(c). The Net Asset Value of a Unit shall be determined daily, and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

  In addition, no increase (subject to the limits in the fifth paragraph of Section 7(e)) in any of the management, incentive, or brokerage fees payable by the Partnership, all as described in the Prospectus, may take effect until the first business day following a Redemption Date (as defined in Section 10(b)), provided that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a "Request for Redemption" (as defined in Section 10(b)) must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of

Limited Partners, as set forth in Sections 10(b) and 15; and (iii) Limited Partners redeeming Units at the first Redemption Date following such notice shall not be subject to the redemption charges described in Section 10(b).

10. TRANSFER; REDEMPTION OF UNITS; EXCHANGE PRIVILEGE.

  (a) TRANSFER. A Limited Partner may transfer or assign his Units only as provided in this Section 10(a). No such transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent may be withheld in its sole discretion. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days' prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner (and his signature is guaranteed by a commercial bank with a correspondent in New York, New York or by a member of a registered national securities exchange). No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; provided, however, that the foregoing restriction shall not apply to transfers or assignment of Units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner's family, (iii) resulting from divorce, annulment, separation or similar proceedings, or (iv) to any person who would be deemed an "affiliate" of the Limited Partner as defined in the first sentence of Section 14(c) (adding new clause (v) as follows: "(v) if such person is an officer, director or partner, any partnership, corporation, association, or other legal entity for which such person acts in any such capacity"). No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits and shall have that right of redemption to which his transferor or assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment of his Units.

  In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

  (b) REDEMPTION. Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal being herein referred to as a "Redemption"). The minimum amount of any redemption is 50 Units, unless a Limited Partner is redeeming his entire interest in the Partnership.

  Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month-end following the closing at which such person first becomes a Limited Partner of the Partnership or a limited partner of any other partnership offering Units pursuant to the Prospectus (all such partnerships shall be defined collectively as the "Spectrum Series Partnerships" or individually as a "Spectrum Series Partnership"). Thereafter, Units may be redeemed as of the end of any month. However, any Unit redeemed at or prior to the end of the twelfth, eighteenth or twenty-fourth month following the closing at which such Unit was issued will be assessed a redemption charge equal to 3%, 2%, or 1% respectively of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to DWR. A Limited Partner who purchased Units pursuant to a Non-Series Exchange (as defined in the Prospectus) will not be subject to the foregoing redemption charges with respect to such Units. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing (a) the dollar amount used in a Non-Series Exchange to purchase Units by (b) the total investment in the Partnership. Limited Partners who redeem units of limited partnership interest in a Spectrum Series Partnership and have either paid a redemption charge with respect to such units of limited partnership, or have held such units of limited partnership for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of the units of limited partnership, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange (as defined below). Such subscribers remain subject to the minimum purchase and suitability requirements. In addition, redemption charges may not be imposed for certain large purchasers of units of limited partnership interest in the Spectrum Series Partnerships, as provided in the Prospectus. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to redemption charges with respect to the redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges. Furthermore, a Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees in accordance with the second paragraph of Section 9 will not be subject to the foregoing redemption charges. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing.

  Redemption of a Limited Partner's Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form shall have been received by the General Partner ("Redemption Date"); provided, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. As used herein, "Request for Redemption" shall mean a letter in the form specified by the General Partner and received by the General Partner by 5:00 p.m. (New York City time) at least five business days prior to the date on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

  Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof (as defined in Section 7(d)(2)) as of the Redemption Date, less any redemption charges and any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10 business days after the Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate futures interests positions or the default or delay in payments which shall be due the Partnership from commodity brokers, banks, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. Redemptions will be made by credit to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if the Limited Partner has no such account. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.

  The foregoing terms and conditions in this Section 10(b), other than those in the second paragraph hereof prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, shall also apply to redemptions effected on "Special Redemption Dates" held in accordance with Section 9.

  (c) EXCHANGE PRIVILEGE. Except as set forth below, a Limited Partner (or any assignee thereof) may redeem his Units effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase units of limited partnership interest of another Spectrum Series Partnership (such a transfer between Spectrum Series Partnerships being herein referred to as a "Series Exchange"). Series Exchanges shall only be permitted by a Limited Partner as of, but not before the sixth month-end following the closing at which a Limited Partner first became a limited partner of a Spectrum Series Partnership. The minimum amount of any Series Exchange is 50 Units, unless a Limited Partner is liquidating his entire interest in the Partnership.

  A Series Exchange shall be effective as of the last business day of the month ending after an Exchange Agreement and Power of Attorney in proper form has been received by the General Partner ("Exchange Date"), provided, that the Partnership has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. As used herein, "Exchange Agreement and Power of Attorney" shall mean the form Annexed to the Prospectus as Exhibit C, sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least 5 days prior to the Exchange Date. Additional forms of the Exchange Agreement and Power of Attorney may be obtained by written request to the General Partner or from a local DWR branch office. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem the number of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of units of limited partnership interest one or more other Spectrum Series Partnerships as specified in the Exchange Agreement and Power of Attorney. The General Partner shall cause the net proceeds of the redemption to be delivered to the Spectrum Series Partnership(s) issuing and selling units of limited partnership interest to the redeeming Limited Partner, and shall cause to be mailed to such Limited Partner, within 20 business days after such Exchange Date, a written confirmation thereof.

  At the next closing on the sale of Units following each Exchange Date, the Partnership shall issue and sell Units with a total Net Asset Value equal to the net proceeds of redemptions from limited partners of other Spectrum Series Partnerships requesting Units on a Series Exchange, provided, that the General Partner, in its capacity as the general partner of each of the Spectrum Series Partnerships, has (i) timely received a properly executed Exchange Agreement and Power of Attorney verifying that such units of limited partnership interest subject to such Series Exchange are owned by the person requesting such Series Exchange and acknowledging that the limited partner remains eligible to purchase Units of limited partnership interest, and (ii) caused the net proceeds from units of limited partnership interest being redeemed to be transferred to the Partnership in payment of such Units. Each Unit to be purchased with the net proceeds of a redemption of Units of limited partnership interest from a Spectrum Series Partnership shall be issued and sold by the Partnership at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the relevant Exchange Date.

  Each Limited Partner understands that its ability to effect a Series Exchange is conditioned upon units of limited partnership interest of Spectrum Series Partnerships being registered and qualified for sale pursuant to a current Prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have units of limited partnership interest registered. There can be no assurance that any or a sufficient number of units of limited partnership interest will be available for sale on the Exchange Date. If units of limited partnership interest are not registered or qualified for sale under either federal or applicable state securities laws, the General Partner will not be able to effect a Series Exchange for the Limited Partner. Furthermore, certain states may impose significant burdens on, or alter the requirements for, qualifying units of limited partnership interest for sale and in such cases, the General Partner may elect not to continue to qualify units of limited partnership interest for sale in such state or states, and a resident thereof would not be eligible for a Series Exchange. In the event that not all Exchange Agreements and Powers of Attorney can be processed because an insufficient number of units of limited partnership interest are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such units of limited partnership interest to new subscribers for Units.

  The General Partner, on behalf of the Partnership and each Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any redemption pursuant to the foregoing Section 10(b) and any Series Exchange pursuant to this Section 10(c).

11. SPECIAL POWER OF ATTORNEY.

  Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful attorney-in-fact, in his name, place, and stead, (a) to execute, acknowledge, swear to, deliver, file, and record in his behalf in the appropriate public offices and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver, and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12. WITHDRAWAL OF PARTNERS.

  The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner (unless a new general partner is elected pursuant to Section 15(c) and such remaining general partner shall have elected to continue the business of the Partnership, which any remaining general partner shall have the right to
do). The General Partner shall not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days' prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner or partners pursuant to Section 15(c) which elect to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

  The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership.

13. NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

  Subject to Section 14, neither the General Partner, DWR, nor any "affiliate" (as defined in Section 14(c)) shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

14. STANDARD OF LIABILITY; INDEMNIFICATION.

  (c) STANDARD OF LIABILITY. The General Partner and its "affiliates" (as defined in Section 14(c)) shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence.

  (d) INDEMNIFICATION BY THE PARTNERSHIP. The Partnership shall indemnify, defend, and hold harmless the General Partner and its "affiliates" (as defined in Section 14(c)) from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), provided, that
(1) the General Partner has determined, in good faith, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity or conduct that was the basis of such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its affiliates nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or of any affiliate is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership shall make advances to the General Partner or its affiliates hereunder only if: (1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

  Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his capital and profits, if any, in the Partnership, including amounts received on distributions and redemptions and deemed received on Exchanges, together with interest thereon. All rights to indemnification and payment of legal fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

  The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its affiliates for any liability as to which the General Partner and its affiliates are prohibited from being indemnified.

  (c) AFFILIATE. As used in this Agreement, the term "affiliate" of a person shall mean (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person;
(ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person. Notwithstanding the foregoing, "affiliates" for purposes of this Section 14 shall include only those persons performing services for the Partnership.

  (d) INDEMNIFICATION BY PARTNERS. In the event that the Partnership is made a party to any claim, dispute, or litigation or otherwise incurs any loss or expense as a result of, or in connection with, any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless and reimburse the Partnership for such loss, liability, damage, cost and expense to which the Partnership shall become subject (including attorneys' and accountants' fees and expenses).

15. AMENDMENTS; MEETINGS.

  (a) AMENDMENTS WITH CONSENT OF THE GENERAL PARTNER. If at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the Partnership or cause the Partnership to transact business under another name; (ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein; (iii) make any amendment to this Agreement that is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete or add any provision of or to this Agreement required to be deleted or added by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the Net Worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 hereof; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940 (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner reasonably believes that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; provided, however, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.

  (b) MEETINGS. Any Limited Partner, upon written request to the General Partner and payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

  Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

  (c) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE GENERAL PARTNER. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; provided, however, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to
Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its affiliates may be terminated without penalty on not less than 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; provided, however, that no such action will adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws; and provided further, that Units owned by the General Partner and any affiliate thereof shall not be voted on the matters described in clauses (iii) and (v) above. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.

  (d) ACTION WITHOUT MEETING. Notwithstanding contrary provisions of this
Section 15 covering notices to, meeting of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

16. GOVERNING LAW.

  THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, INCLUDING, SPECIFICALLY, THE ACT (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES); PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 16.

17. MISCELLANEOUS.
  (a) PRIORITY AMONG LIMITED PARTNERS. Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

  (b) NOTICES. All notices and requests to the General Partner under this Agreement (other than Requests for Redemption, and notices of assignment or transfer, of Units) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the General Partner at Two World Trade Center, 62nd Floor, New York, New York 10048 (or such other address as the General Partner shall have notified the Limited Partners), upon the deposit of such notice in the United States mail. Requests for Redemption, and notices of assignment or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be sent by first-class mail to the last known address of the Limited Partner.

  (c) BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership's records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Section 15.

  (d) CAPTIONS. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

  In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

Additional Limited Partners:          General Partner:


By:  Demeter Management               Demeter Management Corporation
     Corporation, General
     Partner, as Authorized Agent
     and Attorney-in-Fact

                                      By: ______________________________
                                          Mark J. Hawley, President


By: ______________________________    Initial Limited Partner:
    Mark J. Hawley, President

                                      ----------------------------------
                                                Mark J. Hawley

                                          ANNEX TO LIMITED PARTNERSHIP AGREEMENT

THIS IRREVOCABLE REQUEST FOR REDEMPTION SHOULD BE DELIVERED TO A LIMITED PARTNER'S LOCAL DWR BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT LEAST 5 DAYS PRIOR TO THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE.

                          DEAN WITTER SPECTRUM SERIES

                             REQUEST FOR REDEMPTION

A PARTNERSHIP SHALL ONLY REDEEM WHOLE UNITS OF LIMITED PARTNERSHIP INTEREST IN A MINIMUM AMOUNT OF 50 UNITS, UNLESS A LIMITED PARTNER IS REDEEMING HIS ENTIRE INTEREST IN SUCH PARTNERSHIP.

                                                                         , 19
                                                              (Please date)

Dean Witter Spectrum Series
c/o Demeter Management Corporation
 Two World Trade Center, 62nd Floor
 New York, New York 10048
 Attn: Managed Futures Account Department

Dear Sirs:

  I hereby request Redemption, as of the last day of the month occurring at least 5 days after receipt of this request, as defined in and subject to all of the terms and conditions of the limited partnership agreement of the partnership(s) specified below, of my capital account in an amount equal to the respective Net Asset Value, as defined therein, of the following units of limited partnership interest ("Units") of such partnership(s), less any amounts specified in Section 10(b) of such limited partnership agreement:

                                           SPECIFY QUANTITY OF UNITS
                                                TO BE REDEEMED
        NAME OF PARTNERSHIP      (CHECK BOX AND INSERT NUMBER, IF  APPLICABLE)
        -------------------      ---------------------------------------------
     Dean Witter Spectrum Bal-
      anced L.P.
                                             [_] No. of Units____
                                             [_] Entire Interest
                                         -----------------------
     Dean Witter Spectrum Stra-
      tegic L.P.
                                             [_] No. of Units____
                                             [_] Entire Interest
                                         -----------------------
     Dean Witter Spectrum Tech-
      nical L.P.
                                             [_] No. of Units____
                                             [_] Entire Interest
                                         -----------------------

  This Redemption shall be effective as of the last day of the month occurring at least 5 days after this Request for Redemption is received by the above addressee. I may not redeem any Units before the end of the sixth month after I first became a limited partner of any of the above partnerships. I (either in my individual capacity or as an authorized representative of any entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Unit or Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. My signature has been guaranteed by a commercial bank with a correspondent in New York, New York or by a member of a registered national securities exchange.

                    SIGNATURES MUST BE IDENTICAL TO NAME(S)
         IN WHICH UNITS OF LIMITED PARTNERSHIP INTEREST ARE REGISTERED

___________________________   ________________________________________________
  Print DWR Account Number              Type or Print Name of Partner

                              ________________________________________________
                                                   Street

                              ________________________________________________
                              City   State   Zip Code

                              Individual Partner(s) or assignee(s)

                              X ______________________________________________
Signature(s) guaranteed by:
                              X ______________________________________________

X _________________________   X ______________________________________________
Signature(s) must be guaranteed, not notarized
                                 (Signature(s) of partner(s) or assignee(s))

                              Entity Partner (or assignee)

Signature(s) guaranteed by:

                              ________________________________________________
                                              (Name of Entity)
___________________________
Signature(s) must be
guaranteed, not notarized
                              By: X __________________________________________
                                  (Authorized officer, partner, trustee, or
                                                 custodian.
                                     If a corporation, include certified
                                      copy of authorizing resolution.)

If an Individual Retirement Account or other self-directed employee benefit plan, please also complete the following:

                                      _________________________________
                                             (Name of Plan Participant)

                                      X _______________________________
                                           (Signature of Plan Participant)

                                                                      EXHIBIT B

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY
                          DEAN WITTER SPECTRUM SERIES
 UNITS OF LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AND EXCHANGE INSTRUCTIONS

  Subscribers who are (i) redeeming units in another commodity pool for which the General Partner serves as the general partner and commodity pool operator or (ii) redeeming Units in a Spectrum Series Partnership pursuant to a Series Exchange ("Exchange Subscribers") should follow the instructions below, including those labeled "For Exchange Subscribers Only."

  Any person desiring to subscribe for Units should carefully read and review the Prospectus dated April 30, 1996 and this Subscription and Exchange Agreement and Power of Attorney.

  NON-EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-7 AND B-8, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-9 AND B-10, USING BLACK INK, AS FOLLOWS:

Item 1                      --Enter Dean Witter Reynolds Inc. ("DWR") Account
                              Number.

                            --Enter the Social Security Number or Taxpayer ID
                              Number and check the appropriate box to indicate the type of entity that is subscribing. In case of joint ownership, either Social Security Number may be used.

                            --Subscriber(s) must (i) if a United States
                              taxable Subscriber(s), review the representation relating to backup withholding tax under "United States Taxable Investors Only" on Page B-7 (for Non-Exchange Subscribers) or Page B-9 (for Exchange Subscribers) or (ii) if a non-United States Subscriber, review the representation relating to such Subscriber's classification as a non-resident alien for United States federal income tax purposes under "Non-United States Investors Only" on Page B-7 (for Non-Exchange Subscribers) or Page B-9 (for Exchange Subscribers). THE SUBSCRIBER(S) MUST SIGN BELOW TAX REPRESENTATION IN ITEM 1.

                            --Enter the exact name in which the Units are to
                              be held based on ownership type, and enter residency and other information.

                            --Enter taxable year of Subscriber, if other than
                              calendar year.

                            --Check box if the Subscriber is a non-resident
                              alien that is a dealer in commodities or is otherwise engaged in a trade or business within the U.S.

                            --If there is a Co-Subscriber, Trustee or
                              Custodian, complete applicable information.

                            --Subscriber purchasing Units as custodian for a
                              minor: (i) if a gift to minor not made with minor's funds, net worth and annual income representations apply only to Subscriber or (ii) if not a gift, net worth and annual income representations apply only to such minor.

                            --Subscriber purchasing Units as a trustee or
                              custodian of an employee benefit plan with an individual beneficiary or of an individual retirement account ("IRA") at the direction of the beneficiary of such plan or IRA: net worth and annual income representations apply only to the beneficiary of such plan or account.

Item 2 For Non-Exchange     --Enter the dollar amount of the subscription for
     Subscribers Only         each Partnership.

Item 2 For Exchange         --Enter the name of the limited partnership from
Subscribers Only              which units are to be redeemed; specify the
                              quantity to be redeemed.

Item 3                      --Subscriber(s) must execute the Subscription and
                              Exchange Agreement and Power of Attorney
                              Signature Page (on Page B-8 (for Non-Exchange Subscribers) or Page B-10 (for Exchange Subscribers)).

Item 3                      --Account Executives must complete the required
                              information.

                            --This Subscription and Exchange Agreements and
                              Power of Attorney must be mailed to Dean Witter Reynolds Inc. at Two World Trade Center, 62nd Floor, New York, New York 10048.

                          DEAN WITTER SPECTRUM SERIES

                                ---------------

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY

  Any person subscribing for Units of Limited Partnership Interest ("Units") in the Dean Witter Spectrum Series, consisting of three commodity pool limited partnerships (Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., and Dean Witter Spectrum Balanced L.P.; each, a "Partnership," and collectively, the "Partnerships") should carefully read and review the Partnership's Prospectus dated April 30, 1996 (the "Prospectus"). Capitalized terms used below and not defined in this Agreement are defined (and described in detail) in the Prospectus.

  For Non-Exchange Subscribers Only: By executing the Signature Page of this Agreement and Power of Attorney ("Agreement"), the undersigned Subscriber ("Subscriber") irrevocably subscribes for Units in one or more of the Partnerships at a price per Unit, as described in the Prospectus.

  For Exchange Subscribers Only: By executing the Signature Page of this Agreement and Power of Attorney, the undersigned Subscriber ("Subscriber") irrevocably redeems the units of limited partnership interest of the limited partnership indicated on the signature page of this Agreement and, with the proceeds of such redemption, hereby irrevocably subscribes for Units in one or more of the Partnerships at a price per Unit, as described in the Prospectus.

-------------------------------------------------------------------------------
PAYMENT INSTRUCTIONS

-------------------------------------------------------------------------------

  If this Agreement is accepted, Subscriber agrees to contribute Subscriber's subscription to each Partnership designated herein and to be bound by the terms of such Partnership's Limited Partnership Agreement, included as Exhibit A to the Prospectus (the "Limited Partnership Agreement"). The undersigned Subscriber hereby authorizes and directs Demeter Management Corporation (the "General Partner") and DWR to transfer the appropriate amount from Subscriber's customer account with DWR (the "Customer Account") to the Dean Witter Spectrum Series Escrow Account established with Chemical Bank, New York, New York. BY EXECUTION OF THE SIGNATURE PAGE ATTACHED HERETO, SUBSCRIBER SHALL BE DEEMED TO HAVE EXECUTED THIS AGREEMENT AND THE LIMITED PARTNERSHIP AGREEMENT OF EACH PARTNERSHIP FOR WHICH UNITS HAVE BEEN SUBSCRIBED (INCLUDING THE POWERS OF ATTORNEY HEREIN AND THEREIN). PAYMENT OF THIS SUBSCRIPTION MUST BE MADE BY CHARGING THE CUSTOMER ACCOUNT. IN THE EVENT THAT SUBSCRIBER DOES NOT HAVE A CUSTOMER ACCOUNT OR DOES NOT HAVE SUFFICIENT FUNDS IN SUBSCRIBER'S EXISTING CUSTOMER ACCOUNT, SUBSCRIBER SHOULD MAKE APPROPRIATE ARRANGEMENTS WITH SUBSCRIBER'S DWR ACCOUNT EXECUTIVE, IF ANY, AND IF NONE, SHOULD CONTACT SUBSCRIBER'S LOCAL DWR BRANCH OFFICE. PAYMENT MUST NOT BE MAILED TO THE GENERAL PARTNER AT ITS OFFICES IN NEW YORK CITY. ANY SUCH PAYMENT WILL NOT BE ACCEPTED BY THE GENERAL PARTNER AND WILL BE RETURNED TO SUBSCRIBER FOR PROPER PLACEMENT WITH THE DWR BRANCH OFFICE WHERE SUBSCRIBER'S CUSTOMER ACCOUNT IS MAINTAINED.

  For Exchange Subscribers Only: PAYMENT OF THIS SUBSCRIPTION MUST BE MADE BY APPLYING THE PROCEEDS FROM THE REDEMPTION OF LIMITED PARTNERSHIP UNITS IN ONE OF THE PARTNERSHIPS OR ANOTHER COMMODITY POOL FOR WHICH DEMETER MANAGEMENT CORPORATION, THE GENERAL PARTNER OF EACH PARTNERSHIP (THE "GENERAL PARTNER"), SERVES AS THE GENERAL PARTNER AND COMMODITY POOL OPERATOR. SUBSCRIBER MAY ONLY REDEEM UNITS AT SUCH TIMES AS ARE SPECIFIED IN THE APPLICABLE LIMITED PARTNERSHIP AGREEMENT FOR SUCH OTHER COMMODITY POOL, AND UNDER CERTAIN CIRCUMSTANCES DESCRIBED THEREIN, SUBSCRIBER MAY BE SUBJECT TO A REDEMPTION CHARGE.

-------------------------------------------------------------------------------
REPRESENTATIONS AND WARRANTIES

-------------------------------------------------------------------------------

  Subscriber (for myself/ourselves, and, if Subscriber is an entity, on behalf of and with respect to such entity and its shareholders, partners, or beneficiaries) hereby represents and warrants to the General Partner and each Partnership in which Subscriber is purchasing Units, as follows:

    (1) Subscriber has received a copy of the Prospectus, including the Limited Partnership Agreements.

    (2) Subscriber is of legal age to execute this Agreement and is legally competent to do so.

    (3) Subscriber has either: (a) net worth of at least $75,000 (exclusive of home, furnishings, and automobiles); or (b) net worth of at least $30,000 (exclusive of home, furnishings, and automobiles) and annual gross income of at least $30,000. However, if Subscriber is a resident and/or subject to regulation by one of the states which imposes more restrictive suitability requirements than the foregoing, or requires a higher minimum investment, as set forth below under the caption "State Suitability Requirements" (or in the special Supplement to the Prospectus for residents of the State in which Subscriber resides), Subscriber's net worth and/or income and investment satisfies the requirements of such state. (If Units are being purchased by spouses as joint owners, their joint net worth and annual income may be used to satisfy applicable state suitability requirements.) Subscriber agrees to provide any additional documentation requested by the General Partner, as may be required by the securities administrators of certain states to confirm that Subscriber meets the applicable minimum financial suitability standards to invest in the Partnerships.

    (4) The address set forth on the Signature Page is Subscriber's true and correct residence and Subscriber has no present intention of becoming a resident of any other state or country. All the information that is provided on the Signature Page regarding Subscriber is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to Subscriber's admission as a Limited Partner, Subscriber will immediately furnish such revised or corrected information to the General Partner.

    (5) If Subscriber is an employee benefit plan, to the best of Subscriber's knowledge, neither the General Partner, DWR, any Additional Seller, any trading manager, nor any of their respective affiliates either:
  (a) has investment discretion with respect to the investment of Subscriber's plan assets; (b) has authority or responsibility to or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan. For purposes hereof, an "employee benefit plan" shall include plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation as well as investment income earned thereon free from federal income tax until such time as funds are distributed from the plan, and include corporate "pension" and profit-sharing plans, "simplified employee pension plans," "Keogh" plans for self-employed individuals, and IRAs.

    (6) Unless (7) or (8) below is applicable, Subscriber's subscription is made with Subscriber's funds for Subscriber's own account and not as trustee, custodian or nominee for another.

    (7) The subscription, if made as custodian for a minor, is a gift Subscriber has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth herein apply only to such minor.

    (8) If Subscriber is subscribing as a trustee or custodian of an employee benefit plan or of an IRA at the direction of the beneficiary of such plan or IRA, the representations set forth herein apply only to the beneficiary of such plan or IRA.

    (9) If Subscriber is subscribing in a representative capacity, Subscriber has full power and authority to purchase the Units and enter into and be bound by this Agreement on behalf of the entity for which the Subscriber is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by this Agreement and become a Limited Partner pursuant to each applicable Limited Partnership Agreement.

   Additional Representation and Warranty for Exchange Subscribers Only

    (10) Subscriber is the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of Units. The units of limited partnership interest (or fractions thereof) which are the subject to this redemption request are not subject to any pledge or otherwise encumbered in any fashion. SUBSCRIBER'S SIGNATURE HAS BEEN GUARANTEED BY A COMMERCIAL BANK WITH A CORRESPONDENT IN NEW YORK, NEW YORK, OR BY A MEMBER OF A REGISTERED NATIONAL SECURITIES EXCHANGE.

  By making the representations and warranties set forth above, Subscribers should be aware that they have not waived any rights of action which they may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. Subscribers should be aware, however, that the representations and warranties set forth above may be asserted in the defense of a Partnership, the General Partner, any Additional Seller, any trading manager, DWR, or others in any subsequent litigation or other proceeding.

-------------------------------------------------------------------------------
STATE SUITABILITY REQUIREMENTS

-------------------------------------------------------------------------------

  Except as indicated below, investors in the Partnerships must have a net worth (exclusive of home, furnishings, and automobiles) of at least $75,000 or, failing that standard, have a net worth (same exclusions) of at least $30,000 and an annual gross income of at least $30,000, and must make a minimum aggregate investment of $5,000 or $2,000 in the case of IRAs or, in the case of a Non-Series Exchange, the lesser of (i) $5,000 ($2,000 in the case of IRAs), (ii) the proceeds from the sale of five units (two units in the case of IRAs), or (iii) the proceeds of the redemption of the Subscriber's entire interest in another commodity pool. However, the states listed below (or, in certain cases, in special Supplements to the Prospectus attached thereto) have more restrictive suitability or minimum investment requirements for Subscribers residing therein. Please read the following list to make sure that Subscriber meets the minimum suitability and/or investment requirements for the state in which Subscriber resides. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes.)

ALABAMA:        (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
ARIZONA:        (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
ARKANSAS:       (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
CALIFORNIA:     $100,000 NW and $50,000 AI.
INDIANA:        (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
IOWA:           (1) the minimum initial investment for Individual Retirement Accounts is $3,000;
                and (2) the Subscriber has at least (a) $225,000 NW, or (b) $60,000 NW and
                $60,000 TI.
KANSAS:         (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
KENTUCKY:       (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
MAINE:          (1) The minimum investment for all Subscribers at each Closing (including
                Individual Retirement Accounts and Subscribers making additional investments at subsequent Closings) is $5,000; and (2) the Subscriber has at least (a) $200,000
                NW, or (b) $50,000 NW and $50,000 AI.
MASSACHUSETTS:  (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

MICHIGAN:        (a) $225,000 NW and investment may not exceed 10% of NW, or (b) $60,000 NW and
                 $60,000 AI and investment may not exceed 10% of NW.
MISSISSIPPI:     (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
MISSOURI:        (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
NEBRASKA:        (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NEW HAMPSHIRE:   (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NEW MEXICO:      (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NORTH CAROLINA:  (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
OHIO:            (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
OKLAHOMA:        (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
OREGON:          (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
PENNSYLVANIA:    (1) (a) $175,000 NW, or (b) $100,000 NW and $50,000 TI; and (2) if Subscriber has
                 less than $1,000,000 NW, the investment may not exceed 10% of NW.
TENNESSEE:       (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
TEXAS:           (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
VERMONT:         (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
WASHINGTON:      (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
WISCONSIN:       (1) Solely as to Wisconsin residents who purchased Units in any of the
                 Partnerships prior to September 15, 1995, (a) $75,000 NW, or (b) $30,000 NW and
                 $30,000 AI; (2) solely as to Wisconsin residents who have not previously purchased Units in any of the Partnerships, or who purchased Units in any of the
                 Partnerships on or after September 15, 1995, (a) $150,000 NW, or (b) $45,000 NW an $45,000 AI.

-------------------------------------------------------------------------------
SIGNIFICANT DISCLOSURES

-------------------------------------------------------------------------------

  Subscriber should read the Prospectus in its entirety before completing this Agreement and subscribing for Units, and should carefully consider the information contained therein as well as the following information (which is set forth in detail in the Prospectus) concerning an investment in the
Partnerships:

    (1) The General Partner and DWR, the commodity broker, are each wholly-owned subsidiaries of Dean Witter, Discover & Co., and conflicts of interest therefore exist. The principal business address of the General Partner is Two World Trade Center, 62nd Floor, New York, New York 10048.

    (2) DWR will receive substantial commodity brokerage fees from the Partnerships and may also realize the benefits of excess interest earned on the Partnerships' funds and compensating balance benefits from deposits of the Partnerships' funds, subject to certain limitations as described in the Prospectus. A Limited Partner will consent to the execution and delivery by the General Partner on behalf of each Partnership of a Customer Agreement with DWR, and to the payment to DWR of such brokerage fees and benefits.

    (3) The performance information in the Prospectus should be read only in conjunction with the textual description and notes thereto, and such data should not be interpreted to mean that the Partnerships will have similar results or will realize any profits whatsoever. A Limited Partner will consent to the execution and delivery by the General Partner on behalf of each Partnership of the Management Agreements with the trading managers (as described in the Prospectus) and with such other trading managers as the General Partner may retain from time to time.

    (4) Units cannot be transferred or assigned except as set forth in the Limited Partnership Agreements. A Limited Partner may not redeem or exchange Units of any Partnership prior to the sixth month end following the closing at which such person first became a Limited Partner of a Partnership. Thereafter, Units may be exchanged or redeemed as of the end of any month. However, any Unit acquired by a subscriber which is redeemed at or prior to the end of the twelfth, eighteenth, or twenty-fourth month following the closing at which such Unit was issued will be assessed a redemption charge equal to 3%, 2%, or 1%, respectively, of the Net Asset Value of the Unit redeemed on the date of such redemption. The foregoing charges will be paid to DWR. Units purchased pursuant to a Non-Series Exchange will not be subject to the foregoing redemption charges under the circumstances described below. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing (a) the dollar amount received upon redeeming an interest in another partnership and used to purchase Units by (b) the total investment in the Partnerships. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with Units not subject to a redemption charge being deemed to be the first Units purchased at a closing. Limited Partners who redeem Units and have either paid a redemption charge with respect to such Units, or have held such Units for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of Units, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged. Such subscribers remain subject to the minimum purchase and suitability requirements. Subscribers who purchase $500,000 or more of Units will not be subject to the redemption charges described above. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to the redemption charges described above with respect to the redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges. Units may only be redeemed upon 5 business days' written notice to the General Partner prior to the effective date of redemption, which will be the last day of a calendar month.

    (5) All subscriptions are subject to acceptance or rejection by the General Partner in whole or in part for any reason and are irrevocable by Subscribers.

    (6) A Limited Partner may be able to invest in any member partnerships of the Dean Witter Spectrum Series formed subsequent to the date hereof by ex-changing Units as provided in the Limited Partnership Agreements. Any such investment will be subject to a Limited Partner's prior receipt of, and will be subject to all of the terms and conditions described in, a prospectus or supplement to the Prospectus offering an investment in any such newly orga-nized partnership.

    (7) During the Continuing Offering, Units are being offered for sale at "Monthly Closings" to be held as of the last day of each month. The Net As-set Value of a Unit may increase or decrease substantially between the date of this subscription and the date of the Monthly Closing at which this sub-scription is accepted by the General Partner; consequently, the undersigned Subscriber may receive more or fewer Units than would be received if the Monthly Closing were held on the date of this subscription.

-------------------------------------------------------------------------------
ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENTS

-------------------------------------------------------------------------------

  The Subscriber hereby agrees that as of the date that Subscriber's name is entered on the books of a Partnership, Subscriber shall become a Limited Partner of such Partnership. Subscriber hereby agrees to each and every term of the Limited Partnership Agreement of such Partnership as if Subscriber's signature were subscribed thereto. Subscriber further agrees that DWR may receipt on Subscriber's behalf for the Units purchased by Subscriber hereunder upon the issuance of such Units by the Partnership (although no certificate evidencing Unit(s) will be issued to Subscriber).

-------------------------------------------------------------------------------
POWER OF ATTORNEY AND GOVERNING LAW

-------------------------------------------------------------------------------

  Subscriber hereby irrevocably constitutes and appoints Demeter Management Corporation, the General Partner of each Partnership, as Subscriber's true and lawful Attorney-in-Fact, with full power of substitution, in Subscriber's name, place, and stead, to do all things necessary to admit it as a Limited Partner of each Partnership requested below, and such other Partnership(s) of the Dean Witter Spectrum Series as Subscriber may request from time to time, and to admit others as additional or substituted Limited Partners to such Partnerships so long as such admission is in accordance with the terms of the applicable Limited Partnership Agreement or any amendment thereto, to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of each Partnership in connection with any claim, demand, or liability asserted or threatened by or against any Partnership, and to execute, acknowledge, swear to, deliver, file, and record on Subscriber's behalf and as necessary in the appropriate public offices, and publish: (a) the Limited Partnership Agreements and the Certificates of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreements or the Certificates of Limited Partnership made in accordance with the terms of the Limited Partnership Agreements; (c) certificates of assumed name; and (d) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of each Partnership to do business as a foreign limited partnership in other jurisdictions;

  The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, incapacity, dissolution, liquidation, or termination of Subscriber.

  THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

-------------------------------------------------------------------------------
RECEIPT OF DOCUMENTATION

-------------------------------------------------------------------------------

  The regulations of the Commodity Futures Trading Commission require that the undersigned Subscriber be given a copy of the Prospectus (which includes the most current annual report for the Partnerships), as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to the undersigned if the Prospectus is dated more than six months prior to the date that the undersigned first receives the Prospectus, and (b) the most current monthly account statement for the Partnerships, which must be distributed within 30 calendar days after the end of each month. The undersigned hereby acknowledges receipt of the Prospectus and the additional documentation referred to above, if any.

                      [This page intentionally left blank]

                          DEAN WITTER SPECTRUM SERIES
A                    UNITS OF LIMITED PARTNERSHIP INTEREST

                   PLEASE PRINT OR TYPE. USE BLACK INK ONLY.

  The Subscriber named below, by execution and delivery of this Signature Page and by payment of the purchase price for Units of Limited Partnership Interest ("Units") in the Dean Witter Spectrum Series (the "Partnerships"), hereby subscribes for Units in the Partnership(s) specified below at a price equal to 100% of the Net Asset Value as of the close of business on the last day of the month immediately preceding the applicable Monthly Closing.

  By such execution and payment, the Subscriber acknowledges receipt of the Prospectus of the Partnerships dated April 30, 1996, including the Limited Partnership Agreement and this Subscription and Exchange Agreement and Power of Attorney, the terms of which govern the investment in the Units being subscribed for hereby.

----------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------
 Item 1 -- SUBSCRIBER (Subscriber MUST Sign Below Tax Representation)
 --------------------------------------------------------------------------------------------------------------
                                       FUND SYMBOL                            AMOUNT OF SUBSCRIPTION
[_][_][_][-][_][_][_][_][_][_]   [DWSB] DEAN WITTER SPECTRUM BALANCED L.P.    $[              ] .00
         DWR ACCOUNT NO.         [DWSS] DEAN WITTER SPECTRUM STRATEGIC L.P.   $[              ] .00
                                 [DWST] DEAN WITTER SPECTRUM TECHNICAL L.P.   $[              ] .00
---------------------------------------------------------------------------------------------------------------

TAXABLE INVESTORS                                                          NON-TAXABLE INVESTORS
[_][_][_]-[_][_]-[_][_][_][_]    OR    [_][_]-[_][_][_][_][_][_][_]   OR   [_][_][_][_][_][_][_][_][_][_][_]
Social Security Number of: (check one) Taxpayer ID Number for: (check one) Soc. Sec. #/Taxpayer ID # for: (check one)
[_]  Individual Ownership              [_]  Trust other than Grantor or     [_]  IRA (the DWR Branch Manager must
[_]  Joint Tenants with Rights of             Revocable Trust                      sign below for IRA accounts)
       Survivorship                    [_]  Estate                          [_]  Employee Benefit Plan
[_]  Tenants in Common                 [_]  UGMA/UTMA (Minor)                      (Participant-Directed)
[_]  Community Property                [_]  Partnership                     [_]  Defined Benefit Plan (Other)
[_]  Grantor or other Revocable Trust  [_]  Corporation                     [_]  Other (specify) _______
----------------------------------------------------------------------------------------------------------------

UNITED STATES TAXABLE INVESTORS ONLY:                               NON-UNITED STATES INVESTORS ONLY:
-------------------------------------                               ---------------------------------
[_] Check box if Subscriber is subject to backup withholding        Under penalties of perjury, by signature below,
    under the provisions of Section 3406(a)(1)(C) of the      OR    the Subscriber certifies that such Subscriber is
    Internal Revenue Code.                                          NOT
If Subscriber's taxable year is other than the calendar year,       (a) a citizen or resident of the United States;
   indicate the date on which Subscriber's taxable year             (b) or, a United States corporation, partnership,
   ends ...................                                             estate or trust.

Under penalties of perjury, by signing below, I certify that the Social Security Number (or Taxpayer ID Number) above to be the true, correct and complete Social Security Number (or Taxpayer ID Number) and that all the information above is true, correct and complete.

X _____________________________________________________________________________________________________________
(Signature of Subscriber or Officer, Partner or Trustee [or Branch Manager in the case of IRAs])     Date

If Subscriber is an Entity:     Type or Print Name of Entity: .................................................

                                Name: ..............................................  Date: ...................

                                Title: ........................................................................

Full Name of Account ..........................................................................................
                            (Subscriber's Name or Name of Trust or Custodial Account--do not use initials)

Subscriber is a resident of........................ and a citizen of...........................................
                              (name of country)                                  (name of county)

Street Address ................................................................................................
                               (MUST be residence address--P.O. Box alone not acceptable)

City........................ State............. Zip Code............Tel. No.  (.....)..........................

[_] Check here if Subscriber is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from the Partnership would be treated as effectively connected. (Subscriber must complete Form W-8 which may be obtained from a DWR Account Executive.)

    COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER,
                            TRUSTEE OR CUSTODIAN):
Name ......................................
Telephone Number  (.....).................

                The person or entity above is a/an: (check one)
 [_] Co-Subscriber       [_] Trustee or Custodian
                             [_] Authorized Person, if an Institutional Trustee
Street Address ................................................................
                        (P.O. Box alone not acceptable)
City.......................................State.............. Zip Code........
Co-Subscriber, Trustee or Custodian is a resident of.....................
and a citizen of....................

Minor (if not a gift) is a resident of............and a citizen of.............

-------------------------------------------------------------------------------
Item 2 -- SIGNATURE(S) -- Subscriber(s) MUST Sign Under Tax Representation on Preceding Page and Below
-------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If this subscription is for a joint or community property account, the statements, representations, and warranties set forth in this Subscription Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.
* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription".

X ....................................   X ....................................
(Signature of Subscriber)     Date       (Signature of Co-Subscriber)  Date

(ENTITY SUBSCRIPTION)

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING
IRAs) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.
The undersigned corporate officer, partner or trustee hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, or beneficiaries to complete, execute and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and that statements, representations, and warranties made herein on their behalf, and that investment in the Partnership is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

 ......................................   X.....................................
(Type or Print Name of Entity)           (Signature)                   Date

Print Name ...........................   Title ................................

-------------------------------------------------------------------------------
Item 3 -- Account Executive Use Only (Complete in Full and in Ink)
-------------------------------------------------------------------------------

THE UNDERSIGNED ACCOUNT EXECUTIVE        THE ACCOUNT EXECUTIVE MUST SIGN BELOW
HEREBY CERTIFIES THAT:                   IN ORDER TO SUBSTANTIATE COMPLIANCE
(1) s/he has informed the Subscriber     WITH ARTICLE III, SECTION 34 OF THE
    about the liquidity and              NASD'S RULES OF FAIR PRACTICE.
    marketability of the Units as set
    forth in the Prospectus.

                                         X ....................................
(2) based on information obtained from   Account Executive's Signature
    the Subscriber concerning this
    Subscriber's investment
    objectives, other investments,
    financial situation, needs and any
    other relevant information, that
    s/he reasonably believes that:
  (a) such Subscriber is or will be in    ......................................
     a financial position appropriate    Type or Print Full Name of Account
     to enable such Subscriber to        Executive
     realize the benefits of the
     Partnership as described in the     Telephone Number ( ........ ) ........
     Prospectus;
 (b) such Subscriber has a net worth        FOR OFFICE USE ONLY--SUITABILITY
     sufficient to sustain the risk                     APPROVAL
     inherent in the Partnership         [_________________]  [_______________]
     (including loss of investment and   Branch Manager       Date
     lack of liquidity); and               Initials
 (c) the Partnership is otherwise a
     suitable investment for such
     Subscriber; and
 (3) the Subscriber received the
    Prospectus at least five business
    days prior to the Closing.

                          DEAN WITTER SPECTRUM SERIES
B
                  SIGNATURE PAGE FOR EXCHANGE SUBSCRIBERS ONLY

                   PLEASE PRINT OR TYPE. USE BLACK INK ONLY.

  THIS REQUEST FOR REDEMPTION AND EXCHANGE SHOULD BE DELIVERED TO THE LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE MONTHLY CLOSING.

  Redemption of units of any partnership must be in whole units or multiples of $1,000, unless a limited partner is redeeming its entire interest in such partnership. The Subscriber named below, by execution and delivery of this Signature Page, hereby redeems the units of limited partnership interest of the limited partnership named in Item 2 below and, by application of the proceeds of such redemption to the payment of the purchase price for Units of Limited Partnership Interest ("Units") in one or more Partnerships in Dean Witter Spectrum Series (the "Partnerships"), hereby subscribes for Units in the Partnership(s) specified below at a price equal to 100% of the Net Asset Value as of the close of business on the last day of the month immediately preceding the applicable Monthly Closing.

  By such execution and payment, the Subscriber acknowledges receipt of the Prospectus of the Partnerships dated April 30, 1996, including the Limited Partnership Agreement and this Subscription and Exchange Agreement and Power of Attorney, the terms of which govern the investment in the Units being subscribed for below.
 -----------------------------------------------------------------------------
 Item 1 -- SUBSCRIBER (Subscriber MUST Sign Below Tax Representation)
 -----------------------------------------------------------------------------
 DWR ACCOUNT NO.[_][_][_]-[_][_][_][_][_][_]
 -----------------------------------------------------------------------------
 Item 1A - REDEMPTION AND SUBSCRIPTION
 -----------------------------------------------------------------------------
 The price per Unit of the Partnership equals 100% of the Net Asset Value of a Unit of the applicable Partnership on the date of the applicable closing.

                                           Specify quantity of Units to be redeemed
 SYMBOL OF FUND IN WHICH UNITS ARE OWNED   (check box and insert number, if applicable)               FUND SYMBOL
[_][_][_][_][_]                            [_]Entire Interest     or   [_]Whole Units  [________] to  [_][_][_][_]
[_][_][_][_][_]                            [_]Entire Interest     or   [_]Whole Units  [________] to  [_][_][_][_]
[_][_][_][_][_]                            [_]Entire Interest     or   [_]Whole Units  [________] to  [_][_][_][_]

 The Subscriber hereby authorizes Demeter Management Corporation to redeem the above quantity of units of limited partnership interest set forth opposite the name of the partnership identified above at the Net Asset Value thereof, as defined in the limited partnership agreement of such partnership, less any redemption charges, and to utilize the net proceeds thereof to purchase Units in the applicable Partnership as indicated. With respect to the Partnerships, an exchange may only be made in whole Units, with a minimum of 5 Units in a regular account for any partnership other than the Partnerships (500 Units in the case of the Partnerships), or 2
 Units in an IRA for any partnership other than the Partnerships (200 Units in the case of the Partnerships), unless a limited partner is liquidating his entire interest in a partnership.
 ------------------------------------------------------------------------------

TAXABLE INVESTORS                                                             NON-TAXABLE INVESTORS
[_][_][_]-[_][_]-[_][_][_][_]   OR      [_][_]-[_][_][_][_][_][_][_]  OR      [_][_][_][_][_][_][_][_][_][_][_]
Social Security Number of: (check one)  Taxpayer ID Number for: (check one)   Soc. Sec. #/Taxpayer ID # for: (check one)

[_]Individual Ownership                 [_]Trust other than Grantor or
                                             Revocable Trust                  [_]IRA (the DWR Branch Manager must
[_]Joint Tenants with Rights of                                                    sign below for IRA accounts)
     Survivorship                       [_]Estate


[_]Tenants in Common                    [_]UGMA/UTMA (Minor)                  [_]Employee Benefit Plan (Participant-
                                                                                   Directed)
[_]Community Property                   [_]Partnership                        [_]Defined Benefit Plan (Other)

[_]Grantor or other Revocable Trust     [_]Corporation                        [_]Other (specify) _______

--------------------------------------------------------------------------------
UNITED STATES TAXABLE INVESTORS ONLY:                NON-UNITED STATES
                                                     INVESTORS ONLY:

[_] Checkbox if Subscriber is subject to backup       Under penalties of
    withholding under the provisions of Section       perjury, by signature
    3406(a)(1)(C) of the Internal Revenue Code.   OR  below, the Subscriber
If Subscriber's taxable year is other than the        certifies that such
  calendar year, indicate the date on which           Subscriber is NOT
  Subscriber's taxable year
  ends .................                              (a) a citizen or resident
                                                          of the United States;
Under penalties of perjury, by signing below, I
certify that the Social Security Number (or           (b) or, a United States
Taxpayer ID Number) above to be the true, correct         corporation,
and complete Social Security Number (or Taxpayer          partnership, estate
ID Number) and that all the information above is          or trust.
true, correct and complete.

X _____________________________________________________________________
(Signature of Subscriber or Officer, Partner or Trustee [or Branch Manager in
the case of IRAs])                                             Date

If Subscriber is an Entity:      Type or Print Name of Entity: ........................
                                 Name: ..................................  Date: ......
                                 Title: ...............................................

Full Name of Account .......................................................
                     (Subscriber's Name or Name of Trust or Custodial Account--do not use initials)
Subscriber is a resident of.........and a citizen of..................
                     (name of country)              (name of county)
Street Address (P.O. Box alone not acceptable)..............................
City.................State........ Zip Code.......Tel. No. (....).............

[_] Check here if Subscriber is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from the Partnership would be treated as effectively connected. (Subscriber must complete Form W-8 which may be obtained from a DWR Account Executive.)
    COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER,
                            TRUSTEE OR CUSTODIAN):
Name ......................................Telephone Number ( ...)............

                The person or entity above is a/an: (check one)
 [_] Co-Subscriber       [_] Trustee or Custodian
                             [_] Authorized Person, if an Institutional Trustee
Street Address (P.O. Box alone not acceptable) ................................
City.......................................State.............. Zip Code........
Co-Subscriber, Trustee or Custodian is a   and a citizen of....................
resident of................................
Minor (if not a gift) is a resident of.....and a citizen of....................
-------------------------------------------------------------------------------
Item 2 -- SIGNATURE(S) -- Subscriber(s) MUST Sign Under Tax Representation on Preceding Page and Below
-------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If this subscription is for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.
* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription".
X ....................................   X ....................................
(Signature of Subscriber)     Date       (Signature of Co-Subscriber)  Date

(ENTITY SUBSCRIPTION)

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING
IRAs) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.
The undersigned corporate officer, partner or trustee hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, or beneficiaries to complete, execute and deliver this Subscription Agreement and Power of Attorney on their behalf and that statements, representations, and warranties made herein on their behalf, and that investment in the Partnership is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

 ......................................   X.....................................
(Type or Print Name of Entity)           (Signature)                   Date

Print Name ...........................   Title ................................
-------------------------------------------------------------------------------
Item 3 -- Branch Manager and Account Executive Use Only (Complete in Full and in Ink)
-------------------------------------------------------------------------------

                                         THE ACCOUNT EXECUTIVE MUST SIGN BELOW
THE UNDERSIGNED ACCOUNT EXECUTIVE        IN ORDER TO SUBSTANTIATE COMPLIANCE
HEREBY CERTIFIES THAT:                   WITH ARTICLE III, SECTION 34 OF THE
                                         NASD'S RULES OF FAIR PRACTICE.
(1) the above signature(s) are true
    and correct.

                                         X ....................................
                                         Account Executive's Signature
(2) s/he has informed the Subscriber
    about the liquidity and
    marketability of the Units as set
    forth in the Prospectus.

                                         ......................................
                                         Type or Print Full Name of Account
                                         Executive

(3) based on information obtained from   Telephone Number ( ........ ) ........
    the Subscriber concerning this
    Subscriber's investment
    objectives, other investments,
    financial situation, needs and any
    other relevant information, that
    s/he reasonably believes that:

                                         THE UNDERSIGNED BRANCH MANAGER HEREBY
                                         CERTIFIES THAT:
                                         (1) the above signature(s) is/are
 (a) such Subscriber is or will be in        true and correct.
     a financial position appropriate
     to enable such Subscriber to        (2) the above client(s) is/are
     realize the benefits of the             suitable.
     Partnership as described in the     X ....................................
     Prospectus;                         Branch Manager's Signature
                                         ......................................
 (b) such Subscriber has a net worth     Type or Print Full Name of Branch
     sufficient to sustain the risk      Manager
     inherent in the Partnership
     (including loss of investment and
     lack of liquidity); and
 (c) the Partnership is otherwise a
     suitable investment for such
     Subscriber; and
(4) the Subscriber received the
    Prospectus at least five business
    days prior to the Closing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                                                                          $
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.                 ----------
SEC registration fee.................................................  32,049.00
NASD filing fee......................................................  10,295.00
Printing and engraving............................................... 350,000.00*
Legal fees and expenses excluding Blue Sky legal fees................ 225,000.00*
Accounting fees and expenses......................................... 500,000.00*
Escrow Agent fees....................................................   3,000.00*
Blue Sky fees and expenses including Blue Sky legal fees............. 755,000.00*
Miscellaneous........................................................  29,656.00
                                                                      ----------
  Total.............................................................. 775,000.00*
                                                                      ==========

-------
*Estimates.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 14 of each of the Limited Partnership Agreements (a form of which is annexed to the Prospectus as Exhibit A) provides for indemnification of the General Partner and its affiliates (as such term is defined therein) by the Partnership for any loss, liability, damage, cost or expense arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership that is determined by the General Partner in good faith to be in the best interests of the Partnership and was not the result of misconduct or negligence. Each Limited Partnership Agreement also provides for indemnification of the Partnership by its Partners for any loss, liability, damage, cost and expense incurred in connection with any Partner's obligations or liabilities unrelated to the Partnership's business. Section 10 of the Selling Agreement provides for indemnification of the Partnerships and the General Partner and its directors, officers, employees and agents and their respective successors and assigns by Dean Witter Reynolds Inc. ("DWR") for any loss, claim, damage, liability, cost and expense incurred for a breach of a representation or agreement in the Selling Agreement, for misleading statements and material omissions regarding DWR in the Registration Statement or Prospectus (as defined therein), a violation of applicable law, or a misleading or untrue statement in the offer and sale of Units. Such Section also provides for the indemnification of DWR, the General Partner and their affiliates for any act, omission, conduct, or activity undertaken by or on behalf of a Partnership that is determined by DWR or the General Partner, as applicable, in good faith to be in the best interests of the Partnership and was not the result of misconduct or negligence. Section 8 of each Customer Agreement provides for indemnification of DWR and its affiliates for liabilities, losses, damages, costs, or expenses for activities taken by or on behalf of the Partnership which DWR has determined in good faith are in the best interests of the Partnership and are not the result of misconduct or negligence. Section 8 of each Management Agreement provides for indemnification of the Partnership, the General Partner and its directors, officers, employees and its or their respective successors or assigns by the trading manager for losses, claims, damages, liabilities, costs and expenses incurred as a result of actions regarding the trading manager which are the result of bad faith, misconduct or negligence. Such Section also provides for indemnification of the trading manager and its affiliates for liabilities, losses, damages, costs or expenses arising from conduct undertaken by or on behalf of the Partnership which the trading manager has determined in good faith to be in the best interest of the Partnership and not the result of misconduct or negligence.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  On May 27, 1994, Mark J. Hawley, Senior Vice President of Dean Witter Reynolds Inc., purchased one Unit of Limited Partnership Interest of each Partnership for $10 to permit it to be organized as a limited partnership under the Delaware Revised Uniform Limited Partnership Act. This sale was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of that Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

  (A) EXHIBITS

  EXHIBIT
  NUMBER                                  DESCRIPTION OF DOCUMENT
  -------                                 -----------------------
 1.01*       Form of Selling Agreement among the Registrants, Demeter Management Corporation, and Dean Witter Reynolds Inc.
 1.01(a)**   Form of Amendment No. 1 to the Selling Agreement among the Registrants, Demeter
              Management Corporation, and Dean Witter Reynolds Inc.
 1.01(b)***  Form of Amendment No. 2 to the Selling Agreement among the Registrants, Demeter
              Management Corporation, and Dean Witter Reynolds Inc.
 1.02*       Form of Additional Sellers Agreement between Dean Witter Reynolds Inc. and additional selling agents (included as an annex to Exhibit 1.01, Form of Selling
              Agreement).
 3.01        Form of Limited Partnership Agreement of the Registrants (included as Exhibit A to the Prospectus).
 3.02*       Certificates of Limited Partnership of the Registrants.
 5.01*       Opinion of Cadwalader, Wickersham & Taft to the Registrants regarding the legality of Units (including consent).
 5.02**      Opinion of Cadwalader, Wickersham & Taft to the Registrants regarding the legality of Units (including consent).
 5.03***     Opinion of Cadwalader, Wickersham & Taft to the Registrants regarding the legality of Units (including consent).
 8.01*       Opinion of Cadwalader, Wickersham & Taft to the Registrants regarding certain federal income tax matters (including consent).
 8.02**      Opinion of Cadwalader, Wickersham & Taft to the Registrants regarding certain federal income tax matters (including consent).
 8.03***     Opinion of Cadwalader, Wickersham & Taft to the Registrants regarding certain federal income tax matters (including consent).
10.01*       Form of Customer Agreement between the Registrants and Dean Witter Reynolds Inc.
10.01(a)***  Form of Amended and Restated Customer Agreement between the Registrant and Dean
              Witter Reynolds Inc. (applicable to Dean Witter Spectrum Strategic L.P. and Dean
              Witter Spectrum Technical L.P.).
10.01(b)***  Form of Amended and Restated Customer Agreement between the Registrant and Dean
              Witter Reynolds Inc. (applicable to Dean Witter Spectrum Balanced L.P.).
10.02*       Form of Management Agreement among the General Partner, each Registrant and each of their respective trading managers.
10.03        Subscription and Exchange Agreement and Power of Attorney to be executed by each purchaser of Units (included as Exhibit B to the Prospectus).
10.03(a)*    Exchange Agreement and Power of Attorney to be executed by certain purchasers of
              Units [no longer used].
10.04*       Escrow Agreement among the Registrant, General Partner, Dean Witter Reynolds Inc.,
              and Chemical Bank, the escrow agent.
23.01        Consent of Independent Auditors for the General Partner and the Registrants.

-------
  * Previously filed with Registration Statement No. 33-80146 and incorporated herein by reference.
 ** Previously filed with Registration Statement No. 333-00494 and incorporated herein by reference.
*** Previously filed with Registration Statement No. 333-3222 and incorporated herein by reference.

  (b) FINANCIAL STATEMENTS.

      Included in the Prospectus:
            Dean Witter Spectrum Balanced L.P.
            Dean Witter Spectrum Strategic L.P.
            Dean Witter Spectrum Technical L.P.
              Independent Auditors' Reports
              Statements of Financial Condition
              Notes to Statements of Financial Condition
            Demeter Management Corporation
              Independent Auditors' Report
              Statements of Financial Condition
              Notes to Statements of Financial Condition

ITEM 17. UNDERTAKINGS.

  The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANTS HAVE DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY
AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON THE     DAY OF
OCTOBER, 1996.

                                      DEAN WITTER SPECTRUM BALANCED L.P.
                                      DEAN WITTER SPECTRUM STRATEGIC L.P.
                                      DEAN WITTER SPECTRUM TECHNICAL L.P.


                                      By: DEMETER MANAGEMENT CORPORATION
                                         General Partner

                                                /s/ Mark J. Hawley
                                      By: _____________________________________
                                               MARK J. HAWLEY, PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

            SIGNATURE                           TITLE             DATE

DEMETER MANAGEMENT CORPORATION          General Partner

       /s/ Mark J. Hawley

                                        President and
                                        Director of the
                                        General Partner

By:                                                              October 9,
  ----------------------------------                             1996
            MARK J. HAWLEY

                                        Chairman of the Board
    /s/ Richard M. DeMartini            and Director of the      October 9,
  ----------------------------------    General Partner          1996
         RICHARD M. DEMARTINI



  ----------------------------------    Director of the          October  ,
         LAURENCE E. MOLLNER            General Partner          1996


                                        Director of the          October 9,
       /s/ Lawrence Volpe               General Partner          1996
  ----------------------------------
            LAWRENCE VOLPE

                                        Director of the
  ----------------------------------    General Partner          October  ,
        JOSEPH G. SINISCALCHI                                    1996



  ----------------------------------    Director of the          October  ,
        EDWARD C. OELSNER, III          General Partner          1996


                                        Director of the          October 9,
        /s/ Robert Murray               General Partner          1996
  ----------------------------------
            ROBERT MURRAY

                                        Vice President, Chief
       /s/ Patti L. Behnke              Financial and            October 9,
  ----------------------------------    Principal Accounting     1996
           PATTI L. BEHNKE              Officer of the
                                        General Partner

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                        DESCRIPTION                                     PAGE NO.
  -------                                       -----------                                     --------
 1.01*       Form of Selling Agreement among the Registrants, Demeter Management Corporation, and Dean Witter Reynolds Inc.
 1.01(a)**   Form of Amendment No. 1 to the Selling Agreement among the Registrants, Demeter
              Management Corporation, and Dean Witter Reynolds Inc.
 1.01(b)***  Form of Amendment No. 2 to the Selling Agreement among the Registrants, Demeter
              Management Corporation, and Dean Witter Reynolds Inc.
 1.02*       Form of Additional Sellers Agreement between Dean Witter Reynolds Inc. and additional selling agents (included as an annex to Exhibit 1.01, Form of Selling
              Agreement).
 3.01        Form of Limited Partnership Agreement of the Registrants (included as Exhibit A to the Prospectus).
 3.02*       Certificates of Limited Partnership of the Registrants.
 5.01*       Opinion of Cadwalader, Wickersham & Taft to the Registrants regarding the legality of Units (including consent).
 5.02**      Opinion of Cadwalader, Wickersham & Taft to the Registrants regarding the legality of Units (including consent).
 5.03***     Opinion of Cadwalader, Wickersham & Taft to the Registrants regarding the legality of the Units (including consent).
 8.01*       Opinion of Cadwalader, Wickersham & Taft to the Registrants regarding certain federal income tax matters (including consent).
 8.02**      Opinion of Cadwalader, Wickersham & Taft to the Registrants regarding certain federal income tax matters (including consent).
 8.03***     Opinion of Cadwalader, Wickersham & Taft to the Registrants regarding certain federal income tax matters (including consent).
10.01*       Form of Customer Agreement between the Registrants and Dean Witter Reynolds Inc.
10.01(a)***  Form of Amended and Restated Customer Agreement between the Registrant and Dean
              Witter Reynolds Inc. (applicable to Dean Witter Spectrum Strategic L.P. and Dean
              Witter Spectrum Technical L.P.).
10.01(b)***  Form of Amended and Restated Customer Agreement between the Registrant and Dean
              Witter Reynolds Inc. (applicable to Dean Witter Spectrum Balanced L.P.).
10.02*       Form of Management Agreement among the General Partner, each Registrant and each of their respective trading managers.
10.03        Subscription Agreement and Power of Attorney to be executed by each purchaser of
              Units (included as Exhibit B to the Prospectus).
10.03(a)**   Exchange Agreement and Power of Attorney to be executed by certain purchasers of
              Units [no longer used].
10.04*       Escrow Agreement among the Registrant, General Partner, Dean Witter Reynolds Inc.,
              and Chemical Bank, the escrow agent.
23.01        Consent of Independent Auditors for the General Partner and the Registrants.

-------
  * Previously filed with Registration Statement No. 33-80146 and incorporated herein by reference.
 ** Previously filed with Registration Statement No. 333-00494 and incorporated herein by reference.
*** Previously filed with Registration Statement No. 333-3222 and incorporated herein by reference.